                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration File No. 333-127714

PROSPECTUS

                                11,778,454 SHARES

                              PACIFIC ETHANOL, INC.

                                  COMMON STOCK

                              ---------------------

     This a public offering of 11,778,454 shares of our common stock, including an aggregate of 8,825,867 issued and outstanding shares of our common stock and an aggregate of 2,952,587 shares of our common stock underlying warrants. All shares are being offered by selling security holders identified in this prospectus. We will not receive any of the proceeds from the sale of shares by the selling security holders. Ryan W. Turner, our Chief Operating Officer and Secretary, is a named co-beneficiary of the Turner Family Trust dated February 18, 2004, one of the selling security holders. Our common stock is quoted on the Nasdaq National Market under the symbol "PEIX." On November 28, 2005, the closing sale price of our common stock on the Nasdaq National Market was $13.48 per share.

     The mailing address and the telephone number of our principal executive offices are 5711 N. West Avenue, Fresno, California 93711, (559) 435-1771.

                              ---------------------

     Investing in our shares of common stock involves risks. See "Risk Factors" beginning on page 8 for factors you should consider before buying shares of our common stock.

                              ---------------------

     THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              THE DATE OF THIS PROSPECTUS IS DECEMBER 5, 2005.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

Prospectus Summary............................................................3
Risk Factors..................................................................8
Special Note Regarding Forward-Looking Statements............................18
Use of Proceeds..............................................................18
Dividend Policy..............................................................18
Price Range of Common Stock..................................................19
Capitalization...............................................................20
Selected Consolidated Historical Financial Data..............................21
Unaudited Condensed Consolidated Pro Forma Financial Data....................22
Management's Discussion and Analysis of Financial Condition and
  Results of Operations......................................................25
Business.....................................................................39
Management...................................................................54
Certain Relationships and Related Transactions...............................64
Principal Stockholders.......................................................71
Selling Security Holders.....................................................73
Plan of Distribution.........................................................89
Description of Capital Stock.................................................91
Legal Matters................................................................98
Experts......................................................................98
Where You Can Find Additional Information....................................98
Index to Financial Statements...............................................F-1

                               PROSPECTUS SUMMARY

     TO FULLY UNDERSTAND THIS OFFERING AND ITS CONSEQUENCES TO YOU, YOU SHOULD READ THE FOLLOWING SUMMARY ALONG WITH THE MORE DETAILED INFORMATION AND OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES TO THOSE STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS. IN THIS PROSPECTUS, THE WORDS "WE," "US," "OUR" AND SIMILAR TERMS REFER TO PACIFIC ETHANOL, INC., A DELAWARE CORPORATION, TOGETHER WITH ITS SUBSIDIARIES UNLESS THE CONTEXT PROVIDES OTHERWISE.

                              PACIFIC ETHANOL, INC.

     Our primary goal is to become a leader in the production, marketing and sale of ethanol and other renewable fuels in the Western United States.

     Through our wholly-owned subsidiary, Kinergy Marketing, LLC, or Kinergy, we are currently engaged in the business of marketing ethanol in the Western United States. We provide transportation, storage and delivery of ethanol through third-party service providers. We sell ethanol primarily into California, Nevada, Arizona and Oregon and have extensive customer relationships throughout the Western United States and extensive supplier relationships throughout the Western and Midwestern United States. We do not currently produce any ethanol that we sell. Until we commence the production of ethanol, if at all, we expect our operations to consist primarily of the marketing and sale of ethanol produced by third-parties.

     We believe that we have a competitive advantage due to the market niche that we have developed by supplying ethanol to customers in several major metropolitan and rural markets in California and other Western states. We also believe that the experience of our management over the past two decades and the operations Kinergy has conducted over the past four years have enabled us to establish valuable relationships in the ethanol marketing industry and understand the business of marketing ethanol.

     Through our wholly-owned subsidiary, Pacific Ethanol California, Inc., or PEI California, we are constructing an ethanol production facility in Madera County, California, to begin the production and sale of ethanol and its co-products if we are able to secure all the necessary financing to complete construction of this facility. To date, we have not obtained all of this financing. See "Risk Factors." We also intend to construct or otherwise acquire one or more additional ethanol production facilities as financing resources and business prospects make the construction or acquisition of these facilities advisable. PEI California has, to date, not conducted any significant business operations other than the acquisition of real property located in Madera County on which we are constructing our first ethanol production facility.

     Our wholly-owned subsidiary, ReEnergy, LLC, or ReEnergy, does not presently have any significant business operations or plans but does hold an option to acquire real property in Visalia, California, on which we intend to build an ethanol production facility. In addition, we have secured an option to acquire an additional parcel of real property and an option to lease two other parcels of real property on which we may construct additional ethanol production facilities.

     In March 2005, we completed a share exchange transaction, or the Share Exchange Transaction, with the shareholders of PEI California, and the holders of the membership interests of each of Kinergy and ReEnergy. Upon completion of the Share Exchange Transaction, we acquired all of the issued and outstanding shares of capital stock of PEI California and all of the outstanding membership interests of each of Kinergy and ReEnergy. Immediately prior to the consummation of the Share Exchange Transaction, our predecessor, Accessity Corp., a New York corporation, or Accessity, reincorporated in the State of Delaware under the name Pacific Ethanol, Inc.

     In connection with the Share Exchange Transaction, we issued an aggregate of 20,610,987 shares of common stock to the shareholders of PEI California, 3,875,000 shares of common stock to the limited liability company member of Kinergy and an aggregate of 125,000 shares of common stock to the limited liability company members of ReEnergy. In addition, holders of options and warrants to acquire an aggregate of 3,157,587 shares of common stock of PEI California were, following the consummation of the Share Exchange Transaction, deemed to hold warrants to acquire an equal number of our shares of common stock. Also, a holder of a promissory note convertible into an aggregate of 664,879 shares of common stock of PEI California based on a then outstanding principal amount of $997,318 was, following the consummation of the Share Exchange Transaction, entitled to convert the note into an equal number of shares of our common stock.

     Prior to the Share Exchange Transaction, through its wholly-owned subsidiary Sentaur Corp., Accessity was in the business of providing medical billing recovery services for hospitals. Sentaur Corp's services were designed to help hospitals recoup discounts improperly taken by insurance companies and other institutional payors of medical treatments. In addition, through its wholly-owned subsidiary DriverShield CRM Corp., Accessity was in the business of providing internet-based vehicle repair management services, including collision and general repair programs, estimating and auditing services and vehicle rentals for insurance companies and affinity group members.

RECENT DEVELOPMENTS - SERIES A PREFERRED STOCK

     In November 2005, we entered into an agreement with Cascade Investment, L.L.C. for the sale by us of 5,250,000 shares Series A Cumulative Redeemable Convertible Preferred Stock, or the Series A Preferred Stock, at a purchase price of $16 per share for total aggregate proceeds of $84 million. The $16 per share price is equivalent to $8 per share of our common stock on an as-converted basis, based upon an initial conversion ratio of two shares of our common stock for each share of Series A Preferred Stock. The closing of the sale of the Series A Preferred Stock is subject to numerous conditions, including approval of the transaction by our stockholders. We may be unable to satisfy all conditions to closing and therefore we may be unable to complete the sale of the Series A Preferred Stock. If we are unable to close this transaction, the market price of our stock is likely to decline significantly and investors purchasing our stock could suffer substantial losses. If we are able to close this transaction, our common stockholders may experience numerous negative effects, including substantial dilution. See "Risk Factors - Risks Related to our Common Stock."

     The Series A Preferred Stock ranks senior in liquidation and dividend preferences to our common stock. The holders of the Series A Preferred Stock have conversion rights initially equivalent to two shares of common stock for each share of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible by the holder at any time after its initial issuance. The conversion ratio is subject to certain antidilution adjustments. The holders of Series A Preferred Stock vote together as a single class with the holders of our common stock on all actions to be taken by our stockholders. Each share of Series A Preferred Stock entitles the holder to the number of votes equal to the number of shares of our common stock into which each share of Series A Preferred Stock is convertible. However, the holders of Series A Preferred Stock are afforded numerous customary protective provisions with respect to certain actions that may only be approved by holders of a majority of the shares of Series A Preferred Stock. The holders of the Series A Preferred Stock are afforded preemptive rights with respect to certain securities offered by us. The holders of Series A Preferred Stock are also entitled to redemption rights and they may elect redemption upon the occurrence of certain events. A Registration Rights and Stockholders Agreement, or the Rights Agreement, between us and Cascade Investment, L.L.C. is to be executed at the closing of the transaction. The Rights Agreement provides for registration rights on the part of the holders of the Series A Preferred Stock. The Rights Agreement provides for the initial appointment of two persons designated by Cascade Investment, L.L.C. to our board of directors, and the appointment of one of such persons as the Chairman of the compensation committee of our board of directors. In addition, the Rights Agreement provides for the periodic nomination of two individuals by Cascade Investment, L.L.C. for election by our stockholders to our board of directors.

     On November 14, 2005, William L. Jones, Neil M. Koehler, Ryan W. Turner, Kenneth J. Friedman and Frank P. Greinke, each of whom is a stockholder and one of our directors and/or an executive officer, and us, entered into a Voting Agreement with Cascade Investment, L.L.C. These stockholders collectively hold an aggregate of 9,162,704 shares of our common stock. The Voting Agreement provides that these stockholders will each vote or execute a written consent in favor of our proposed transaction with Cascade Investment, L.L.C.

     See "Description of Capital Stock - Series A Preferred Stock" for a more detailed description of the rights and preferences of the Series A Preferred Stock and our transaction with Cascade Investment, L.L.C.

CORPORATE INFORMATION

     Our principal executive offices are located 5711 N. West Avenue, Fresno, California 93711. Our telephone number is (559) 435-1771. Our Internet address is http://www.pacificethanol.net. Information contained on, or that is accessible through, our websites should not be considered to be part of this prospectus.

                                  THE OFFERING

Common stock offered by the selling
security holders                              11,778,454 shares

Common stock outstanding prior to
this offering                                 28,667,185 shares

Common stock to be outstanding after
this offering                                 31,619,772 shares*

Use of proceeds                               All proceeds of this offering will
                                              be received by selling security
                                              holders for their own accounts.
                                              See "Use of Proceeds."

Nasdaq National Market symbol                 PEIX

----------
* Represents 28,667,185 shares of common stock currently outstanding plus 2,952,587 shares of common stock underlying warrants. Other than the 2,952,587 shares of common stock underlying warrants, all shares of common stock offered by the selling security holders are issued and outstanding.

     The number of shares of common stock being offered by the selling security holders includes 8,825,867 outstanding shares of common stock held by certain security holders and assumes the exercise of warrants whose underlying shares of common stock are covered by this prospectus in exchange for 2,952,587 shares of common stock, and the immediate resale of all of those 11,778,454 shares of common stock. The number of shares of common stock that will be outstanding upon the completion of this offering is based on the 28,667,185 shares outstanding as of November 28, 2005, and excludes the following:

     o 105,000 shares of common stock reserved for issuance under our Amended 1995 Incentive Stock Plan, of which options to purchase 105,000 shares were outstanding as of that date, at a weighted average exercise price of $4.94 per share;
     o 2,500,000 shares of common stock reserved for issuance under our 2004 Stock Option Plan, of which options to purchase 822,500 shares were outstanding as of that date, at a weighted average exercise price of $7.78 per share;
     o 172,501 shares of common stock underlying warrants outstanding as of that date, not including warrants covered by the registration statement of which this prospectus is a part, at an exercise price of $0.0001 per share; and
     o any additional shares of common stock we may issue from time to time after that date.

     You should read the discussion under "Management -- Stock Option Plans" for additional information about our stock option plans.

                 SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA

     The following financial data should be read in conjunction with the consolidated financial statements and the notes to those statements beginning on page F-1 of this prospectus, and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. The consolidated statements of operations data for the nine months ended September 30, 2005 and 2004 and the consolidated balance sheet data as of September 30, 2005 and 2004 are derived from unaudited financial statements included in the prospectus that, in the opinion of our management, reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial data for these periods.

     The consolidated statements of operations data for the years ended December 31, 2004 and 2003 and the consolidated balance sheet data at December 31, 2004 and 2003 are derived from the consolidated audited financial statements included in this prospectus. The historical results that appear below are not necessarily indicative of results to be expected for any future periods.

                                                                 NINE MONTHS ENDED                  YEAR ENDED
                                                                    SEPTEMBER 30,                  DECEMBER 31,
                                                            ----------------------------    ----------------------------
                                                                2005            2004            2004            2003
                                                            ------------    ------------    ------------    ------------
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Net sales ...............................................   $ 51,530,735    $     16,832    $     19,764    $  1,016,594
Cost of goods sold ......................................     49,695,870          10,789          12,523         946,012
                                                            ------------    ------------    ------------    ------------
Gross profit ............................................      1,834,865           6,043           7,241          70,582
Selling, general and administrative expenses ............      3,999,653         714,730       1,070,010         647,731
Services rendered in connection with feasibility study ..        852,250              --              --              --
Non-cash compensation and consulting fees ...............      1,749,967         862,500       1,207,500              --
                                                            ------------    ------------    ------------    ------------
Loss from operations ....................................     (4,767,005)     (1,571,187)     (2,270,269)       (577,149)
Total other expense .....................................        (33,740)       (413,358)       (530,698)       (279,930)
                                                            ------------    ------------    ------------    ------------
Loss from operations before income taxes ................     (4,800,745)     (1,984,545)     (2,800,967)       (857,079)
Provision for income taxes ..............................          5,600           8,400           1,600           1,600
                                                            ------------    ------------    ------------    ------------
Net loss ................................................   $ (4,806,345)   $ (1,992,945)   $ (2,802,567)   $   (858,679)
                                                            ============    ============    ============    ============
Loss per share, basic and diluted .......................   $      (0.20)   $      (0.17)   $      (0.23)   $      (0.09)
                                                            ============    ============    ============    ============
Weighted-average shares outstanding, basic and diluted ..     23,841,380      12,064,684      12,396,895       9,578,866
                                                            ============    ============    ============    ============
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents ...............................   $ 11,344,034    $    220,908    $         42    $    249,084
Working capital (deficit) ...............................     11,306,924        (558,005)     (1,024,747)       (357,576)
Total assets ............................................     40,344,874       7,502,714       7,179,263       6,559,634
Stockholders' equity ....................................     32,350,797       1,841,830       1,355,732       1,367,828

     No cash dividends on our common stock were declared during any of the periods presented above.

     Various factors materially affect the comparability of the information presented in the above table. These factors relate primarily to a Share Exchange Transaction that was consummated on March 23, 2005 with the shareholders of PEI California, and the holders of the membership interests of each of Kinergy and ReEnergy, pursuant to which we acquired all of the issued and outstanding capital stock of PEI California and all of the outstanding membership interests of Kinergy and ReEnergy. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Overview."

        SUMMARY UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA

     The following tables present a summary of our unaudited condensed consolidated pro forma financial data for the nine months ended September 30, 2005 and the year ended December 31, 2004. You should read this financial data together with "Unaudited Condensed Consolidated Pro Forma Financial Data," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our historical audited and unaudited consolidated financial statements and the related notes thereto and the historical audited financial statements of Kinergy and ReEnergy appearing elsewhere in this prospectus.

     On March 23, 2005, we completed a Share Exchange Transaction with the shareholders of PEI California and the holders of the membership interests of each of Kinergy and ReEnergy, pursuant to which we acquired all of the issued and outstanding capital stock of PEI California and all of the outstanding membership interests of Kinergy and ReEnergy. This transaction has been accounted for as a reverse acquisition whereby PEI California is the accounting acquiror. Accordingly, the unaudited condensed consolidated statements of operations data for the year ended December 31, 2004 give effect to the acquisition by PEI California of Accessity, Kinergy and ReEnergy as if the acquisitions had been consummated on January 1, 2004. Pro forma condensed consolidated balance sheet data is not presented because the balance sheets of Accessity, Kinergy and ReEnergy and related purchase accounting adjustments are consolidated and included in the financial statements included in our quarterly report on Form 10-QSB for the quarterly period ended September 30, 2005 filed with the Securities and Exchange Commission on November 14, 2005. Pro forma adjustments for Accessity are not included because they would have no material impact on the pro forma financial information presented.

     The summary unaudited condensed consolidated pro forma financial data are presented for illustrative purposes only and do not represent what our results of operations actually would have been if the transactions referred to above had occurred as of the dates indicated or what our results of operations will be for future periods. The presented information does not include certain cost savings and operational synergies that we expect to achieve upon fully consolidating our acquisitions.

                                                                  NINE MONTHS ENDED                   YEAR ENDED
                                                                  SEPTEMBER 30, 2005              DECEMBER 31, 2004
                                                             -----------------------------   -----------------------------
                                                                              PRO FORMA                       PRO FORMA
                                                                           PACIFIC ETHANOL                 PACIFIC ETHANOL
                                                                PACIFIC          AND           PACIFIC           AND
                                                                ETHANOL      ACQUISITIONS      ETHANOL       ACQUISITIONS
                                                             ------------    ------------    ------------    ------------
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Net sales ................................................   $ 51,530,735    $ 75,135,987    $     19,764    $ 82,810,168
Cost of goods sold .......................................     49,695,870      72,903,472          12,523      79,593,420
                                                             ------------    ------------    ------------    ------------
Gross profit .............................................      1,834,865       2,232,515           7,241       3,216,748
Selling, general and administrative expenses .............      3,999,653       4,323,311       1,070,010       2,686,452
Services rendered in connection with feasibility study ...        852,250         852,250              --         852,250
Non-cash compensation and consulting fees ................      1,749,967       1,996,831       1,207,500       2,681,750
                                                             ------------    ------------    ------------    ------------
Loss from operations .....................................     (4,767,005)     (4,939,877)     (2,270,269)     (3,003,704)
Total other expense ......................................        (33,740)        (33,124)       (530,698)       (535,535)
                                                             ------------    ------------    ------------    ------------
Loss from operations before income taxes .................     (4,800,745)     (4,973,001)     (2,800,967)     (3,539,239)
Provision for income taxes ...............................          5,600           6,400           1,600           2,400
                                                             ------------    ------------    ------------    ------------
Net loss .................................................   $ (4,806,345)   $ (4,979,401)   $ (2,802,567)   $ (3,541,639)
                                                             ============    ============    ============    ============
Loss per share, basic and diluted ........................   $      (0.20)   $      (0.18)   $      (0.23)   $      (0.13)
                                                             ============    ============    ============    ============
Weighted-average shares outstanding, basic and diluted ...     23,841,380      28,021,756      12,396,895      26,486,309
                                                             ============    ============    ============    ============

                                  RISK FACTORS

     THE FOLLOWING SUMMARIZES MATERIAL RISKS THAT YOU SHOULD CAREFULLY CONSIDER BEFORE YOU DECIDE TO BUY OUR COMMON STOCK IN THIS OFFERING. ANY OF THE FOLLOWING RISKS, IF THEY ACTUALLY OCCUR, WOULD LIKELY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU COULD LOSE THE MONEY YOU PAID TO BUY OUR COMMON STOCK.

                    RISKS RELATED TO OUR COMBINED OPERATIONS

   WE HAVE INCURRED SIGNIFICANT LOSSES IN THE PAST AND WE MAY INCUR SIGNIFICANT LOSSES IN THE FUTURE. IF WE CONTINUE TO INCUR LOSSES, WE WILL EXPERIENCE NEGATIVE CASH FLOW, WHICH MAY HAMPER OUR OPERATIONS, MAY PREVENT US FROM EXPANDING OUR BUSINESS AND MAY CAUSE OUR STOCK PRICE TO DECLINE.

     We have incurred losses in the past. As of September 30, 2005, we had an accumulated deficit of approximately $8.5 million. For the nine months ended September 30, 2005, we incurred a net loss of approximately $4.8 million. We expect to incur losses for the foreseeable future and at least until the completion of our initial ethanol production facility in Madera County, California. We estimate that the earliest completion date of this facility and, as a result, our earliest date of ethanol production, will not occur until the fourth quarter of 2006. We expect to rely on cash from operations and debt and equity financing to fund all of the cash requirements of our business. If our net losses continue, we will experience negative cash flow, which may hamper current operations and may prevent us from expanding our business. We may be unable to attain, sustain or increase profitability on a quarterly or annual basis in the future. If we do not achieve, sustain or increase profitability our stock price may decline.

   THE HIGH CONCENTRATION OF OUR SALES WITHIN THE ETHANOL PRODUCTION AND MARKETING INDUSTRY COULD RESULT IN A SIGNIFICANT REDUCTION IN SALES AND NEGATIVELY AFFECT OUR PROFITABILITY IF DEMAND FOR ETHANOL DECLINES.

     Our revenue is and will continue to be derived primarily from sales of ethanol. Currently, the predominant oxygenate used to blend with gasoline is ethanol. Ethanol competes with several other existing products and other alternative products could also be developed for use as fuel additives. We expect to be completely focused on the production and marketing of ethanol and its co-products for the foreseeable future. We may be unable to shift our business focus away from the production and marketing of ethanol to other renewable fuels or competing products. Accordingly, an industry shift away from ethanol or the emergence of new competing products may reduce the demand for ethanol. A downturn in the demand for ethanol would significantly and adversely affect our sales and profitability.

   WE PLAN TO FUND A SUBSTANTIAL MAJORITY OF THE CONSTRUCTION COSTS OF OUR PLANNED ETHANOL PRODUCTION FACILITIES THROUGH THE ISSUANCE OF A SIGNIFICANT AMOUNT OF DEBT, RESULTING IN SUBSTANTIAL DEBT SERVICE REQUIREMENTS THAT COULD REDUCE THE VALUE OF YOUR INVESTMENT.

     We plan to fund a substantial majority of the construction costs of our planned ethanol production facilities through the issuance of a significant amount of debt. For example, we anticipate that we will need to raise an additional $60.0 million in debt financing to complete construction of our first ethanol production facility in Madera County. As a result, our capital structure will be highly leveraged. Our debt levels and debt service requirements could have important consequences which could reduce the value of your investment, including:

     o limiting our ability to borrow additional amounts for operating capital or other purposes and causing us to be able to borrow additional funds only on unfavorable terms;
     o reducing funds available for operations and distributions because a substantial portion of our cash flow will be used to pay interest and principal on our debt;
     o    making us vulnerable to increases in prevailing interest rates;
     o placing us at a competitive disadvantage because we may be substantially more leveraged than some of our competitors;
     o subjecting all or substantially all of our assets to liens, which means that there may be no assets left for our stockholders in the event of a liquidation; and
     o limiting our ability to adjust to changing market conditions, which could increase our vulnerability to a downturn in our business or general economic conditions.

     If we are unable to pay our debt service obligations, we could be forced to reduce or eliminate dividends to our stockholders, if they were to commence, and/or reduce or eliminate needed capital expenditures. It is possible that we could be forced to sell assets, seek to obtain additional equity capital or refinance or restructure all or a portion of our debt on substantially less favorable terms. In the event that we are unable to refinance all or a portion of our debt or raise funds through asset sales, sales of equity or otherwise, we may be forced to liquidate and you could lose your entire investment.

   GOVERNMENTAL REGULATIONS OR THE REPEAL OR MODIFICATION OF VARIOUS TAX INCENTIVES FAVORING THE USE OF ETHANOL COULD REDUCE THE DEMAND FOR ETHANOL AND CAUSE OUR SALES AND PROFITABILITY TO DECLINE.

     Our business is subject to extensive regulation by federal, state and local governmental agencies. We cannot predict in what manner or to what extent governmental regulations will harm our business or the ethanol production and marketing industry in general. For example the recent energy bill signed into law by President Bush includes a national renewable fuels standard that requires refiners to blend a percentage of renewable fuels into gasoline. This legislation replaces the current oxygenate requirements in the State of California and may potentially decrease the demand for ethanol in the State of California. If the demand for ethanol in the State of California decreases, our sales and profitability would decline.

     The fuel ethanol business benefits significantly from tax incentive policies and environmental regulations that favor the use of ethanol in motor fuel blends in the United States. Currently, a gasoline marketer that sells gasoline without ethanol must pay a federal tax of $0.18 per gallon compared to $0.13 per gallon for gasoline that is blended with 10% ethanol. Smaller credits are available for gasoline blended with lesser percentages of ethanol. The repeal or substantial modification of the federal excise tax exemption for ethanol-blended gasoline or, to a lesser extent, other federal or state policies and regulations that encourage the use of ethanol could have a detrimental effect on the ethanol production and marketing industry and materially and adversely affect our sales and profitability.

   VIOLATIONS OF ENVIRONMENTAL REGULATIONS COULD SUBJECT US TO SEVERE PENALTIES AND MATERIALLY AND ADVERSELY AFFECT OUR SALES AND PROFITABILITY.

     The production and sale of ethanol is subject to regulation by agencies of the federal government, including, but not limited to, the Environmental Protection Agency, or the EPA, as well as other agencies in each jurisdiction in which ethanol is produced, sold, stored or transported. Environmental laws and regulations that affect our operations, and that are expected to affect our planned operations, are extensive and have become progressively more stringent. Applicable laws and regulations are subject to change, which could be made retroactively. Violations of environmental laws and regulations or permit conditions can result in substantial penalties, injunctive orders compelling installation of additional controls, civil and criminal sanctions, permit revocations and/or facility shutdowns. If significant unforeseen liabilities arise for corrective action or other compliance, our sales and profitability could be materially and adversely affected.

   WE RELY HEAVILY ON OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER, NEIL M. KOEHLER. THE LOSS OF HIS SERVICES COULD ADVERSELY AFFECT OUR ABILITY TO SOURCE ETHANOL FROM OUR KEY SUPPLIERS AND OUR ABILITY TO SELL ETHANOL TO OUR CUSTOMERS.

     Our success depends, to a significant extent, upon the continued services of Neil M. Koehler, who is our President and Chief Executive Officer. For example, Mr. Koehler has developed key personal relationships with our ethanol suppliers and customers. We greatly rely on these relationships in the conduct of our operations and the execution of our business strategies. The loss of Mr. Koehler could, therefore, result in the loss of our favorable relationships with one or more of our ethanol suppliers and customers. In addition, Mr. Koehler has considerable experience in the construction, start-up and operation of ethanol production facilities and in the ethanol marketing business. Although we have entered into an employment agreement with Mr. Koehler, that agreement is of limited duration and is subject to early termination by Mr. Koehler under certain circumstances. In addition, we do not maintain "key person" life insurance covering Mr. Koehler or any other executive officer. The loss of Mr. Koehler could also significantly delay or prevent the achievement of our business objectives.

   THE ETHANOL PRODUCTION AND MARKETING INDUSTRY IS EXTREMELY COMPETITIVE. MANY OF OUR SIGNIFICANT COMPETITORS HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND ONE OR MORE OF THESE COMPETITORS COULD USE THEIR GREATER RESOURCES TO GAIN MARKET SHARE AT OUR EXPENSE. IN ADDITION, CERTAIN OF OUR SUPPLIERS MAY CIRCUMVENT OUR MARKETING SERVICES, CAUSING OUR SALES AND PROFITABILITY TO DECLINE.

     The ethanol production and marketing industry is extremely competitive. Many of our significant competitors in the ethanol production and marketing industry, such as Archer-Daniels-Midland Company, or ADM, have substantially greater production, financial, research and development, personnel and marketing resources than we do. In addition, we are not currently producing any ethanol that we sell and therefore are unable to capture the higher gross profit margins generally associated with production activities. As a result, our competitors, who are presently producing ethanol, may have greater relative advantages resulting from greater capital resources due to higher gross profit margins. As a result, our competitors may be able to compete more aggressively and sustain that competition over a longer period of time than we could. Our lack of resources relative to many of our significant competitors may cause us to fail to anticipate or respond adequately to new developments and other competitive pressures. This failure could reduce our competitiveness and cause a decline in our market share, sales and profitability.

     In addition, some of our suppliers are potential competitors and, especially if the price of ethanol remains at historically high levels, they may seek to capture additional profits by circumventing our marketing services in favor of selling directly to our customers. If one or more of our major suppliers, or numerous smaller suppliers, circumvent our marketing services, our sales and profitability will decline.

   OUR FAILURE TO MANAGE OUR GROWTH EFFECTIVELY COULD PREVENT US FROM ACHIEVING OUR GOALS.

     Our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. The growth of our business, and in particular, the completion of construction of our planned ethanol production facilities, will require significant investments of capital and management's close attention. In addition to our plans to construct additional ethanol production facilities after the completion of our first facility in Madera County, we have recently entered into significant marketing agreements with Front Range Energy, LLC and Phoenix Bio-Industries, LLC, and we are seeking to enter into additional similar agreements with companies that currently, or expect to, produce ethanol, all of which may result in a substantial growth in our marketing business. Our ability to effectively manage our growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage and retain qualified management, technicians and other personnel. We may be unable to do so. In addition, our failure to successfully manage our growth could result in our sales not increasing commensurately with our capital investments. If we are unable to successfully manage our growth, we may be unable to achieve our goals.

                    RISKS RELATING TO THE BUSINESS OF KINERGY

   KINERGY'S PURCHASE AND SALE COMMITMENTS AS WELL AS ITS INVENTORY OF ETHANOL HELD FOR SALE SUBJECT US TO THE RISK OF FLUCTUATIONS IN THE PRICE OF ETHANOL, WHICH MAY RESULT IN LOWER OR EVEN NEGATIVE GROSS PROFIT MARGINS AND WHICH COULD MATERIALLY AND ADVERSELY AFFECT OUR PROFITABILITY.

     Kinergy's purchases and sales of ethanol are not always matched with sales and purchases of ethanol at prevailing market prices. Kinergy commits from time to time to the sale of ethanol to its customers without corresponding and commensurate commitments for the supply of ethanol from its suppliers, which subjects us to the risk of an increase in the price of ethanol. Kinergy also commits from time to time to the purchase of ethanol from its suppliers without corresponding and commensurate commitments for the purchase of ethanol by its customers, which subjects us to the risk of a decline in the price of ethanol. In addition, Kinergy increases inventory levels in anticipation of rising ethanol prices and decreases inventory levels in anticipation of declining ethanol prices. As a result, Kinergy is subject to the risk of ethanol prices moving in unanticipated directions, which could result in declining or even negative gross profit margins. Accordingly, our business is subject to fluctuations in the price of ethanol and these fluctuations may result in lower or even negative gross margins and which could materially and adversely affect our profitability.

   KINERGY DEPENDS ON A SMALL NUMBER OF CUSTOMERS FOR THE VAST MAJORITY OF ITS SALES. A REDUCTION IN BUSINESS FROM ANY OF THESE CUSTOMERS COULD CAUSE A SIGNIFICANT DECLINE IN OUR OVERALL SALES AND PROFITABILITY.

     The vast majority of Kinergy's sales are generated from a small number of customers. During the first nine months of 2005, sales to Kinergy's two largest customers that provided 10% or more of total sales represented approximately 17% and 12%, respectively, representing an aggregate of approximately 29%, of our total sales. During 2004, sales to Kinergy's four largest customers that provided 10% or more of the total sales represented approximately 13%, 12%, 12% and 12%, respectively, representing an aggregate of approximately 49%, of our total sales. We expect that Kinergy will continue to depend for the foreseeable future upon a small number of customers for a significant majority of its sales. Kinergy's agreements with these customers generally do not require them to purchase any specified amount of ethanol or dollar amount of sales or to make any purchases whatsoever. Therefore, in any future period, Kinergy's sales generated from these customers, individually or in the aggregate, may not equal or exceed historical levels. If sales to any of these customers cease or decline, Kinergy may be unable to replace these sales with sales to either existing or new customers in a timely manner, or at all. A cessation or reduction of sales to one or more of these customers could cause a significant decline in our overall sales and profitability.

   KINERGY'S LACK OF LONG-TERM ETHANOL ORDERS AND COMMITMENTS BY ITS CUSTOMERS COULD LEAD TO A RAPID DECLINE IN OUR SALES AND PROFITABILITY.

     Kinergy cannot rely on long-term ethanol orders or commitments by its customers for protection from the negative financial effects of a decline in the demand for ethanol or a decline in the demand for Kinergy's services. The limited certainty of ethanol orders can make it difficult for us to forecast our sales and allocate our resources in a manner consistent with our actual sales.

Moreover, our expense levels are based in part on our expectations of future sales and, if our expectations regarding future sales are inaccurate, we may be unable to reduce costs in a timely manner to adjust for sales shortfalls. Furthermore, because Kinergy depends on a small number of customers for the vast majority of its sales, the magnitude of the ramifications of these risks is greater than if Kinergy's sales were less concentrated within a small number of customers. As a result of Kinergy's lack of long-term ethanol orders and commitments, we may experience a rapid decline in our sales and profitability.

   KINERGY DEPENDS ON A SMALL NUMBER OF SUPPLIERS FOR THE VAST MAJORITY OF THE ETHANOL THAT IT SELLS. IF ANY OF THESE SUPPLIERS IS UNABLE OR DECIDES NOT TO CONTINUE TO SUPPLY KINERGY WITH ETHANOL IN ADEQUATE AMOUNTS, KINERGY MAY BE UNABLE TO SATISFY THE DEMANDS OF ITS CUSTOMERS AND OUR SALES, PROFITABILITY AND RELATIONSHIPS WITH OUR CUSTOMERS WILL BE ADVERSELY AFFECTED.

     Kinergy depends on a small number of suppliers for the vast majority of the ethanol that it sells. During the first nine months of 2005, Kinergy's four largest suppliers that provided 10% or more of total purchases made represented approximately 28%, 21%, 19% and 11%, respectively, representing an aggregate of approximately 80%, of the total ethanol Kinergy purchased for resale. During 2004, Kinergy's three largest suppliers that provided 10% or more of the total purchases made represented approximately 27%, 23% and 14%, respectively, representing an aggregate of approximately 64% of the total ethanol Kinergy purchased for resale. We expect that Kinergy will continue to depend for the foreseeable future upon a small number of suppliers for a significant majority of the ethanol that it purchases. In addition, Kinergy sources the ethanol that it sells primarily from suppliers in the Midwestern United States. The delivery of the ethanol that Kinergy sells is therefore subject to delays resulting from inclement weather and other conditions. Also, there is currently a substantial demand for ethanol which has, for most of 2005, far exceeded ethanol production capacities and Kinergy's management has, from time to time, found it very difficult to satisfy all the demands for ethanol by Kinergy's customers. If any of these suppliers is unable or declines for any reason to continue to supply Kinergy with ethanol in adequate amounts, Kinergy may be unable to replace that supplier and source other supplies of ethanol in a timely manner, or at all, to satisfy the demands of its customers. If this occurs, our sales and profitability and Kinergy's relationships with its customers will be adversely affected.


                RISKS RELATING TO THE BUSINESS OF PEI CALIFORNIA

   THE COMPLETION OF CONSTRUCTION OF OUR PLANNED ETHANOL PRODUCTION FACILITIES WILL REQUIRE SIGNIFICANT ADDITIONAL FUNDING, WHICH WE EXPECT TO RAISE THROUGH DEBT AND EQUITY FINANCING. WE MAY NOT BE SUCCESSFUL IN RAISING ADEQUATE CAPITAL WHICH MAY FORCE US TO ABANDON CONSTRUCTION OF ONE OR MORE, OR EVEN ALL, OF OUR PLANNED ETHANOL PRODUCTION FACILITIES.

     In order to complete the construction of the various planned ethanol production facilities, we will require significant additional funding. For example, we anticipate that we will need to raise an additional $60.0 million in debt financing to complete construction of our first ethanol production facility in Madera County. We have no contracts with or binding commitments from any bank, lender or financial institution for this debt financing. We may not be able to obtain any funding from one or more lenders, or if funding is obtained, that it will be on terms that we have anticipated or that are otherwise acceptable to us. If we are unable to secure adequate debt financing, or debt financing on acceptable terms is unavailable for any reason, we may be forced to abandon our construction of one or more, or even all, of our planned ethanol production facilities.

   PEI CALIFORNIA HAS NOT CONDUCTED ANY SIGNIFICANT BUSINESS OPERATIONS AND HAS BEEN UNPROFITABLE TO DATE. IF PEI CALIFORNIA FAILS TO COMMENCE SIGNIFICANT BUSINESS OPERATIONS, IT WILL BE UNSUCCESSFUL, WILL DECREASE OUR OVERALL PROFITABILITY AND WE WILL HAVE FAILED TO ACHIEVE ONE OF OUR SIGNIFICANT GOALS.

     PEI California has not conducted any significant business operations and has been unprofitable to date. Accordingly, there is no prior operating history by which to evaluate the likelihood of PEI California's success or its contribution to our overall profitability. PEI California may never complete construction of an ethanol production facility and commence significant operations or, if PEI California does complete the construction of an ethanol production facility, PEI California may not be successful or contribute positively to our profitability. If PEI California fails to commence significant business operations, it will be unsuccessful and will decrease our overall profitability and we will have failed to achieve one of our significant goals.

   THE MARKET PRICE OF ETHANOL IS VOLATILE AND SUBJECT TO SIGNIFICANT FLUCTUATIONS, WHICH MAY CAUSE OUR PROFITABILITY TO FLUCTUATE SIGNIFICANTLY.

     The market price of ethanol is dependent on many factors, including on the price of gasoline, which is in turn dependent on the price of petroleum. Petroleum prices are highly volatile and difficult to forecast due to frequent changes in global politics and the world economy. The distribution of petroleum throughout the world is affected by incidents in unstable political environments, such as Iraq, Iran, Kuwait, Saudi Arabia, the former U.S.S.R. and other countries and regions. The industrialized world depends critically on oil from these areas, and any disruption or other reduction in oil supply can cause significant fluctuations in the prices of oil and gasoline. We cannot predict the future price of oil or gasoline and may establish unprofitable prices for the sale of ethanol due to significant fluctuations in market prices. For example, the price of ethanol declined by approximately 25% from its 2004 average price per gallon in only five months from January 2005 through May 2005. In recent years, the prices of gasoline, petroleum and ethanol have all reached historically unprecedented high levels. If the prices of gasoline and petroleum decline, we believe that the demand for and price of ethanol may be adversely affected. Fluctuations in the market price of ethanol may cause our profitability to fluctuate significantly.

     We believe that the production of ethanol is expanding rapidly. There are a number of new plants under construction and planned for construction, both inside and outside California. We expect existing ethanol plants to expand by increasing production capacity and actual production. Increases in the demand for ethanol may not be commensurate with increasing supplies of ethanol. Thus, increased production of ethanol may lead to lower ethanol prices. The increased production of ethanol could also have other adverse effects. For example, increased ethanol production could lead to increased supplies of co-products from the production of ethanol, such as wet distillers grain, or WDG. Those increased supplies could lead to lower prices for those co-products. Also, the increased production of ethanol could result in increased demand for corn. This could result in higher prices for corn and cause higher ethanol production costs and, in the event that PEI California is unable to pass increases in the price of corn to its customers, will result in lower profits. We cannot predict the future price of ethanol or WDG. Any material decline in the price of ethanol or WDG will adversely affect our sales and profitability.

   THE CONSTRUCTION AND OPERATION OF OUR PLANNED ETHANOL PRODUCTION FACILITIES MAY BE ADVERSELY AFFECTED BY ENVIRONMENTAL REGULATIONS AND PERMIT REQUIREMENTS.

     The production of ethanol involves the emission of various airborne pollutants, including particulates, carbon monoxide, oxides of nitrogen and volatile organic compounds. PEI California will be subject to extensive air, water and other environmental regulations in connection with the construction and operation of our planned ethanol production facilities. PEI California also may be required to obtain various other water-related permits, such as a water discharge permit and a storm-water discharge permit, a water withdrawal permit and a public water supply permit. If for any reason PEI California is unable to obtain any of the required permits, construction costs for our planned ethanol production facilities are likely to increase; in addition, the facilities may not be fully constructed at all. It is also likely that operations at the facilities will be governed by the federal regulations of the Occupational Safety and Health Administration, or OSHA, and other regulations. Compliance with OSHA and other regulations may be time-consuming and expensive and may delay or even prevent sales of ethanol in California or in other states.

   VARIOUS RISKS ASSOCIATED WITH THE CONSTRUCTION OF OUR PLANNED ETHANOL PRODUCTION FACILITIES MAY ADVERSELY AFFECT OUR SALES AND PROFITABILITY.

     Delays in the construction of our planned ethanol production facilities or defects in materials and/or workmanship may occur. Any defects could delay the commencement of operations of the facilities, or, if such defects are discovered after operations have commenced, could halt or discontinue operation of a particular facility indefinitely. In addition, construction projects often involve delays in obtaining permits and encounter delays due to weather conditions, fire, the provision of materials or labor or other events. For example, PEI California experienced a fire at its Madera County site during the first quarter of 2004 which required repairs to areas and equipment damaged by the fire. In addition, changes in interest rates or the credit environment or changes in political administrations at the federal, state or local levels that result in policy change towards ethanol or our project in particular, could cause construction and operation delays. Any of these events may adversely affect our sales and profitability.

     PEI California may encounter hazardous conditions at or near each of its planned facility sites, including the Madera County site that may delay or prevent construction of a particular facility. If PEI California encounters a hazardous condition at or near a site, work may be suspended and PEI California may be required to correct the condition prior to continuing construction. The presence of a hazardous condition would likely delay construction of a particular facility and may require significant expenditure of resources to correct the condition. For example, W. M. Lyles Co., the company we have selected to construct our Madera County ethanol production facility, may be entitled to an increase in its fees and afforded additional time for performance if it has been adversely affected by the hazardous condition. If PEI California encounters any hazardous condition during construction, our sales and profitability may be adversely affected.

     We have based our estimated capital resource needs on a design for our first ethanol production facility in Madera County that we estimate will cost an additional $60.0 million. The estimated cost of the facility is based on preliminary discussions and estimates, but the final construction cost of the facility may be significantly higher. Any significant increase in the final construction cost of the facility will adversely affect our profitability, liquidity and available capital resources.

   OUR DEPENDENCE ON AND AGREEMENTS WITH W. M. LYLES CO. FOR THE CONSTRUCTION OF OUR ETHANOL PRODUCTION FACILITY IN MADERA COUNTY COULD ADVERSELY AFFECT OUR LIQUIDITY AND AVAILABLE CAPITAL RESOURCES, OUR SALES AND OUR PROFITABILITY.

     We will be highly dependent upon W. M. Lyles Co. to design and build our ethanol production facility in Madera County. Through Pacific Ethanol Madera, LLC, or PEI Madera, a wholly-owned subsidiary, we have entered into agreements with W. M. Lyles Co. for the construction of this facility. These agreements contain a number of provisions that are favorable to W. M. Lyles Co. and unfavorable to us. These agreements also include a provision that requires us to pay a termination fee of $5.0 million to W. M. Lyles Co. in addition to payment of all costs incurred by W. M. Lyles Co. for services rendered through the date of termination, if we terminate W. M. Lyles Co. in favor of another contractor.

Consequently, if we terminate these agreements, the requirement that we pay the termination fee and costs could adversely affect our liquidity and available capital resources. In addition, if W. M. Lyles Co. has entered into or enters into a construction contract with one or more other parties, it may be under pressure to complete another project or projects and may prioritize the completion of another project or projects ahead of our Madera County facility. As a result, PEI California's ability to commence production of and sell ethanol would be delayed, which would adversely affect our overall sales and profitability. Also, through PEI California, we have entered into a letter agreement with W. M. Lyles Co. that provides that, in the event that W. M. Lyles Co. pays performance liquidated damages to PEI Madera as a result of a defect attributable Delta-T Corporation, the engineer for the Madera County facility, or in the event that W. M. Lyles Co. pays liquidated damages to PEI Madera under our Phase 2 Design-Build Agreement as a result of a delay that is attributable to Delta-T Corporation, then PEI California agrees to reimburse W. M. Lyles Co. for such liquidated damages to the extent they exceed $2.0 million and up to a maximum of $8.1 million. Reimbursements that PEI California is required to make to W. M. Lyles Co. could adversely affect our liquidity and available capital resources.

   THE RAW MATERIALS AND ENERGY NECESSARY TO PRODUCE ETHANOL MAY BE UNAVAILABLE OR MAY INCREASE IN PRICE, ADVERSELY AFFECTING OUR SALES AND PROFITABILITY.

     The production of ethanol requires a significant amount of raw materials and energy, primarily corn, water, electricity and natural gas. In particular, we estimate that our Madera County ethanol production facility will require approximately 12.5 million bushels or more of corn each year and significant and uninterrupted supplies of water, electricity and natural gas. The prices of corn, electricity and natural gas have fluctuated significantly in the past and may fluctuate significantly in the future. In addition, droughts, severe winter weather in the Midwest, where we expect to source corn, and other problems may cause delays or interruptions of various durations in the delivery of corn to California, reduce corn supplies and increase corn prices. Local water, electricity and gas utilities may not be able to reliably supply the water, electricity and natural gas that our Madera County facility will need or may not be able to supply such resources on acceptable terms. In addition, if there is an interruption in the supply of water or energy for any reason, we may be required to halt ethanol production. We may not be able to successfully anticipate or mitigate fluctuations in the prices of raw materials and energy through the implementation of hedging and contracting techniques. PEI California's hedging and contracting activities may not lower its prices of raw materials and energy, and in a period of declining raw materials or energy prices, these hedging and contracting strategies may result in PEI California paying higher prices than its competitors. In addition, PEI California may be unable to pass increases in the prices of raw materials and energy to its customers. Higher raw materials and energy prices will generally cause lower profit margins and may even result in losses. Accordingly, our sales and profitability may be significantly and adversely affected by the prices and supplies of raw materials and energy.

                        RISKS RELATED TO OUR COMMON STOCK

   WE HAVE ENTERED INTO AN AGREEMENT FOR AN $84.0 MILLION INVESTMENT BY CASCADE INVESTMENT, L.L.C. IF WE ARE UNABLE TO CLOSE THIS TRANSACTION, THE MARKET PRICE OF OUR STOCK IS LIKELY TO DECLINE SIGNIFICANTLY AND INVESTORS PURCHASING OUR STOCK COULD SUFFER SUBSTANTIAL LOSSES.

     In November 2005, we entered into an agreement for an $84.0 million investment by Cascade Investment, L.L.C., a widely-respected investment firm. The closing of this transaction is subject to numerous conditions, including approval by our stockholders and suitable financing arrangements for the construction of our Madera County ethanol production facility. We may be unable to satisfy all conditions to closing. If we are unable to close this transaction, the market price of our stock is likely to decline significantly and investors purchasing our stock could suffer substantial losses. See "Description of Capital Stock - Series A Preferred Stock."

   IF WE ARE ABLE TO CLOSE OUR TRANSACTION WITH CASCADE INVESTMENT, L.L.C., OUR COMMON STOCKHOLDERS MAY EXPERIENCE NUMEROUS NEGATIVE EFFECTS AND MOST OF THE RIGHTS OF OUR COMMON STOCKHOLDERS WILL BE SUBORDINATE TO THE RIGHTS OF CASCADE INVESTMENT, L.L.C.

     If we are able to close our transaction with Cascade Investment, L.L.C., our common stockholders may experience numerous negative effects, including substantial dilution. Upon issuance, the 5,250,000 shares of Series A Cumulative Redeemable Convertible Preferred Stock, or the Series A Preferred Stock, to be initially issued would immediately be convertible into 10,500,000 shares of our common stock, which amount, when issued, would, based upon the number of shares of our common stock outstanding as of November 28, 2005, represent approximately 27% of our shares outstanding and, in the event that we are profitable, would likewise result in a decrease in our earnings per share by approximately 27%. In addition, income available to common stockholders will be reduced in the period in which the closing of this occurs to the extent that the market price of our common stock is in excess of the $8 per share purchase price, on an as-converted basis, at which we are selling the Series A Preferred Stock. This reduction will be calculated based on the number of shares of common stock deemed issued, on an as-converted basis, multiplied by the difference in the market price of our common stock and the $8 per share purchase price.

     Other negative effects to our common stockholders will include potential additional dilution from dividends paid in Series A Preferred Stock and certain antidilution adjustments. In addition, rights in favor of holders of our Series A Preferred Stock include: seniority in liquidation and dividend preferences; substantial voting rights; numerous protective provisions; the right to appoint two persons to our board of directors and periodically nominate two persons for election by our stockholders to our board of directors; preemptive rights; and redemption rights. Also, if ultimately issued, the Series A Preferred Stock could have the effect of delaying, deferring and discouraging another party from acquiring control of Pacific Ethanol, Inc. In addition, based on our current number of shares of common stock outstanding, Cascade Investment, L.L.C. would, on an as-converted basis, initially have approximately 27% of all outstanding voting power as compared to approximately 23% of all outstanding voting power held in aggregate by our current executive officers and directors. Any of the above factors may materially and adversely affect our common stockholders and the values of their investments in our common stock. See "Description of Capital Stock - Series A Preferred Stock."

   OUR COMMON STOCK HAS A SMALL PUBLIC FLOAT AND SHARES OF OUR COMMON STOCK ELIGIBLE FOR PUBLIC SALE COULD CAUSE THE MARKET PRICE OF OUR STOCK TO DROP, EVEN IF OUR BUSINESS IS DOING WELL, AND MAKE IT DIFFICULT FOR US TO RAISE ADDITIONAL CAPITAL THROUGH SALES OF EQUITY SECURITIES.

     As of November 28, 2005, we had outstanding approximately 28.7 million shares of our common stock. Approximately 25.3 million of these shares were restricted under the Securities Act of 1933, including approximately 9.3 million shares beneficially owned, in the aggregate, by our executive officers, directors and 10% stockholders. Accordingly, our common stock has a public float of approximately 3.4 million shares held by a relatively small number of public investors.

     We are in the process of registering for resale approximately 11.8 million shares of our common stock, including shares of our common stock underlying warrants. If and when a registration statement covering these shares of common stock is declared effective, holders of these shares will be permitted, subject to few limitations, to freely sell these shares of common stock. As a result of our small public float, sales of substantial amounts of common stock, including shares issued upon the exercise of stock options or warrants, or an anticipation that such sales could occur, may materially and adversely affect prevailing market prices for our common stock. Any adverse effect on the market price of our common stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.


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

   OUR STOCK PRICE IS HIGHLY VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS PURCHASING SHARES OF OUR COMMON STOCK AND IN LITIGATION AGAINST US.

     The market price of our common stock has fluctuated significantly in the past and may continue to fluctuate significantly in the future. The market price of our common stock may continue to fluctuate in response to one or more of the following factors, many of which are beyond our control:

     o the volume and timing of the receipt of orders for ethanol from major customers;
     o    competitive pricing pressures;
     o our ability to produce, sell and deliver ethanol on a cost-effective and timely basis;
     o our inability to obtain construction, acquisition, capital equipment and/or working capital financing;
     o the introduction and announcement of one or more new alternatives to ethanol by our competitors;
     o    changing conditions in the ethanol and fuel markets;
     o    changes in market valuations of similar companies;
     o    stock market price and volume fluctuations generally;
     o    regulatory developments or increased enforcement;
     o    fluctuations in our quarterly or annual operating results;
     o    additions or departures of key personnel; and
     o    future sales of our common stock or other securities.

     Furthermore, we believe that the economic conditions in California and other states, as well as the United States as a whole, could have a negative impact on our results of operations. Demand for ethanol could also be adversely affected by a slow-down in overall demand for oxygenate and gasoline additive products. The levels of our ethanol production and purchases for resale will be based upon forecasted demand. Accordingly, any inaccuracy in forecasting anticipated revenues and expenses could adversely affect our business. Furthermore, we recognize revenues from ethanol sales at the time of delivery. The failure to receive anticipated orders or to complete delivery in any quarterly period could adversely affect our results of operations for that period. Quarterly results are not necessarily indicative of future performance for any particular period, and we may not experience revenue growth or profitability on a quarterly or an annual basis.

     The price at which you purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment. In the past, securities class action litigation has often been brought against a company following periods of stock price volatility. We may be the target of similar litigation in the future. Securities litigation could result in substantial costs and divert management's attention and our resources away from our business. Any of the risks described above could adversely affect our sales and profitability and also the price of our common stock.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


     This prospectus contains forward-looking statements, including statements concerning future conditions in the ethanol marketing and production industries, and concerning our future business, financial condition, operating strategies, and operational and legal risks. We use words like "believe," "expect," "may," "will," "could," "seek," "estimate," "continue," "anticipate," "intend," "goal," "future," "plan" or variations of those terms and other similar expressions, including their use in the negative, to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as to our expectations as of the date of this prospectus. These forward-looking statements are subject to a number of risks and uncertainties, including those identified under "Risk Factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in these forward-looking statements are reasonable, actual conditions in the ethanol marketing and production industries, and actual conditions and results in our business, could differ materially from those expressed in these forward-looking statements. In addition, none of the events anticipated in the forward-looking statements may actually occur. Any of these different outcomes could cause the price of our common stock to decline substantially. Except as required by law, we undertake no duty to update any forward-looking statement after the date of this prospectus, either to conform any statement to reflect actual results or to reflect the occurrence of unanticipated events.


                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of shares of our common stock in this offering. Rather, all proceeds will be received by selling security holders. Ryan W. Turner, our Chief Operating Officer and Secretary, is a named co-beneficiary of the Turner Family Trust dated February 18, 2004, one of the selling security holders.

     Upon exercise of all warrants, the underlying shares of common stock of which are offered for sale hereunder, we expect to receive an aggregate of approximately $10.0 million. We expect to use any cash proceeds from the exercise of warrants for general working capital purposes.

                                 DIVIDEND POLICY

     We have not declared or paid any cash dividends on our capital stock in the past, and we do not anticipate declaring or paying cash dividends on our common stock in the foreseeable future.

     We will pay dividends on our common stock only if and when declared by our board of directors. Our board of directors' ability to declare a dividend is subject to restrictions imposed by Delaware law. In determining whether to declare dividends, the board of directors will consider these restrictions as well as our financial condition, results of operations, working capital requirements, future prospects and other factors it considers relevant.

                           PRICE RANGE OF COMMON STOCK

     Our common stock has been traded on the Nasdaq National Market under the symbol "PEIX" since October 10, 2005. Prior to October 10, 2005 and since March 24, 2005, our common stock traded on the Nasdaq Capital Market (formerly, the Nasdaq SmallCap Market) under the symbol "PEIX." Prior to March 24, 2005, our common stock traded on the Nasdaq SmallCap Market under the symbol "ACTY." The table below shows, for each fiscal quarter indicated, the high and low closing prices for shares of our common stock. This information has been obtained from The Nasdaq Stock Market. The prices shown reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

                                                              HIGH       LOW
                                                             ------    ------
YEAR ENDED DECEMBER 31, 2003
    First Quarter.......................................     $ 5.05    $ 1.35
    Second Quarter......................................       2.80      1.80
    Third Quarter.......................................       2.90      1.75
    Fourth Quarter......................................       3.90      2.35
YEAR ENDED DECEMBER 31, 2004
    First Quarter.......................................     $ 2.61    $ 1.70
    Second Quarter......................................       6.09      1.62
    Third Quarter.......................................       5.71      4.50
    Fourth Quarter......................................       6.75      4.48
YEAR ENDING DECEMBER 31, 2005
    First Quarter.......................................     $10.25    $ 5.49
    Second Quarter......................................      12.94      8.58
    Third Quarter.......................................      11.20      7.78
    Fourth Quarter (through November 28, 2005)..........      13.48      7.71

     As of November 28, 2005, we had 28,667,185 shares of common stock outstanding held of record by approximately 500 stockholders. These holders of record include depositories that hold shares of stock for brokerage firms which, in turn, hold shares of stock for numerous beneficial owners. On November 28, 2005, the closing sale price of our common stock on the Nasdaq National Market was $13.48 per share.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of September 30, 2005. The information in the table below should be read in conjunction with our consolidated financial statements and related notes beginning on page F-1 of this prospectus.

                                                                   SEPTEMBER 30,
                                                                       2005
                                                                   ------------

Long-term debt, less current portion ............................  $  2,948,081
                                                                   ------------
Stockholders' equity:
   Preferred Stock, $0.001 par value per share, 10,000,000 shares
     authorized; no shares issued and outstanding ...............            --
   Common Stock, $0.001 par value, 100,000,000 shares authorized;
     28,667,185 shares issued and outstanding ...................        28,667
   Additional paid-in capital ...................................    42,374,060
   Unvested consulting expense ..................................    (1,583,739)
   Due from stockholders ........................................          (600)
   Accumulated deficit ..........................................    (8,467,591)
                                                                   ------------
      Total stockholders' equity ................................    32,350,797
                                                                   ------------
         Total capitalization ...................................  $ 35,298,878
                                                                   ============

                 SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

     The following financial data should be read in conjunction with the consolidated financial statements and the notes to those statements beginning on page F-1 of this prospectus, and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. The consolidated statements of operations data for the nine months ended September 30, 2005 and 2004 and the consolidated balance sheet data as of September 30, 2005 and 2004 are derived from unaudited financial statements included in this prospectus that, in the opinion of our management, reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial data for these periods.

     The consolidated statements of operations data for the years ended December 31, 2004 and 2003 and the consolidated balance sheet data at December 31, 2004 and 2003 are derived from the consolidated audited financial statements included in this prospectus. The historical results that appear below are not necessarily indicative of results to be expected for any future periods.

                                                                  NINE MONTHS ENDED                   YEAR ENDED
                                                                    SEPTEMBER 30,                    DECEMBER 31,
                                                             ----------------------------    ----------------------------
                                                                 2005            2004            2004            2003
                                                             ------------    ------------    ------------    ------------
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Net sales ................................................   $ 51,530,735    $     16,832    $     19,764    $  1,016,594
Cost of goods sold .......................................     49,695,870          10,789          12,523         946,012
                                                             ------------    ------------    ------------    ------------
Gross profit .............................................      1,834,865           6,043           7,241          70,582
Selling, general and administrative expenses .............      3,999,653         714,730       1,070,010         647,731
Services rendered in connection with feasibility study ...        852,250              --              --              --
Non-cash compensation for consulting fees ................      1,749,967         862,500       1,207,500              --
                                                             ------------    ------------    ------------    ------------
Loss from operations .....................................     (4,767,005)     (1,571,187)     (2,270,269)       (577,149)
Total other expense ......................................        (33,740)       (413,358)       (530,698)       (279,930)
                                                             ------------    ------------    ------------    ------------
Loss from operations before income taxes .................     (4,800,745)     (1,984,545)     (2,800,967)       (857,079)
Provision for income taxes ...............................          5,600           8,400           1,600           1,600
                                                             ------------    ------------    ------------    ------------
Net loss .................................................   $ (4,806,345)   $ (1,992,945)   $ (2,802,567)   $   (858,679)
                                                             ============    ============    ============    ============
Loss per share, basic and diluted ........................   $      (0.20)   $      (0.17)   $      (0.23)   $      (0.09)
                                                             ============    ============    ============    ============
Weighted-average shares outstanding, basic and diluted ...     23,841,380      12,064,684      12,396,895       9,578,866
                                                             ============    ============    ============    ============
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents ................................   $ 11,344,034    $    220,908    $         42    $    249,084
Working capital (deficit) ................................     11,306,924        (558,005)     (1,024,747)       (357,576)
Total assets .............................................     40,344,874       7,502,714       7,179,263       6,559,634
Stockholders' equity .....................................     32,350,797       1,841,830       1,355,732       1,367,828

     No cash dividends on our common stock were declared during any of the periods presented above.

     Various factors materially affect the comparability of the information presented in the above table. These factors relate primarily to a Share Exchange Transaction that was consummated on March 23, 2005 with the shareholders of PEI California and the holders of the membership interests of each of Kinergy and ReEnergy pursuant to which we acquired all of the issued and outstanding capital stock of PEI California and all of the outstanding membership interests of Kinergy and ReEnergy. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Overview."

            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA

     The following tables present our unaudited condensed consolidated pro forma financial data for the nine months ended September 30, 2005 and for the year ended December 31, 2004. You should read this financial data together with "Unaudited Condensed Consolidated Pro Forma Financial Data," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our historical audited and unaudited consolidated financial statements and the related notes thereto and the historical audited financial statements of Kinergy and ReEnergy appearing elsewhere in this prospectus.

     On March 23, 2005, we completed a Share Exchange Transaction with the shareholders of PEI California and the holders of the membership interests of each of Kinergy and ReEnergy, pursuant to which we acquired all of the issued and outstanding capital stock of PEI California and all of the outstanding membership interests of Kinergy and ReEnergy. This transaction has been accounted for as a reverse acquisition whereby PEI California is the accounting acquiror. Accordingly, the unaudited condensed consolidated statements of operations data for the year ended December 31, 2004 give effect to the acquisition by PEI California of Accessity, Kinergy and ReEnergy as if the acquisitions had been consummated on January 1, 2004. Pro forma condensed consolidated balance sheet data is not presented because the balance sheets of Accessity, Kinergy and ReEnergy and related purchase accounting adjustments are consolidated and included in the financial statements included in our quarterly report on Form 10-QSB for the quarterly period ended September 30, 2005 filed with the Securities and Exchange Commission on August 15, 2005. Pro forma adjustments for Accessity Corp. are not included because they would have no material impact on the pro forma financial information presented.

     The financial information for Pacific Ethanol contained on the Pro Forma Condensed Consolidated Statements of Operations for the Nine Months ended September 30, 2005 set forth below is comprised of financial information for Kinergy and ReEnergy for the period beginning on March 24, 2005 and ending on September 30, 2005 and financial information for PEI California for the period beginning on January 1, 2005 and ending on September 30, 2005.

     The acquisition was accounted for under the purchase method of accounting in accordance with accounting principles generally accepted in the United States. Under this method, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their fair values based on the valuation by an independent valuation firm and its determination of the excess consideration given allocated between the identifiable intangible assets and goodwill. The excess of the purchase price, plus estimated fees and expenses related to the acquisitions, over the fair value of net assets acquired are recorded as goodwill.

     The summary unaudited condensed consolidated pro forma financial data are presented for illustrative purposes only and do not represent what our results of operations actually would have been if the transactions referred to above had occurred as of the dates indicated or what our results of operations will be for future periods. The presented information does not include certain cost savings and operational synergies that we expect to achieve upon fully consolidating our acquisitions.


                                  PACIFIC ETHANOL, INC., REENERGY, LLC AND KINERGY MARKETING, LLC
                               PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                               NINE MONTHS ENDED SEPTEMBER 30, 2005

                                                                                          PACIFIC      PRO FORMA      PRO FORMA
                                                           REENERGY        KINERGY        ETHANOL     ADJUSTMENTS    COMBINED (1)
                                                         ------------   ------------   ------------   ------------   ------------
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Net sales ............................................   $         --   $ 23,605,252   $ 51,530,735   $         --   $ 75,135,987
Cost of goods sold ...................................             --     23,207,602     49,695,870             --     72,903,472
                                                         ------------   ------------   ------------   ------------   ------------
Gross profit .........................................             --        397,650      1,834,865             --      2,232,515
Selling, general and administrative expenses .........            346         72,240      3,999,653        251,072      4,323,311
Services rendered in connection with feasibility study             --             --        852,250             --        852,250
Non-cash compensation and consulting fees ............             --             --      1,749,967        246,864      1,996,831
                                                         ------------   ------------   ------------   ------------   ------------
Net income (loss) from operations ....................           (346)       325,410     (4,767,005)      (497,936)    (4,939,877)
Total other income (expense) .........................             --            616        (33,740)            --        (33,124)
                                                         ------------   ------------   ------------   ------------   ------------
Net income (loss) from operations before income taxes            (346)       326,026     (4,800,745)      (497,936)    (4,973,001)
Provision for income taxes ...........................            800             --          5,600             --          6,400
                                                         ------------   ------------   ------------   ------------   ------------
Net income (loss) ....................................   $     (1,146)  $    326,026   $ (4,806,345)  $   (497,936)  $ (4,979,401)
                                                         ============   ============   ============   ============   ============

Loss per share, basic and diluted (2) ................                                 $      (0.20)                 $      (0.18)
                                                                                       ============                  ============
Weighted-average shares outstanding, basic and diluted                                   23,841,380                    28,021,756
                                                                                       ============                  ============

--------------
(1)  For an explanation of the pro forma adjustments see Notes to Unaudited Pro Forma Combined Consolidated Statements of
     Operations for the Nine Months Ended September 30, 2005 on page F-63.
(2)  The following table summarizes the combined pro forma basic and diluted loss per share as if the acquisitions had occurred as of January 1, 2005:

                                                                                            PACIFIC       PRO FORMA      PRO FORMA
                                                               REENERGY       KINERGY       ETHANOL      ADJUSTMENTS    COMBINED (a)
                                                              -----------   -----------   -----------    -----------    -----------
Loss per share .............................................  $        --   $        --   $     (0.20)   $        --    $     (0.18)
                                                              -----------   -----------   -----------    -----------    -----------
Numerator:

     Net income (loss) attributable to common stockholders .       (1,146)      326,026    (4,806,345)      (497,936)    (4,979,401)
                                                              -----------   -----------   -----------    -----------    -----------
Denominator:

     Weighted average number of common shares
     outstanding during the period, basic ..................           --            --    23,841,380      2,103,453     25,944,833
     Additional weighted average common shares
     if private placement occurred at January 1,
     2005 (considered necessary to complete acquisitions) ..           --            --            --      2,076,923      2,076,923
                                                              ===========   ===========   ===========    ===========    ===========
Adjusted weighted average shares ...........................           --            --    23,841,380      4,180,376     28,021,756
                                                              ===========   ===========   ===========    ===========    ===========
Basic and diluted loss per share ...........................  $        --   $        --   $     (0.20)   $     (0.12)   $     (0.18)
                                                              ===========   ===========   ===========    ===========    ===========

----------
(a)  For an explanation of the pro forma adjustments see Notes to Unaudited Pro Forma Combined Consolidated Statements of
     Operations for the Nine Months Ended September 30, 2005 on page F-63.


                                                                23

                                        PACIFIC ETHANOL CALIFORNIA, INC., REENERGY, LLC AND
                                                       KINERGY MARKETING, LLC
                               PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                                    YEAR ENDED DECEMBER 31, 2004

                                                                                            PEI          PRO FORMA      PRO FORMA
                                                            REENERGY       KINERGY       CALIFORNIA     ADJUSTMENTS    COMBINED (1)
                                                          ------------   ------------   ------------    ------------   ------------
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Net sales ..............................................  $         --   $ 82,790,404   $     19,764    $         --   $ 82,810,168
Cost of goods sold .....................................            --     79,580,897         12,523              --     79,593,420
                                                          ------------   ------------   ------------    ------------   ------------
Gross profit ...........................................            --      3,209,507          7,241              --      3,216,748
Selling, general and administrative expenses ...........         9,854        275,588      1,070,010       1,331,000      2,686,452
Services rendered in connection with feasibility study .            --             --             --         852,250        852,250
Non-cash compensation and consulting fees ..............            --             --      1,207,500       1,474,250      2,681,750
                                                          ------------   ------------   ------------    ------------   ------------
Net income (loss) from operations ......................        (9,854)     2,933,919     (2,270,269)     (3,657,500)    (3,003,704)
Total other expense ....................................            --         (4,837)      (530,698)             --       (535,535)
                                                          ------------   ------------   ------------    ------------   ------------
Net income (loss) from operations before income taxes ..        (9,854)     2,929,082     (2,800,967)     (3,657,500)    (3,539,239)
Provision for income taxes .............................           800             --          1,600              --          2,400
                                                          ------------   ------------   ------------    ------------   ------------
Net income (loss) ......................................  $    (10,654)  $  2,929,082   $ (2,802,567)   $ (3,657,500)  $ (3,541,639)
                                                          ============   ============   ============    ============   ============
Loss per share, basic and diluted (2) ..................                                $      (0.23)                  $      (0.13)
                                                                                        ============                   ============
Weighted-average shares outstanding, basic and diluted .                                  12,396,895                     26,486,309
                                                                                        ============                   ============

----------

(1)  For an explanation of the pro forma adjustments see Notes to Unaudited Pro Forma Combined Consolidated Statements of
     Operations for the Year Ended December 31, 2004 on page F-65.

(2)  The following table summarizes the combined pro forma basic and diluted loss per share as if the acquisitions had occurred as of January 1, 2004:

                                                                                              PEI         PRO FORMA      PRO FORMA
                                                              REENERGY       KINERGY       CALIFORNIA    ADJUSTMENTS    COMBINED (a)
                                                             -----------    -----------   -----------    -----------    -----------
Loss per share ...........................................   $        --    $        --   $     (0.23)   $        --    $     (0.13)
                                                             -----------    -----------   -----------    -----------    -----------
Numerator:

     Net income (loss) attributable to common stockholders       (10,654)     2,929,082    (2,802,567)    (3,657,500)    (3,541,639)
                                                             -----------    -----------   -----------    -----------    -----------
Denominator:

     Weighted average number of common shares outstanding
     during the period, basic ............................                                 12,396,895      7,089,414     19,486,309
     Additional weighted average common shares if private
     placement occurred at January 1, 2004 (considered
     necessary to complete acquisitions) .................                                         --      7,000,000      7,000,000
                                                                                          -----------    -----------    -----------
Adjusted weighted average shares .........................                                 12,396,895     14,089,414     26,486,309
                                                                                          -----------    -----------    -----------
Basic and diluted loss per share .........................                                $     (0.23)   $     (0.26)   $     (0.13)
                                                                                          ===========    ===========    ===========

------------

(a)  For an explanation of the pro forma adjustments see Notes to Unaudited Pro Forma Combined Consolidated Statements of
     Operations for the Year Ended December 31, 2005 on page F-65.


                                                                24

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with our condensed consolidated financial statements and notes to financial statements included elsewhere in this prospectus. This prospectus and our condensed consolidated financial statements and notes to financial statements contain forward-looking statements, which generally include the plans and objectives of management for future operations, including plans and objectives relating to our future economic performance and our current beliefs regarding revenues we might generate and profits we might earn if we are successful in implementing our business strategies. The forward-looking statements and associated risks may include, relate to or be qualified by other important factors, including, without limitation:

     o the projected growth or contraction in the ethanol market in which we operate;
     o    fluctuations in the market price of ethanol;
     o our business strategy for expanding, maintaining or contracting our presence in this market;
     o our ability to obtain the necessary financing to complete construction of our planned ethanol production facilities, including our facility in Madera County, California;
     o anticipated trends in our financial condition and results of operations; and
     o our ability to distinguish ourselves from our current and future competitors.

     We do not undertake to update, revise or correct any forward-looking statements.

     Any of the factors described above or in the "Risk Factors" section could cause our financial results, including our net income or loss or growth in net income or loss to differ materially from prior results, which in turn could, among other things, cause the price of our common stock to fluctuate substantially.

OVERVIEW

     Our primary goal is to become a leader in the production, marketing and sale of ethanol and other renewable fuels in the Western United States.

     Through our wholly-owned subsidiary, Kinergy Marketing, LLC, or Kinergy, we are currently engaged in the business of marketing ethanol in the Western United States. We provide transportation, storage and delivery of ethanol through third-party service providers. We sell ethanol primarily in California, Nevada, Arizona and Oregon and have extensive customer relationships throughout the Western United States and extensive supplier relationships throughout the Western and Midwestern United States. We do not currently produce any ethanol that we sell. Until we commence the production of ethanol, if at all, we expect our operations to consist primarily of the marketing and sale of ethanol produced by third-parties. Accordingly, we expect that unless and until we complete the construction of our initial ethanol production facility in Madera County our consolidated net sales will consist solely of net sales generated by Kinergy. We anticipate that our net sales will grow in the long-term as demand for ethanol increases and as a result of our marketing agreements with third-party ethanol producers.

     We believe that we have a competitive advantage due to the market niche that we have developed by supplying ethanol to customers in several major metropolitan and rural markets in California and other Western states. We also believe that the experience of our management over the past two decades and the operations Kinergy has conducted over the past four years have enabled us to establish valuable relationships in the ethanol marketing industry.

     Through our wholly-owned subsidiary, Pacific Ethanol California, Inc., or PEI California, we are constructing an ethanol production facility in Madera County to begin the production and sale of ethanol and its co-products if we are able to secure all the necessary financing to complete construction of this facility. To date, we have not obtained all of this financing. See "Risk Factors
- Risks Relating to the Business of PEI California." We also intend to construct or otherwise acquire additional ethanol production facilities as financing resources and business prospects make the construction or acquisition of these facilities advisable. PEI California has, to date, not conducted any significant business operations other than the acquisition of real property located in Madera County, on which we are constructing our first ethanol production facility.

     Our wholly-owned subsidiary, ReEnergy, LLC, or ReEnergy, does not presently have any significant business operations or plans but does hold an option to acquire real property in Visalia, California, on which we intend to build an ethanol production facility. In addition, we have secured an option to acquire an additional parcel of real property and an option to lease two other parcels of real property on which we may construct additional ethanol production facilities.

     Currently, ethanol represents only up to 3% of the total annual gasoline supply in the United States. We believe that the ethanol industry has substantial room to grow to reach what we estimate is an achievable level of at least 10% of the total annual gasoline supply in the United States. An increase in the demand for ethanol from California's current level of 5.7% to at least 10% of total annual gasoline supply would result in demand for approximately 700 million additional gallons of ethanol, representing an increase in annual demand in California of approximately 75%. An additional 700 million gallons of ethanol would represent an increase in annual demand of approximately 18% for the entire United States.

     Kinergy has two principal methods of conducting its ethanol marketing and sales activities: direct sales and inventory sales. Kinergy's first method of marketing and selling ethanol involves direct sales through which suppliers deliver ethanol directly via rail to Kinergy's customers. For direct sales, Kinergy typically matches ethanol purchase and sale contracts of like quantities and delivery periods. These back-to-back direct sales typically involve no price risks to Kinergy that otherwise may result from fluctuations in the market price of ethanol. Kinergy's second method of marketing and selling ethanol involves truck deliveries from inventory purchased by Kinergy in advance. For inventory sales, as with direct sales, Kinergy typically matches ethanol purchase and sale contracts of like quantities. However, timing differences do exist and consequently, a back-to-back inventory sale may lag by up to two or more weeks. This time lag results from inventory transit and turnover times. As a result, Kinergy may supply ethanol under new inventory sales contracts from existing inventory. These back-to-back inventory sales therefore involve some price risks to Kinergy resulting from potential fluctuations in the market price of ethanol.

     We believe that the only consistent price risk to Kinergy is currently inventory risk. Management seeks to optimize transitions to new inventory sales contracts and reduce the effects of declining ethanol prices by managing inventory as carefully as possible to decrease inventory levels in anticipation of declining ethanol prices. In addition, management seeks to increase inventory levels in anticipation of rising ethanol prices. Because Kinergy increases inventory levels in anticipation of rising ethanol prices and decreases inventory levels in anticipation of declining ethanol prices, it is subject to the risk of ethanol prices moving in unanticipated directions, which could result in declining or even negative gross profit margins over certain periods of time, but also enables Kinergy to potentially benefit from above-normal gross profit margins.

     Over the past few years, the market price of ethanol has experienced significant fluctuations. More recently, the price of ethanol declined by approximately 25% from its 2004 average price per gallon in five months from January 2005 through May 2005 and reversed this decline and increased to approximately 55% above its 2004 average price per gallon in four months from June 2005 through September 2005. Since September 2005, the price of ethanol has generally trended downward and the average price of ethanol during October 2005 and through mid-November 2005 was approximately 24% above its 2004 average price per gallon. We believe that the market price of ethanol will, for the foreseeable future, continue to experience significant fluctuations which may cause our future results of operations to fluctuate significantly. As a result, our historical results of operations may not be predictive of our future results of operations.

     Historically, Kinergy's gross profit margins have averaged between 2.0% and 4.4%. Kinergy's gross profit margin in 2004 was 3.9%. We believe that Kinergy's future gross profit margins will be lower than historical levels for two principal reasons. First, higher ethanol sales volumes and increased competition in the ethanol market have reduced margins, and we believe will continue to reduce margins, as compared to historical levels. Second, Kinergy is emphasizing direct sales to a greater degree. Direct sales ordinarily have gross profit margins of approximately 1.0% over periods of one year or more, a level that is consistent with our recent ethanol marketing agreements with Front Range Energy, LLC and Phoenix Bio-Industries, LLC, and, we believe, with the ethanol marketing industry as a whole. Inventory sales ordinarily have base gross profit margins of approximately 1.0% to 2.0%, assuming stability in the price of ethanol, over periods of one year or more. We believe that, for our inventory sales, gross profit margins above or below this range likely result from fluctuations in the market price of ethanol. Historically, Kinergy's sales were comprised to a greater degree of inventory sales that often involved the buying and selling of ethanol based on anticipated trends in the market price of ethanol. These inventory sales represented higher-risk positions but enabled Kinergy to achieve higher margin levels, as compared to direct sales, as a result of correctly anticipating fluctuations in the market price of ethanol. As a result of highly-volatile ethanol prices, we are unable to estimate Kinergy's future gross profit margins from inventory sales. However, we believe that over longer periods of up to a year or more, our gross profit margin from inventory sales is unlikely to exceed our historic high average gross profit margin of 4.4%.

     If we are able to complete our ethanol production facility in Madera County and commence producing ethanol, we expect our gross profit margins for ethanol that we produce to be substantially higher than our gross profit margins for Kinergy's direct sales and inventory sales activities. However, any gross profits that we realize from the production of ethanol will be highly dependent upon the prevailing market price of ethanol at the time of sale. Moreover, in light of the recent and expected future volatility in the price of ethanol, we are now, and expect for the foreseeable future to be, unable to estimate our gross profit margins resulting from the sale of ethanol that we may produce.

     Kinergy's gross profit margin declined by 56% from 3.9% in 2004 to 1.7% in the first quarter of 2005, declined further by 82% from 3.9% in 2004 to 0.7% in the second quarter of 2005 and increased by 59% from 3.9% in 2004 to 6.2% in the third quarter of 2005. Kinergy's gross profit margin for the full nine months ended September 30, 2005 declined by 8% from 3.9% in 2004 to 3.6%. Kinergy's gross profit margin in the first quarter of 2005 is generally reflective of the contracted margins for that period. The decline in Kinergy's gross profit margin in the second quarter of 2005 resulted primarily from the transition from inventory sales contracts ending in the first quarter of 2005 to new inventory sales contracts beginning in the second quarter of 2005 during a period of rapidly declining market prices. As discussed above, because of the time lag in delivering ethanol under new inventory sales contracts, Kinergy sold ethanol under these contracts from existing inventory that was purchased at levels higher than the prevailing market price at the time of sale. The increase in Kinergy's gross profit margin in the third quarter of 2005 is generally reflective of opportunistic buying and selling during a period of rapidly increasing market prices. As noted above, the price of ethanol declined during the first and second quarters of 2005 by approximately 25% from its 2004 average price per gallon in five months from January 2005 through May 2005 and reversed this decline and increased during the third quarter of 2005 to approximately 55% above its 2004 average price per gallon in four months from June 2005 through September 2005. Since September 2005, the price of ethanol has generally trended downward and the average price of ethanol during October 2005 and through mid-November 2005 was approximately 24% above its 2004 average price per gallon.

     Management correctly anticipated a softening in the price ethanol in early 2005, but neither management nor, we believe, the ethanol industry as a whole, anticipated the speed and the extent of the decline in the price of ethanol from January 2005 through May 2005. As a result, Kinergy was forced to sell some ethanol at negative gross profit levels following the rapid and extensive decline in the price of ethanol. In the second quarter of 2005, and before ethanol prices increased to levels significantly higher than their recent lows, Kinergy sold much of this ethanol inventory that was acquired at prices higher than those prevailing at the time of sale. Accordingly, despite the general increase in ethanol prices during the second quarter of 2005, this inventory and these sales still had the effect of depressing Kinergy's gross profit margin to 0.7% for the entire second quarter of 2005 and to 0.8% for the six months ended June 30, 2005. However, as a result of the substantial increase in the price of ethanol during the third quarter of 2005, and the opportunistic buying and selling of ethanol during that period, Kinergy's gross profit margin increased to 6.2% for the third quarter of 2005, a level significantly higher than our gross profit margins for either the first or second quarters of 2005. As noted above, our results in the third quarter of 2005 raised Kinergy's gross profit margin to 3.6% for the nine months ended September 30, 2005.

     Management decided to maintain net long ethanol positions in the first and second quarters of 2005 as a result of a confluence of factors, including its expectation of increased prices of gasoline and petroleum and anticipated favorable federal legislation that we expected would increase the demand for and price of ethanol over the short- and longer-terms. We believe that these factors were, however, outweighed by a sudden but short-lived excess of ethanol supplied to the market by a number of new ethanol production facilities. We believe that the sudden and short-lived excess of ethanol supplied to the market coupled with higher market-wide inventory levels caused the rapid and steep decline in the price of ethanol. Following its rapid decline during January 2005 through May 2005, the price of ethanol reversed and subsequently increased to unprecedented high levels from June 2005 through September 2005. We believe that this increase in the price of ethanol demonstrates that the fundamental factors considered by management in deciding to maintain net long ethanol positions ultimately were the prevailing forces in driving the price of ethanol to unprecedented high levels. In addition, we believe that these factors contributed and will continue to contribute to the market's relatively quick absorption of the additional supply of ethanol that was, and that continues to be, supplied to the market by new ethanol production facilities.

SHARE EXCHANGE TRANSACTION

     On March 23, 2005, we completed a share exchange transaction, or the Share Exchange Transaction, with the shareholders of PEI California, and the holders of the membership interests of each of Kinergy and ReEnergy, pursuant to which we acquired all of the issued and outstanding shares of capital stock of PEI California and all of the outstanding membership interests of each of Kinergy and ReEnergy. Immediately prior to the consummation of the share exchange, our predecessor, Accessity, reincorporated in the State of Delaware under the name "Pacific Ethanol, Inc." through a merger of Accessity with and into its then-wholly-owned Delaware subsidiary named Pacific Ethanol, Inc., which was formed for the purpose of effecting the reincorporation. We are the surviving entity resulting from the reincorporation merger and have three principal wholly-owned subsidiaries: Kinergy, PEI California and ReEnergy.

     In connection with the Share Exchange Transaction, we issued an aggregate of 20,610,987 shares of common stock to the shareholders of PEI California, 3,875,000 shares of common stock to the limited liability company member of Kinergy and an aggregate of 125,000 shares of common stock to the limited liability company members of ReEnergy. In addition, holders of options and warrants to acquire an aggregate of 3,157,587 shares of common stock of PEI

California were, following the consummation of the Share Exchange Transaction, deemed to hold warrants to acquire an equal number of our shares of common stock. Also, a holder of a promissory note convertible into an aggregate of 664,879 shares of common stock of PEI California was, following the consummation of the Share Exchange Transaction, entitled to convert the note into an equal number of shares of our common stock.

     The Share Exchange Transaction has been accounted for as a reverse acquisition whereby PEI California is deemed to be the accounting acquiror. As a result, our results of operations for the nine months ended September 30, 2004 and the fiscal years 2004 and 2003 consist of the operations of PEI California only. We have consolidated the results of PEI California, Kinergy and ReEnergy beginning March 23, 2005, the date of the Share Exchange Transaction. Accordingly, our results of operations for the nine months ended September 30, 2005 consist of the operations of PEI California for the entire nine month period and our operations and the operations of Kinergy and ReEnergy from March 23, 2005 through September 30, 2005.

     PEI California has, to date, not conducted any significant business operations other than the acquisition of real property located in Madera County on which we are constructing our first ethanol production facility. ReEnergy does not presently have any significant business operations or plans but does hold an option to acquire real property in Visalia, California, on which we intend to build an ethanol production facility.

     We have consolidated the results of operations of Kinergy beginning from March 23, 2005, the date of the closing of the Share Exchange Transaction. We expect that, until we complete construction of our ethanol production facility in Madera County, our operations will consist solely of operations conducted by Kinergy.

     The following table summarizes the unaudited assets acquired and liabilities assumed in connection with the Share Exchange Transaction (as restated):

     Current assets                                 $ 7,014,196
     Property, plant and equipment                        6,224
     Intangibles, including goodwill                 10,935,750
                                                    -----------
         Total assets acquired                       17,956,170
     Current liabilities                              4,253,177
     Other liabilities                                   83,017
                                                    -----------
         Total liabilities assumed                    4,336,194
                                                    -----------
     Net assets acquired                            $13,619,976
                                                    ===========
     Shares of common stock issued                    6,489,414
                                                    ===========

     The purchase price represented a significant premium over the recorded net worth of the acquired entities' assets. In deciding to pay this premium, we considered various factors, including the value of Kinergy's trade name, Kinergy's extensive market presence and history, Kinergy's industry knowledge and expertise, Kinergy's extensive customer relationships and expected synergies with Kinergy's business and assets and our planned entry into the ethanol production business.

     The following table summarizes, on an unaudited pro forma basis, our combined results of operations, as though the acquisitions occurred as of January 1, 2004. The pro forma amounts give effect to appropriate adjustments for amortization of intangibles and income taxes. The pro forma amounts presented are not necessarily indicative of future operating results.

                                                        Nine Months
                                                     Ended September 30,
                                                ----------------------------
                                                    2005            2004
                                                ------------    ------------

     Net sales                                  $ 75,135,987    $ 56,545,947
                                                ============    ============
     Net loss                                   $ (4,979,401)   $ (3,273,338)
                                                ============    ============
     Loss per share of common stock
        Basic and diluted                       $      (0.18)   $      (0.13)
                                                ============    ============

     Prior to the Share Exchange Transaction, through its wholly-owned subsidiary Sentaur Corp., Accessity was in the business of providing medical billing recovery services for hospitals. Sentaur Corp.'s services were designed to help hospitals recoup discounts improperly taken by insurance companies and other institutional payors of medical treatments. In addition, through its wholly-owned subsidiary DriverShield CRM Corp., Accessity was in the business of providing internet-based vehicle repair management services, including collision and general repair programs, estimating and auditing services and vehicle rentals for insurance companies and affinity group members.

CRITICAL ACCOUNTING POLICIES

     Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of net sales and expenses for each period. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

   REVENUE RECOGNITION

     We recognize revenue in accordance with SEC Staff Accounting Bulletin No. 104, Revenue Recognition, and the related Emerging Task Force Issue No. EITF 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, or EITF 99-19.

     We derive revenue primarily from sales of ethanol. Our sales are based upon written agreements or purchase orders that identify the amount of ethanol to be purchased and the purchase price. Revenue is recognized, gross, upon delivery of ethanol to a customer's designated ethanol tank. Shipments are made to customers, variously, directly from suppliers and from our inventory to our customers by truck or rail. Ethanol that is shipped by rail originates primarily in the Midwest and takes from 10 to 14 days from date of shipment to be delivered to the customer or to one of four terminals in California and Oregon. For local deliveries the product is shipped by truck and delivered the same day as shipment

     In accordance with the criteria outlined in EITF 99-19, we record ethanol sales revenue at gross. We generally take title to the ethanol, have the contractual obligation to deliver ethanol that meets certain specifications (hence to determine the nature, type, characteristics, or specifications of the product or services ordered by the customer), negotiate the price of the ethanol, are responsible for assuring fulfillment of the amount to be delivered, select the supplier and make the decision as to which available inventory is matched to which sales fulfillment (not always the same customer) and assume credit risk for the amount billed to the customer. The presence of the combination of these factors indicates that we have the risks and rewards of a principal in these transactions and therefore we record revenue at the gross amount.

   INVENTORY

     Inventory consists of fuel ethanol and is valued at the lower of cost or market, cost being determined on a first-in first-out basis. Shipping, handling and storage costs are classified as a component of cost of goods sold. Title to ethanol transfers from the producer to us when the ethanol passes through the inlet flange of our receiving tank.

   INTANGIBLES, INCLUDING GOODWILL

     We periodically evaluate our intangibles, including goodwill, for potential impairment. Our judgments regarding the existence of impairment are based on legal factors, market conditions and operational performance of our acquired businesses.

     In assessing potential impairment of goodwill, we consider these factors and forecast financial performance of the acquired businesses. If forecasts are not met, we may have to record additional impairment charges not previously recognized. In assessing the recoverability of our goodwill and other intangibles, we must make assumptions regarding estimated future cash flows and other factors to determine the fair value of those respective assets. If these estimates or their related assumptions change in the future, we may be required to record impairment charges for these assets that were not previously recorded. If that were the case, we would have to record an expense in order to reduce the carrying value of our goodwill.

     In connection with the Share Exchange Transaction and our acquisition of Kinergy and ReEnergy, we engaged a valuation firm to determine what portion of the purchase price should be allocated to identifiable intangible assets. Through that process, we have estimated that for Kinergy, the distribution backlog is valued at $136,000, the customer relationships are valued at $5,600,000 and the trade name is valued at $3,100,000. We issued stock valued at $9,803,750 for the acquisition of Kinergy. In addition, certain stockholders sold stock to the sole member of Kinergy and a related party, increasing the purchase price by $1,012,000. The purchase price for Kinergy totaled $10,815,750. Goodwill directly associated with the Kinergy acquisition therefore totaled $1,979,750. The Kinergy trade name is determined to have an indefinite life and therefore, rather than being amortized, is being periodically tested for impairment. The distribution backlog has an estimated life of six months and customer relationships were estimated to have a ten-year life and, as a result, will be amortized accordingly, unless otherwise impaired at an earlier time.

     We made a $150,000 cash payment and issued stock valued at $316,250 for the acquisition of ReEnergy. In addition, certain stockholders sold stock to the members of ReEnergy, increasing the purchase price by $506,000. The purchase price for ReEnergy totaled $972,250. Of this amount, $120,000 was recorded as an intangible asset for the fair value of a favorable option to acquire land and because the acquisition of ReEnergy was not deemed to be an acquisition of a business, the remaining purchase price of $852,250 was recorded as an expense for services rendered in connection with a feasibility study. The ReEnergy land option will expire on December 15, 2005 and will be expensed at that time if not extended.

RESULTS OF OPERATIONS

     The tables presented below, which compare our results of operations from one period to another, present the results for each period, the change in those results from one period to another in both dollars and percentage change, and the results for each period as a percentage of net sales. The columns present the following:

     o The first two data columns in each table show the absolute results for each period presented.
     o The columns entitled "Dollar Variance" and "Percentage Variance" show the change in results, both in dollars and percentages. These two columns show favorable changes as a positive and unfavorable changes as negative. For example, when our net sales increase from one period to the next, that change is shown as a positive number in both columns. Conversely, when expenses increase from one period to the next, that change is shown as a negative in both columns.
     o The last two columns in each table show the results for each period as a percentage of net sales.

                       NINE MONTHS ENDED SEPTEMBER 30, 2005 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2004

                                                                                                           RESULTS AS A PERCENTAGE
                                                                               DOLLAR       PERCENTAGE      OF NET SALES FOR THE
                                                    NINE MONTHS ENDED         VARIANCE       VARIANCE         NINE MONTHS ENDED
                                                      SEPTEMBER 30,         ------------   -----------          SEPTEMBER 30,
                                                -------------------------     FAVORABLE      FAVORABLE    ------------------------
                                                    2005          2004      (UNFAVORABLE)  (UNFAVORABLE)     2005          2004
                                                -----------   -----------   ------------   -----------    ----------    ----------
Net sales ...................................   $51,530,735   $    16,832   $ 51,513,903     306,047.4%        100.0%        100.0%
Cost of sales ...............................    49,695,870        10,789    (49,685,081)   (460,516.1)         96.4          64.1
                                                -----------   -----------   ------------   -----------    ----------    ----------
Gross profit ................................     1,834,865         6,043      1,828,822      30,263.5           3.6          35.9
Selling, general and administrative
  expenses ..................................     3,999,653       714,730     (3,284,923)       (459.6)          7.8       4,246.2
Services rendered in connection with
  feasibility study .........................       852,250            --       (852,250)       (100.0)          1.7            --
Non-cash compensation and consulting fees ...     1,749,967       862,500       (887,467)       (102.9)          3.4       5,124.2
                                                -----------   -----------   ------------   -----------    ----------    ----------
Loss from operations ........................    (4,767,005)   (1,571,187)    (3,195,818)       (203.4)         (9.3)     (9,334.5)
Total other expense .........................       (33,740)     (413,358)       379,618          91.8            --      (2,455.8)
                                                -----------   -----------   ------------   -----------    ----------    ----------
Loss from operations before income taxes ....    (4,800,745)   (1,984,545)    (2,816,200)       (141.9)         (9.3)    (11,790.3)
Provision for income taxes ..................         5,600         8,400          2,800          33.3            --         (49.9)
                                                -----------   -----------   ------------   -----------    ----------    ----------
Net loss ....................................   $(4,806,345)  $(1,992,945)  $ (2,813,400)       (141.2)%        (9.3)%   (11,840.2)%
                                                ===========   ===========   ============   ===========    ==========    ==========

     NET SALES. Net sales for the nine months ended September 30, 2005 increased by $51,513,903 to $51,530,735 as compared to $16,832 for the nine months ended September 30, 2004. Sales attributable to the acquisition of Kinergy on March 23, 2005 contributed $51,513,903 of this increase. Without the acquisition of Kinergy, our net sales would have been $0. This was due to ceasing our transloading services in order to begin construction of our Madera County ethanol plant on this site.

     GROSS PROFIT. Gross profit for the nine months ended September 30, 2005 increased by $1,828,822 to $1,834,865 as compared to $6,043 for the nine months ended September 30, 2004, primarily due to the acquisition of Kinergy on March 23, 2005. Gross profit as a percentage of net sales decreased to 3.6% for the nine months ended September 30, 2005 as compared to 36% for the nine months ended September 30, 2004. This difference is attributable to the acquisition of Kinergy on March 23, 2005.

     Historically, Kinergy's gross profit margins have averaged between 2.0% and 4.4%. Kinergy's gross profit margin in 2004 was 3.9%. We believe that Kinergy's future gross profit margins will be lower than historical levels for two principal reasons. First, higher ethanol sales volumes and increased competition in the ethanol market have reduced margins, and will continue to reduce margins, as compared to historical levels. Second, Kinergy is emphasizing direct sales to a greater degree. Direct sales ordinarily have gross profit margins of approximately 1.0% over periods of one year or more, a level that is consistent with our recent ethanol marketing agreements with Front Range Energy, LLC and Phoenix Bio-Industries, LLC, and, we believe, with the ethanol marketing industry as a whole.

     Kinergy's gross profit margin declined by 8% from 3.9% in 2004 to 3.6% for the nine months ended September 30, 2005. The decline in Kinergy's gross profit margin for the first nine months of 2005 resulted primarily from a combination of factors. The transition from inventory sales contracts ending in the first quarter of 2005 to new inventory sales contracts beginning in the second quarter of 2005 during a period of rapidly declining market prices reduced gross profit margins for the first and second quarters of 2005. This reduction was offset by rapidly increasing market prices during the third quarter of 2005 resulting in a gross profit margin of 6.2% for that period and a combined gross profit margin of 3.6% for the nine months ended September 30, 2005. Kinergy sold ethanol under these contracts from existing inventory that was purchased at levels higher than the prevailing market price at the time of sale in the second quarter of 2005 and conversely sold ethanol under these contracts from existing inventory that was purchase at levels lower than the prevailing market price at the time of sale in the third quarter. Accordingly, the fluctuation in ethanol prices during the nine months ended September 30, 2005, had the net effect of reducing Kinergy's gross profit margin by 8% from 3.9% in 2004 to 3.6% for the nine months ended September 30, 2005.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses for the nine months ended September 30, 2005 increased by $3,284,923 (460%) to $3,999,653 as compared to $714,730 for the nine months ended September 30, 2004. This increase was primarily due to $1,227,250 in additional legal, accounting and consulting fees, $427,668 for amortization of intangibles and $506,292 in additional payroll expense related to the three executive employment agreements that became effective upon the consummation of the Share Exchange Transaction on March 23, 2005, the addition of two staff positions in May and June 2005, an employee promotion in May 2005, the addition of two executive positions in June 2005, the addition of two high-level ethanol plant management positions in September 2005. The increase in selling, general and administrative expenses also was due to a $300,000 increase from the accrual of a bonus due Neil M. Koehler under his employment agreement, $143,998 in additional insurance expense related to the addition of a directors and officers insurance policy in October 2004, the addition of a property and general liability policy for Kinergy in April, and an insurance premium increase effective June 2004 related to a silo fire that occurred in January 2004 at our Madera County grain facility, a $154,918 increase for expenses related to the termination of the proposed acquisition of Phoenix Bio-Industries, LLC, a $128,259 increase in business travel expenses, a $97,401 increase in research and development expense, a $63,818 increase in market and filing fees, a $61,300 increase in policy and investor relations expenses, a $41,281 increase in rents, a $35,909 increase in marketing expense, an $18,665 increase in dues and trade memberships, a $15,260 increase in telephone expense, a $7,158 increase in bad debt expense, and the net balance of $55,746 related to various increases in other selling, general and administrative expenses.

     We expect that over the near term, our selling, general and administration expenses will increase as a result of, among other things, increased legal and accounting fees associated with increased corporate governance activities in response to the Sarbanes-Oxley Act of 2002, recently adopted rules and regulations of the Securities and Exchange Commission, the filing of a registration statement with the Securities and Exchange Commission to register for resale the shares of common stock and shares of common stock underlying warrants issued in various private offerings, increased employee costs associated with planned staffing increases, increased sales and marketing expenses, increased activities related to the construction of our Madera County ethanol production facility and increased activity in searching for and analyzing potential acquisitions.

     SERVICES RENDERED IN CONNECTION WITH FEASIBILITY STUDY. Services rendered in connection with feasibility study for the nine months ended September 30, 2005 increased by $852,250 (100%) as compared to $0 for the nine months ended September 30, 2004. This expense arose in connection with the acquisition of ReEnergy and relates to a feasibility study for an ethanol plant in Visalia, California. Based on this study, ReEnergy entered into an option to buy land for the ethanol plant site at a fixed price of $12,000 per acre.

     NON-CASH COMPENSATION AND CONSULTING FEES. Non-cash compensation and consulting fees for the nine months ended September 30, 2005 increased by $887,467 (103%) to $1,749,967 as compared to $862,500 for the nine months ended September 30, 2004. Of this amount, $651,000 related to non-cash compensation from stock grants in connection with the hiring of two employees, $232,250 related to a stock grant that vested upon closing of the Share Exchange Transaction on March 23, 2005, $70,500 related to non-cash consulting fees for stock options granted to a consulting firm in connection with the employment of our Chief Financial Officer, $46,800 related to non-cash compensation for stock options granted in connection with the hiring of two ethanol plant managers, $21,656 related to non-cash compensation for stock options granted to reward employees for past performance, and $134,739 related to a decrease in non-cash consulting fees for warrants that were granted in February 2004 and that vested over one year. We expect to incur non-cash consulting fee expenses for warrants granted in connection with the consummation of the Share Exchange Transaction that vest ratably over two years in the amount of $89,125 per month for the remainder of the two-year term ending on March 23, 2007.

     OTHER INCOME/(EXPENSE). Other income/(expense) increased by $379,618 to $(33,740) for the nine months ended September 30, 2005 as compared to ($413,358) for the nine months ended September 30, 2004, primarily due to approximately $255,688 of interest income on cash held in seven day investment accounts and a net decrease of $123,930 in interest expense related to long-term debt, amortization of discount, and construction payables, net of capitalized interest related to our planned Madera County ethanol plant.

                              YEAR ENDED DECEMBER 31, 2004 COMPARED TO YEAR ENDED DECEMBER 31, 2003

                                                                                                         RESULTS AS A PERCENTAGE
                                                                                DOLLAR      PERCENTAGE    OF NET SALES FOR THE
                                                         YEAR ENDED            VARIANCE      VARIANCE           YEAR ENDED
                                                        DECEMBER 31,          -----------   ---------          DECEMBER 31,
                                                  -------------------------    FAVORABLE     FAVORABLE   ------------------------
                                                     2004          2003      (UNFAVORABLE) (UNFAVORABLE)    2004          2003
                                                  -----------   -----------   -----------   ---------    ----------    ----------
Net sales .....................................   $    19,764   $ 1,016,594      (996,830)      (98.1)%       100.0%        100.0%
Cost of sales .................................        12,523       946,012       933,489        98.7          63.4          93.1
                                                  -----------   -----------   -----------   ---------    ----------    ----------
Gross profit ..................................         7,241        70,582       (63,341)      (89.7)         36.6           6.9
Selling, general and administrative expenses ..     1,070,010       647,731      (422,279)      (65.2)      5,413.9          63.7
Non-cash compensation and consulting fees .....     1,207,500            --    (1,207,500)         --       6,109.6            --
                                                  -----------   -----------   -----------   ---------    ----------    ----------
Loss from operations ..........................    (2,270,269)     (577,149)   (1,693,120)     (293.4)    (11,486.9)        (56.8)
Total other expense ...........................      (530,698)     (279,930)     (250,768)      (89.6)      2,685.2          27.5
                                                  -----------   -----------   -----------   ---------    ----------    ----------
Loss from operations before income taxes ......    (2,800,967)     (857,079)   (1,943,888)     (226.8)    (14,172.1)        (84.3)
Provision for income taxes ....................        (1,600)       (1,600)           --          --           8.1           0.2
                                                  -----------   -----------   -----------   ---------    ----------    ----------
Net loss ......................................   $(2,802,567)  $  (858,679)  $(1,943,888)     (226.4)%   (14,180.2)%       (84.5)%
                                                  ===========   ===========   ===========   =========    ==========    ==========

     NET SALES. Net sales for the year ended December 31, 2004 decreased by $996,830 to $19,764 as compared to $1,016,594 for the year ended December 31, 2003. This decrease resulted from a decrease in our sales of grain inventory acquired in the purchase of a grain facility and reluctance by management to pursue further grain plant operations during the construction of our ethanol plant on this site.

     GROSS PROFIT. Gross profit for the year ended December 31, 2004 decreased by $63,341 to $7,241 as compared to $70,582 for the year ended December 31, 2003, primarily due to the decrease in grain inventory sales. Gross profit as a percentage of net sales increased to 36.6% for the year ended December 31, 2004 as compared to 6.9% for the year ended December 31, 2003. This difference is attributable to the relative decrease in net sales and decrease in cost of sales for the year ended December 31, 2004 as compared to the year ended December 31, 2003.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses for the year ended December 31, 2004 increased by $422,279 (65.2%) to $1,070,010 as compared to $647,731 for the year ended
December 31, 2003. This increase was primarily due to additional payroll expense of approximately $188,000 associated with having wages for only six months in 2003, an increase in salary for one employee in connection with a promotion in May 2004, and adding a staff and controller position in March and June of 2004, respectively, an increase of approximately $90,000 for professional fees and consulting expenses and an increase of approximately $105,000 for an insurance premium increase effective June 2004 related to a silo fire that occurred in January 2004 at our Madera County grain facility and a full year of premiums in 2004 as compared to a partial year of premiums in 2003 resulting from our purchase of our Madera County grain facility in June 2003. Other significant expense increases consisted of approximately $34,000 in property taxes, $33,000 in depreciation expense, $29,000 in utility and telephone expense, $28,000 in computer and website expense, $19,000 in rents, $18,000 in business travel expense, and $49,000 for all other operating expenses, all associated with twelve months of expense in 2004 compared to approximately 6 months of expense in 2003 related to the purchase of our Madera County grain facility in June 2003. Decreases of approximately $92,000 for impaired goodwill and $19,000 for settled corn contracts were one time charges in 2003. An additional decrease of approximately $60,000 resulted from a marketing event that occurred in 2003 but that was not repeated in 2004. We expect that over the near term, our selling, general and administration expenses will increase as a result of continued company growth.

     NON-CASH COMPENSATION AND CONSULTING FEES. Non-cash compensation and consulting fees for the year ended December 31, 2004 increased to $1,207,500 as compared to none for the year ended December 31, 2003. All of this $1,207,500 increase related to non-cash consulting fees for warrants.

     TOTAL OTHER EXPENSE. Total other expense increased by $250,768 to $530,698 for the year ended December 31, 2004 as compared to $279,930 for the year ended December 31, 2003, primarily due to interest expense on debt that arose in connection with the acquisition of a grain facility.

LIQUIDITY AND CAPITAL RESOURCES

     During the nine months ended September 30, 2005, we funded our operations primarily from net income of $1,377,138 from Kinergy and $18,879,749 in net proceeds we received in connection with a private offering of equity securities on March 23, 2005, as described below. As of September 30, 2005, we had working capital of $11,306,924, which represented a $12,331,671 increase from negative working capital of $1,024,747 at December 31, 2004, primarily due to the proceeds from the private offering. As of September 30, 2005 and December 31, 2004, we had accumulated deficits of $8,467,591 and $3,661,246, respectively, and cash and cash equivalents of $11,344,034 and $42, respectively.


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

     Our current available capital resources consist primarily of approximately $11.3 million in cash as of September 30, 2005. This amount was primarily raised through the private offering by PEI California described below. We expect that our future available capital resources will consist primarily of any balance of the $11.3 million in cash as of September 30, 2005, cash generated from Kinergy's ethanol marketing business, if any, and future debt and/or equity financings, if any.

     Accounts receivable increased $2,410,134 during the nine months ended September 30, 2005 from $8,464 as of December 31, 2004 to $2,418,598 as of September 30, 2005. Sales attributable to the acquisition of Kinergy contributed substantially all of this increase.

     Inventory balances increased $633,691 during the nine months ended September 30, 2005, from $0 as of December 31, 2004 to $633,691 as of September 30, 2005 because of the acquisition of Kinergy. Inventory represented 1.6% of our total assets as of September 30, 2005.

     Cash used in our operating activities totaled $1,729,288 for the nine months ended September 30, 2005 as compared to cash used by operating activities of $120,991 for the nine months ended September 30, 2004. This $1,608,297 increase in cash used in operating activities primarily resulted from an increase in pre-paid expenses.

     Cash used in our investing activities totaled $6,321,638 for the nine months ended September 30, 2005 as compared to $754,132 of cash used for the nine months ended September 30, 2004. Included in the results for the nine months ended September 30, 2005 are net cash of $307,808 used in connection with the Share Exchange Transaction, net cash of $7,146,598 used to purchase property, plant and equipment, $10,000 used for an option to acquire land, $4,086 used for a security deposit, and net cash of $1,146,854 that we acquired in connection with the Share Exchange Transaction.

     Cash provided by our financing activities totaled $19,394,918 for the nine months ended September 30, 2005 as compared to $846,947 for the nine months ended September 30, 2004. The change is primarily due to the net proceeds of $18,879,749 from a private offering of equity securities on March 23, 2005, as further described below.

     In November 2005, we entered into a purchase agreement with Cascade Investment, L.L.C that provides for the purchase and sale of 5,250,000 shares of our Series A Cumulative Redeemable Convertible Preferred Stock for an aggregate purchase price of $84.0 million. Of the $84.0 million aggregate purchase price, $4.0 million is payable to us at closing and $80.0 million is to be deposited into a restricted cash account and disbursed in accordance with a deposit agreement to be executed at closing. Upon closing, if it occurs, we would be entitled to use the initial $4.0 million of proceeds for general working capital and must use the remaining $80.0 million for the construction or acquisition of one or more ethanol production facilities in accordance with the terms of the deposit agreement. The closing of the purchase and sale of the preferred stock is subject to numerous customary conditions. The closing is also subject to approval of the transaction by our stockholders. In addition, the closing is subject to execution and delivery in form and substance satisfactory to the purchaser of agreements relating to the construction, operation and financing of our Madera County ethanol production facility. An additional condition to the closing provides that the closing must occur on or before March 31, 2006 unless the purchaser has extended the closing date. Because of the numerous conditions to closing, it is possible that we may never complete, or receive any proceeds from, this transaction.

     We have a $2.0 million revolving line of credit with Comerica Bank, or Comerica, that we use from time to time in connection with the operations of Kinergy. Principal amounts outstanding under the line of credit accrue interest, on a per annum basis, at Comerica's "base rate" of interest plus 1.0%. Comerica's "base rate" of interest is currently the prime rate of interest and is subject to adjustment from time to time by Comerica. As of September 30, 2005, the interest rate on principal amounts outstanding under the line of credit would have been 7.75%.

     We have used a portion of the net proceeds from the private offering that occurred in March 2005 to fund our working capital requirements and begin site preparation at our Madera County site. We expect to use the remainder of the net proceeds from this offering to fund our working capital requirements over the next 12 months and to continue construction of our first ethanol production facility in Madera County. These net proceeds, and additional debt and/or equity capital that we intend to raise, are expected to be used as follows for a total cost of completion of our Madera County ethanol production facility estimated at approximately $55.0 million: grain and WDG handling ($1.2 million); site work ($2.3 million); building and concrete ($7.7 million); site utilities ($3.3 million); process utilities ($3.9 million); mash preparation, fermentation and carbon dioxide scrubbing ($2.4 million); distillation, dehydration, separation and evaporation ($4.9 million); equipment installation ($1.8 million); piping ($5.7 million); electrical ($3.6 million); engineering and general conditions ($12.5 million); and miscellaneous ($5.6 million). The above amounts do not include up to $5.0 million in additional funding required for capital raising costs and expenses. Significant additional funding is required to complete construction of this ethanol facility and we may not be successful in obtaining these additional funds. See "Risk Factors."

     On March 23, 2005, prior to the consummation of the Share Exchange Transaction, PEI California issued to 63 accredited investors in a private offering an aggregate of 7,000,000 shares of common stock at a purchase price of $3.00 per share, two-year investor warrants to purchase 1,400,000 shares of common stock at an exercise price of $3.00 per share and two-year investor warrants to purchase 700,000 shares of common stock at an exercise price of $5.00 per share, for total gross proceeds of approximately $21,000,000. PEI California paid cash placement agent fees and expenses of approximately $1,850,400 and issued five-year placement agent warrants to purchase 678,000 shares of common stock at an exercise price of $3.00 per share in connection with the offering. Additional costs related to the financing include legal, accounting and consulting fees that totaled approximately $272,366 through September 30, 2005 and continue to be incurred in connection with various securities filings and the registration statement described below.

     We are obligated under a Registration Rights Agreement related to the above financing to file, on the 151st day following March 23, 2005, a Registration Statement with the Securities and Exchange Commission, or the Commission, registering for resale shares of common stock, and shares of common stock underlying investor warrants and certain of the placement agent warrants, issued in connection with the private offering. If we (i) do not file the Registration Statement within the time period prescribed, or (ii) fail to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act of 1933, within five trading days of the date that we are notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be "reviewed," or is not subject to further review, or (iii) the Registration Statement filed or required to be filed under the Registration Rights Agreement is not declared effective by the Commission on or before November 3, 2005, or (iv) after the Registration Statement is first declared effective by the Commission, it ceases for any reason to remain continuously effective as to all securities registered thereunder, or the holders of such securities are not permitted to utilize the prospectus contained in the Registration Statement to resell such securities, for more than an aggregate of 45 trading days during any 12-month period (which need not be consecutive trading days) (any such failure or breach being referred to as an "Event," and for purposes of clause (i) or (iii) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five-trading day period is exceeded, or for purposes of clause (iv) the date on which such 45-trading day-period is exceeded being referred to as "Event Date"), then in addition to any other rights the holders of such securities may have under the Registration Statement or under applicable law, then, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, we are required to pay to each such holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by such holder pursuant to the Securities Purchase Agreement relating to such securities then held by such holder. If we fail to pay any partial liquidated damages in full within seven days after the date payable, we are required to pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to such holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages are to apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

     The Registration Rights Agreement also provides for customary piggy-back registration rights whereby certain holders of shares of our common stock, or warrants to purchase shares of our common stock, can cause us to register such shares for resale in connection with our filing of a Registration Statement with the Commission to register shares in another offering. The Registration Rights Agreement also contains customary representations and warranties, covenants and limitations.

     The Registration Statement was not declared effective by the Securities and Exchange Commission on or before 225 days following March 23, 2005. We endeavored to have all security holders entitled to these registration rights execute amendments to the Registration Rights Agreement reducing the penalty from 2.0% to 1.0% of the aggregate purchase price paid by such holder pursuant to the Securities Purchase Agreement relating to such securities then held by such holder. This penalty reduction applies to penalties accrued on or prior to January 31, 2006 as a result of the related Registration Statement not being declared effective by the Securities and Exchange Commission. Certain of the security holders executed this amendment. However, not all security holders executed this amendment and as a result, we paid an aggregate of $298,050 in penalties on November 8, 2005, which will be recorded in the quarterly period ending December 31, 2005.

     We believe that current and future available capital resources, revenues generated from operations, and other existing sources of liquidity, including the credit facilities we have and the remaining proceeds we have from PEI California's March 2005 private offering, will be adequate to meet our anticipated working capital and capital expenditure requirements for at least the next twelve months. If, however, our capital requirements or cash flow vary materially from our current projections, if unforeseen circumstances occur, or if we require a significant amount of cash to fund future acquisitions, we may require additional financing. Our failure to raise capital, if needed, could restrict our growth, limit our development of new products or hinder our ability to compete.

EFFECTS OF INFLATION

     The impact of inflation and changing prices has not been significant on the financial condition or results of operations of either our company or our operating subsidiaries.

IMPACTS OF NEW ACCOUNTING PRONOUNCEMENTS

     In November 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4," SFAS No. 151 clarifies that abnormal inventory costs such as costs of idle facilities, excess freight and handling costs, and wasted materials (spoilage) are required to be recognized as current period costs. The provisions of SFAS No. 151 are effective for our fiscal 2006. We are currently evaluating the provisions of SFAS No. 151 and do not expect that adoption will have a material effect on our financial position, results of operations or cash flows.

     In December 2004, the FASB issued SFAS 123R, SHARE-BASED PAYMENT ("SFAS 123R") which is a revision of SFAS 123 and supersedes Accounting Principles Board ("APB") 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25"). Among other items, SFAS 123R eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the


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

grant date fair value of those awards, in the financial statements. The effective date of SFAS 123R is the first reporting period beginning after December 15, 2005. SFAS 123R permits companies to adopt its requirements using either a "modified prospective" method, or a "modified retrospective" method. Under the "modified prospective" method, compensation cost is recognized in the financial statements beginning with the effective date, based on the requirements of SFAS 123R for all share-based payments granted after that date, and based on the requirements of SFAS 123 for all unvested awards granted prior to the effective date of SFAS 123R. Under the "modified retrospective" method, the requirements are the same as under the "modified prospective" method, but also permits entities to restate financial statements of previous periods based on pro forma disclosures made in accordance with SFAS 123.

     We currently utilize a standard option pricing model (i.e., Black-Scholes) to measure the fair value of stock options granted to employees. While SFAS 123R permits entities to continue to use such a model, the standard also permits the use of a "lattice" model. We have not yet determined which model we will use to measure the fair value of employee stock options upon the adoption of SFAS 123R.

     We currently expect to adopt SFAS 123R effective January 1, 2006. However, because we have not yet determined which of the aforementioned adoption methods we will use, we have not yet determined the impact of adopting SFAS 123R.

                                    BUSINESS

OVERVIEW

     Our primary goal is to become a leader in the production, marketing and sale of ethanol and other renewable fuels in the Western United States.

     Through our wholly-owned subsidiary, Kinergy Marketing, LLC, or Kinergy, we are currently engaged in the business of marketing ethanol in the Western United States. We provide transportation, storage and delivery of ethanol through third-party service providers. We sell ethanol primarily in California, Nevada, Arizona and Oregon and have extensive customer relationships throughout the Western United States and extensive supplier relationships throughout the Western and Midwestern United States. We do not currently produce any ethanol that we sell. Until we commence the production of ethanol, if at all, we expect our operations to consist primarily of the marketing and sale of ethanol produced by third-parties. Accordingly, we expect that until we complete the construction of our initial ethanol production facility in Madera County, California, our consolidated net sales will consist solely of net sales generated by Kinergy. We anticipate that our sales will grow in the long-term as demand for ethanol increases and as a result of our marketing agreements with third-party ethanol producers.

     We believe that we have a competitive advantage due to the market niche that we have developed by supplying ethanol to customers in several major metropolitan and rural markets in California and other Western states. We also believe that the experience of our management over the past two decades and the operations Kinergy has conducted over the past four years have enabled us to establish valuable relationships in the ethanol marketing industry and understand the business of marketing ethanol.

     Through our wholly-owned subsidiary, Pacific Ethanol California, Inc., or PEI California, we are constructing an ethanol production facility in Madera County to begin the production and sale of ethanol and its co-products if we are able to secure all the necessary financing to complete construction of this facility. To date, we have not obtained all of this financing. See "Risk Factors
- Risks Relating to the Business of PEI California." We also intend to construct or otherwise acquire one or more additional ethanol production facilities as financing resources and business prospects make the construction or acquisition of these facilities advisable. PEI California has, to date, not conducted any significant business operations other than the acquisition of real property located in Madera County on which we are constructing our first ethanol production facility.

     Our wholly-owned subsidiary, ReEnergy, LLC, or ReEnergy, does not presently have any significant business operations or plans but does hold an option to acquire real property in Visalia, California, on which we intend to build an ethanol production facility. In addition, we have secured an option to acquire an additional parcel of real property and an option to lease two other parcels of real property on which we may construct additional ethanol production facilities.

     In March 2005, we completed a share exchange transaction, or the Share Exchange Transaction, with the shareholders of PEI California, and the holders of the membership interests of each of Kinergy and ReEnergy. Upon completion of the Share Exchange Transaction, we acquired all of the issued and outstanding shares of capital stock of PEI California and all of the outstanding membership interests of each of Kinergy and ReEnergy. Immediately prior to the consummation of the Share Exchange Transaction, our predecessor, Accessity Corp., a New York corporation, or Accessity, reincorporated in the State of Delaware under the name Pacific Ethanol, Inc.

     Prior to the Share Exchange Transaction, through its wholly-owned subsidiary Sentaur Corp., Accessity was in the business of providing medical billing recovery services for hospitals. Sentaur Corp's services were designed to help hospitals recoup discounts improperly taken by insurance companies and other institutional payors of medical treatments. In addition, through its wholly-owned subsidiary DriverShield CRM Corp., Accessity was in the business of providing internet-based vehicle repair management services, including collision and general repair programs, estimating and auditing services and vehicle rentals for insurance companies and affinity group members.

INDUSTRY OVERVIEW

   OVERVIEW OF ETHANOL MARKET

     Methyl tertiary-butyl ether, or MTBE, was used for over 20 years in California and other states as an oxygenate. An oxygenate is a substance that, when added to gasoline, increases the amount of oxygen in the gasoline blend and improves its air quality characteristics. Oxygenated fuels sometimes are mandated by the Environmental Protection Agency, or EPA, for sale and use in geographical areas which fail to achieve certain air quality standards. MTBE is, however, a known carcinogen that contaminates groundwater, and California banned the addition of MTBE to motor fuels effective January 1, 2004. The EPA lists on its website at least 20 states with partial or complete bans on the use of MTBE. Ethyl alcohol, or ethanol, has recently replaced MTBE as a fuel additive and an oxygenate in California, New York and Connecticut. According to the California Air Resources Board, ethanol is the only commercially available fuel additive that can replace MTBE to meet the federal Clean Air Act's oxygenate requirement in the State of California. According to the United States Energy Information Administration, or the USEIA, ethanol accounted for more than 67% of the oxygenate market nationwide during February 2005.

     California is the nation's largest market for gasoline. According to the California Department of Motor Vehicles, approximately 28 million motor vehicles were registered in California in 2003 and were estimated to use over 15 billion gallons of gasoline during 2003. California's last oil refinery was built in 1969. We believe that California's stringent permitting process and the economics of constructing and operating an oil refinery in California present difficult barriers to entry into the oil refining market. In addition, we believe that California is in a volatile and highly sensitive energy situation due to its relative geographic isolation from oil refiners located elsewhere in the United States coupled with what we believe is an overall decline in production capacity in the United States. According to the California Energy Commission, California imports approximately 10% of its finished fuel products and during 2004 over 55% of its total petroleum supply.

     We expect the ethanol industry to produce up to 4.0 billion gallons of ethanol in 2005, an increase of approximately 18% from the approximately 3.4 billion gallons of ethanol produced in 2004. We believe that the ethanol market in California will exceed 950 million gallons, or more than 25% of the national market in 2005. However, we believe that California has only three ethanol plants with a combined production capacity of less than 35 million gallons per year, leaving California with ethanol production levels substantially below the demand for ethanol in California. The balance of ethanol is shipped via rail from the Midwest to California. Gasoline and diesel products that supply the major fuel terminals are shipped in pipelines throughout the northern and southern portions of California. Unlike gasoline and diesel, however, ethanol cannot be shipped in these pipelines because ethanol has an affinity for mixing with water already present in the pipelines. When mixed, water dilutes ethanol and creates significant quality control issues. Therefore, ethanol must be trucked from rail terminals to regional fuel terminals, or blending racks.

     We believe that approximately 95% of the ethanol produced in the United States is made in the Midwest from corn. According to the U.S. Department of Energy, ethanol is typically blended at 5.7% to 10% by volume in the United States, but is also blended at up to 85% by volume for vehicles designed to operate on 85% ethanol. Compared to gasoline, ethanol is generally considered to be less expensive and cleaner burning and contains higher octane. We anticipate that the increasing demand for transportation fuels coupled with limited opportunities for gasoline refinery expansions and the growing importance of reducing CO2 emissions through the use of renewable fuels will generate additional growth in the California ethanol market.

     Ethanol sold into the Central Valley region of California, or Central Valley, is currently shipped via rail from the Midwest, and then "double-handled" into trucks and shipped to blending racks in Sacramento, Stockton, Fresno and Bakersfield. We believe that this one to two thousand mile transport and "double handling" can add significantly to the final price of ethanol. We estimate that ethanol demand in the Central Valley was approximately 200 million gallons in 2004.

     We believe that ethanol prices, net of tax incentives offered by the federal government, are positively correlated to fluctuations in gasoline prices. In addition, we believe that ethanol prices in California are typically $.10 to $.12 per gallon higher than in the Midwest due to the freight costs of delivering ethanol from Midwest production facilities.

     Currently, ethanol represents only up to 3% of the total annual gasoline supply in the United States. We believe that the ethanol industry has substantial room to grow to reach what we estimate is an achievable level of at least 10% of the total annual gasoline supply in the United States. An increase in the demand for ethanol from California's current level of 5.7% to at least 10% of total annual gasoline supply would result in demand for approximately 700 million additional gallons of ethanol, representing an increase in annual demand in California of approximately 75%. An additional 700 million gallons of ethanol would represent an increase in annual demand of approximately 18% for the entire United States.

   OVERVIEW OF ETHANOL PRODUCTION PROCESS

     The production of ethanol from starch or sugar-based feedstocks has been practiced for thousands of years. While the basic production steps remain the same, the process has been refined considerably in recent years, leading to a highly-efficient process that we believe now yields more energy in the ethanol and co-products than is required to make the products. The modern production of ethanol requires large amounts of corn, or other high-starch grains, and water as well as chemicals, enzymes and yeast, and denaturants such as unleaded gasoline or liquid natural gas, in addition to natural gas and electricity.

     In the dry milling process, corn or other high-starch grains are first ground into meal and then slurried with water to form a mash. Enzymes are then added to the mash to convert the starch into the simple sugar, dextrose. Ammonia is also added for acidic (pH) control and as a nutrient for the yeast. The mash is processed through a high temperature cooking procedure, which reduces bacteria levels prior to fermentation. The mash is then cooled and transferred to fermenters, where yeast is added and the conversion of sugar to ethanol and CO2 begins.

     After fermentation, the resulting "beer" is transferred to distillation, where the ethanol is separated from the residual "stillage." The ethanol is concentrated to 190 proof using conventional distillation methods and then is dehydrated to approximately 200 proof, representing 100% alcohol levels, in a molecular sieve system. The resulting anhydrous ethanol is then blended with about 5% denaturant, which is usually gasoline, and is then ready for shipment to market.

     The residual stillage is separated into a coarse grain portion and a liquid portion through a centrifugation process. The soluble liquid portion is concentrated to about 40% dissolved solids by an evaporation process. This intermediate state is called condensed distillers solubles, or syrup. The coarse grain and syrup portions are then mixed to produce wet distillers grains, or WDG, or can be mixed and dried to produce dried distillers grains with solubles, or DDGS. Both WDG and DDGS are high-protein animal feed products.

   OVERVIEW OF DISTILLERS GRAINS MARKET

     We believe that approximately 5.8 to 6.8 million tons of dried distillers grains are produced and sold every year in North America. Dairy cows and beef cattle are the primary consumers of distillers grains. According to Rincker and Berger, in their 2003 article entitled OPTIMIZING THE USE OF DISTILLER GRAIN FOR DAIRY-BEEF PRODUCTION, a dairy cow can consume 12-15 lbs of WDG per day in a balanced diet. At this rate, the WDG output of an ethanol facility that produces 25 million gallons of ethanol per year can feed approximately 75,000-95,000 dairy cows and an ethanol facility that produces 35 million gallons of ethanol per year can feed approximately 105,000-130,000 dairy cows. We believe that the only distillers grains currently available in California are shipped from the Midwest via rail cars in dry form.

     Successful and profitable delivery of DDGS from the Midwest faces a number of challenges, including product inconsistency, handling difficulty and lower feed values. All of these challenges are mitigated with a consistent supply of WDG from a local plant. DDGS delivered via rail to California from the Midwest undergoes an intense drying process and exposure to extreme heat at the production facility and in the railcars, during which various nutrients are burned off which reduces the nutritional composition of the final product. In addition, DDGS shipped via rail can take as long as two weeks to be delivered to California, and scheduling errors or rail yard mishaps can extend delivery time even further. DDGS tends to solidify and set in place as it sits in a rail car and thus expedient delivery is important. After solidifying and setting in place, DDGS becomes very difficult and thus expensive to unload. During the summer, rail cars typically take a full day to unload but can take longer. Also, DDGS shipped from the Midwest can be inconsistent because some Midwest producers use a variety of feedstocks depending on the availability and price of competing crops. Corn, milo sorghum, barley and wheat are all common feedstocks used for the production of ethanol but lead to significant variability in the nutritional composition of distillers grains. California dairies depend on rations that are calculated with precision and a subtle difference in the makeup of a key ingredient can significantly affect milk production at dairies. By not drying the distillers grains and by shipping them locally, we believe that we will be able to preserve the feed integrity of these grains.


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

     Historically, the market price for distillers grains has been stable in comparison to the market price for ethanol. We believe that the market price of DDGS is determined by a number of factors, including the market value of corn, soybean meal and other competitive protein ingredients, the performance or value of DDGS in a particular feed formulation and general market forces of supply and demand. We also believe that nationwide, the market price of distillers grains historically has been influenced by producers of distilled spirits and more recently by the large corn dry-millers that operate fuel ethanol plants. In California, the market price of distillers grains is often influenced by nutritional models that calculate the feed value of distillers grains by nutritional content.

OUR STRATEGY

     Our primary goal is to become a leader in the production, marketing and sale of ethanol and other renewable fuels in the Western United States. Our business strategy to achieve this goal includes the following elements:

     o CONTINUE TO DEVELOP AND EXPAND OUR ETHANOL DISTRIBUTION NETWORK. We have developed and plan to continue to develop and expand, our ethanol distribution network for delivery of ethanol by truck to virtually every significant fuel terminal as well as to numerous smaller fuel terminals throughout California. Fuel terminals have limited storage capacity and we have been successful in securing storage tanks in California. In addition, we have an extensive network of third-party delivery trucks available to deliver ethanol throughout California.

     o CONTINUE TO EXPAND OUR BUSINESS IN GROWING GEOGRAPHIC MARKETS. We intend to continue to expand our business in regions where MTBE has been banned and that represent growing markets for ethanol, including Phoenix, Arizona, Las Vegas, Nevada and Portland, Oregon.

     o MAKE STRATEGIC ACQUISITIONS OF EXISTING OR PENDING ETHANOL PRODUCTION FACILITIES. We plan to explore opportunities to make strategic acquisitions of existing or pending ethanol production facilities. In circumstances where, in our judgment, the acquisition of existing or pending ethanol production facilities represents an opportunity to more quickly or successfully meet our business goals, we intend to undertake to consummate these acquisitions.

     o COMPLETE CONSTRUCTION OF OUR FIRST ETHANOL PRODUCTION FACILITY AND BEGIN PRODUCING ETHANOL AND CO-PRODUCTS. We are constructing an ethanol production facility to produce ethanol and its co-products, specifically, WDG and CO2, for sale in the Central Valley. We believe that, following the completion of construction of our 35 million gallon per year ethanol plant in Madera County, if it occurs, we will be the largest producer of ethanol in California and that our proximity to the geographic market in which we plan to sell our ethanol provides us significant competitive advantages over ethanol producers in the Midwest.

     o IDENTIFY AND EXPLOIT NEW RENEWABLE FUELS AND TECHNOLOGIES. We plan to identify and exploit new renewable fuels and technologies. For example, we are examining new technologies enabling the conversion of cellulose, which is generated predominantly from wood waste, paper waste and agricultural waste, into ethanol.


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

KINERGY CUSTOMERS

     We purchase and resell ethanol to various customers in the Western United States. We also arrange for transportation, storage and delivery of ethanol purchased by our customers through our agreements with third-party service providers. Our revenue is obtained primarily from sales of ethanol to large oil companies.

     During the first nine months of 2005, we purchased and resold an aggregate of approximately 33.2 million gallons of fuel grade ethanol to approximately 21 customers. Sales to Kinergy's two largest customers represented in the aggregate approximately 29% of our net sales in the first nine months of 2005. Sales to each of our other customers did not represent 10% or more of our net sales in the first nine months of 2005. Customers who accounted for 10% or more of our sales in the first nine months of 2005 were New West Petroleum, which accounted for 17% of our sales during that period and Chevron Products USA, which accounted for 12% of our sales during that period.

     During 2004, we purchased and resold an aggregate of approximately 53 million gallons of fuel grade ethanol to approximately 25 customers. Sales to Kinergy's four largest customers represented in the aggregate approximately 49% of Kinergy's total revenues in 2004. Sales to each of our other customers did not represent 10% or more of our net sales in 2004. Customers who accounted for 10% or more of our sales in 2004 were Southern Counties Oil Co., a related party, which accounted for 13% of our sales during that period and Conoco Phillips, Chevron Products USA and Valero, each of which accounted for 12% of our sales during that period.

     Most of the major metropolitan areas in California have fuel terminals served by rail, but other major metropolitan areas and more remote smaller cities and rural areas in California do not. We believe that we have developed a valuable niche in California by growing our business to supply customers in areas without rail access at fuel terminals, which are primarily located in the Sacramento, San Joaquin and Imperial Valleys of California. We manage the complicated logistics of shipping ethanol from the Midwest by rail to intermediate storage locations throughout the Western United States and trucking the ethanol from these storage locations to blending racks where the ethanol is blended with gasoline. We believe that by establishing an efficient service for truck deliveries to these more remote locations, we have differentiated ourselves from our competitors, which has resulted in increased sales and profitability. In addition, by producing ethanol in California, we believe that we will benefit from our ability to increase spot sales of ethanol from this additional supply following ethanol price spikes caused from time to time by rail delays in delivering ethanol from the Midwest to California.

     In March 2005, we agreed with Phoenix Bio-Industries, LLC, or PBI, to market and sell PBI's entire ethanol production from its facility in Goshen, California, which is approximately fifty miles southeast of our Madera County site. PBI commenced ethanol production at this facility in the fourth quarter of 2005 and we expect initial production to be approximately 25 million gallons per year. The term of the agreement is two years from the date that ethanol is first available for marketing from PBI's production facility. We believe that through Kinergy, we could market and sell locally all of the 25 million gallons expected to be produced each year at PBI's Goshen facility as well as all or substantially all of the 35 million gallons of ethanol expected to be produced each year at our Madera County ethanol production facility.

     Kinergy has two principal methods of conducting its ethanol marketing and sales activities: direct sales and inventory sales. Kinergy's first method of marketing and selling ethanol involves direct sales through which suppliers deliver ethanol directly via rail to Kinergy's customers. For direct sales, Kinergy typically matches ethanol purchase and sale contracts of like quantities and delivery periods. These back-to-back direct sales typically involve no price risks to Kinergy that otherwise may result from fluctuations in the market price of ethanol. Kinergy's second method of marketing and selling ethanol involves


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

truck deliveries from inventory purchased by Kinergy in advance. For inventory sales, as with direct sales, Kinergy typically matches ethanol purchase and sale contracts of like quantities. However, timing differences do exist and consequently, a back-to-back inventory sale may lag by up to two or more weeks. This time lag results from inventory transit and turnover times. As a result, Kinergy may supply ethanol under new inventory sales contracts from existing inventory. These back-to-back inventory sales therefore involve some price risks to Kinergy resulting from potential fluctuations in the market price of ethanol.

     We believe that the only consistent price risk to Kinergy is currently inventory risk. Management seeks to optimize transitions to new inventory sales contracts and reduce the effects of declining ethanol prices by managing inventory as carefully as possible to minimize inventory levels in anticipation of declining ethanol prices. In addition, management seeks to maximize inventory levels in anticipation of rising ethanol prices. Because Kinergy increases inventory levels in anticipation of rising ethanol prices and decreases inventory levels in anticipation of declining ethanol prices, it is subject to the risk of ethanol prices moving in unanticipated directions, which could result in declining or even negative gross profit margins over certain periods of time, but also enables Kinergy to potentially benefit from above-normal gross profit margins.

     Over the past few years, the market price of ethanol has experienced significant fluctuations. More recently, the price of ethanol declined by approximately 25% from its 2004 average price per gallon in five months from January 2005 through May 2005 and reversed this decline and increased to approximately 55% above its 2004 average price per gallon in four months from June 2005 through September 2005. We believe that the market price of ethanol will, for the foreseeable future, continue to experience significant fluctuations which may cause our future results of operations to fluctuate significantly. As a result, our historical results of operations may not be predictive of our future results of operations.

     Historically, Kinergy's gross profit margins have averaged between 2.0% and 4.4%. Kinergy's gross profit margin in 2004 was 3.9%. We believe that Kinergy's future gross profit margins will be lower than historical levels for two principal reasons. First, higher ethanol sales volumes and increased competition in the ethanol market have reduced margins, and will continue to reduce margins, as compared to historical levels. Second, Kinergy is emphasizing direct sales to a greater degree. Direct sales ordinarily have gross profit margins of approximately 1.0% over periods of one year or more, a level that is consistent with our recent ethanol marketing agreements with Front Range Energy, LLC and PBI, and, we believe, with the ethanol marketing industry as a whole. Historically, Kinergy's sales were comprised to a greater degree of inventory sales that often involved the buying and selling of ethanol based on anticipated trends in the market price of ethanol. These inventory sales represented higher-risk positions but enabled Kinergy to achieve higher margin levels, as compared to direct sales, as a result of correctly anticipating fluctuations in the market price of ethanol. As a result of highly-volatile ethanol prices, we are unable to estimate Kinergy's future gross profit margins from inventory sales. However, we believe that over longer periods of up to a year or more, our gross profit margin from inventory sales is unlikely to exceed our historic high average gross profit margin of 4.4%.

     If we are able to complete our ethanol production facility in Madera County and commence producing ethanol, we expect our gross profit margins for ethanol that we produce to be substantially higher than our gross profit margins for Kinergy's direct sales and inventory sales activities. However, any gross profits that we realize from the production of ethanol will be highly dependent upon the prevailing market price of ethanol at the time of sale. Moreover, in light of the recent and expected future volatility in the price of ethanol, we are now, and expect for the foreseeable future to be, unable to estimate our gross profit margins resulting from the sale of ethanol that we may produce.


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

     We expect to begin to market and sell ethanol we produce upon completion of construction of our initial ethanol production facility in Madera County. We intend to continue to market ethanol and manage the shipping, storage and delivery of ethanol from the Midwest to existing and new customers in the Western United States. In addition, we intend to continue to expand our business in regions that represent growing markets for ethanol, including Phoenix, Arizona, Las Vegas, Nevada and Portland, Oregon.

KINERGY SUPPLIERS

     We do not presently engage in any ethanol production activities. However, we are in the process of constructing an ethanol plant in Madera County for the production of up to 35 million gallons of ethanol per year. We are a marketer and reseller of ethanol throughout the Western United States. Accordingly, we are dependent upon various producers of fuel grade ethanol for our ethanol supplies. In addition, we provide ethanol transportation, storage and delivery services through third-party service providers. We expect to market and sell ethanol produced at PBI's ethanol production facility through Kinergy. An existing marketing agreement between us and PBI will allow Kinergy to market and sell all of the ethanol produced by PBI at its Goshen, California facility.

     We assume risk of loss with respect to each shipment of ethanol once the ethanol is delivered to us by our suppliers at the agreed upon delivery location. We maintain this risk of loss until the ethanol is delivered to a fuel terminal. In the event that our suppliers ship ethanol directly to our customers, risk of loss passes directly from our suppliers to our customers and we do not assume any risk of loss. We maintain insurance to cover the risks associated with our activities.

     We do not own or lease any rail cars, tanker trucks or other fuel transportation vehicles. Instead, we contract with third-party providers to receive ethanol at agreed upon locations from our suppliers and to store and/or deliver the ethanol to agreed upon locations on behalf of our customers. These contracts generally run from year-to-year, subject to termination by either party upon advance written notice before the end of the then-current annual term.

PEI CALIFORNIA CUSTOMERS

     Upon completion of our ethanol plant in Madera County, we expect to market and sell ethanol produced at this plant through Kinergy. Kinergy's business focus has been on growing its market share at the Fresno fuel terminal, which is the only wholesale distribution point for gasoline for over 200 miles between Stockton and Bakersfield, California. The Fresno fuel terminal is only 20 miles southeast of our Madera County site and approximately 35 miles northwest of our potential Visalia site. The Fresno/Clovis metro area population is approximately 850,000. In addition, the Fresno fuel terminal serves the Central Valley, which is one of the largest agricultural regions in the world. We are currently supplying over 50% of the ethanol distributed out of the Fresno fuel terminal. We expect that all of the ethanol generated by our Madera County facility will be able to be sold locally in the Fresno market that Kinergy has developed, capturing a key competitive advantage over Midwest ethanol producers who must incur the costs of delivering ethanol from thousands of miles away and subject their supplies to rail delays and other challenges.

     The San Joaquin Valley of California (located in the southern half of the Central Valley) has one of the highest concentrations of dairy cows in the world, with over 1.4 million head of cattle in an area covering approximately 30,000 square miles. There are approximately 500,000 dairy cows within a 50-mile radius of our production site in Madera County and within the same approximate distance of our potential site in Visalia, for a combined total, excluding any overlap, of over 750,000 dairy cows. We expect that our Madera County facility as well as our potential facility in Visalia will be able to produce enough WDG to feed 105,000 to 130,000 dairy cows each year.

     We expect to be one of the few WDG producers with production facilities located in California. We intend to position WDG as the protein feed of choice based on its nutritional composition, consistency of quality and delivery, ease of handling and its mixing ability with minerals and other feed ingredients. We believe that WDG has an ideal moisture level to carry minerals and other feed ingredients and we expect to capture a higher combined profit margin by providing WDG to the feed market in California.

     We also have a proposal from Airgas Dry Ice to purchase substantially all the CO2 from our Madera County facility once construction is completed and production of ethanol is commenced. The proposal also provides that Airgas Dry Ice would lease land adjacent to the Madera County ethanol plant and capitalize the costs of the CO2 recovery and processing plant.

PEI CALIFORNIA SUPPLIERS

     The production of ethanol requires a significant amount of raw materials and supplies, such as corn, natural gas, electricity and water. The cost of corn is the most important variable cost associated with the production of ethanol. A 25 to 35 million gallon per year ethanol facility requires approximately 9.0 to
12.5 million bushels of corn each year or, according to the United States Department of Agriculture--National Agricultural Statistics Survey, nearly 50% of California's total 2004 annual corn production of approximately 26 million bushels. Therefore, a California ethanol plant must be able to efficiently ship corn from the Midwest via rail and then cheaply and reliably truck processed ethanol to local markets. We believe that our grain receiving facility at our Madera County site is one of the most efficient grain receiving facilities in the United States. The unloading system was designed to unload 110 rail cars consistently in less than fifteen hours. The plant will have the capacity to store a 49-day supply of corn, or approximately 1.8 million bushels.

     We plan to source corn using standard contracts, such as spot purchases, forward purchases and basis contracts. We plan to establish a relationship with a forwarding broker at the Chicago Board of Trade and expect to establish allowable limits of open and un-hedged grain transactions that its merchants will be required to follow pursuant to a risk management program. The limits established are expected to be reviewed and adjusted on a regular basis.

CONSTRUCTION OF ETHANOL PLANT

     PEI California, through Pacific Ethanol Madera, LLC, its wholly-owned subsidiary, or PEI Madera, has entered into construction agreements with W. M. Lyles Co. for the construction of an ethanol plant at our Madera County site. Under the construction agreements, W. M. Lyles Co. has provided a guaranteed maximum price, or GMP, of an aggregate of approximately $49.0 million. The GMP sets a cap on total construction costs while providing for shared savings if the actual cost falls below the GMP price. However, we are liable for additional costs to the extent that the scope of work actually performed by W. M. Lyles Co. exceeds the scope of work that is the basis for the GMP. In addition, the cost of services performed directly by the engineer for the project, Delta-T Corporation, is not included in the GMP. We estimate that the cost of services performed directly by Delta-T Corporation and the cost of a related license fee will total approximately $2.0 million. The construction agreements also provide that if we terminate W. M. Lyles Co. in favor of another contractor, we will be required to pay a termination fee of $5.0 million in addition to payment of all costs incurred by W. M. Lyles Co. for services rendered through the date of termination.

     Through PEI California, we have entered into a letter agreement with W. M. Lyles Co. that provides that, in the event that W. M. Lyles Co. pays performance liquidated damages to PEI Madera as a result of a defect attributable Delta-T Corporation, or in the event that W. M. Lyles Co. pays liquidated damages to PEI Madera under our construction agreements as a result of a delay that is attributable to Delta-T Corporation, then PEI California agrees to reimburse W.
M. Lyles Co. for such liquidated damages to the extent they exceed $2.0 million and up to a maximum of $8.1 million. We are working to secure the financing necessary to complete construction of this facility. See "Risk Factors."


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

     Responsibility for the proper and timely construction of our initial ethanol production facility in Madera County rests with W. M. Lyles Co. We are requiring a payment and performance bond to guarantee the quality and the timeliness of the construction of this facility. We have currently authorized W.
M. Lyles Co. to expend up to $15.0 million on site development work and we expect to authorize W. M. Lyles Co. to spend the balance of $34.0 million of the GMP once we secure the financing necessary to complete construction of this facility.

     Water supply is one of the most critical issues in developing a project in the State of California. There is a pervasive water shortage in the Central Valley, often causing spikes in the price of available water. We have taken a number of steps to reduce our exposure to interruptions in our water supply and to fluctuations in the market price of water. We have selected Delta-T Corporation, a process design and technology provider, that we believe is recognized in its industry for assisting in the minimization of water use. Also, our Madera County property has one deep-water well with another deep-water well scheduled for drilling, which together we believe will be able to supply nearly twice the annual requirements of our proposed ethanol production facility.

COMPETITION

     We operate in the highly-competitive ethanol marketing industry and plan to construct ethanol production facilities to begin producing our own ethanol. The largest ethanol producer in the United States is Archer-Daniels-Midland Company, or ADM, with wet and dry mill plants in the Midwest and a total production capacity of about 1.0 billion gallons per year, or about 30% of total United States ethanol production. According to the Renewable Fuels Association, in its May 2005 report entitled U.S. FUEL ETHANOL PRODUCTION CAPACITY, there are approximately 100 ethanol plants currently operating or under construction located primarily in the Midwest with a combined annual production capacity of approximately 4.5 billion gallons. We believe that most of the growth in ethanol production over the last ten years has been by farmer-owned cooperatives that have commenced or expanded ethanol production as a strategy for enhancing demand for corn and adding value through processing. We believe that many smaller ethanol plants rely on marketing groups such as Ethanol Products, Aventine Renewable Energy, Inc. and Renewable Products Marketing Group to move their product to market. We believe that, because ethanol is a commodity, many of the Midwest ethanol producers can target California, though ethanol producers further west in states such as Nebraska and Kansas often enjoy delivery cost advantages.

     In March 2005, we agreed with PBI to market and sell PBI's entire ethanol production from its facility in Goshen, California, which is approximately fifty miles southeast of our Madera County site. PBI commenced ethanol production at this facility in the fourth quarter of 2005 and we expect initial production to be approximately 25 million gallons per year. The term of the agreement is two years from the date that ethanol is first available for marketing from PBI's production facility.

     We believe that our ability to successfully compete in the ethanol marketing industry depends on many factors, including the following principal competitive factors:

     o OUR ETHANOL DISTRIBUTION NETWORK. We believe that we have a competitive advantage due to the market niche that we have developed by supplying ethanol to customers in areas and markets in the Western United States that are not served by rail. We have developed an ethanol distribution network for delivery of ethanol by truck to virtually every significant fuel terminal as well as to numerous smaller fuel terminals throughout California. Fuel terminals have limited storage capacity and we have been successful in securing storage tanks in California. In addition, we have an extensive network of third-party delivery trucks available to deliver ethanol throughout California.


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

     o OUR CUSTOMER AND SUPPLIER RELATIONSHIPS. We have developed strong business relationships with our customers and suppliers. In particular, we have developed strong business relationships with major and independent un-branded customers who collectively control the majority of all gasoline sales in California. In addition, we have developed strong business relationships with ethanol suppliers throughout the Western and Midwestern United States.

     Although we believe that Kinergy is in an advantageous position relative to its competitors, Kinergy does have certain competitive vulnerabilities, including the current limited supply of available ethanol, which may result in Kinergy's inability to fully satisfy all of the demands of its customers, resulting in customers seeking alternative supplies of ethanol, including directly from ethanol producers such as ADM. In the event that customers purchase ethanol from sources other than Kinergy, Kinergy's market share, sales and profitability may decline. In addition, in the event that the price of ethanol stabilizes at historically high levels, or continues to increase, ethanol producers may seek to circumvent Kinergy's marketing and distribution services in order to obtain additional profits that Kinergy may otherwise be generating. Also, because ethanol competes with other alternative fuels, Kinergy's focus on ethanol subjects it to the vulnerability that other alternative fuels may offer advantages relative to ethanol or may, in the future, be favored through governmental regulations and offer greater tax incentives.

     We believe that our ability to successfully compete in the ethanol production industry depends on many factors, including the following principal competitive factors:

     o OUR LOCATION IN CALIFORNIA. We believe that after the completion of construction of an ethanol production plant, if it occurs, we will have a competitive advantage in the Central Valley market for ethanol because competing Midwest-sourced ethanol must be "double-handled" to reach Central Valley distribution racks and Midwest ethanol producers must incur the costs of delivering ethanol from hundreds of miles away and subject their supplies to rail delays and other challenges. In addition, the San Joaquin Valley has over 1.4 million head of dairy cattle in an area less than 30,000 square miles, which we believe will provide an excellent market for WDG, a co-product of ethanol and an important protein source for dairy cows.

     o OUR ETHANOL MARKETING DIVISION. Upon completion of our initial ethanol production facility in Madera County, if it occurs, we expect to market and sell ethanol produced at this facility through Kinergy. We estimate that ethanol demand in the Central Valley was approximately 200 million gallons in 2004. Kinergy is currently purchasing and reselling over 50% of the ethanol distributed out of the Fresno fuel terminal. We expect that all or substantially all of the ethanol generated by PBI's facility in Goshen and at our Madera County facility will be able to be sold locally in the Fresno market that Kinergy has developed.

     Although we believe that our ethanol production business will be in an advantageous position relative to our competitors, we do have certain competitive vulnerabilities, including the fact that we are not yet producing ethanol and will not have our initial production facility completed for at least 12 months. Because we are not presently in the ethanol production business, unlike our competitors, and other than through certain activities of Kinergy, we are not benefiting from sales of ethanol at the current, historically


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

unprecedented high price levels. Our inability to capture profits based on the currently high price levels may provide our competitors, who are presently producing ethanol, with greater relative advantages resulting from greater capital resources available to these competitors. In addition, we have limited experience in operating a modern ethanol production facility, such as the facility planned for our Madera County site. Accordingly, our competitors may have relative advantages over us unless and until we are able to develop the expertise necessary to operate our planned ethanol production facilities at full capacity and efficiency.

     Although we believe that we have certain competitive advantages over our competitors, realizing and maintaining those advantages will require a continued high level of investment in marketing and customer service and support. We may not have sufficient resources to continue to make such investments. Even if sufficient funds are available, we may not be able to make the modifications and improvements necessary to maintain our competitive advantages.

GOVERNMENTAL REGULATION

     We and our existing and proposed business operations are subject to extensive and frequently changing federal, state and local laws and regulations relating to the protection of the environment. These laws, their underlying regulatory requirements and the enforcement thereof, some of which are described below, impact, or may impact, our existing and proposed business operations by imposing:

     o restrictions on our existing and proposed business operations and/or the need to install enhanced or additional controls;
     o    the need to obtain and comply with permits and authorizations;
     o liability for exceeding applicable permit limits or legal requirements, in certain cases for the remediation of contaminated soil and groundwater at our facilities, contiguous and adjacent properties and other properties owned and/or operated by third parties; and
     o    specifications for the ethanol we market and plan to produce.

     In addition, some of the governmental regulations to which we are subject are helpful to our ethanol marketing business and proposed ethanol production business. The ethanol fuel industry is greatly dependent upon tax policies and environmental regulations that favor the use of ethanol in motor fuel blends in North America. Some of the governmental regulations applicable to our ethanol marketing business and proposed ethanol production business are briefly described below.

   FEDERAL EXCISE TAX EXEMPTION

     Ethanol blends have been either wholly or partially exempt from the federal excise tax, or FET, on gasoline since 1978. The exemption has ranged from $0.04 to $0.06 per gallon of gasoline during that 25-year period. Current law provides a $0.051 per gallon exemption from the $0.183 per gallon FET on gasoline if the taxable product is blended in a mixture containing at least 10% ethanol. The FET exemption was revised and its expiration date was extended for the sixth time since its inception as part of the Jumpstart Our Business Strength, or JOBS, Act enacted in October 2004. The new expiration date of the FET exemption is December 31, 2010. We believe that it is highly likely that this tax incentive will be extended beyond 2010 if Congress deems it necessary for the continued growth and prosperity of the ethanol industry.

   CLEAN AIR ACT AMENDMENTS OF 1990

     In November 1990, a comprehensive amendment to the Clean Air Act of 1977 established a series of requirements and restrictions for gasoline content designed to reduce air pollution in identified problem areas of the United States. The two principal components affecting motor fuel content are the Oxygenated Fuels Program, which is administered by states under federal guidelines, and a federally supervised Reformulated Gasoline Program.


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

     Oxygenated Fuels Program
     ------------------------

     Federal law requires the sale of oxygenated fuels in certain carbon monoxide non-attainment Metropolitan Statistical Areas, or MSA, during at least four winter months, typically November through February. Any additional MSA not in compliance for a period of two consecutive years in subsequent years may also be included in the program. The EPA Administrator is afforded flexibility in requiring a shorter or longer period of use depending upon available supplies of oxygenated fuels or the level of non-attainment. This law currently affects the Los Angeles area, where over 150 million gallons of ethanol are blended with gasoline each winter.

     Reformulated Gasoline Program
     -----------------------------

     The Clean Air Act Amendments of 1990 established special standards effective January 1, 1995 for the most polluted ozone non-attainment areas: Los Angeles Basin, Baltimore, Chicago Area, Houston Area, Milwaukee Area, New York-New Jersey, Hartford Region, Philadelphia Area and San Diego, with provisions to add other areas in the future if conditions warrant. California's Central Valley was added in 2002. At the outset of the program there were a total of 96 MSAs not in compliance with clean air standards for ozone, which currently represents approximately 60% of the national market.

     The legislation requires a minimum of 2.0% oxygen by weight in reformulated gasoline as a means of reducing carbon monoxide pollution and replacing octane lost by reducing aromatics which are high octane portions of refined oil. The Reformulated Gasoline Program also includes a provision that allows individual states to "opt into" the federal program by request of the governor, to adopt standards promulgated by California that are stricter than federal standards, or to offer alternative programs designed to reduce ozone levels. Nearly all of the Northeast and middle Atlantic areas from Washington, D.C., to Boston not under the federal mandate have "opted into" the federal standards.

     These state mandates in recent years have created a variety of gasoline grades to meet different regional environmental requirements. Reformulated gasoline accounts for about 30% of nationwide gasoline consumption. Under current law, California refiners must blend a minimum of 2.0% oxygen by weight. This is the equivalent of 5.7% ethanol in every gallon of gas, or roughly 900 million gallons of ethanol per year in California alone.

   NATIONAL ENERGY LEGISLATION

     A national Energy Bill was signed into law in August 2005 by President Bush. The Energy Bill substitutes the existing oxygenation program in the Reformulated Gasoline Program with a national "renewable fuels standard." The standard sets a minimum amount of renewable fuels that must be used by fuel refiners. Beginning in 2006, the minimum amount of renewable fuels that must be used by fuel refiners is 4.0 billion gallons, which increases progressively to
7.5 billion gallons in 2012. While we believe that the overall national market for ethanol will grow, we believe that the market for ethanol in geographic areas such as California could experience either increases or decreases in the demand for ethanol depending on the preferences of petroleum refiners and state policies. See "Risk Factors."


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

   ADDITIONAL ENVIRONMENTAL REGULATIONS

     In addition to the governmental regulations applicable to the ethanol marketing and production industries described above, our business is subject to additional federal, state and local environmental regulations, including regulations established by the EPA, the California Air Quality Management District, the San Joaquin Valley Air Pollution Control District and the California Air Resources Board, or CARB. We cannot predict the manner or extent to which these regulations will harm or help our business or the ethanol production and marketing industry in general.

EMPLOYEES

     As of November 28, 2005, we employed 17 persons on a full-time basis, including through our subsidiaries. Our employees are highly skilled, and our success will depend in part upon our ability to retain such employees and attract new qualified employees who are in great demand. We have never had a work stoppage or strike, and no employees are presently represented by a labor union or covered by a collective bargaining agreement. We consider our relations with our employees to be good.

FACILITIES

     Our corporate headquarters, located in Fresno, California, consists of a 3,000 square foot office rented on a month-to-month basis. We also rent, on an annual basis, an office in Davis, California, consisting of 500 square feet. In addition, we rent, under a three-year lease, an office in Portland, Oregon, consisting of 860 square feet.

     We have acquired real property located in Madera County consisting of approximately 137 acres on which we are constructing our first ethanol production facility. We have an option to acquire additional real property located in Visalia, California consisting of approximately 89 acres on which we intend to construct another ethanol production facility. In addition, we have secured an option to acquire an additional parcel of real property and an option to lease two other parcels of real property on which we may construct additional ethanol production facilities.

LEGAL PROCEEDINGS

     We are subject to legal proceedings, claims and litigation arising in the ordinary course of business. While the amounts claimed may be substantial, the ultimate liability cannot presently be determined because of considerable uncertainties that exist. Therefore, it is possible that the outcome of those legal proceedings, claims and litigation could adversely affect our quarterly or annual operating results or cash flows when resolved in a future period. However, based on facts currently available, management believes such matters will not adversely affect our financial position, results of operations or cash flows.

   GERALD ZUTLER

     In January 2003, DriverShield CRM Corp., or DriverShield, then a wholly-owned subsidiary of our predecessor, Accessity, was served with a complaint filed by Mr. Gerald Zutler, its former President and Chief Operating Officer, alleging, among other things, that DriverShield breached his employment contract, that there was fraudulent concealment of DriverShield's intention to terminate its employment agreement with Mr. Zutler, and discrimination on the basis of age and aiding and abetting violation of the New York State Human Rights Law. Mr. Zutler is seeking damages aggregating $3.0 million, plus punitive damages and reasonable attorneys' fees. DriverShield's management believes that DriverShield properly terminated Mr. Zutler's employment for cause, and intends to vigorously defend this suit. An Answer to the complaint was served by DriverShield on February 28, 2003. In 2003, Mr. Zutler filed a motion to have DriverShield's attorney removed from the case. The motion was granted by the court, but was subsequently overturned by an appellate court. DriverShield has filed a claim with its insurance carrier under its directors and officers and employment practices' liability policy. The carrier has agreed to cover certain portions of the claim as they relate to Mr. Siegel, DriverShield's former Chief Executive Officer. The policy has a $50,000 deductible and a liability limit of $3.0 million per policy year. At the present time, the carrier has agreed to cover the portion of the claim that relates to Mr. Siegel and has agreed to a fifty percent allocation of expenses.

   MERCATOR GROUP, LLC

     We filed a Demand for Arbitration against Presidion Solutions, Inc., or Presidion, alleging that Presidion breached the terms of the Memorandum of Understanding, or the MOU, between Accessity and Presidion dated January 17, 2003. We sought a break-up fee of $250,000 pursuant to the terms of the MOU alleging that Presidion breached the MOU by wrongfully terminating the MOU. Additionally, we sought out of pocket costs of its due diligence amounting to approximately $37,000. Presidion filed a counterclaim against us alleging that we had breached the MOU and therefore owe Presidion a break-up fee of $250,000. The dispute was heard by a single arbitrator before the American Arbitration Association in Broward County, Florida in late February 2004. During June 2004, the arbitrator awarded us the $250,000 break-up fee set forth in the MOU between us and Presidion, as well as our share of the costs of the arbitration and interest from the date of the termination by Presidion of the MOU, aggregating approximately $280,000. During the third quarter of 2004, Presidion paid us the full amount of the award with accrued interest. The arbitrator dismissed Presidion's counterclaim against us.

     In 2003, we filed a lawsuit seeking damages in excess of $100 million as a result of information obtained during the course of the arbitration discussed above, against: (i) Presidion Corporation, f/k/a MediaBus Networks, Inc., Presidion's parent corporation, (ii) Presidion's investment bankers, Mercator Group, LLC, or Mercator, and various related and affiliated parties and (iii) Taurus Global LLC, or Taurus, (collectively referred to as the "Mercator Action"), alleging that these parties committed a number of wrongful acts, including, but not limited to tortuously interfering in the transaction between us and Presidion. In 2004, we dismissed this lawsuit without prejudice, which was filed in Florida state court. We recently refiled this action in the State of California, for a similar amount, as we believe this to be the proper jurisdiction. On August 18, 2005, the court stayed the action and ordered the parties to arbitration. The parties have agreed to mediate the matter. Mediation is scheduled to take place on December 9, 2005. The final outcome of the Mercator Action will most likely take an indefinite time to resolve. We currently have limited information regarding the financial condition of the defendants and the extent of their insurance coverage. Therefore, it is possible that we may prevail, but may not be able to collect any judgment. The share exchange agreement relating to the Share Exchange Transaction provides that following full and final settlement or other final resolution of the Mercator Action, after deduction of all fees and expenses incurred by the law firm representing us in this action and payment of the 25% contingency fee to the law firm, shareholders of record of Accessity on the date immediately preceding the closing date of the Share Exchange Transaction will receive two-thirds and we will retain the remaining one-third of the net proceeds from any Mercator Action recovery.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The names, ages and positions held by our directors and executive officers as of November 28, 2005 are as follows:

NAME                            AGE                 POSITIONS HELD
----                            ---                 --------------

William L. Jones..............   55     Chairman of the Board and Director

Neil M. Koehler...............   47     Chief Executive Officer, President
                                        and Director

Ryan W. Turner................   31     Chief Operating Officer and Secretary

William G. Langley............   56     Chief Financial Officer

Frank P. Greinke..............   51     Director

Charles W. Bader..............   65     Director

John L. Prince (2)............   62     Director

Terry L. Stone (1)............   56     Director

Kenneth J. Friedman (1).......   52     Director

-----------
(1) Member of the audit, nominating and governance, and compensation committees.
(2) Member of the audit committee.

     WILLIAM L. JONES has served as Chairman of the Board and as a director since March 2005. Mr. Jones is a co-founder of PEI California and served as Chairman of the Board of PEI California since its formation in January 2003 through March 2004, when he stepped off the board of PEI California to focus on his candidacy for one of California's United States Senate seats. Mr. Jones was California's Secretary of State from 1995 to 2003. Since May 2002, Mr. Jones has also been the owner of Tri-J Land & Cattle, a diversified farming and cattle company in Fresno County, California. Mr. Jones has a B.A. degree in Agribusiness and Plant Sciences from California State University, Fresno.

     NEIL M. KOEHLER has served as Chief Executive Officer, President and as a director since March 2005. Mr. Koehler served as Chief Executive Officer of PEI California since its formation in January 2003 and as Chairman of the Board since March 2004. Prior to his association with PEI California, Mr. Koehler was the co-founder and General Manager of Parallel Products, one of the first ethanol production facilities in California (and one of only two currently existing ethanol production facilities in California), which was sold to a public company in 1997. Mr. Koehler was also the sole manager and sole limited liability company member of Kinergy, which he founded in September 2000. Mr. Koehler has over 20 years of experience in the ethanol production, sales and marketing industry in the Western United States. Mr. Koehler is the Director of the California Renewable Fuels Partnership and a speaker on the issue of renewable fuels and ethanol production in California. Mr. Koehler has a B.A. degree in Government, from Pomona College.

     RYAN W. TURNER has served as Chief Operating Officer and Secretary since March 2005 and served as a director from March 2005 until July 2005. Mr. Turner is a co-founder of PEI California and served as its Chief Operating Officer and Secretary and as a director and led the business development efforts of PEI

California since its inception in January 2003. Prior to co-founding and joining PEI California, Mr. Turner served as Chief Operating Officer of Bio-Ag, LLC from March 2002 until January 2003. Prior to joining Bio-Ag, LLC, Mr. Turner served as General Manager of J & J Farms, a large-scale, diversified agriculture operation on the west side of Fresno County, California from June 1997 to March 2002, where he guided the production of corn, cotton, tomatoes, melons, alfalfa and asparagus crops and operated a custom beef lot. Mr. Turner has a B.A. degree in Public Policy from Stanford University, an M.B.A. from Fresno State University and was a member of Class XXIX of the California Agricultural Leadership Program.

     WILLIAM G. LANGLEY has served as Chief Financial Officer since April 2005. Mr. Langley has been a partner in Tatum CFO Partners, LLP ("Tatum"), a national partnership of more than 350 professional highly-experienced chief financial officers, since November 2002. During this time, Mr. Langley has acted as the full-time Chief Financial Officer for Ensequence, Inc., an inter-active television software company, Norton Motorsports, Inc., a motorcycle manufacturing and marketing company and Auctionpay, Inc., a software and fundraising management company. From 2001 to 2002, Mr. Langley served as the President, Chief Financial Officer and Chief Operating Officer for Laservia Company, which specializes in advanced laser system technology. From 2000 to 2001, Mr. Langley acted as the Chief Financial Officer of Rulespace, Inc., a developer of artificial intelligence software. Mr. Langley has prior public company experience, is licensed both as an attorney and C.P.A. and will remain a partner in Tatum during his employment with Pacific Ethanol. Mr. Langley has a B.A. degree in accounting and political science from Albertson College, a J.D. degree from Lewis & Clark School of Law and an LL.M. degree from the New York University School of Law.

     FRANK P. GREINKE has served as a director since March 2005. Mr. Greinke served as a director of PEI California commencing in October 2003. Mr. Greinke is currently, and has been for at least the past five years, the CEO and sole owner of SC Fuels, Inc., a petroleum distributor. Mr. Greinke is also a director of the Society of Independent Gasoline Marketers of America, the Chairman of the Southern California Chapter of the Young Presidents Organization and serves on the Board of Directors of The Bank of Hemet and on the Advisory Board of Solis Capital Partners, Inc.

     CHARLES W. BADER has served as a director since July 2005. Mr. Bader has been a lobbyist to the California State government, specializing in education and municipal government, since 1993. Prior to that time, Mr. Bader served for eight years as a member of the California State Assembly from 1982 to 1990. Mr. Bader is a former business owner and a former elected Mayor and Councilman for the City of Pomona, California. Mr. Bader owned and served as the President of Condominium Management Services, a condominium management services company, from 1973 to 1992. Mr. Bader was Mayor of the City of Pomona from 1977 to 1981, and prior to that time, was a city Councilman for the City of Pomona from 1971 to 1977. Mr. Bader has a B.S. degree in Business Administration from the University of California, Los Angeles.

     JOHN L. PRINCE has served as a director since July 2005. Mr. Prince is retired but also works as a consultant to Land O' Lakes, Inc. and other companies. Mr. Prince was an Executive Vice President with Land O' Lakes, Inc. from July 1998 until his retirement in 2004. Prior to that time, Mr. Prince was President and Chief Executive Officer of Dairyman's Cooperative Creamery Association, or the DCCA, located in Tulare, California, until its merger with Land O' Lakes, Inc. in July 1998. Land O' Lakes, Inc. is a farmer-owned, national branded organization based in Minnesota with annual sales in excess of $6 billion and membership and operations in over 30 states. Prior to joining the DCCA, Mr. Prince was President and Chief Executive Officer for nine years until 1994, and was Operations Manager for the preceding ten years commencing in 1975, of the Alto Dairy Cooperative in Waupun, Wisconsin. Mr. Prince has a B.A. degree in Business Administration from the University of Northern Iowa.

     TERRY L. STONE has served as a director since March 2005. Mr. Stone is a Certified Public Accountant with over thirty years of experience in accounting and taxation. He has been the owner of his own accountancy firm since 1990. Mr. Stone has experience in accounting and taxation in a wide range of industries, including agriculture, manufacturing, retail, equipment leasing, professionals and not-for-profit organizations. Mr. Stone served as a part-time instructor at California State University, Fresno at various times throughout the 1990s and taught classes in taxation, auditing, and financial and management accounting. Mr. Stone also has various professional certifications in addition to his Certified Public Accountant certification, including Series 7 and 66 NASD securities licenses. Mr. Stone has a B.S. in Accounting from California State University, Fresno.

     KENNETH J. FRIEDMAN has served as a director since March 2005. Mr. Friedman was a director of Accessity Corp., our predecessor, since October 1998. Mr. Friedman has for more than five years served as President of the Primary Group, Inc., an executive search consultancy firm.

     Our business, property and affairs are managed under the direction of our board of directors. Our directors are kept informed of our business through discussions with our executive officers, by reviewing materials provided to them and by participating in meetings of our board of directors and its committees. During 2004, our board of directors held two meetings attended by members of the board of directors either in person or via telephone, and on six occasions approved resolutions by unanimous written consent in lieu of a meeting.

     Our officers are appointed by and serve at the discretion of our board of directors. There are no family relationships among our executive officers and directors, except that William L. Jones is the father-in-law of Ryan W. Turner.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("Commission"). These officers, directors and stockholders are required by the Commission regulations to furnish us with copies of all reports that they file.

     Based solely upon a review of copies of the reports furnished to us during the year ended December 31, 2004 and thereafter, or any written representations received by us from directors, officers and beneficial owners of more than 10% of our common stock ("reporting persons") that no other reports were required, we believe that, during 2004, all Section 16(a) filing requirements applicable to our reporting persons were met.

CODES OF ETHICS

     Our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees and an additional Code of Business Ethics that applies to our Chief Executive Officer and senior financial officers.

     We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from provisions of these codes that relate to one or more of the items set forth in Item 406(b) of Regulation S-K, by describing on our Internet website, located at http://www.pacificethanol.net, within four business days following the date of a waiver or a substantive amendment, the date of the waiver or amendment, the nature of the amendment or waiver, and the name of the person to whom the waiver was granted.

     Information on our Internet website is not, and shall not be deemed to be, a part of this prospectus or incorporated into any other filings we make with the Commission.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows for the fiscal years ended December 31, 2004, 2003 and 2002, compensation awarded or paid to, or earned by, our former Chief Executive Officer and each of our other most highly compensated former executive officers who earned more than $100,000 in salary for the year ended December 31, 2004, or the Named Executive Officers. Each of Messrs. Siegel and Kart resigned their positions in connection with the Share Exchange Transaction that was consummated on March 23, 2005 and Mr. Delisi resigned his position prior to that time. Accordingly, none of the information set forth below relates to any of our current executive officers. See "Management - Directors and Executive Officers" for a list of our current executive officers, "Management - Employment Contracts and Termination of Employment and Change-in-Control Arrangements" and "Certain Relationships and Related Transactions" for a description of the compensation arrangements we have with these executive officers.

                                            SUMMARY COMPENSATION TABLE
                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                            ANNUAL COMPENSATION         AWARDS
                                                            -------------------    ----------------
                                                                                      SECURITIES        ALL OTHER
                                                                                      UNDERLYING      COMPENSATION
NAME AND PRINCIPAL POSITION                         YEAR    SALARY ($)    BONUS    OPTIONS/SARS (#)       ($)
---------------------------                         ----    ----------    -----    ----------------   ------------

Barry Siegel ...............................        2004     300,000          --          --              --
Former Chairman of the Board, President             2003     300,000          --          --              --
   and Chief Executive Officer                      2002     300,000     250,000     110,000          12,500(1)

Philip B. Kart .............................        2004     155,000          --          --              --
Former Senior Vice President, Secretary,            2003     155,000      10,000          --          62,000(2)
   Treasurer and Chief Financial Officer            2002     155,000          --      30,000              --

Steven DeLisi ..............................        2004     175,000          --          --              --
Former President, Sentaur Corp.                     2003     175,000      10,000          --              --
                                                    2002      68,654       5,000      50,000              --

--------------
(1) Reimbursed to Mr. Siegel for direct costs he incurred in connection with his relocation.
(2) Provided to Mr. Kart, upon his relocation, for costs incurred in connection with his relocation.

STOCK OPTION GRANTS AND EXERCISES

         We made no awards of stock options during the last fiscal year to the Named Executive Officers as part of their employment. The following table indicates the number of exercised and unexercised stock options held by each Named Executive Officer as of December 31, 2004.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                              NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                 SHARES         VALUE        UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS/SARS
                              ACQUIRED ON      REALIZED   OPTIONS/SARS AT FY-END (#)          AT FY-END ($)
NAME                          EXERCISE (#)       ($)       EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
----                          ------------     --------   --------------------------     -------------------------

Barry Siegel..............             --           --            80,000/36,667                     0/0
Philip B. Kart............             --           --            65,000/10,000                 $197,438/0
Steven DeLisi.............             --           --            33,333/16,667                     0/0

EQUITY COMPENSATION PLAN INFORMATION

                                               SHARES TO BE
                                          ISSUED UPON EXERCISE OF
                                                OUTSTANDING,                                    NUMBER OF
                                             OPTIONS, WARRANTS       WEIGHTED AVERAGE     SECURITIES AVAILABLE
PLAN CATEGORY                               OR STOCK RIGHTS (#)     EXERCISE PRICE ($)     FOR FUTURE ISSUANCE
-------------                               -------------------     ------------------     -------------------
APPROVED BY SHAREHOLDERS:
1995 Plan................................         377,667                 $5.98                  822,333
2004 Plan................................            --                      --                2,500,000

NOT APPROVED BY SHAREHOLDERS:
Consultant's Warrants ...................          25,000                 $2.99                     --

LONG-TERM INCENTIVE PLAN AWARDS

     In fiscal 2004, no awards were given to the Named Executive Officers under long-term incentive plans.

REPORT ON REPRICING OF OPTIONS AND SARS

     No adjustments to or amendments of the exercise price of stock options or stock appreciation rights previously awarded to the Named Executive Officers occurred in fiscal 2004.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

   EXECUTIVE EMPLOYMENT AGREEMENTS DATED MARCH 23, 2005 WITH EACH OF NEIL M. KOEHLER AND RYAN W. TURNER

     The Executive Employment Agreement with Neil M. Koehler provides for a three-year term and automatic one-year renewals thereafter, unless either the employee or Pacific Ethanol provides written notice to the other at least 90 days prior to the expiration of the then-current term. The Executive Employment Agreement with Ryan W. Turner provides for a one-year term and automatic one-year renewals thereafter, unless either the employee or Pacific Ethanol provides written notice to the other at least 90 days prior to the expiration of the then-current term.

     Neil M. Koehler is to receive a base salary of $200,000 per year and is entitled to receive a cash bonus not to exceed 50% of his base salary to be paid based upon performance criteria set by the board on an annual basis and an additional cash bonus not to exceed 50% of the net free cash flow (defined as revenues of Kinergy, less his salary and performance bonus, less capital expenditures and all expenses incurred specific to Kinergy), subject to a maximum of $300,000 in any given year; provided that such bonus will be reduced by ten percentage points each year, such that 2009 will be the final year of such bonus at 10% of net free cash flow.

     Ryan W. Turner is to receive a base salary of $125,000 per year and is entitled to receive a cash bonus not to exceed 50% of his base salary to be paid based upon performance criteria set by the board on an annual basis. Effective as of October 1, 2005, the compensation committee of our board of directors increased Mr. Turner's base salary to $175,000 per year.

     We are also required to provide an office and administrative support to each of Messrs. Koehler and Turner and certain benefits, including medical insurance (or, if inadequate due to location of permanent residence, reimbursement of up to $1,000 per month for obtaining health insurance coverage), three weeks of paid vacation per year, participation in the stock option plan to be developed in relative proportion to the position in the organization, and participation in benefit plans on the same basis and to the same extent as other executives or employees.

     Each of Messrs. Koehler and Turner are also entitled to reimbursement for all reasonable business expenses incurred in promoting or on behalf of the business of Pacific Ethanol, including expenditures for entertainment, gifts and travel. Upon termination or resignation for any reason, the terminated employee is entitled to receive severance equal to three months of base salary during the first year after termination or resignation and six months of base salary during the second year after termination unless he is terminated for cause or voluntarily terminates his employment without providing the required written notice. If the employee is terminated (other than for cause) or terminates for good reason following, or within the 90 days preceding, any change in control, in lieu of further salary payments to the employee, we may elect to pay a lump sum severance payment equal to the amount of his annual base salary.

     The term "for good reason" is defined in each of the Executive Employment Agreements as (i) a general assignment by us for the benefit of creditors or filing by us of a voluntary bankruptcy petition or the filing against us of any involuntary bankruptcy which remains undismissed for 30 days or more or if a trustee, receiver or liquidator is appointed, (ii) any material changes in the employee's titles, duties or responsibilities without his express written consent, or (iii) the employee is not paid the compensation and benefits required under the Employment Agreement.

     The term "for cause" is defined in each of the Executive Employment Agreements as (i) any intentional misapplication by the employee of Pacific Ethanol funds or other material assets, or any other act of dishonesty injurious to Pacific Ethanol committed by the employee; or (ii) the employee's conviction of (a) a felony or (b) a crime involving moral turpitude; or (iii) the employee's use or possession of any controlled substance or chronic abuse of alcoholic beverages, which use or possession the board reasonably determines renders the employee unfit to serve in his capacity as a senior executive of Pacific Ethanol; or (iv) the employee's breach, nonperformance or nonobservance of any of the terms of his employment agreement with us, including but not limited to the employee's failure to adequately perform his duties or comply with the reasonable directions of the board; but notwithstanding anything in the foregoing subsections (iii) or (iv) to the contrary, we shall not terminate the employee unless the board first provides the employee with a written memorandum describing in detail how his performance thereunder is not satisfactory and the employee is given a reasonable period of time (not less than 30 days) to remedy the unsatisfactory performance related by the board to the employee in that memorandum. A determination of whether the employee has satisfactorily remedied the unsatisfactory performance shall be promptly made by a majority of the disinterested directors of the board (or the entire board, but not including the employee, if there are no disinterested directors) at the end of the period provided to the employee for remedy, and the board's determination shall be final.

     A "change in control" of Pacific Ethanol is deemed to have occurred if, in a single transaction or series of related transactions: (i) any person (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Exchange Act")), other than a trustee or fiduciary holding securities under an employment benefit program is or becomes a "beneficial owner" (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities of Pacific Ethanol representing 51% or more of the combined voting power of Pacific Ethanol, (ii) there is a merger (other than a reincorporation merger) or consolidation in which Pacific Ethanol does not survive as an independent company, or (iii) the business of Pacific Ethanol is disposed of pursuant to a sale of assets.

   EXECUTIVE EMPLOYMENT AGREEMENT DATED AUGUST 10, 2005 WITH WILLIAM G. LANGLEY

     The Executive Employment Agreement with William G. Langley provides for a four-year term and automatic one-year renewals thereafter, unless either the employee or Pacific Ethanol provides written notice to the other at least 90 days prior to the expiration of the then-current term. Mr. Langley is to receive a base salary of $185,000 per year. All other terms and conditions of Mr. Langley's Executive Employment Agreement are substantially the same as those contained in Mr. Turner's Executive Employment Agreement, except that Mr. Langley is entitled to six months of severance pay during the entire term of his agreement and is also entitled to reimbursement of his costs associated with his relocation to Fresno, California. Mr. Langley is obligated to relocate to Fresno, California within six months of the date of his Executive Employment Agreement.

BOARD COMMITTEES

     Our board of directors currently has an audit committee, a compensation committee and a nominating and governance committee. Our board of directors has determined that Terry L. Stone, Kenneth J. Friedman and John L. Prince, each of whom is a member of one or more of these committees, are "independent" as defined in NASD Marketplace Rule 4200(a)(15) and that Messrs. Stone, Friedman and Prince meet the other criteria contained in NASD Marketplace Rule 4350 relating to audit committee members.

     The audit committee selects our independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, and reviews our financial statements for each interim period and for our year end. This committee consists of Messrs. Stone, Friedman and Prince. The audit committee operates pursuant to a charter approved by our board of directors and our audit committee. Our board of directors has determined that Mr. Stone is an "audit committee financial expert."

     The compensation committee is responsible for establishing and administering our policies involving the compensation of all of our executive officers and establishing and recommending to our board of directors the terms and conditions of all employee and consultant compensation and benefit plans. Our entire board of directors also may perform these functions with respect to our employee stock option plans. Since March 23, 2005, this committee has consisted of Messrs. Stone and Friedman. The compensation committee operates pursuant to a charter approved by our board of directors and compensation committee.

     The nominating committee selects nominees for the board of directors. Since March 23, 2005, the nominating and governance committee has consisted of Messrs. Stone and Friedman. The nominating and governance committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may also come to the attention of the nominating and governance committee through current board members, professional search firms and other persons. The nominating and governance committee operates pursuant to a charter approved by our board of directors and our nominating and governance committee.

     During the fiscal year ended December 31, 2004, all directors attended at least 75% of the aggregate of the meetings of the board of directors and of the committees on which they served, or that were held during the period they were directors or committee members.

COMPENSATION OF DIRECTORS

     The Chairman of our board of directors receives annual compensation of $80,000. Each member of our board of directors, including the Chairman, receives $1,500 for each board meeting attended, whether attended in person or telephonically. The Chairman of our audit committee receives an additional $3,500 per quarterly period. In addition, non-employee directors are reimbursed for certain reasonable and documented expenses in connection with attendance at meetings of our board of directors and committees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the board of directors has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

STOCK OPTION PLANS

     We currently have two stock option plans: an Amended 1995 Incentive Stock Plan and a 2004 Stock Option Plan. These plans are administered by our compensation committee, which currently consists of Messrs. Stone and Friedman.

     The Amended 1995 Incentive Stock Plan authorizes the issuance of incentive stock options, commonly known as ISOs, and non-qualified stock options, commonly known as NQOs, to our employees, directors or consultants for the purchase of up to 1,200,000 shares of our common stock. The Amended 1995 Incentive Stock Plan terminates in 2005. As of November 28, 2005, options to purchase up to 105,000 shares of common stock were outstanding under the Amended 1995 Incentive Stock Plan. Our board of directors does not intend to issue any additional options under the Amended 1995 Incentive Stock Plan.

     The 2004 Stock Option Plan authorizes the issuance of ISOs and NQOs to our officers, directors or key employees or to consultants that do business with Pacific Ethanol for up to an aggregate of 2,500,000 shares of common stock. The 2004 Stock Option Plan terminates on May 14, 2014. Our board of directors' adoption of the 2004 Stock Option Plan was ratified by our stockholders at our 2004 annual meeting of stockholders that was initially convened on December 28, 2004, adjourned to February 1, 2004 and further adjourned to and completed on February 28, 2005.

     As of November 28, 2005, we had approximately 17 employees and officers and 6 non-employee directors eligible to receive options under the 2004 Stock Option Plan. As of that date, options to purchase up to 822,500 shares of common stock were outstanding under the 2004 Stock Option Plan and 1,677,500 shares remained available for grants under this plan. The following is a description of some of the key terms of the 2004 Stock Option Plan.

   SHARES SUBJECT TO THE 2004 STOCK OPTION PLAN

     A total of 2,500,000 shares of our common stock are authorized for issuance under the 2004 Stock Option Plan. Any shares of common stock that are subject to an award but are not used because the terms and conditions of the award are not met, or any shares that are used by participants to pay all or part of the purchase price of any option, may again be used for awards under the 2004 Stock Option Plan.

   ADMINISTRATION

     It is the intent of the 2004 Stock Option Plan that it be administered in a manner such that option grants and exercises would be "exempt" under Rule 16b-3 of the Exchange Act. The compensation committee is empowered to select those eligible persons to whom options shall be granted under the 2004 Stock Option Plan; to determine the time or times at which each option shall be granted, whether options will be ISOs or NQOs and the number of shares to be subject to each option; and to fix the time and manner in which each option may be exercised, including the exercise price and option period, and other terms and conditions of options, all subject to the terms and conditions of the 2004 Stock


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Option Plan. The compensation committee has sole discretion to interpret and administer the 2004 Stock Option Plan, and its decisions regarding the 2004 Stock Option Plan are final, except that our board of directors can act in place of the compensation committee as the administrator of the 2004 Stock Option Plan at any time or from time to time, in its discretion.

   OPTION TERMS

     ISOs granted under the 2004 Stock Option Plan must have an exercise price of not less than 100% of the fair market value of a share of common stock on the date the ISO is granted and must be exercised, if at all, within ten years from the date of grant. In the case of an ISO granted to an optionee who owns more than 10% of the total voting securities of Pacific Ethanol on the date of grant, the exercise price may be not less than 110% of fair market value on the date of grant, and the option period may not exceed five years. NQOs granted under the 2004 Stock Option Plan must have an exercise price of not less than 85% of the fair market value of a share of common stock on the date the NQO is granted.

     Options may be exercised during a period of time fixed by the committee except that no option may be exercised more than ten years after the date of grant. In the discretion of the committee, payment of the purchase price for the shares of stock acquired through the exercise of an option may be made in cash, shares of our common stock or a combination of cash and shares of our common stock.

   AMENDMENT AND TERMINATION

     The 2004 Stock Option Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by our board of directors. However, our board of directors may not materially impair any outstanding options without the express consent of the optionee or materially increase the number of shares subject to the 2004 Stock Option Plan, materially increase the benefits to optionees under the 2004 Stock Option Plan, materially modify the requirements as to eligibility to participate in the 2004 Stock Option Plan or alter the method of determining the option exercise price without stockholder approval. No option may be granted under the 2004 Stock Option Plan after May 14, 2014.

   FEDERAL INCOME TAX CONSEQUENCES

     NQOS. Holders of NQOs do not realize income as a result of a grant or vesting of an option in the event that the stock option is granted at an exercise price at or above the fair market value of the underlying shares of our stock on the date of grant, but realize compensation income upon exercise of an NQO to the extent that the fair market value of the shares of common stock on the date of exercise of the NQO exceeds the exercise price paid. We will be required to withhold taxes on ordinary income realized by an optionee upon the exercise of an NQO.

     In the event of the grant of an NQO with a per share exercise price that is less than the fair market value per share of our underlying common stock on the date of grant, the grant is treated as deferred compensation. Except in certain limited circumstances, such a grant results in ordinary income, to the same extent applicable to an option grant with an exercise price at or above fair market value, realized by the optionee at vesting of the option, as opposed to upon its exercise, plus as an additional tax of 20% payable by the optionee.

     In the case of an optionee subject to the "short-swing" profit recapture provisions of Section 16(b) of the Exchange Act, the optionee realizes income only upon the lapse of the six-month period under Section 16(b), unless the optionee elects to recognize income immediately upon exercise of his or her option.


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

     ISOS. Holders of ISOs will not be considered to have received taxable income upon either the grant of the option or its exercise. Upon the sale or other taxable disposition of the shares, long-term capital gain will normally be recognized on the full amount of the difference between the amount realized and the option exercise price paid if no disposition of the shares has taken place within either two years from the date of grant of the option or one year from the date of transfer of the shares to the optionee upon exercise. If the shares are sold or otherwise disposed of before the end of the one-year or two-year periods, the holder of the ISO must include the gain realized as ordinary income to the extent of the lesser of the fair market value of the option stock minus the option price, or the amount realized minus the option price. Any gain in excess of these amounts, presumably, will be treated as capital gain. We will be entitled to a tax deduction in regard to an ISO only to the extent the optionee has ordinary income upon the sale or other disposition of the option shares.

     Upon the exercise of an ISO, the amount by which the fair market value of the purchased shares at the time of exercise exceeds the option price will be an "item of tax preference" for purposes of computing the optionee's alternative minimum tax for the year of exercise. If the shares so acquired are disposed of prior to the expiration of the one-year or two-year periods described above, there should be no "item of tax preference" arising from the option exercise.

   POSSIBLE ANTI-TAKEOVER EFFECTS

     Although not intended as an anti-takeover measure by our board of directors, one of the possible effects of the 2004 Stock Option Plan could be to place additional shares, and to increase the percentage of the total number of shares outstanding, in the hands of the directors and officers of Pacific Ethanol. Those persons may be viewed as part of, or friendly to, incumbent management and may, therefore, under some circumstances be expected to make investment and voting decisions in response to a hostile takeover attempt that may serve to discourage or render more difficult the accomplishment of the attempt.

     In addition, options may, in the discretion of the committee, contain a provision providing for the acceleration of the exercisability of outstanding, but unexercisable, installments upon the first public announcement of a tender offer, merger, consolidation, sale of all or substantially all of our assets, or other attempted changes in the control of Pacific Ethanol. In the opinion of our board of directors, this acceleration provision merely ensures that optionees under the 2004 Stock Option Plan will be able to exercise their options as intended by the board of directors and stockholders prior to any extraordinary corporate transaction which might serve to limit or restrict that right. Our board of directors is, however, presently unaware of any threat of hostile takeover involving Pacific Ethanol.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a pending or completed action, suit or proceeding if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in the best interests of the corporation.

     Our certificate of incorporation provides that, except in certain specified instances, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors, except liability for the following:

     o any breach of their duty of loyalty to our company or our stockholders;
     o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;


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     o    unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and
     o any transaction from which the director derived an improper personal benefit.

     In addition, our certificate of incorporation and bylaws obligate us to indemnify our directors and officers against expenses and other amounts reasonably incurred in connection with any proceeding arising from the fact that such person is or was an agent of ours. Our bylaws also authorize us to purchase and maintain insurance on behalf of any of our directors or officers against any liability asserted against that person in that capacity, whether or not we would have the power to indemnify that person under the provisions of the Delaware General Corporation Law. We have entered and expect to continue to enter into agreements to indemnify our directors and officers as determined by our board of directors. These agreements provide for indemnification of related expenses including attorneys' fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract any retain qualified persons as directors and officers. We also maintain directors' and officers' liability insurance.

     The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

     Insofar as the provisions of our certificate of incorporation or bylaws provide for indemnification of directors or officers for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, we have been informed that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          TRANSACTIONS BETWEEN ACCESSITY AND ITS RELATED PARTIES PRIOR
                        TO THE SHARE EXCHANGE TRANSACTION

     We were a party to an Employment Agreement with Barry Siegel, our former Chairman of the Board, President and Chief Executive Officer, that commenced on January 1, 2002, and initially expired on December 31, 2004 and which expiration date, under the amendment referenced above, was extended to December 31, 2007. Mr. Siegel's annual salary was $300,000, and was granted stock options, under our Amended 1995 Incentive Stock Plan, to purchase 60,000 shares of our common stock, in addition to certain other perquisites. The Employment Agreement provided that following a change of control, which included the Share Exchange Transaction, we would be required to pay Mr. Siegel (i) a severance payment of 300% of his average annual salary for the past five years, less $100, (ii) the cash value of his outstanding but unexercised stock options, and (iii) other perquisites should he be terminated for various reasons specified in the agreement. The agreement specified that in no event would any severance payments exceed the amount we could deduct under the provisions of the Internal Revenue Code. In recognition of the sale of one of our divisions, Mr. Siegel was also awarded a $250,000 bonus, which was paid in February 2002, and an additional grant of options to purchase 50,000 shares of our common stock. In connection with the Share Exchange Transaction and the Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement dated March 23, 2005 between us and Mr. Siegel, Mr. Siegel's Employment Agreement was terminated and he waived the payments that otherwise would have been due to him under the change of control provisions of his Employment Agreement.


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

     We were a party to an Employment Agreement with Philip B. Kart, our former Senior Vice President, Secretary, Treasurer and Chief Financial Officer, that commenced on January 1, 2002, and initially expired on January 1, 2004 and which expiration date, under the amendments referenced above, was extended first to December 31, 2004 and subsequently to December 31, 2005. Mr. Kart's annual salary was $155,000 per annum and he was granted stock options, under our Amended 1995 Incentive Stock Plan, providing the right to purchase 30,000 shares of the our common stock, in addition to certain other perquisites. The Employment Agreement provided that following a change of control, which included the Share Exchange Transaction, we would be required to pay Mr. Kart a severance payment of 100% of his annual salary. The Employment Agreement also provided that following a change in control, all stock options previously granted to him would immediately become fully exercisable. The amendment to the Employment Agreement dated November 15, 2002 also provided for relocation expense payments that were conditioned upon Mr. Kart's relocation to our former headquarters in Florida, which occurred in early 2003. In connection with the Share Exchange Transaction and the Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement dated March 23, 2005 between us and Mr. Kart, Mr. Kart's Employment Agreement was terminated and he waived the payments that otherwise would have been due to him under the change of control provisions of his Employment Agreement.

     Under an agreement with our formerly wholly-owned subsidiary, Sentaur Corp., we were party to an employment agreement with Steven DeLisi that commenced on September 3, 2002 and expired on December 31, 2004. Mr. DeLisi's annual salary was $175,000 per annum and he was granted stock options under our 1995 Incentive Stock Option Plan to purchase up to 50,000 shares of our common stock. Mr. DeLisi also participated in a bonus program that provided a bonus of 50% of his salary upon the achievement of $25,000 in profits for three consecutive months. During the first twelve months of his employment, Mr. DeLisi received an interim bonus of $5,000 for each signed customer contract.

     In May 2002 we signed a five and a half year lease to occupy a 7,300 square foot building in Coral Springs, Florida. We terminated this lease on January 14, 2005, and the building was sold, concurrently, by the landlord. This property was owned and operated by B&B Lakeview Realty Corp., one shareholders of which, Barry Siegel, was our former Chairman of the Board, President and Chief Executive Officer, another shareholder of which, Kenneth J. Friedman, was a member of our Board of Directors and another shareholder of which, Barry Spiegel, was formerly a member of our Board of Directors. The terms of the lease required net rentals increasing in annual amounts from $127,000 to $168,000 plus real estate taxes, insurance and other operating expenses. The lease period commenced in October 2002 and was to terminate five years and six months thereafter. Our company and the landlord each expended approximately $140,000 to complete the interior space. In addition, during July 2002, we pledged $300,000 in an interest bearing account initially as a certificate of deposit, with a Florida bank (the mortgage lender to B&B Lakeview Realty Corp) as security for our future rental commitments for the benefit of the landlord's mortgage lender. The certificate of deposit was to decline in $100,000 increments on the 36th month, 48th month, and 60th month, as the balance of the rent commitment declined. These funds, along with unpaid and earned interest, were returned us in January 2005 upon the consummation of the sale of the building. We also had a security deposit of $22,000 held by the related party which was also repaid at that time. At our request, the Landlord agreed to sell the building and permit us to terminate this lease early, in exchange for our reimbursing the Landlord for the prepayment penalty that the Landlord incurred due to the early pay off of its mortgage loan. These fees paid to the Landlord equaled far less than our liabilities pursuant to the lease. During the 2004 Period we paid B&B Lakeview Realty rent payments of $145,000. Operating expenses, insurance and taxes, as required by the lease, were generally paid directly to the providers by us.


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     In December 2004, we sold certain fully depreciated personal property assets, which we anticipated would be transferred to Mr. Siegel upon consummation of the Share Exchange Transaction. The proceeds, equal to approximately $14,000, were advanced to Mr. Siegel in anticipation of the transaction being completed. Upon learning that this advance was prohibited under Section 402 of the Sarbanes-Oxley Act of 2002, Mr. Siegel repaid the advance in February 2005.

   TRANSACTIONS BETWEEN OUR NOW-WHOLLY-OWNED SUBSIDIARIES AND THEIR RELATED PARTIES PRIOR TO THE SHARE EXCHANGE TRANSACTION

     Please note that the Certain Relationships and Related Transactions set forth below are with regard to PEI California, Kinergy and ReEnergy, which became our wholly-owned subsidiaries in connection with the Share Exchange Transaction.

   TRANSACTIONS BETWEEN PEI CALIFORNIA AND ITS RELATED PARTIES

     Neil M. Koehler, our President and Chief Executive Officer and a director is also the Chief Executive Officer of PEI California and was the sole manager and sole limited liability company member of Kinergy and a limited liability company member of Kinergy Resources, LLC, which was a member of ReEnergy. Mr. Koehler did not receive compensation from PEI California.

     Tom Koehler, our Vice President, Public Policy and Markets, also held the same position with PEI California and was a limited liability company member of ReEnergy. Mr. Koehler is the brother of Neil M. Koehler and received compensation from PEI California (through Celilo Group, LLC) as an independent contractor.

     PEI California and ReEnergy are parties to an Option to Purchase Land dated August 28, 2003, pursuant to which ReEnergy has agreed to sell approximately 89 acres of real property in Visalia to PEI California at a price of $12,000 per acre, with respect to which real property ReEnergy has executed an Option Agreement dated as of July 20, 2003 with Kent Kaulfuss, who was a limited liability company member of ReEnergy, and his wife, which Option Agreement grants ReEnergy an option to purchase such real property for a purchase price of $1,071,600 on or before December 15, 2005 and requires ReEnergy to lease the Wood Industries plant (comprising 35 acres) to Wood Industries (which is owned by Kent Kaulfuss and his wife) for an indefinite period of time for a monthly rental of $800. Accordingly, if the real property is purchased by PEI California pursuant to the terms of the Option to Purchase Land dated August 28, 2003, Kent Kaulfuss and his wife will realize a gain on sale of approximately $178,600.

     PEI California entered into a consulting agreement with Ryan W. Turner, our Chief Operating Officer and Secretary, and a former director, for consulting services at $6,000 per month. During 2004, PEI California paid Mr. Turner a total of $72,000 pursuant to such consulting contract. This consulting agreement was terminated in connection with Mr. Turner's entry into an Executive Employment Agreement with us as described above under "Management - Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

     PEI California sold various cattle feed products in 2003 totaling $109,698, to a business owned by William L. Jones, our Chairman of the Board and a director.

     PEI California reimbursed Mr. Jones an aggregate of $200,000 during 2003 for expenses paid on behalf of PEI California.


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

     On October 27, 2003, William and Maurine Jones, Ryan and Wendy Turner and Andrea Jones entered into an agreement with Southern Counties Oil Co., a former shareholder of PEI California, of which Frank P. Greinke, one of our directors and a director of PEI California, is the owner and CEO, to sell 1,500,000 shares of common stock of PEI California personally held by them at $1.50 per share for total proceeds of $2,250,000. In connection with the sale of the shares, the parties entered into a Voting Agreement under which William and Maurine Jones, Ryan and Wendy Turner and Andrea Jones agreed to vote a significant number of their existing shares of common stock of PEI California in favor of Mr. Greinke to be elected to the board of directors of PEI California or any successor-in-interest to PEI California, including Pacific Ethanol.

     Barry Siegel, on the one hand, and William and Maurine Jones, Ryan and Wendy Turner and Andrea Jones, on the other, negotiated the terms of a stock purchase agreement that provided for, among other things, the sale of an aggregate of 250,000 shares of common stock of PEI California to Mr. Siegel for an aggregate purchase price of $25.00.

     Immediately prior to the closing of the Share Exchange Transaction, William
L. Jones sold 200,000 shares of common stock of PEI California to the individual members of ReEnergy at $.01 per share, to compensate them for facilitating the closing of the Share Exchange Transaction.

     Immediately prior to the closing of the Share Exchange Transaction, William
L. Jones sold 300,000 shares of common stock of PEI California to Neil M. Koehler at $.01 per share to compensate Mr. Koehler for facilitating the closing of the Share Exchange Transaction.

     Immediately prior to the closing of the Share Exchange Transaction, William
L. Jones sold 100,000 shares of common stock of PEI California to Tom Koehler at $.01 per share to compensate Mr. Koehler for facilitating the closing of the Share Exchange Transaction.

     TRANSACTIONS BETWEEN KINERGY AND ITS RELATED PARTIES

     Neil M. Koehler, our President and Chief Executive Officer and one of our directors, is also the Chief Executive Officer of PEI California and was the sole manager and sole limited liability company member of Kinergy and was a limited liability company member of Kinergy Resources, LLC, which was a member of ReEnergy. Mr. Koehler did not receive compensation from PEI California and did not receive compensation in his capacity as the sole manager of Kinergy.

     Neil M. Koehler is the brother of Tom Koehler, our Vice President, Public Policy and Markets. Tom Koehler was a limited liability company member of ReEnergy.

     One of Kinergy's larger customers is SC Fuels, Inc. Southern Counties Oil Co., an affiliate of SC Fuels, Inc., was a principal shareholder of PEI California and is one of our former shareholders. Mr. Frank P. Greinke, the President of SC Fuels, Inc., is one of our directors and is a director of PEI California. During the nine months ended September 30, 2005 and during the fiscal year ended December 31, 2004, SC Fuels, Inc. accounted for approximately 8% and 13%, respectively, of the total revenues of Kinergy.

     TRANSACTIONS BETWEEN REENERGY AND ITS RELATED PARTIES

     Tom Koehler, our Vice President, Public Policy and Markets, also held the same position with PEI California and was a limited liability company member of ReEnergy. Mr. Koehler is the brother of Neil M. Koehler and received compensation from PEI California (through Celilo Group, LLC) as an independent contractor.


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

     PEI California and ReEnergy are parties to an Option to Purchase Land dated August 28, 2003, pursuant to which ReEnergy has agreed to sell approximately 89 acres of real property in Visalia to PEI California at a price of $12,000 per acre, with respect to which real property ReEnergy has executed an Option Agreement dated as of July 20, 2003 with Kent Kaulfuss, who was a limited liability company member of ReEnergy, and his wife, which Option Agreement grants ReEnergy an option to purchase such real property for a purchase price of $1,071,600 on or before December 15, 2005 and requires ReEnergy to lease the Wood Industries plant (comprising 35 acres) to Wood Industries (which is owned by Kent Kaulfuss and his wife) for an indefinite period of time for a monthly rental of $800. Accordingly, if the real property is purchased by PEI California pursuant to the terms of the Option to Purchase Land dated August 28, 2003, Kent Kaulfuss and his wife will realize a gain on sale of approximately $178,600.

   TRANSACTIONS BETWEEN US AND OUR RELATED PARTIES AT THE TIME OF OR AFTER THE SHARE EXCHANGE TRANSACTION

     We issued to Philip B. Kart, our former Senior Vice President, Secretary, Treasurer and Chief Financial Officer, 200,000 shares of common stock in consideration of Mr. Kart's obligations under a Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement that was entered into in connection with the Share Exchange Transaction.

     We issued to Barry Siegel, our former Chairman of the Board, President and Chief Executive Officer, 400,000 shares of common stock in consideration of Mr. Siegel's obligations under a Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement that was entered into in connection with the Share Exchange Transaction. We also transferred DriverShield CRM Corp., one of our wholly-owned subsidiaries, to Mr. Siegel in connection with this transaction. In addition we sold Sentaur Corp., another of our wholly-owned subsidiaries, to Mr. Siegel for the cash sum of $5,000.

     In connection with the Share Exchange Transaction, we entered into Confidentiality, Non-Competition and Non-Solicitation Agreements with each of Neil M. Koehler, Tom Koehler, William L. Jones and Ryan W. Turner. The agreement is substantially the same for each of the foregoing persons, except as otherwise noted below, and provides for certain standard confidentiality protections in our favor prohibiting each of the foregoing persons, each of whom is a stockholder and our officers and/or directors, from disclosure or use of our confidential information. The agreement also provides that each of the foregoing persons is prohibited from competing with us for a period of five years; however, Neil M. Koehler's agreement provides that he is prohibited from competing with us for a period of three years. In addition, during the period during which each of the foregoing persons is prohibited from competing, they are also prohibited from soliciting our customers, employees or consultants and are further prohibited from making disparaging comments regarding us, our officers or directors, or our other personnel, products or services.

     In connection with the Share Exchange Transaction, we became the sole owner of the membership interests of Kinergy. Neil M. Koehler, our President and Chief Executive Officer and one of our directors and principal stockholders was formerly the sole owner of the membership interests of Kinergy and personally guaranteed certain obligations of Kinergy to Comerica Bank. As part of the consummation of the Share Exchange Transaction, we executed a Letter Agreement dated March 23, 2005 with Mr. Koehler that provides that we will, as soon as reasonably practical, replace Mr. Koehler as guarantor under certain financing agreements between Kinergy and Comerica Bank. Under the Letter Agreement, prior to the time that Mr. Koehler is replaced by us as guarantor under such financing agreements, we will defend and hold harmless Mr. Koehler, his agents and representatives for all losses, claims, liabilities and damages caused or arising from out of (i) our failure to pay our indebtedness under such financing agreements in the event that Mr. Koehler is required to pay such amounts to Comerica Bank pursuant to his guaranty agreement with Comerica Bank, or (ii) a breach of our duties to indemnify and defend as set forth above.


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

     On July 26, 2005, we issued options to purchase up to 50,000 shares of our common stock to William L. Jones, options to purchase up to 20,000 shares of our common stock to Terry L. Stone, options to purchase up to 15,000 shares of our common stock to Frank P. Greinke, options to purchase up to 15,000 shares of our common stock to John Pimentel, who was then a current director and is now a former director, and options to purchase up to 15,000 shares of our common stock to Ken Freidman. The options have an exercise price of $8.25 per share, which represents the closing price of a share of our common stock on the date of grant. The options have a term of 10-years and vest in full one year from their date of grant.

     On July 26, 2005, we set the compensation and expense reimbursement policies for non-employee members of our board of directors, which policies were made retroactive to May 18, 2005. The Chairman of the Board, currently William
L. Jones, is to receive annual compensation of $80,000. Each member of our board of directors, including the Chairman of the Board, is to receive $1,500 for each board or committee meeting attended, whether attended in person or telephonically. The Chairman of the audit committee, currently Terry L. Stone, is to receive an additional $2,000 for each audit committee meeting attended, whether in person or telephonically. In addition, non-employee directors are reimbursed for certain reasonable and documented expenses in connection with attendance at meetings of our board of directors and committees.

     On July 28, 2005, we issued options to purchase up to 15,000 shares of our common stock to Charles W. Bader, a director, and options to purchase up to 15,000 shares of our common stock to John L. Prince, a director. The options have an exercise price of $8.30 per share, which represents the closing price of a share of our common stock on the date of grant. The options have a term of 10-years and vest in full one year from their date of grant.

     On August 10, 2005, we issued options to purchase up to 425,000 shares of our common stock to William G. Langley, our Chief Financial Officer. The options have an exercise price of $8.03 per share, which represents the closing price of a share of our common stock on the date immediately preceding the date of grant. The options have a term of 10-years. The options vested immediately as to 85,000 shares and vest as to an additional 85,000 shares on each of the first, second, third and fourth anniversaries of the date of grant.

     On September 19, 2005, we issued 3,000 shares of common stock to Kenneth J. Friedman, a director, upon exercise of outstanding options with an exercise price of approximately $5.63 per share for total gross proceeds of approximately $16,875.

     On November 3, 2005, William L. Jones, our Chairman, executed a Continuing Guaranty in favor of W. M. Lyles Co. Under the Guaranty, Mr. Jones guarantees to
W. M. Lyles Co. the payment obligations of PEI California under a certain Letter Agreement between PEI California and W. M. Lyles Co. The Letter Agreement relates to a Phase 2 Design-Build Agreement between Pacific Ethanol Madera, LLC, a wholly-owned subsidiary of PEI California, or PEI Madera, and W. M. Lyles Co. relating to the construction of our ethanol production facility in Madera County. The Letter Agreement provides that, in the event that W. M. Lyles Co. pays performance liquidated damages to PEI Madera as a result of a defect attributable Delta-T Corporation, the engineer for the ethanol production facility in Madera County, or in the event that W. M. Lyles Co. pays liquidated damages to PEI Madera under the Phase 2 Design-Build Agreement as a result of a delay that is attributable to Delta-T Corporation, then PEI California agrees to reimburse W. M. Lyles Co. for such liquidated damages. However, PEI California is not responsible for the first $2.0 million of reimbursement. In addition, in the event that W. M. Lyles Co. recovers amounts from Delta-T Corporation for such defect or delay, then W. M. Lyles Co. is to not seek reimbursement from PEI California. The aggregate reimbursement obligations of PEI California under the Letter Agreement are not to exceed $8.1 million. Under the Guaranty, W. M. Lyles Co. is to seek payment on a pro rata basis from Mr. Jones and Neil M. Koehler (as described below), but in the event that Mr. Koehler fails to make payment, then Mr. Jones is responsible for any shortfall. However, the full extent of Mr. Jones' liability under his Guaranty, including for any shortfall for non-payment by Mr. Koehler, is limited to $4.0 million plus any attorneys' fees, costs and expenses.

     On November 3, 2005, Neil M. Koehler, a director and our President and Chief Executive Officer, executed a Continuing Guaranty in favor of W. M. Lyles Co. Under the Guaranty, Mr. Koehler guarantees to W. M. Lyles Co. the payment obligations of PEI California under the aforementioned Letter Agreement. Under the Guaranty, W. M. Lyles Co. is to seek payment on a pro rata basis from Messrs. Jones (as described above) and Koehler, but in the event that Mr. Jones fails to make payment, then Mr. Koehler is responsible for any shortfall. However, the full extent of Mr. Koehler's liability under his Guaranty, including for any shortfall for non-payment by Mr. Jones, is limited to $4.0 million plus any attorneys' fees, costs and expenses.

     On November 14, 2005, William L. Jones, Neil M. Koehler, Ryan W. Turner, Kenneth J. Friedman and Frank P. Greinke, each of whom is a stockholder and one of our directors and/or executive officers, or the Stockholders, and us, entered into a Voting Agreement, or the Voting Agreement, with Cascade Investment, L.L.C. The Stockholders collectively hold an aggregate of approximately 9.2 million shares of our common stock. The Voting Agreement provides that the Stockholders may not transfer their shares of our common stock, and must keep their shares free of all liens, proxies, voting trusts or agreements until the Voting Agreement is terminated. The Voting Agreement provides that the Stockholders will each vote or execute a written consent in favor of a private placement transaction under which Cascade Investment, L.L.C. is to purchase 5,250,000 shares of Series A Cumulative Redeemable Convertible Preferred Stock for an aggregate purchase price of $84.0 million. In addition, under the Voting Agreement, each Stockholder grants an irrevocable proxy to Neil M. Koehler, a director and our President and Chief Executive Officer, to act as such Stockholder's proxy and attorney-in-fact to vote or execute a written consent in favor of the sale of the preferred stock. The Voting Agreement is effective until the earlier of the approval of the sale of the preferred stock by our stockholders or the termination of the purchase agreement under which the preferred stock is to be sold in accordance with its terms.

     We are or have been a party to employment and compensation arrangements with related parties, as more particularly described above under the headings "Compensation of Executive Officers," "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" and "Compensation of Directors."

     We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information with respect to the beneficial ownership of our common stock as of November 28, 2005, the date of the table, by:

     o each person known by us to beneficially own more than 5% of the outstanding shares of our common stock;
     o    each of our directors;
     o each of our current executive officers identified at the beginning of the "Management" section of this prospectus; and
     o    all of our directors and executive officers as a group.

     Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 28,667,185 shares of common stock outstanding as of the date of the table.

     The address of each of the following stockholders, unless otherwise indicated in the footnotes to the table, is c/o Pacific Ethanol, Inc., 5711 N. West Avenue, Fresno, California 93711. Messrs. Jones, Koehler, Greinke, Bader, Prince, Stone and Friedman are directors of Pacific Ethanol. Messrs. Koehler, Turner and Langley are executive officers of Pacific Ethanol.

                                                                               AMOUNT AND NATURE          PERCENT
NAME OF BENEFICIAL OWNER                                 TITLE OF CLASS     OF BENEFICIAL OWNERSHIP      OF CLASS
---------------------------------------------------      --------------     -----------------------      --------
William L. Jones...................................          Common                2,500,000 (1)            8.72%
Neil M. Koehler....................................          Common                4,188,139               14.61%
Ryan W. Turner.....................................          Common                  914,166 (2)            3.19%
William G. Langley.................................          Common                   85,000 (3)             *
Frank P. Greinke...................................          Common                1,500,000 (4)            5.23%
Charles W. Bader...................................          Common                       --                 *
John L. Prince.....................................          Common                       --                 *
Terry L. Stone.....................................          Common                       --                 *
Kenneth J. Friedman................................          Common                   93,399 (5)             *
Crestview Capital Master, LLC......................          Common                2,889,000 (6)            9.86%
Lyles Diversified, Inc.............................          Common                2,000,000 (7)            6.98%
Rubicon Master Fund................................          Common                1,742,000 (8)            5.99%
All executive officers and directors as a group
   (9 persons).....................................          Common                9,280,704 (9)           32.24%

---------------
*     Less than 1.00%
(1) Represents shares held by William L. Jones and Maurine Jones, husband and wife, as community property.
(2) Represents shares held by Ryan W. Turner and Wendy Turner, husband and wife, as community property.
(3)   Represents shares of common stock underlying options.
(4) Represents shares held by the Greinke Personal Living Trust. Mr. Greinke is a trustee of the Greinke Personal Living Trust. Mr. Greinke has sole voting and sole investment power over the shares held by the trust.
(5)   Includes 33,000 shares underlying options.
(6) Includes 624,000 shares underlying warrants. Power to vote or dispose of the shares is shared by Daniel Warsh, Stewart Flink and Robert Hoyt as Managing Members of Crestview Capital Master, LLC. The address for Messrs. Warsh, Flink and Hoyt is c/o Crestview Capital Master, LLC, 95 Revere Drive, Suite A, Northbrook, IL 60062.
(7) Based on information included by Lyles Diversified, Inc. in a Schedule 13D for May 27, 2005. Lyles Diversified, Inc. reported that it holds sole voting and dispositive power over 2,000,000 shares. The Schedule 13D was executed by William M. Lyles IV, as Vice-President of Lyles Diversified, Inc. The address for Lyles Diversified, Inc. is P.O. Box 4376, Fresno, CA 93744.
(8) Includes 402,000 shares underlying warrants. Power to vote or dispose of the shares is shared by Rubicon Fund Management Ltd. and Rubicon Fund Management LLP. Each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Paul Anthony Brewer, Jeffrey Eugene Brummette, William Francis Callanan, Vilas Gadkari, Robert Michael Greenshields and Horace Joseph Leitch III may be deemed to be beneficial owners of the securities held by Rubicon Master Fund, each of whom disclaim beneficial ownership of the securities held by Rubicon Master Fund. The address for each of the foregoing entities and individuals is c/o Rubicon Master Fund, 103 Mount Street, London W1K2TJ, United Kingdom.
(9)   Includes 118,000 shares underlying options.

                            SELLING SECURITY HOLDERS

SELLING SECURITY HOLDER TABLE

     This prospectus covers the offer and sale by the selling security holders of up to an aggregate of 11,778,454 shares of common stock, including an aggregate of 8,825,867 issued and outstanding shares of our common stock and an aggregate of 2,952,587 shares of our common stock underlying warrants. The following table sets forth, to our knowledge, certain information about the selling security holders as of November 28, 2005, the date of the table, based on information furnished to us by the selling security holders. Except as indicated in the private placement descriptions or footnotes following the table
(i) each selling security holder has indicated to us that it is acting individually, not as a member of a group, and (ii) none of the selling security holders or their affiliates, or the placement agents who subsequently transferred warrants to certain selling security holders, as described in the footnotes following the table, has held any position or office or had any other material relationship with us in the past three years.

     Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 28,667,185 shares of common stock outstanding as of the date of the table. Shares shown as beneficially owned after the offering assume that all shares being offered are sold.

     The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders described below.

     The following entities or persons are NASD-registered broker-dealers, or affiliates of NASD-registered broker-dealers, who initially acquired their shares of common stock offered for resale hereunder, or warrants, the underlying shares of common stock of which are offered for resale hereunder, from PEI California, or from placement agents who received them from PEI California, as compensation for transaction-based investment banking services relating to one or more private placement transactions of PEI California that occurred prior the consummation of the Share Exchange Transaction:

     o Laird Q. Cagan, Registered Representative of Chadbourn Securities, Inc., an NASD-registered broker-dealer;
     o    Chadbourn Securities, Inc. is an NASD-registered broker-dealer; and
     o Robert A. Bonelli, Stephen J. Perrone, William P. Behrens, Danny Nicholas, David T. R. Tsiang, Yaudoon Chiang, William T. Behrens, Orrie L. Tawes, III, and Stephan H. Kim are each officers of Northeast Securities, Inc., an NASD-registered broker-dealer.

     The following entities or persons are affiliates of NASD-registered broker-dealers who initially acquired their shares of common stock offered for resale hereunder, or warrants, the underlying shares of common stock of which are offered for resale hereunder, in certain private placement transactions of PEI California that occurred prior the consummation of the Share Exchange Transaction, each of whom may be deemed underwriters with respect to their respective shares of common stock offered for resale hereunder:

     o Stewart Flink, a Managing Member of Crestview Capital Master, LLC, is the controlling shareholder of Dillon Capital, Inc., an NASD-registered broker dealer;
     o Neuberger Berman Asset Management, LLC, the General Partner of both LibertyView Funds, LP and LibertyView Special Opportunities Fund, LP, is an affiliate of Neuberger Berman, LLC, an NASD-registered broker dealer;
     o Lorraine DiPaolo is President of Benchmark Capital Advisors, a subsidiary of Northeast Securities, Inc., an NASD-registered broker-dealer;
     o Peter S. Rawlings is Chairman and Chief Executive Officer of US ReSecurities, LLC, an NASD-registered broker dealer;
     o Richard Zorn is an executive officer of Benchmark Capital Advisors, a subsidiary of Northeast Securities, Inc., an NASD-registered broker dealer;
     o W. Denman Zirkle is registered as an agent with First Dominion Capital Corp., an NASD-registered broker dealer;
     o Paul Coviello, President of Linden Capital Management, LLC as General Partner of Linden Growth Partners, L.P., is a Registered Representative of First Montauk, an NASD-registered broker dealer; and
     o James George is a Senior Vice President, Institutional Bond Sales of Countrywide Securities, an NASD-registered broker dealer.

     Each of the selling security holders, including the selling security holders identified above, has represented to us that it is not acting as an underwriter in this offering, any warrants it received whose underlying shares are offered under this prospectus, and other shares of common stock offered under this prospectus, were received only in the ordinary course of business, and at the time of such receipt and through the effective date of the information contained in the selling security holder table, it had no agreements or understandings, directly or indirectly, with any person to distribute the warrants, the underlying shares or other shares of common stock offered under this prospectus. Notwithstanding the foregoing, as noted above, certain selling security holders may be deemed underwriters with respect to their respective shares of common stock offered for resale hereunder.

                                                                                                             SHARES OF
                                                       SHARES OF COMMON STOCK       SHARES OF              COMMON STOCK
                                                         BENEFICIALLY OWNED          COMMON              BENEFICIALLY OWNED
                                                         PRIOR TO OFFERING            STOCK                AFTER  OFFERING
              NAME OF                               --------------------------        BEING             ---------------------
         BENEFICIAL OWNER                            NUMBER         PERCENTAGE       OFFERED             NUMBER     PERCENTAGE
----------------------------------------------      ---------       ----------      ---------           --------    ----------
Crestview Capital Master, LLC.................      2,889,000 (1)      9.86%        2,704,000 (a)(1)     185,000        *
Rubicon Master Fund...........................      1,742,000 (2)      5.99%        1,742,000 (a)(2)        -           -
TOIBB Investment LLC..........................      1,405,200 (3)      4.86%        1,001,000 (a)(3)     404,200      1.28%
Benchmark Partners, LP........................        351,000 (4)      1.22%          351,000 (a)(4)        -           -
LibertyView Special Opportunities Fund, LP....        299,000 (5)      1.04%          299,000 (a)(5)        -           -
Nite Capital LP...............................        260,000 (6)        *            260,000 (a)(6)        -           -
Straus Partners, LP...........................        234,000 (7)        *            234,000 (a)(7)        -           -
Dolphin Offshore Partners, L.P................        221,000 (8)        *            221,000 (a)(8)        -           -
Western Milling, LLC..........................        221,000 (9)        *            221,000 (a)(9)        -           -
GCE Property Holdings Inc.....................        208,000 (10)       *            208,000 (a)(10)       -           -
Straus-GEPT Partners, LP......................        195,000 (11)       *            195,000 (a)(11)       -           -
JSH Partners, L.P.............................        130,000 (12)       *            130,000 (a)(12)       -           -
LibertyView Funds, LP.........................        130,000 (13)       *            130,000 (a)(13)       -           -
Maurice Marciano, Trustee of the Maurice
   Marciano Trust dated 2/24/1986.............        130,000 (14)       *            130,000 (a)(14)       -           -
Lorraine Dipaolo..............................        455,000 (15)     1.58%          104,000 (a)(15)       -           -
Fenway Advisory Group Pension Plan............         91,000 (16)       *             91,000 (a)(16)       -           -
Craton Capital, LP............................         65,000 (17)       *             65,000 (a)(17)       -           -
Michael Brown, Trustee of the Michael C. Brown
   Trust dated 6/30/2000......................        165,000 (18)       *             65,000 (a)(18)    100,000        *


                                                            74





                                                                                                             SHARES OF
                                                       SHARES OF COMMON STOCK       SHARES OF              COMMON STOCK
                                                         BENEFICIALLY OWNED          COMMON              BENEFICIALLY OWNED
                                                         PRIOR TO OFFERING            STOCK                AFTER  OFFERING
              NAME OF                               --------------------------        BEING             ---------------------
         BENEFICIAL OWNER                            NUMBER         PERCENTAGE       OFFERED             NUMBER     PERCENTAGE
----------------------------------------------      ---------       ----------      ---------           --------    ----------
The Churchill Fund, QP........................         65,000 (19)       *             65,000 (a)(19)       -           -
Barry H. Garfinkel............................         52,000 (20)       *             52,000 (a)(20)       -           -
The Churchill Fund, LP........................         52,000 (21)       *             52,000 (a)(21)       -           -
Jean F. Hieber................................         65,000 (22)       *             65,000 (a)(22)       -           -
Civic Capital Fund I, LLC.....................         39,000 (23)       *             39,000 (a)(23)       -           -
Jacob S. Harris...............................        169,000 (24)       *             39,000 (a)(24)       -           -
Jeremy Harding................................         39,000 (25)       *             39,000 (a)(25)       -           -
Peter S. Rawlings.............................         39,000 (26)       *             39,000 (a)(26)       -           -
Richard Zorn..................................         39,000 (27)       *             39,000 (a)(27)       -           -
Scott M. Hergott and Cheryl L. Hergott, Trustees
   of the Scott M. and Cheryl L. Hergott Living
   Trust 2003 dated 12/18/03..................         46,700 (28)       *             39,000 (a)(28)    7,700          *
Erik Kuntz....................................         26,000 (29)       *             26,000 (a)(29)       -           -
Growth Ventures Inc. Pension Plan & Trust.....         26,000 (30)       *             26,000 (a)(30)       -           -
Harry Haushalter and Theresa Haushalter JTROW.         26,000 (31)       *             26,000 (a)(31)       -           -
Mitchell N. Kessler...........................         26,000 (32)       *             26,000 (a)(32)       -           -
Ronald B. Sunderland..........................         26,000 (33)       *             26,000 (a)(33)       -           -
Sensus LLC....................................         26,000 (34)       *             26,000 (a)(34)       -           -
Bette-Lee Jablow and Jay T. Jablow, Trustees
   of the Jablow Family Trust Under Agreement
   Dated 11/25/1991...........................         13,000 (35)       *             13,000 (a)(35)       -           -
Brent Saunders and Amy Saunders JTROW.........         13,000 (36)       *             13,000 (a)(36)       -           -
Cantybay Enterprises, Ltd.....................         13,000 (37)       *             13,000 (a)(37)       -           -
Christina J. Hieber...........................         13,000 (38)       *             13,000 (a)(38)       -           -
Daniel J. Hurley, III.........................         13,000 (39)       *             13,000 (a)(39)       -           -
Douglas M. Kerr and Joan Walter JTROW.........         13,000 (40)       *             13,000 (a)(40)       -           -
Edmund Karam and Barbara Karam JTROW..........         13,000 (41)       *             13,000 (a)(41)       -           -
Gem Holdings, LLC.............................         13,000 (42)       *             13,000 (a)(42)       -           -
Georgeanne S. Eaton...........................         13,000 (43)       *             13,000 (a)(43)       -           -
Gregg Mullery.................................         23,000 (44)       *             23,000 (a)(44)       -           -
Harvey B. Jacobson, Jr........................         13,000 (45)       *             13,000 (a)(45)       -           -
Jack Fishman..................................         13,000 (46)       *             13,000 (a)(46)       -           -
Jennifer M. Hieber............................         13,000 (47)       *             13,000 (a)(47)       -           -
Marie Carlino.................................         13,000 (48)       *             13,000 (a)(48)       -           -
Mary A. Susnjara IRA..........................         13,000 (49)       *             13,000 (a)(49)       -           -
Dana Miller...................................         13,000 (50)       *             13,000 (a)(50)       -           -
Paul B. Waine and Dale W. Waine, Trustees of the
   Josephine P. Waine 1992 Trust dated 12/14/1992      13,000 (51)       *             13,000 (a)(51)       -           -
Robert P. Maerz...............................         13,000 (52)       *             13,000 (a)(52)       -           -
Roger L. Goettsche............................         13,000 (53)       *             13,000 (a)(53)       -           -
Swartz Family Holdings, LLC...................         13,000 (54)       *             13,000 (a)(54)       -           -
Estate of Barbara White Fishman...............         13,000 (55)       *             13,000 (a)(55)       -           -
William Alexander.............................         13,000 (56)       *             13,000 (a)(56)       -           -
William D. Hyler..............................         13,000 (57)       *             13,000 (a)(57)       -           -
Anne O'Malley.................................          6,500 (58)       *              6,500 (a)(58)       -           -


                                                            75





                                                                                                             SHARES OF
                                                       SHARES OF COMMON STOCK       SHARES OF              COMMON STOCK
                                                         BENEFICIALLY OWNED          COMMON              BENEFICIALLY OWNED
                                                         PRIOR TO OFFERING            STOCK                AFTER  OFFERING
              NAME OF                               --------------------------        BEING             ---------------------
         BENEFICIAL OWNER                            NUMBER         PERCENTAGE       OFFERED             NUMBER     PERCENTAGE
----------------------------------------------      ---------       ----------      ---------           --------    ----------
Venkata Kollipara.............................         46,500 (59)       *             16,500 (a)(59)     10,000        *
James and Bernice Campbell....................          8,500 (60)       *              8,500 (a)(60)       -           -
Malcolm B. O'Malley...........................          6,500 (61)       *              6,500 (a)(61)       -           -
W. Denman Zirkle..............................        126,666            *            126,666 (b)           -           -
Bradley N. Rotter, as Trustee of the Bradley N.
   Rotter Self-Employed Pension & Trust.......        216,667 (62)       *             66,667 (b)(62)       -           -
Joseph B. Childrey............................         40,000            *             40,000 (b)           -           -
Barry Fay.....................................         35,000            *             35,000 (b)           -           -
David DeSilva.................................         35,000            *             35,000 (b)          -           -
Teixeira Investments, L.P.....................         34,000 (63)       *             34,000 (63)         -           -
James A. Turner and Jennifer L. Turner,
   Trustees, Turner Family Trust dated
   February 18, 2004..........................         26,667 (64)       *             20,000 (64)       6,667         *
Clark M. Abramson and Patti L. Abramson.......         20,000 (65)       *             20,000 (65)         -           -
Micaela Zirkle Shaughnessy....................         20,000            *             20,000 (b)          -           -
Elizabeth A. Reed.............................         17,000            *             17,000 (b)          -           -
Luise Bettina Zirkle-Garcia...................         16,667            *             16,667 (b)          -           -
Sigrid Anne Zirkle Carroll....................         16,667            *             16,667 (b)          -           -
William Wade Zirkle...........................         16,667            *             16,667 (b)          -           -
Illiquid Assets Trust, U/T/A dated November 22,
   1999, FBO Peter H. Koehler, Jr.............         16,667 (66)       *             16,667 (b)(66)      -           -
Roger H. Manternach...........................         16,667            *             16,667 (b)          -           -
Michael Kemp..................................         14,000            *             14,000 (b)          -           -
Michael A. Frangopoulos.......................         10,000 (67)       *             10,000 (b)(67)      -           -
Venkata Kollipara, Custodian for Priya Kollipara       46,500 (68)       *             10,000 (b)(68)    10,000         *
Venkata Kollipara, Custodian for Puneet Kollipara      46,500 (69)       *             10,000 (b)(69)    10,000         *
Robert E. Dettle, as Trustee of the Robert E.
   and Rosalie T. Dettle Living Trust, dtd
   Feb. 29, 1980..............................         10,000            *             10,000 (b)          -           -
Daniel J. Yates...............................         10,000            *             10,000 (b)          -           -
Alex Jachno and Agafia Jachno.................         12,000            *             12,000 (b)          -           -
Armen Arzoomanian.............................         10,000            *             10,000 (b)          -           -
Lakshmana R. Madala, M.D. Defined Benefits Plan        13,400 (70)       *             10,000 (b)(70)      -           -
Dermot Fallon.................................          8,000            *              8,000 (b)          -           -
Jay D. Scott..................................          8,000            *              8,000 (b)          -           -
John G. Fallon and Anne M. Fallon.............          8,000            *              8,000 (b)          -           -
Henry H. Mauz, Jr.............................          8,000            *              8,000 (b)          -           -
Katharine B. Moore............................          7,000            *              7,000 (b)          -           -
Louis S. Lyras................................          7,000            *              7,000 (b)          -           -
Edward W. Muransky, as Trustee of the Edward W.
   Muransky Revocable Trust, dtd July 24, 1995          7,000            *              7,000 (b)          -           -
Kennon Harlen White...........................          7,000            *              7,000 (b)          -           -
R.V. Edwards, Jr..............................         17,000            *             17,000 (b)          -           -


                                                            76





                                                                                                             SHARES OF
                                                       SHARES OF COMMON STOCK       SHARES OF              COMMON STOCK
                                                         BENEFICIALLY OWNED          COMMON              BENEFICIALLY OWNED
                                                         PRIOR TO OFFERING            STOCK                AFTER  OFFERING
              NAME OF                               --------------------------        BEING             ---------------------
         BENEFICIAL OWNER                            NUMBER         PERCENTAGE       OFFERED             NUMBER     PERCENTAGE
----------------------------------------------      ---------       ----------      ---------           --------    ----------
Janet Dumper..................................          5,000            *              5,000 (b)          -           -
Robert A. Dumper..............................          5,000            *              5,000 (b)          -           -
John Burke....................................          5,000            *              5,000 (b)          -           -
Howard Kaplan.................................         10,000            *             10,000 (b)          -           -
James Burkdoll................................          4,000            *              4,000 (b)          -           -
Richard DeSousa...............................          4,000            *              4,000 (b)          -           -
Steve Elefter.................................          4,000            *              4,000 (b)          -           -
David Jessen..................................          4,000            *              4,000 (b)          -           -
Boyd and Barbara LaCosse......................          3,400            *              3,400 (b)           -           -
Lakshmana R. Madala...........................         13,400 (71)       *              3,400 (b)(71)       -           -
Thomas McFaul.................................          3,400            *              3,400 (b)           -           -
Anne P. Zirkle................................          3,333            *              3,333 (b)           -           -
Rogene Scott Turner TTEE Rogene Scott Turner
   Trust dtd. 9/10/91.........................          3,000 (72)       *              3,000 (b)(72)       -           -
Samuel Kozasky................................          2,000            *              2,000 (b)           -           -
Linden Growth Partners, L.P...................        625,000 (73)     2.18%          250,000 (c)(73)    375,000      1.19%
Bradley N. Rotter.............................        216,667 (74)       *            150,000 (c)(74)       -           -
Michael L. Peterson...........................        187,500 (75)       *             37,500 (c)(75)    150,000        *
Andrew Hoffman................................         25,000            *             25,000 (c)           -           -
Barry J. Uphoff...............................         12,500            *             12,500 (c)           -           -
Stephen J. George.............................         12,500            *             12,500 (c)           -           -
James George..................................         12,500            *             12,500 (c)           -           -
R. Oliver Bock and Deirdre A. Stegman, as
   Trustees of the Bock Stegman Trust dated
   January 11, 2000...........................         43,333 (76)       *             43,333 (d)(76)       -           -
Michael T. Bock, Trustee of the Michael T. Bock
   Revocable Trust dated November 10, 2003....         43,333 (77)       *             43,333 (d)(77)       -           -
Jon Spar and Karen A. Kulikowski..............         35,100 (78)       *             35,100 (d)(78)       -           -
Peter A. Bock.................................         13,000 (79)       *             13,000 (d)(79)       -           -
Helaine Kaplan................................        150,000            *            150,000 (e)           -           -
Doug Dickson..................................         45,000            *             45,000 (f)           -           -
Paul P. Koehler...............................         72,223 (80)       *             25,000 (f)(80)    47,223         *
Jeffrey H. Manternach.........................         25,000 (81)       *             25,000 (g)(81)       -           -
Laird Q. Cagan................................        848,949 (82)     2.94%          236,449 (h)(82)    612,500      1.94%
Frank Siefert.................................          1,000 (83)       *              1,000 (i)(83)       -           -
Prima Capital Group, Inc......................         30,320 (84)       *             30,320 (j)(84)       -           -
Chadbourn Securities, Inc.....................         12,918 (85)       *             12,918 (k)(85)       -           -
Fairmont Analytics, Inc.......................         12,500 (86)       *             12,500 (l)(86)       -           -
Demetri Argyropoulos..........................          3,200 (83)       *              3,200 (m)(83)       -           -
Kathleen Cole.................................          5,000 (83)       *              5,000 (l)(83)       -           -
Patricia Prass................................          2,000 (83)       *              2,000 (l)(83)       -           -
Barbara Hall..................................          2,000 (83)       *              2,000 (l)(83)       -           -
Robert A. Bonelli.............................         50,000 (83)       *             50,000 (n)(83)       -           -
Stephen J. Perrone............................         50,000 (83)       *             50,000 (n)(83)       -           -
William P. Behrens............................         40,000 (83)       *             40,000 (n)(83)       -           -
Danny Nicholas................................         15,000 (83)       *             15,000 (n)(83)       -           -


                                                            77





                                                                                                             SHARES OF
                                                       SHARES OF COMMON STOCK       SHARES OF              COMMON STOCK
                                                         BENEFICIALLY OWNED          COMMON              BENEFICIALLY OWNED
                                                         PRIOR TO OFFERING            STOCK                AFTER  OFFERING
              NAME OF                               --------------------------        BEING             ---------------------
         BENEFICIAL OWNER                            NUMBER         PERCENTAGE       OFFERED             NUMBER     PERCENTAGE
----------------------------------------------      ---------       ----------      ---------           --------    ----------
David T. R. Tsiang............................         33,000 (83)       *             33,000 (n)(83)       -           -
Yaudoon Chiang................................         34,000 (83)       *             34,000 (n)(83)       -           -
William T. Behrens............................         10,000 (83)       *             10,000 (n)(83)       -           -
Orrie L. Tawes, III...........................        200,000 (83)       *            200,000 (n)(83)       -           -
Stephan H. Kim................................         13,000 (83)       *             13,000 (n)(83)       -           -
James E. McMahan..............................          5,800 (83)       *              5,800 (n)(83)       -           -
Ramin Azar....................................          2,500 (83)       *              2,500 (o)(83)       -           -
Blair Capital, Inc............................          2,800 (87)       *              2,800 (o)(87)       -           -
Sycamore Capital Partners, Inc................         10,000 (88)       *             10,000 (p)(88)       -           -
Barry Siegel..................................        484,322 (89)     1.69%          250,000 (q)(89)    234,322        *
Rotom Enterprises, Inc........................         22,000 (90)       *             22,000 (r)(90)       -           -
Colin Winthrop & Co., Inc.....................          3,000 (91)       *              3,000 (s)(91)       -           -

----------------
*    Less than 1.00%

(a) The shares of common stock and the warrants exchanged by the selling security holder in connection with the Share Exchange Transaction for the shares of common stock offered hereunder, including shares of common stock that underlie warrants, were initially acquired from PEI California in a private placement transaction in March 2005 under which PEI California raised an aggregate of $21.0 million at $3.00 per share and issued 7.0 million shares of common stock and warrants to purchase an aggregate of 700,000 and 1.4 million shares of common stock at an exercise price of $5.00 and $3.00 per share, respectively. PEI California also issued placement agent warrants to acquire up to an aggregate of 678,000 shares of common stock at an exercise price of $3.00 per share. In aggregate, 9,778,000 shares of common stock resulting from this private placement transaction are being offered hereunder for resale.
(b) The shares of common stock and the warrants exchanged by the selling security holder in connection with the Share Exchange Transaction for the shares of common stock offered hereunder were initially acquired from PEI California in a private placement transaction in February 2004 under which PEI California raised an aggregate of approximately $1.1 million at $1.50 per share and issued 752,201 shares of common stock. PEI California also issued placement agent warrants to acquire up to an aggregate of 43,487 shares of common stock at an exercise price of $1.50 per share. In aggregate, 795,688 shares of common stock resulting from this private placement transaction are being offered hereunder for resale.
(c) The shares of common stock and the warrants exchanged by the selling security holder in connection with the Share Exchange Transaction for the shares of common stock offered hereunder were initially acquired from PEI California in a private placement transaction in May 2004 under which PEI California raised an aggregate of $1.0 million at $2.00 per share and issued 500,000 shares of common stock. PEI California also issued placement agent warrants to acquire up to an aggregate of 50,000 shares of common stock at an exercise price of $2.00 per share. In aggregate, 550,000 shares of common stock resulting from this private placement transaction are being offered hereunder for resale.
(d) The shares of common stock and the warrants exchanged by the selling security holder in connection with the Share Exchange Transaction for the shares of common stock offered hereunder were initially acquired from PEI California in a private placement transaction in December 2004 under which PEI California raised an aggregate of approximately $300,000 at $3.00 per share and issued 103,666 shares of common stock and warrants to purchase an aggregate of 31,100 shares of common stock at an exercise price of $3.00 per share. In aggregate, 134,766 shares of common stock resulting from this private placement transaction are being offered hereunder for resale.
(e) The shares of common stock offered by the selling security holder hereunder were acquired from us in March 2005 for services rendered by Ms. Kaplan as a finder in connection with the Share Exchange Transaction.

(f) The shares of common stock offered by the selling security holder hereunder were acquired from us in June 2005 as a signing bonus in connection with the selling security holder's acceptance of employment.
(g) The securities exchanged by the selling security holder in connection with the Share Exchange Transaction were initially acquired from PEI California as incentive compensation in connection with the selling security holder's employment.
(h) Of the shares of common stock offered by the selling security holder hereunder, 198,740 shares underlie warrants transferred to the holder by Chadbourn Securities, Inc. that were initially acquired from PEI California in connection with the private placement offering described in footnote (a) above, 13,459 shares underlie warrants transferred to the holder by Cagan-McAfee Capital Partners, LLC that were initially acquired from PEI California in connection with the private placement offering described in footnote (b) above and 24,250 shares underlie warrants transferred to the holder by Cagan-McAfee Capital Partners, LLC that were initially acquired from PEI California in connection with the private placement offering described in footnote (c) above. Chadbourn Securities, Inc. and Cagan-McAfee Capital Partners, LLC acted as placement agents and initially received these warrants as compensation for services performed in connection with the private placement offerings described in footnotes (a), and (b) and (c), above, respectively. In connection with its March 2005 offering, PEI California entered into an agreement with Chadbourn Securities, Inc. for placement agent services. Under this agreement, PEI California agreed to pay to Chadbourn Securities, Inc. 2% of gross proceeds plus a 1% non-accountable expense allowance as well as warrants exercisable at the offering price in an amount equal to 3% of the aggregate number of shares of common stock sold in the private offering. Under this agreement, PEI California paid to Chadbourn Securities, Inc. approximately $625,000 and issued warrants to Chadbourn Securities, Inc. to purchase 212,700 shares of common stock at $3.00 per share. In April 2004, PEI California entered into an agreement with Cagan-McAfee Capital Partners, LLC for advisory services. Under this agreement, PEI California agreed to pay to Cagan-McAfee Capital Partners, LLC 3% of any equity amount raised through the efforts of Cagan-McAfee Capital Partners, LLC. In connection with its March 2005 private placement, PEI California paid to Cagan-McAfee Capital Partners, LLC $235,000 and in connection with the Share Exchange Transaction, we paid approximately $85,000 to Cagan-McAfee Capital Partners, LLC. Differences between us, on the one hand, and Cagan-McAfee Capital Partners, LLC and Chadbourn Securities, Inc., on the other, arose as to what fees, if any, we would owe to Cagan-McAfee Capital Partners, LLC and/or Chadbourn Securities, Inc., under the advisory agreement in the event that our sale of Series A Cumulative Redeemable Convertible Preferred Stock to Cascade Investment, L.L.C., as described elsewhere in this prospectus, is completed. See "Description of Capital Stock - Series A Preferred Stock." Under a Settlement Agreement and Release with Cagan-McAfee Capital Partners, LLC and Chadbourn Securities, Inc. dated November 1, 2005, we terminated the advisory agreement with Cagan-McAfee Capital Partners, LLC on November 1, 2005, subject to completion of our transaction with Cascade Investment, L.L.C., and made a payment of $150,000 in accelerated monthly consulting fees under the advisory agreement. In addition, in connection with the termination of the advisory agreement, we agreed that, in the event that our transaction with Cascade Investment, L.L.C. is completed, we would pay to Cagan-McAfee Capital Partners, LLC $960,000 within five business days of the closing. Under the Settlement Agreement and Release, in the event that our transaction with Cascade Investment, L.L.C. does not close by March 31, 2006, the advisory agreement will be reinstated. Also, certain founders of PEI California agreed to sell an aggregate of 500,000 shares of common stock owned by them to Cagan-McAfee Capital Partners, LLC for a purchase price of $0.01 per share for securing financing to close the Share Exchange Transaction. Immediately prior to the consummation of the Share Exchange Transaction, these founders sold these shares to Cagan-McAfee Capital Partners, LLC at the agreed upon price. Prior to the aforementioned transactions, PEI California paid fees of $100,000 to Cagan-McAfee Capital Partners, LLC in connection with other private placement offerings and issued warrants to Cagan-McAfee Capital Partners, LLC to purchase 50,000 shares of common stock at $2.00 per share.
(i) Mr. Siefert acted as a placement agent and initially received these warrants from PEI California as compensation for services performed in connection with the private placement offering described in footnote (b) above.
(j) Prima Capital Group, Inc. acted as a placement agent and initially received warrants to acquire 2,000 shares and 28,320 shares of common stock from PEI California as compensation for services performed in connection with the private placement offerings described in footnotes (a) and (b) above, respectively.
(k) Of the shares of common stock offered by the selling security holder hereunder, 708 shares underlie warrants transferred to the holder by Cagan-McAfee Capital Partners, LLC that were initially acquired from PEI California in connection with the private placement offering described in footnote (b) above and 1,750 shares underlie warrants transferred to the holder by Cagan-McAfee Capital Partners, LLC that were initially acquired from PEI California in connection with the private placement offering described in footnote (c) above. In addition, Chadbourn Securities, Inc. acted as a placement agent and initially received warrants to acquire 225,200 shares of common stock from PEI California as compensation for services performed in connection with the private placement offering described in footnote (a) above, of which Chadbourn Securities, Inc. transferred warrants to purchase an aggregate of 214,740 shares of common stock and retained warrants to purchase an aggregate of 10,460 shares of common stock. See also footnote (h) above.

(l) The shares of common stock offered by the selling security holder hereunder underlie warrants transferred to the holder by Cagan-McAfee Capital Partners, LLC that were initially acquired from PEI California in connection with the private placement offering described in footnote (c) above. Cagan-McAfee Capital Partners, LLC acted as a placement agent and initially received these warrants as compensation for services performed in connection with the private placement offering described in footnote (c) above. See also footnote (h) above.
(m) Of the shares of common stock offered by the selling security holder hereunder, 700 shares underlie warrants transferred to the holder by Chadbourn Securities, Inc. that were initially acquired from PEI California in connection with the private placement offering described in footnote (a) above and 2,500 shares underlie warrants transferred to the holder by Cagan-McAfee Capital Partners, LLC that were initially acquired from PEI California in connection with the private placement offering described in footnote (b) above. Chadbourn Securities, Inc. and Cagan-McAfee Capital Partners, LLC acted as placement agents and initially received these warrants as compensation for services performed in connection with the private placement offerings described in footnotes (a) and (b), above, respectively. See also footnote (h) above.
(n) The shares of common stock offered by the selling security holder hereunder underlie warrants transferred to the holder by Northeast Securities, Inc. that were initially acquired from PEI California in connection with the private placement offering described in footnote (a) above. Northeast Securities, Inc. acted as a placement agent and initially received these warrants as compensation for services performed in connection with the private placement offering described in footnote (a) above. In connection with its March 2005 private offering, PEI California entered into an agreement with Northeast Securities, Inc. for placement agent services. Under this agreement, PEI California agreed to pay to Northeast Securities, Inc. 6% of gross proceeds plus a 1% non-accountable expense allowance as well as warrants exercisable at the offering price in an amount equal to 7% of the aggregate number of shares of common stock sold in the private offering. Under this agreement, PEI California paid to Northeast Securities, Inc. approximately $1.2 million and issued warrants to Northeast Securities, Inc. to purchase 450,800 shares of common stock at $3.00 per share.
(o) The shares of common stock offered by the selling security holder hereunder underlie warrants transferred to the holder by Chadbourn Securities, Inc. that were initially acquired from PEI California in connection with the private placement offering described in footnote (a) above. Chadbourn Securities, Inc. acted as a placement agent and initially received these warrants as compensation for services performed in connection with the private placement offering described in footnote (a) above. See also footnote (h) above.
(p) The shares of common stock offered by the selling security holder hereunder underlie warrants transferred to the holder by Robert Scott who received the warrants from Chadbourn Securities, Inc. that were initially acquired from PEI California in connection with the private placement offering described in footnote (a) above. Chadbourn Securities, Inc. acted as a placement agent and initially received these warrants as compensation for services performed in connection with the private placement offering described in footnote (a) above. See also footnote (h) above.
(q) The shares of common stock exchanged by the selling security holder in connection with the Share Exchange Transaction for the shares of common stock offered hereunder, were initially acquired from William and Maurine Jones, Ryan and Wendy Turner and Andrea Jones under a stock purchase agreement that provided for the sale of an aggregate of 250,000 shares of common stock of PEI California to Mr. Siegel for an aggregate purchase price of $25.00. William L. Jones is our Chairman of the Board and Ryan W. Turner is our Chief Operating Officer and our Secretary. In aggregate, 250,000 shares of common stock resulting from this transaction are being offered hereunder for resale.
(r) The shares of common stock offered by the selling security holder hereunder underlie warrants transferred to the holder by Colin Winthrop & Co. Inc. that were initially acquired from Accessity, our predecessor company, in June 2001 and February 2002 as compensation for investment banking services. In aggregate, 22,000 shares of common stock resulting from this transaction are being offered hereunder for resale.
(s) The shares of common stock offered by the selling security holder hereunder underlie warrants that were acquired from Accessity, our predecessor company, in June 2001 as compensation for investment banking services. In aggregate, 3,000 shares of common stock resulting from this transaction are being offered hereunder for resale.
(1) Includes 624,000 shares underlying warrants. Power to vote or dispose of the shares is shared by Daniel Warsh, Stewart Flink and Robert Hoyt as Managing Members of Crestview Capital Master, LLC. The address for Messrs. Warsh, Flink and Hoyt is c/o Crestview Capital Master, LLC, 95 Revere Drive, Suite A, Northbrook, IL 60062.

(2) Includes 402,000 shares underlying warrants. Power to vote or dispose of the shares is shared by Rubicon Fund Management Ltd. and Rubicon Fund Management LLP. Each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Paul Anthony Brewer, Jeffrey Eugene Brummette, William Francis Callanan, Vilas Gadkari, Robert Michael Greenshields and Horace Joseph Leitch III may be deemed to be beneficial owners of the securities held by Rubicon Master Fund, each of whom disclaim beneficial ownership of the securities held by Rubicon Master Fund. The address for each of the foregoing entities and individuals is c/o Rubicon Master Fund, 103 Mount Street, London W1K2TJ, United Kingdom.
(3) Includes 231,000 shares underlying warrants. Power to vote or dispose of the shares is held by Harris Toibb as sole manager and member of TOIBB Management LLC, as Manager of TOIBB Investment LLC.
(4) Includes 81,000 shares underlying warrants and 270,000 shares of common stock. Power to vote or dispose of the shares is shared by Lorraine DiPaolo and Richard Whitman as Managing Members of Benchmark Partners, LP. In addition, 24,000 shares underlying warrants and 80,000 shares of common stock are held by Lorraine DiPaolo as an individual, which shares are also being offered under this prospectus.
(5) Includes 69,000 shares underlying warrants and 230,000 shares of common stock. Power to vote or dispose of the shares is held by Richard A. Meckler as Managing Director of Neuberger Berman, LLC, authorized representative of Neuberger Berman, Inc., the sole managing member of Neuberger Berman Asset Management, LLC, the General Partner of LibertyView Special Opportunities Fund, LP. In addition, 30,000 shares underlying warrants and 100,000 shares of common stock are held by LibertyView Funds, LP, which shares are also offered under this prospectus, the power to vote or dispose of which is also held by Richard A. Meckler as Managing Director of Neuberger Berman, LLC authorized representative of Neuberger Berman, Inc., the sole managing member of Neuberger Berman Asset Management, LLC, the General Partner of LibertyView Funds, LP.
(6) Includes 60,000 shares underlying warrants. Power to vote or dispose of the shares is held by Keith Goodman as Manager of Nite Capital LLC, as General Partner of Nite Capital LP.
(7) Includes 54,000 shares underlying warrants and 180,000 shares of common stock. Power to vote or dispose of the shares is held by Melville Straus as Managing Principal of Straus Partners, LP. In addition, 45,000 shares underlying warrants and 150,000 shares of common stock are also held by Straus-GEPT Partners, LP, the power to vote or dispose of which is held by Melville Straus as Managing Principal of Straus-GEPT Partners, LP., which shares are also being offered under this prospectus.
(8) Includes 51,000 shares underlying warrants. Power to vote or dispose of the shares is held by Peter E. Salas as General Partner of Dolphin Offshore Partners, L.P.
(9) Includes 51,000 shares underlying warrants and 170,000 shares of common stock. Power to vote or dispose of the shares is held by Ejnar Knudsen as Executive Vice President of Western Milling LLC. In addition, 15,000 shares underlying warrants and 50,000 shares of common stock are held by Craton Capital, LP, which shares are also being offered under this prospectus, the power to vote or dispose of which is shared by Raju Shah and Ejnar Knudsen as members of Craton Capital GP, LLC, as the sole General Partner of Craton Capital, LP.
(10) Includes 48,000 shares underlying warrants. Power to vote or dispose of the shares is held by Kenneth L. Henderson as President of GCE Property Holdings Inc.
(11) Includes 45,000 shares underlying warrants and 150,000 shares of common stock. Power to vote or dispose of the shares is held by Melville Straus as Managing Principal of Straus-GEPT Partners, LP. In addition, 54,000 shares underlying warrants and 180,000 shares of common stock are held by Straus Partners, LP, the power to vote or dispose of which is held by Melville Straus as Managing Principal of Straus Partners, LP, which shares are also being offered under this prospectus.
(12) Includes 30,000 shares underlying warrants and 100,000 shares of common stock. Power to vote or dispose of the shares is held by Jacob S. Harris as Managing Member of JSH Management Company, LP, as General Partner of JSH Partners, L.P. In addition, 9,000 shares underlying warrants and 30,000 shares of common stock are held by Jacob S. Harris as an individual, which shares are also being offered under this prospectus.
(13) Includes 30,000 shares underlying warrants and 100,000 shares of common stock. Power to vote or dispose of the shares is held by Richard A. Meckler as Managing Director of Neuberger Berman, LLC, authorized representative of Neuberger Berman, Inc., the sole managing member of Neuberger Berman Asset Management, LLC, the General Partner of LibertyView Funds, LP. In addition, 69,000 shares underlying warrants and 230,000 shares of common stock are held by LibertyView Special Opportunities Fund, LP, which shares are also offered under this prospectus, the power to vote or dispose of which is also held by Richard A. Meckler as Managing Director of Neuberger Berman, LLC, authorized representative of Neuberger Berman, Inc., the sole managing member of Neuberger Berman Asset Management, LLC, the General Partner of LibertyView Special Opportunities Fund, LP.

(14) Includes 30,000 shares underlying warrants.
(15) Includes 24,000 shares underlying warrants and 80,000 shares of common stock. Also includes 81,000 shares underlying warrants and 270,000 shares of common stock held by Benchmark Partners, LP., which shares are also being offered under this prospectus, the power to vote or dispose of which is shared by Lorraine DiPaolo and Richard Whitman as Managing Members of Benchmark Partners, LP; accordingly, no shares are shown as being beneficially owned after the offering.
(16) Includes 21,000 shares underlying warrants. Power to vote or dispose of the shares is held by Neil C. Sullivan as Trustee of Fenway Advisory Group Pension Plan. In addition, 2,800 shares underlying warrants are held by Blair Capital, Inc., which shares are also offered under this prospectus, the power to vote or dispose of which is also held by Neil C. Sullivan as President of Blair Capital, Inc.
(17) Includes 15,000 shares underlying warrants and 50,000 shares of common stock. Power to vote or dispose of the shares is shared by Raju Shah and Ejnar Knudsen as members of Craton Capital GP, LLC, as the sole General Partner of Craton Capital, LP. In addition, 51,000 shares underlying warrants and 170,000 shares of common stock are held by Western Milling LLC, which shares are also being offered under this prospectus, the power to vote or dispose of which is held by Ejnar Knudsen as Executive Vice President of Western Milling LLC.
(18) Includes 15,000 shares underlying warrants. Also includes 100,000 shares held by the Michael Brown Trust dated 6/30/2000.
(19) Includes 15,000 shares underlying warrants and 50,000 shares of common stock. Power to vote or dispose of the shares is held by Cecilia Brancato as Managing Director of The Churchill Fund, QP. In addition, 12,000 shares underlying warrants and 40,000 shares of common stock are held by The Churchill Fund, LP, which shares are also offered under this prospectus, the power to vote or dispose of which is also held by Cecilia Brancato as Managing Director of The Churchill Fund, LP.
(20) Includes 12,000 shares underlying warrants.
(21) Includes 12,000 shares underlying warrants and 40,000 shares of common stock. Power to vote or dispose of the shares is held by Cecilia Brancato as Managing Director of The Churchill Fund, LP. In addition, 15,000 shares underlying warrants and 50,000 shares of common stock are held by The Churchill Fund, QP, which shares are also offered under this prospectus, the power to vote or dispose of which is also held by Cecilia Brancato as Managing Director of The Churchill Fund, QP.
(22) Includes 15,000 shares underlying warrants.
(23) Includes 9,000 shares underlying warrants. Power to vote or dispose of the shares is held by John F. DeSantis as President of Civic Capital Fund I, LLC.
(24) Includes 9,000 shares underlying warrants and 30,000 shares of common stock. Also includes 30,000 shares underlying warrants and 100,000 shares of common stock, the power to vote or dispose of which is held by Jacob S. Harris as Managing Member of JSH Management Company, LP, as General Partner of JSH Partners, L.P., which shares are also being offered under this prospectus; accordingly, no shares are shown as being beneficially owned after the offering.
(25) Includes 9,000 shares underlying warrants.
(26) Includes 9,000 shares underlying warrants.
(27) Includes 9,000 shares underlying warrants.
(28) Includes 9,000 shares underlying warrants. Power to vote or dispose of the shares is shared by Scott M. Hergott and Cheryl L. Hergott as Trustees of the Scott M. and Cheryl L. Hergott Living Trust 2003 dated 12/18/03. In addition, 8,100 shares of common stock are held by Scott Hergott TTEE Scott Hergott MMP Plan DTD 1/1/01 fbo Scott Hergott.
(29) Includes 6,000 shares underlying warrants.
(30) Includes 6,000 shares underlying warrants. Power to vote or dispose of the shares is held by Gary J. McAdam as Trustee of Growth Ventures, Inc. Pension Plan & Trust.
(31) Includes 6,000 shares underlying warrants.
(32) Includes 6,000 shares underlying warrants.
(33) Includes 6,000 shares underlying warrants.
(34) Includes 6,000 shares underlying warrants. Power to vote or dispose of the shares is held by James Pizzo as President of Sensus LLC.
(35) Includes 3,000 shares underlying warrants. Power to vote or dispose of the shares is shared by Bette-Lee Jablow and Jay T. Jablow as Trustees of the Jablow Family Trust Under Agreement Dated 11/25/1991.


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

(36) Includes 3,000 shares underlying warrants.
(37) Includes 3,000 shares underlying warrants. Power to vote or dispose of the shares is held by Thomas S. Torrance as Secretary and Director of Cantybay Enterprises, Ltd.
(38) Includes 3,000 shares underlying warrants.
(39) Includes 3,000 shares underlying warrants.
(40) Includes 3,000 shares underlying warrants.
(41) Includes 3,000 shares underlying warrants.
(42) Includes 3,000 shares underlying warrants. Power to vote or dispose of the shares is held by Marc Stern as Manager of Gem Holdings, LLC.
(43) Includes 3,000 shares underlying warrants.
(44) Includes 3,000 shares underlying warrants.
(45) Includes 3,000 shares underlying warrants.
(46) Includes 3,000 shares underlying warrants.
(47) Includes 3,000 shares underlying warrants.
(48) Includes 3,000 shares underlying warrants.
(49) Includes 3,000 shares underlying warrants. Power to vote or dispose of the shares is held by Mary A. Susnjara.
(50) Includes 3,000 shares underlying warrants.
(51) Includes 3,000 shares underlying warrants. Power to vote or dispose of the shares is shared by Paul B. Waine and Dale W. Waine as Trustees of the Josephine P. Waine 1992 Trust dated 12/14/1992.
(52) Includes 3,000 shares underlying warrants.
(53) Includes 3,000 shares underlying warrants.
(54) Includes 3,000 shares underlying warrants. Power to vote or dispose of the shares is held by Richard Swartz as Member of Swartz Family Holdings, LLC.
(55) Includes 3,000 shares underlying warrants. Power to vote or dispose of the shares is held by Leslie Fishman as Executor of the Estate of Barbara White Fishman.
(56) Includes 3,000 shares underlying warrants.
(57) Includes 3,000 shares underlying warrants.
(58) Includes 1,500 shares underlying warrants.
(59) Includes 1,500 shares underlying warrants. Also includes 25,000 shares held directly by Venkata Kollipara, 15,000 shares of which are being offered under this prospectus; and includes 10,000 shares held by Venkata Kollipara as Custodian for Priya Kollipara and 10,000 shares held by Venkata Kollipara as Custodian for Puneet Kollipara, all of which 20,000 shares are being offered under this prospectus; accordingly, 10,000 shares are shown as being beneficially owned after the offering.
(60) Includes 1,500 shares underlying warrants.
(61) Includes 1,500 shares underlying warrants.
(62) Includes 66,667 shares held by the Bradley N. Rotter Self-Employed Pension & Trust and 150,000 shares held directly by Bradley N. Rotter as an individual, for total of 216,667 shares, all of which are being offered under this prospectus; accordingly, no shares are shown as being beneficially owned after the offering.
(63) Power to vote or dispose of the shares is shared by Norman Teixeria, Allan Teixeria, Marvin Teixeria, Glenn Teixeria and Dean Teixeria as members of TLM, LLC, as General Partner of Teixeira Investments, L.P.
(64) Power to vote or dispose of the shares is shared by James A. Turner and Jennifer L. Turner as Trustees of the Turner Family Trust dated February 18, 2004. James A. Turner and Jennifer L. Turner are the parents of Ryan W. Turner, our Chief Operating Officer and Secretary. Ryan W. Turner is a named co-beneficiary of the Turner Family Trust dated February 18, 2004.
(65) Represents shares held in the name of Clark M. Abramson and Patti L. Abramson.
(66) Power to vote or dispose of the shares is shared by Robert Hirshon, Jon P. Stride and Darcy M. Norville, Trustees of the Illiquid Assets Trust U/T/A dated November 22, 1999 FBO Peter H. Koehler. Peter H. Koehler is the brother of Neil M. Koehler, our Chief Executive Officer, President and a director.
(67) Shares held in the name of Morgan Stanley DW Inc., Custodian for Michael Frangopoulos IRA STD/Rollover dtd. 01/30/01. Power to vote or dispose of the shares is held by Michael A. Frangopaulos.
(68) Includes 1,500 shares underlying warrants. Also includes 25,000 shares held directly by Venkata Kollipara, 15,000 shares of which are being offered under this prospectus; and includes 10,000 shares held by Venkata Kollipara as Custodian for Priya Kollipara and 10,000 shares held by Venkata Kollipara as Custodian for Puneet Kollipara, all of which 20,000 shares are being offered under this prospectus; accordingly, 10,000 shares are shown as being beneficially owned after the offering.


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

(69) Includes 1,500 shares underlying warrants. Also includes 25,000 shares held directly by Venkata Kollipara, 15,000 shares of which are being offered under this prospectus; and includes 10,000 shares held by Venkata Kollipara as Custodian for Priya Kollipara and 10,000 shares held by Venkata Kollipara as Custodian for Puneet Kollipara, all of which 20,000 shares are being offered under this prospectus; accordingly, 10,000 shares are shown as being beneficially owned after the offering.
(70) Includes 3,400 shares held directly by Lakshama R. Madala and 10,000 shares held by the Lakshmana R. Madala, M.D. Defined Benefits Plan, all of which 13,400 shares are being offered under this prospectus. Power to vote or dispose of the shares is held by Lakshmana R. Madala as Trustee of the Lakshmana R. Madala, M.D. Defined Benefits Plan; accordingly, shares are shown as being beneficially owned after the offering.
(71) Includes 3,400 shares held directly by Lakshama R. Madala and 10,000 shares held by the Lakshmana R. Madala, M.D. Defined Benefits Plan, all of which 13,400 shares are being offered under this prospectus. Power to vote or dispose of the shares is held by Lakshmana R. Madala as Trustee of the Lakshmana R. Madala, M.D. Defined Benefits Plan; accordingly, shares are shown as being beneficially owned after the offering.
(72) Rogene Scott Turner is the grandmother of Ryan W. Turner, our Chief Operating Officer and Secretary.
(73) Power to vote or dispose of the shares is held by Paul Coviello as President of Linden Capital Management, LLC, as General Partner of the Linden Growth Partners, L.P.
(74) Includes 66,667 shares held by the Bradley N. Rotter Self-Employed Pension & Trust and 150,000 shares held directly by Bradley N. Rotter as an individual, for total of 216,667 shares, all of which are being offered under this prospectus; accordingly, shares are shown as being beneficially owned after the offering.
(75) Amount beneficially owned includes 150,000 shares held by the Peterson Family Trust, DTD 8/16/2000. Power to vote or dispose of these 150,000 shares is shared by Michael L. Peterson and Shelley P. Peterson as Trustees of the Peterson Family Trust, DTD 8/16/2000.
(76) Includes 10,000 shares underlying warrants. Power to vote or dispose of the shares is shared by R. Oliver Bock and Deirdre A. Stegman as Trustees of the Bock Stegman Trust dated January 11, 2000.
(77) Includes 10,000 shares underlying warrants.
(78) Includes 8,100 shares underlying warrants.
(79) Includes 3,000 shares underlying warrants.
(80) Paul P. Koehler is the brother of Neil M. Koehler, our Chief Executive Officer, President and a director.
(81) Represents shares underlying warrants.
(82) Includes 236,449 shares underlying warrants. Also includes 512,500 held directly by Laird Q. Cagan and 100,000 shares held by Cagan-McAfee Partners, LLC. Power to vote or dispose of the shares held by Cagan-McAfee Partners, LLC is shared by Laird Q. Cagan and Eric McAfee as members of Cagan-McAfee Partners, LLC.
(83) Represents shares underlying warrants.
(84) Represents shares underlying warrants. Power to vote or dispose of the shares is held by Elias D. Argyropoulos as President and Chief Executive Officer of Prima Capital Group, Inc.
(85) Represents shares underlying warrants. Power to vote or dispose of the shares is held by Dan Murphy as Chairman and Chief Executive Officer of Chadbourn Securities, Inc.
(86) Represents shares underlying warrants. Power to vote or dispose of the shares is held by Lara S. Coviello as President of Fairmont Analytics, Inc.
(87) Represents shares underlying warrants. Power to vote or dispose of the shares is held by Neil C. Sullivan as President of Blair Capital, Inc. In addition, 21,000 shares underlying warrants and 70,000 shares of common stock are held by Fenway Advisory Group Pension Plan, which shares are also offered under this prospectus, the power to vote or dispose of which is also held by Neil C. Sullivan as Trustee of Fenway Advisory Group Pension Plan.
(88) Represents shares underlying warrants. Power to vote or dispose of the shares is held by Robert T. Scott as President of Sycamore Capital Partners, Inc.
(89) Includes 373,595 shares of common stock held in the name of Barry Siegel and 110,727 held in the name of Barry and Lisa Siegel. In addition, Lisa Siegel, the spouse of Mr. Siegel, holds 14 shares of common stock solely in her own name. We are party to a Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement dated March 23, 2005 with Mr. Siegel.
(90) Represents shares underlying warrants. Power to vote or dispose of the shares is held by Rosanne Loffredo as President of Rotom Enterprises, Inc. In addition, Thomas Loffredo, the spouse of Ms. Loffredo, holds 1,360 shares of common stock.


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

(91) Represents shares underlying warrants. Power to vote or dispose of the shares is held by Jack Skidell as President of Colin Winthrop & Co., Inc.

PRIVATE PLACEMENTS TRANSACTIONS THROUGH WHICH THE SELLING SECURITY HOLDERS OBTAINED BENEFICIAL OWNERSHIP OF THE OFFERED SHARES

     All shares of common stock offered by the selling security holders hereunder were acquired, or underlie warrants acquired, from us in connection with the Share Exchange Transaction conducted in March 2005 among Pacific Ethanol, Inc., PEI California, Kinergy and ReEnergy, except the shares offered by Helaine Kaplan, Doug Dickson, Paul P. Koehler and Rotom Enterprises, which were acquired in the manners described below.

   TRANSACTIONS BY PACIFIC ETHANOL, INC.

     SHARE EXCHANGE TRANSACTION

     On March 23, 2005, we completed a Share Exchange Transaction with the shareholders of PEI California and the holders of the membership interests of each of Kinergy and ReEnergy under which we acquired all of the issued and outstanding capital stock of PEI California and all of the outstanding membership interests of Kinergy and ReEnergy.

     In the Share Exchange Transaction we issued an aggregate of 20,610,987 shares of common stock to the shareholders of PEI California, 3,875,000 shares of common stock to the limited liability company member of Kinergy and an aggregate of 125,000 shares of common stock to the limited liability company members of ReEnergy. In addition, holders of options and warrants to acquire an aggregate of 3,157,587 shares of common stock of PEI California, following the consummation of the Share Exchange Transaction, were deemed to hold warrants to acquire an equal number of shares of our common stock. Also, a holder of a promissory note convertible into an aggregate of 664,879 shares of common stock of PEI California, following the consummation of the Share Exchange Transaction, was entitled to convert the note into an equal number of shares of our common stock. Immediately following the consummation of the Share Exchange Transaction, we had an aggregate of 27,700,401 shares of common stock actually issued and outstanding and an aggregate of 31,925,534 shares of common stock issued and outstanding, calculated on a fully-diluted basis, including the 27,700,401 shares of common stock actually issued and outstanding and 4,225,133 shares of common stock issuable upon exercise of all outstanding options, warrants and convertible debt.

     In aggregate, 11,555,454 shares of common stock resulting from the Share Exchange Transaction including an aggregate of 8,605,867 issued and outstanding shares of our common stock and an aggregate of 2,952,587 shares of our common stock underlying warrants are being offered hereunder for resale, including the shares of common stock, and shares of common stock underlying warrants, initially issued by PEI California in the private placement transactions described below, or acquired in the certain other transactions described below, and exchanged in connection with the Share Exchange Transaction or, in the case of Rotom Enterprises, Inc., acquired from Accessity Corp., our predecessor company.

     ISSUANCES SUBSEQUENT TO THE SHARE EXCHANGE TRANSACTION

     In March 2005, we issued 150,000 shares of common stock to Helaine Kaplan for services rendered as a finder in connection with the Share Exchange Transaction, all of which shares resulting from this private placement transaction are being offered hereunder for resale.

     In June 2005, we granted 45,000 shares of common stock to Doug Dickson as a signing bonus in connection with his acceptance of employment, all of which shares resulting from this private placement transaction are being offered hereunder for resale.


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

     In June 2005, we granted 25,000 shares of common stock to Paul P. Koehler as a signing bonus in connection with his acceptance of employment, all of which shares resulting from this private placement transaction are being offered hereunder for resale.

   TRANSACTIONS BY PEI CALIFORNIA

     The shares of common stock and the warrants exchanged by the selling security holders in connection with the Share Exchange Transaction for the shares of common stock offered hereunder, including shares of common stock that underlie warrants, were initially acquired from PEI California in the following private placement transactions.

     Under PEI California's agreements with the investors in the following private placement transactions, the investors are entitled under customary provisions to have their shares of common stock, and the shares of common stock underlying their warrants, registered for resale, including by successor entities. We are registering for resale, under these registration rights provisions, the shares of common stock issued in these offerings and the shares of common stock underlying the warrants issued in these offerings. The placement agent warrants issued in connection with these offerings are assignable, contain customary terms including registration rights provisions that apply to successor entities and also contain both cash and cashless exercise provisions. We are also registering for resale, under these registration rights provisions, the shares of common stock underlying the placement agent warrants issued in connection with these private placement transactions.

     FEBRUARY 2004 PRIVATE PLACEMENT

     In February 2004, PEI California raised an aggregate of approximately $1.1 million at $1.50 per share and issued 752,201 shares of common stock. PEI California also issued placement agent warrants to acquire up to an aggregate of 43,487 shares of common stock at an exercise price of $1.50 per share. In aggregate, 795,688 shares of common stock resulting from this private placement transaction are being offered hereunder for resale.

     MAY 2004 PRIVATE PLACEMENT

     In May 2004, PEI California raised an aggregate of $1.0 million at $2.00 per share and issued 500,000 shares of common stock. PEI California also issued placement agent warrants to acquire up to an aggregate of 50,000 shares of common stock at an exercise price of $2.00 per share. In aggregate, 550,000 shares of common stock resulting from this private placement transaction are being offered hereunder for resale.

     In May 2004, PEI California issued a stock option to Jeffrey H. Manternach to acquire up to an aggregate of 25,000 shares of common stock at an exercise price of $.01 per share, all of which shares are being offered hereunder for resale. The option was issued as incentive compensation in connection with Mr. Manternach's employment and, in connection with the Share Exchange Transaction, the option was exchanged for a warrant to purchase an equal number of shares at an equivalent exercise price.


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

     DECEMBER 2004 PRIVATE PLACEMENT

     In December 2004, PEI California raised an aggregate of approximately $300,000 at $3.00 per share and issued 103,666 shares of common stock and warrants to purchase an aggregate of 31,100 shares of common stock at an exercise price of $3.00 per share. No placement agent warrants were issued in connection with this offering. In aggregate, 134,766 shares of common stock resulting from this private placement transaction are being offered hereunder for resale.

     MARCH 2005 PRIVATE PLACEMENT

     In March 2005, PEI California raised an aggregate of $21.0 million at $3.00 per share and issued 7.0 million shares of common stock and warrants to purchase an aggregate of 700,000 and 1.4 million shares of common stock at an exercise price of $5.00 and $3.00 per share, respectively. PEI California also issued placement agent warrants to acquire up to an aggregate of 678,000 shares of common stock at an exercise price of $3.00 per share. The warrants to purchase an aggregate of 2.1 million shares of common stock that were issued in connection with this private placement transaction contain both cash and cashless exercise provisions; however, the cashless exercise provisions contained in these warrants are only applicable in the event that the registration statement of which this prospectus forms a part is not effective, or no current prospectus is available for the resale of the shares underlying the warrants at any time after one-year from the date of issuance of the warrants in March 2005. In aggregate, 9,778,000 shares of common stock resulting from this private placement transaction are being offered hereunder for resale.

     We are obligated under a Registration Rights Agreement related to the above financing to file, on the 151st day following March 23, 2005, a Registration Statement with the Securities and Exchange Commission, or the Commission, registering for resale shares of common stock, and shares of common stock underlying investor warrants and certain of the placement agent warrants, issued in connection with the private offering. If we (i) do not file the Registration Statement within the time period prescribed, or (ii) fail to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act of 1933, within five trading days of the date that we are notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be "reviewed," or is not subject to further review, or (iii) the Registration Statement filed or required to be filed under the Registration Rights Agreement is not declared effective by the Commission on or before November 3, 2005, or (iv) after the Registration Statement is first declared effective by the Commission, it ceases for any reason to remain continuously effective as to all securities registered thereunder, or the holders of such securities are not permitted to utilize the prospectus contained in the Registration Statement to resell such securities, for more than an aggregate of 45 trading days during any 12-month period (which need not be consecutive trading days) (any such failure or breach being referred to as an "Event," and for purposes of clause (i) or (iii) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five-trading day period is exceeded, or for purposes of clause (iv) the date on which such 45-trading day-period is exceeded being referred to as "Event Date"), then in addition to any other rights the holders of such securities may have under the Registration Statement or under applicable law, then, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, we are required to pay to each such holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by such holder pursuant to the Securities Purchase Agreement relating to such securities then held by such holder. If we fail to pay any partial liquidated damages in full within seven days after the date payable, we are required to pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to such holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages are to apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.


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

     The Registration Rights Agreement also provides for customary piggy-back registration rights whereby certain holders of shares of our common stock, or warrants to purchase shares of our common stock, can cause us to register such shares for resale in connection with our filing of a Registration Statement with the Commission to register shares in another offering. The Registration Rights Agreement also contains customary representations and warranties, covenants and limitations.

   CERTAIN OTHER TRANSACTIONS

     ROTOM ENTERPRISES, INC.

     Of the shares of our common stock underlying warrants offered hereunder for resale, 22,000 shares underlie warrants transferred to Rotom Enterprises, Inc. by Colin Winthrop & Co. Inc. that were initially acquired from Accessity, our predecessor company, in June 2001 and February 2002 as compensation for investment banking services. In aggregate, 22,000 shares of common stock resulting from this transaction are being offered hereunder for resale.

     COLIN WINTHROP & CO., INC.

     Of the shares of our common stock underlying warrants offered hereunder for resale, 3,000 shares underlie warrants held by Colin Winthrop & Co. Inc. that were acquired from Accessity, our predecessor company, in June 2001 as compensation for investment banking services. In aggregate, 3,000 shares of common stock resulting from this transaction are being offered hereunder for resale.

     MARCH 2005 STOCK PURCHASE

     William and Maurine Jones, Ryan and Wendy Turner and Andrea Jones sold to Barry Siegel an aggregate of 250,000 shares of common stock of PEI California for an aggregate purchase price of $25.00. William L. Jones is our Chairman of the Board and Ryan W. Turner is our Chief Operating Officer and our Secretary. In aggregate, 250,000 shares of common stock resulting from this transaction are being offered hereunder for resale.


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

                              PLAN OF DISTRIBUTION

     The selling security holders and any of their donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded, or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when disposing of shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o purchases by a broker-dealer as principal and resales by the broker-dealer for its own account;
     o an exchange distribution in accordance with the rules of the applicable exchange;
     o    privately negotiated transactions;
     o through the distribution of the shares by any selling security holder to its partners, members or stockholders;
     o broker-dealers may agree with the selling security holders to sell a specified number of shares at a stipulated price per share;
     o one or more underwritten offerings on a firm commitment or best efforts basis;
     o    a combination of any of these methods of sale; or
     o any other method permitted by applicable law; provided, however, that the selling security holders have agreed not to engage in short sales involving the shares offered under this prospectus.

     The shares may also be sold under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

     If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.


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

     The selling security holders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

     The selling security holders may sell all or any part of the shares offered under this prospectus through an underwriter. To our knowledge, no selling security holder has entered into any agreement with a prospective underwriter, and we cannot assure you as to whether any such agreement will be entered into. If a selling security holder informs us that it has entered into such an agreement or agreements, any material details will be set forth in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

     The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

     This prospectus does not cover the sale or other transfer of any of the derivative securities whose underlying shares of common stock are being offered for sale pursuant to this prospectus. If a selling security holder transfers those derivative securities prior to conversion or exercise, then the transferee of those derivative securities may not sell the underlying shares of common stock under this prospectus unless we amend or supplement this prospectus to cover such sales.

     In addition, if any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling security holders will sell all or any portion of the shares offered under this prospectus.

     For the period a selling security holder holds a derivative security whose underlying shares of common stock are being offered for sale pursuant to this prospectus, the selling security holder has the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership of the underlying shares of common stock. The terms on which we could obtain additional capital during the period in which those derivative securities remain outstanding may be adversely affected. The holders of derivative securities are most likely to voluntarily convert or exercise their derivative securities when the conversion or exercise price is less than the market price for our common stock. However, we offer no assurance as to whether any of those derivative securities will be converted or exercised.

     We have agreed to pay all fees and expenses incident to the registration of the shares being offered under this prospectus. However, each selling security holder and purchaser is responsible for paying any discounts, concessions and similar selling expenses they incur.


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

     We and certain of the selling security holders have agreed to indemnify one another against certain losses, claims, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. As of November 28, 2005, there were 28,667,185 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. The following description of our capital stock does not purport to be complete and should be reviewed in conjunction with our certificate of incorporation and our bylaws.

COMMON STOCK

     All outstanding shares of common stock are, and the common stock to be issued upon exercise of warrants and resold by the selling security holders in this offering will be, fully paid and nonassessable. The following summarizes the rights of holders of our common stock:

     o each holder of common stock is entitled to one vote per share on all matters to be voted upon generally by the stockholders;
     o subject to preferences that may apply to shares of preferred stock outstanding, the holders of common stock are entitled to receive lawful dividends as may be declared by our board of directors, see "Dividend Policy";
     o upon our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive a pro rata portion of all our assets remaining for distribution after satisfaction of all our liabilities and the payment of any liquidation preference of any outstanding preferred stock;
     o there are no redemption or sinking fund provisions applicable to our common stock; and
     o there are no preemptive or conversion rights applicable to our common stock.

PREFERRED STOCK

     Our board of directors is authorized to issue from time to time, without stockholder authorization, in one or more designated series, any or all of our authorized but unissued shares of preferred stock with any dividend, redemption, conversion and exchange provision as may be provided in that particular series.

     The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Issuance of a new series of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of entrenching our board of directors and making it more difficult for a third-party to acquire, or discourage a third-party from acquiring, a majority of our outstanding voting stock. Except as set forth below, we have no present plans to issue any shares of or to designate any series of preferred stock.

   SERIES A PREFERRED STOCK

     In November 2005, we entered into an agreement for the sale by us of 5,250,000 shares Series A Cumulative Redeemable Convertible Preferred Stock, or the Series A Preferred Stock, at a purchase price of $16 per share for total aggregate proceeds of $84 million. The $16 per share price is equivalent to $8 per share of our common stock on an as-converted basis, based upon an initial conversion ratio of two shares of our common stock for each share of Series A


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

Preferred Stock. The closing of the sale of the Series A Preferred Stock is subject to numerous conditions, including approval of the transaction by our stockholders. The closing is also subject to additional conditions, including appropriate filings and approvals under the Hart-Scott-Rodino Act of 1976, the appointment of two persons as members of our board of directors to be designated by the purchaser, one of whom is to be appointed as Chairman of the compensation committee of our board of directors. In addition, the closing is subject to execution and delivery in form and substance satisfactory to the purchaser of agreements relating to the construction, operation and financing of our Madera County ethanol production facility. An additional condition to the closing provides that the closing must occur on or before March 31, 2006 unless the purchaser has extended the closing date. We may be unable to satisfy all conditions to closing and therefore we may be unable to complete the sale of the Series A Preferred Stock. See "Risk Factors - Risks Related to our Common Stock."

     The Certificate of Designations, Powers, Preferences and Rights of the Series A Preferred Stock, or the Certificate of Designations, provides for 7,000,000 shares of preferred stock to be designated as Series A Cumulative Redeemable Convertible Preferred Stock. The Series A Preferred Stock ranks senior in liquidation and dividend preferences to our common stock. Holders of Series A Preferred Stock will be entitled to quarterly cumulative dividends payable in arrears in cash in an amount equal to 5% of the purchase price per share of the Series A Preferred Stock; however, such dividends may, at our option, be paid in additional shares of Series A Preferred Stock based on the value of the purchase price per share of the Series A Preferred Stock. The holders of Series A Preferred Stock have a liquidation preference over the holders of our common stock equivalent to the purchase price per share of the Series A Preferred Stock plus any accrued and unpaid dividends on the Series A Preferred Stock. A liquidation will be deemed to occur upon the happening of customary events, including transfer of all or substantially all of our capital stock or assets, or in the event of a merger, consolidation, share exchange, reorganization or other transaction or series of related transactions, unless holders of 66 2/3% of the Series A Preferred Stock vote affirmatively in favor of or otherwise consent to such transaction.

     The holders of the Series A Preferred Stock have conversion rights initially equivalent to two shares of common stock for each share of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible by the holder at any time after its initial issuance. The conversion ratio is subject to customary antidilution adjustments. In addition, antidilution adjustments are to occur in the event that we issue equity securities at a price equivalent to less than $8 per share, including derivative securities convertible into equity securities (on an as-converted or as-exercised basis). Certain specified issuances will not result in antidilution adjustments, which are referred to as the Anti-Dilution Excluded Securities, including (i) securities issued to our employees, officers or directors under any option plan, agreement or other arrangement duly adopted by us, the issuance of which is approved by the compensation committee of our board of directors, (ii) the Series A Preferred Stock and any common stock issued upon conversion of the Series A Preferred Stock, (iii) securities issued upon conversion or exercise of any derivative securities outstanding on the date the Certificate of Designations is first filed with the Delaware Secretary of State, and (iv) securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment to the conversion ratio of the Series A Preferred Stock is already made. The shares of Series A Preferred Stock are also subject to forced conversion upon the occurrence of a transaction that would result in an internal rate of return to the holders of the Series A Preferred Stock of 25% or more. The forced conversion is to be based upon the conversion ratio as last adjusted. Nonetheless, no shares of Series A Preferred Stock will be subject to forced conversion unless the shares of common stock issued or issuable to the holders upon conversion of the Series A Preferred Stock are registered for resale with the Commission and eligible for trading on The Nasdaq Stock Market or such other exchange approved by holders of 66 2/3% of the then outstanding shares of Series A Preferred Stock. Accrued but unpaid dividends on the Series A Preferred Stock are to be paid in cash upon any conversion of the Series A Preferred Stock.


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

     The holders of Series A Preferred Stock vote together as a single class with the holders of our common stock on all actions to be taken by our stockholders. Each share of Series A Preferred Stock entitles the holder to the number of votes equal to the number of shares of our common stock into which each share of Series A Preferred Stock is convertible. In addition, the holders of Series A Preferred Stock are afforded numerous customary protective provisions with respect to certain actions that may only be approved by holders of a majority of the shares of Series A Preferred Stock. These protective provisions include limitations on (i) the increase or decrease of the number of authorized shares of Series A Preferred Stock, (ii) increase or decrease of the number of authorized shares of other capital stock, (iii) generally any actions that have an adverse effect on the rights and preferences of the Series A Preferred Stock, (iv) the authorization, creation or sale of any securities senior to or on parity with the Series A Preferred Stock as to voting, dividend, liquidation or redemption rights, including subordinated debt, (v) the authorization, creation or sale of any securities junior to the Series A Preferred Stock as to voting, dividend, liquidation or redemption rights, including subordinated debt, other than the our common stock, (vi) the authorization, creation or sale of any shares of Series A Preferred Stock other than the shares of Series A Preferred Stock authorized, created and sold to the purchaser, (vii) engaging in a transaction that would result in an internal rate of return to holders of Series A Preferred Stock of less than 25%, (viii) the alteration of the number of members of our board of directors to more than nine or less than seven, and (ix) effecting any material change in our industry focus.

     The holders of the Series A Preferred Stock are afforded preemptive rights with respect to certain securities offered by us. Each holder is to have the right to purchase a pro rata portion of such securities equivalent to the number of shares of common stock into which that holder's Series A Preferred Stock is convertible, divided by the number of shares of common stock into which all holders' Series A Preferred Stock is convertible, plus any amounts not purchased by other holders of Series A Preferred Stock. In the event of a public offering of our common stock for a purchase price of at least $12 per share and a total aggregate offering price of at least $50 million, the preemptive rights of the holders of Series A Preferred Stock are to be limited to 50% of the securities offered. Nonetheless, certain proposed securities offerings will not result in preemptive rights in favor of the holders of the Series A Preferred Stock. These offerings include offerings of Anti-Dilution Excluded Securities, as described above, as well as the issuance of securities other than for cash pursuant to a merger, consolidation, acquisition or similar business combination by us approved by our board of directors.

     The holders of Series A Preferred Stock are entitled to redemption rights. Holders of 66 2/3% of the Series A Preferred Stock may elect redemption upon the occurrence of certain specified events. The number of shares of Series A Preferred Stock to be redeemed is to be determined by dividing the balance of the restricted cash amount by $80 million. The restricted cash amount is determined by reference to the balance of the undisbursed amount from the purchase of the Series A Preferred Stock. The redemption price is equal to the per-share purchase price of the Series A Preferred Stock, which is subject to adjustment as discussed above and in the Certificate of Designations, plus any accrued but unpaid dividends, plus any amount sufficient to yield an internal rate of return of 5%. If less than all Series A Preferred Stock is to be redeemed, then shares of Series A Preferred Stock are to be redeemed on a pro rata basis from the holders of the Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock held by them. The events triggering redemption rights include, (i) the withdrawal or use by us of funds from a restricted cash account in violation of the terms of a deposit agreement that controls the manner of disbursement and uses of investment funds from the purchase of the Series A Preferred Stock, (ii) the public disclosure by us of our intent not to build or acquire additional ethanol production facilities for an indefinite period or for a period of at least two years from the time of the disclosure, (iii) the failure by us to withdraw any funds from the restricted cash account for a period of two years, and (iv) amounts remain in the restricted cash account after December 31, 2009.

     If ultimately issued, the Series A Preferred Stock could have the effect of delaying, deferring and discouraging another party from acquiring control of Pacific Ethanol, Inc. In addition, based on 28.7 million shares of our common stock outstanding as of November 28, 2005, the initial holder of the Series A Preferred Stock, if ultimately issued, would, on an as-converted basis, initially have securities representing approximately 27% of the voting power of all of our issued and outstanding capital stock, which amount is in excess of securities representing approximately 23% of the voting power of all of our issued and outstanding capital stock held by our current executive officers and directors.

     DEPOSIT AGREEMENT

     A Deposit Agreement, or the Deposit Agreement, between us and a trustee to be named on or prior to the closing of the sale of the Series A Preferred Stock is to be executed at the closing. The Deposit Agreement provides for the creation of a restricted cash account into which $80 million of the aggregate purchase price for the Series A Preferred Stock is to be deposited. We may not withdraw funds from the restricted cash account except in accordance with the terms of the Deposit Agreement. Under the Deposit Agreement, we may requisition funds from the restricted cash account for the payment of construction costs in connection with the construction of ethanol production facilities. The total amounts that may be disbursed from the restricted cash account with respect to a particular ethanol production facility are limited to a specified project limit. The project limit for our proposed Madera County ethanol production facility is $20 million. The project limit for other ethanol production facilities that we may construct, if any, is the "equity portion" multiplied by the total budgeted costs of construction for such facility. The "equity portion" is limited to 30% for the first ethanol production facility, not including the Madera County facility, and 25% for each subsequent ethanol production facility. We may, with the consent of the purchaser, also requisition funds from the restricted cash account for the payment of acquisition costs in connection with the acquisition of one or more ethanol production facilities. In addition, we may requisition funds from the restricted cash account to pay for the redemption of the Series A Preferred Stock as provided for in the Certificate of Designations.

     REGISTRATION RIGHTS AND STOCKHOLDERS AGREEMENT

     A Registration Rights and Stockholders Agreement, or the Rights Agreement, between us and the purchaser is to be executed at the closing of the sale of the Series A Preferred Stock. The Rights Agreement is to be effective until the holders of the Series A Preferred Stock, and their affiliates, as a group, own less than 10% of the Series A Preferred Stock issued under the related purchase agreement, including common stock into which such Series A Preferred Stock has been converted, otherwise referred to as the Termination Date. The Rights Agreement provides that holders of a majority of the Series A Preferred Stock, including common stock into which such Series A Preferred Stock has been converted, may demand and cause us, at any time after the first anniversary of the closing, to register on their behalf the shares of common stock issued, issuable or that may be issuable upon conversion of the Series A Preferred Stock, or the Registrable Securities. Following such demand, we are required to notify any other holders of the Series A Preferred Stock or Registrable Securities of our intent to file a registration statement and, to the extent requested by such holders, include them in the related registration statement. We are required to keep such registration statement effective until such time as all of the Registrable Securities are sold or until such holders may avail themselves of Rule 144(k), which requires, among other things, a minimum two-year holding period and requires that any holder availing itself of Rule 144(k) not be one of our affiliates. The holders are entitled to three demand registrations on Form S-1 and unlimited demand registrations on Form S-3; however, we are not obligated to effect more than two demand registrations on Form S-3 in any twelve month period.

     In addition to the demand registration rights afforded the holders under the Rights Agreement, the holders are entitled to "piggyback" registration rights. These rights entitle the holders who so elect to be included in registration statements to be filed by us with respect to other registrations of equity securities. The holders are entitled to unlimited "piggyback" registration rights.

     Certain customary limitations to our registration obligations are included in the Rights Agreement. These limitations include our right to, in good faith, delay or withdrawal registrations requested by the holders under demand and "piggyback" registration rights, and the right to exclude certain portions of holders' Registrable Securities upon the advice of our underwriters. Following the registration of securities in which holders' Registrable Securities are included, we are obligated to refrain from registering any of its equity securities or securities convertible into equity securities until the earlier of the sale of all Registrable Securities subject to such registration statement and 180-days following the effectiveness of such registration statement. The Rights Agreement also provides for customary registration procedures. We are responsible for all costs of registration, plus reasonable fees of one legal counsel for the holders, which fees are not to exceed $25,000 per registration.

     The Rights Agreement includes customary cross-indemnity provisions under which we are obligated to indemnify the holders and their affiliates as a result of losses caused by untrue or allegedly untrue statements of material fact contained or incorporated by reference in any registration statement under which Registrable Securities are registered, including any prospectuses or amendments related thereto. Our indemnity obligations also apply to omissions of material facts and to any failure on our part to comply with any law, rule or regulation applicable to such registration statement. Each holder is obligated to indemnify us and our affiliates as a result of losses caused by untrue or allegedly untrue statements of material fact contained in any registration statement under which Registrable Securities are registered, including any prospectuses or amendments related thereto, which statements were furnished in writing by that holder to us, but only to the extent of the net proceeds received by that holder with respect to securities sold pursuant to such registration statement. The holders' indemnity obligations also apply to omissions of material facts on the part of the holders.

     The Rights Agreement provides for the nomination of two individuals by the purchaser for election to our board of directors. In addition, the purchaser is entitled to appoint directors or managers with respect to our subsidiaries. We are also required to permit one of the purchaser's director designees or other designee to attend, as a non-voting observer, all meetings of our executive committee, when and if formed, our audit committee, and the boards of directors of our subsidiaries to the extent there is no existing director designee or other designee of the purchaser in attendance. We are also required to send to purchaser's director or other designee all information and materials provided by us to any members of such committees and boards of directors. In addition, we are obligated to cause each person serving from time to time as an executive officer, director or manager of us or any subsidiary, to execute a voting letter that grants an irrevocable proxy to the purchaser with respect to securities held by such persons to vote to carry out the foregoing provisions.

     The Rights Agreement provides for the initial appointment of two persons designated by the purchaser to our board of directors, and the appointment of one of such persons as the Chairman of the compensation committee of our board of directors. Following the Termination Date, the purchaser is required to cause its director designees, and all other designees, to resign from all applicable committees and boards of directors, effective as of the Termination Date.

     The Rights Agreement also provides for our delivery of financial information regarding Pacific Ethanol, Inc. within certain specified time periods following the conclusion of each calendar quarter and the full calendar year. In addition, the Rights Agreement provides for reasonable access on the part of the purchaser to all of our books, records and other information and the opportunity to discuss the same with our management.

     VOTING AGREEMENT

     On November 14, 2005, William L. Jones, Neil M. Koehler, Ryan W. Turner, Kenneth J. Friedman and Frank P. Greinke, each of whom is one of our directors and/or an executive officer, or the Stockholders, and us, entered into a Voting Agreement, or the Voting Agreement, with the purchaser. The Stockholders collectively hold an aggregate of 9,162,704 shares of our common stock. The Voting Agreement provides that the Stockholders may not transfer their shares of our common stock, and must keep their shares free of all liens, proxies, voting trusts or agreements, until the Voting Agreement is terminated. The Voting Agreement provides that the Stockholders will each vote or execute a written consent in favor of the transactions, or the Transactions, contemplated by the related purchase agreement. In addition, under the Voting Agreement, each Stockholder grants an irrevocable proxy to Neil M. Koehler to act as such Stockholder's proxy and attorney-in-fact to vote or execute a written consent in favor of the Transactions. The Voting Agreement is effective until the earlier of the approval of the Transactions by our stockholders or the termination of the related purchase agreement in accordance with its terms.

WARRANTS

     As of November 28, 2005, we had outstanding warrants to purchase approximately 3.1 million shares of our common stock at exercise prices ranging from $0.001 to $5.00 per share.

OPTIONS

     As of November 28, 2005, we had outstanding options to purchase 927,500 shares of our common stock at exercise prices ranging from $3.75 to $8.30 per share.

REGISTRATION RIGHTS

     The holders of various shares of our common stock and warrants are entitled to rights with respect to the registration of their shares under the Securities Act. These registration rights are described in "Selling Security Holders." In addition, the holders of our Series A Preferred Stock, if ultimately issued, are to have demand and other registration rights pursuant to a Registration Rights and Stockholders Agreement, as described above, and the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAWS

     Certain provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring and discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

   UNDESIGNATED PREFERRED STOCK AND SERIES A PREFERRED STOCK

     The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of Pacific Ethanol. In addition, if ultimately issued, the Series A Preferred Stock could have the effect of delaying, deferring and discouraging another party from acquiring control of Pacific Ethanol. Also, in the event that the Series A Preferred Stock is issued, we will be obligated to initially appoint two persons designated by the holders of the Series A Preferred Stock to our board of directors and we will be obligated to periodically nominate two persons designated by those holders for election to our board of directors at annual meetings of our stockholders.

   DELAWARE ANTI-TAKEOVER STATUTE

     We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

     o prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
     o upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the outstanding voting stock owned by the stockholder) (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
     o on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66?% of the outstanding voting stock that is not owned by the interested stockholder.

     Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting securities. We expect the existence of its provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

     The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is North American Stock Transfer Co. Its telephone number is (516) 379-8501.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered in this offering will be passed upon for us by Rutan & Tucker, LLP, Costa Mesa, California.

                                     EXPERTS

     Hein & Associates LLP, an independent registered public accounting firm, has audited (i) Pacific Ethanol, Inc.'s consolidated balance sheets as of December 31, 2004 and 2003, and related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2004 and the period from January 30, 2003 (inception) to December 31, 2003, as set forth in their report, (ii) Kinergy Marketing's balance sheets as of December 31, 2004, 2003 and 2002, and related statements of income and member's equity (deficit), and cash flows for each of the years then ended, as set forth in their report, and (iii) ReEnergy's balance sheets as of December 31, 2004, 2003 and 2002, and related statements of operations, members' equity (deficit) and cash flows for each of the years then ended, as set forth in their report.

     We have included the consolidated financial statements of Pacific Ethanol, Inc., Kinergy Marketing, LLC and ReEnergy, LLC in the prospectus and elsewhere in the registration statement in reliance on the report of Hein & Associates LLP, given on their authority as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed a registration statement on Form S-1 with respect to the common stock offered in this prospectus with the Commission in accordance with the Securities Act, and the rules and regulations enacted under its authority. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. Statements contained in this prospectus regarding the contents of any document referred to in this prospectus are not necessarily complete, and in each instance, we refer you to the full text of the document which is filed as an exhibit to the registration statement. Each statement concerning a document which is filed as an exhibit should be read along with the entire document. For further information regarding us and the common stock offered in this prospectus, we refer you to this registration statement and its exhibits and schedules, which may be inspected without charge at the Commission's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

     The Commission also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the Commission. The Commission's website address is http://www.sec.gov.

                                       INDEX TO FINANCIAL STATEMENTS

                                                                                                       Page
                                                                                                       ----
Pacific Ethanol, Inc.
---------------------

Consolidated Balance Sheets as of September 30, 2005 (unaudited) and December 31, 2004.................F-2
Consolidated Statement of Operations for the Three and Nine Months Ended
      September 30, 2005 and 2004 (unaudited)..........................................................F-4
Consolidated Statements of Cash Flows for the Nine Months Ended
      September 30, 2005 and 2004 (unaudited)..........................................................F-5
Notes to Consolidated Financial Statements for the Nine Months Ended
      September 30, 2005 (unaudited)...................................................................F-7

Pacific Ethanol, Inc.
---------------------

Report of Independent Registered Public Accounting Firm................................................F-22
Consolidated Balance Sheets as of December 31, 2004 and 2003...........................................F-23
Consolidated Statement of Operations for the Year Ended December 31, 2004 and
      for the period from January 30, 2003 (inception) to December 31, 2003............................F-24
Consolidated Statement of Stockholders' Equity for the Year Ended December 31, 2004
      and for the period from January 30, 2003 (inception) to December 31, 2003........................F-25
Consolidated Statements of Cash Flows for the Year Ended December 31, 2004
      and the period from January 30, 2003 (inception) to December 31, 2003............................F-26
Notes to Consolidated Financial Statements.............................................................F-27

Kinergy Marketing, LLC
----------------------

Report of Independent Registered Public Accounting Firm................................................F-45
Balance Sheets as of December 31, 2004, 2003 and 2002..................................................F-46
Statements of Income and Member's Equity for the Years Ended  December 31, 2004, 2003
      and 2002.........................................................................................F-47
Statements of Cash Flows for the Years Ended December 31, 2004, 2003 and 2002..........................F-48
Notes to Financial Statements..........................................................................F-49

ReEnergy, LLC
-------------

Report of Independent Registered Public Accounting Firm................................................F-54
Balance Sheets as of December 31, 2004, 2003 and 2002..................................................F-55
Statements of Operations for the Years Ended December 31, 2004, 2003 and 2002..........................F-56
Statements of Member's Equity (Deficit) for the Years Ended December 31, 2004, 20037
      and 2002.........................................................................................F-57
Statements of Cash Flows for the Years Ended December 31, 2004, 2003 and 2002..........................F-58
Notes to Financial Statements..........................................................................F-59

Index to Pro Forma Financial Statements................................................................F-61
---------------------------------------


                                                    F-1

                         PACIFIC ETHANOL, INC. AND SUBSIDIARIES
                         CONDENSED CONSOLIDATED BALANCE SHEETS
                     AS OF SEPTEMBER 30, 2005 AND DECEMBER 31, 2004


                                                           September 30,
                                                               2005       December 31,
                           ASSETS                           (unaudited)       2004
                           ------                          ------------   ------------
CURRENT ASSETS:
   Cash and cash equivalents                               $ 11,344,034   $         42
   Accounts receivable (including $396,129 and $0 as
      of September 30, 2005 and December 31, 2004,
      respectively, from a related party)                     2,418,598          8,464
   Inventories                                                  633,691             --
   Prepaid expenses                                           1,303,150             --
   Prepaid inventory                                            593,636        293,115
   Other current assets                                          59,811        484,485
                                                           ------------   ------------
      Total current assets                                   16,352,920        786,106
                                                           ------------   ------------
PROPERTY AND EQUIPMENT, NET                                  13,416,453      6,324,824

OTHER ASSETS:
   Debt issuance costs, net                                      53,333         68,333
   Deposits                                                      14,086             --
   Intangible assets, net                                    10,508,082             --
                                                           ------------   ------------
         Total other assets                                  10,575,501         68,333
                                                           ------------   ------------
TOTAL ASSETS                                               $ 40,344,874   $  7,179,263
                                                           ============   ============


         See accompanying notes to condensed consolidated financial statements.

                                          F-2

                           PACIFIC ETHANOL, INC. AND SUBSIDIARIES
                           CONDENSED CONSOLIDATED BALANCE SHEETS
                 AS OF SEPTEMBER 30, 2005 AND DECEMBER 31, 2004 (CONTINUED)


                                                               September 30,
                                                                    2005       December 31,
                 LIABILITIES AND STOCKHOLDERS' EQUITY           (unaudited)        2004
                 ------------------------------------          ------------    ------------

CURRENT LIABILITIES:
   Accounts payable - trade                                    $  2,400,739    $    383,012
   Accounts payable - related party                               1,294,566         846,211
   Accrued retention - related party                                505,385              --
   Accrued payroll                                                       --          18,963
   Accrued interest payable                                              --          30,864
   Other accrued liabilities                                        845,306         531,803
                                                               ------------    ------------
      Total current liabilities                                   5,045,996       1,810,853

RELATED-PARTY NOTE PAYABLE                                        2,948,081       4,012,678

COMMITMENTS AND CONTINGENCIES (NOTES 4 AND 5)

STOCKHOLDERS' EQUITY:
   Preferred stock, $0.001 par value; 10,000,000 shares
      authorized, no shares issued and outstanding as of
      September 30, 2005 and December 31, 2004                           --              --
   Common stock, $0.001 par value; 100,000,000 shares
      authorized, 28,667,185 and 13,445,866 shares issued
      and outstanding as of September 30, 2005 and
      December 31, 2004, respectively                                28,667          13,446
   Additional paid-in capital                                    42,374,060       5,071,632
   Unvested consulting expense                                   (1,583,739)             --
   Due from stockholders                                               (600)        (68,100)
   Accumulated deficit                                           (8,467,591)     (3,661,246)
                                                               ------------    ------------
      Total stockholders' equity                                 32,350,797       1,355,732
                                                               ------------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $ 40,344,874    $  7,179,263
                                                               ============    ============

           See accompanying notes to condensed consolidated financial statements.

                                            F-3

                                       PACIFIC ETHANOL, INC. AND SUBSIDIARIES
                                  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                          FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                                                    (UNAUDITED)

                                                            Three Months Ended              Nine Months Ended
                                                               September 30,                  September 30,
                                                       ----------------------------    ----------------------------
                                                           2005            2004            2005            2004
                                                       ------------    ------------    ------------    ------------
Net sales (including $2,165,315 and $4,017,322         $ 26,414,305    $        829    $ 51,530,735    $     16,832
for the three and nine months ended September 30,
2005, respectively, to a related party)

Cost of goods sold                                       24,778,592              --      49,695,870          10,789
                                                       ------------    ------------    ------------    ------------
Gross profit                                              1,635,713             829       1,834,865           6,043

Operating expenses:

      Selling, general and administrative
      expenses                                            2,206,985         287,672       3,999,653         714,730

      Services rendered in connection with
      feasibility study                                          --              --         852,250              --

      Non-cash compensation and consulting
      fees                                                  406,331         345,000       1,749,967         862,500
                                                       ------------    ------------    ------------    ------------
Loss from operations                                       (977,603)       (631,843)     (4,767,005)     (1,571,187)

Other income (expense):

      Other income                                              872           2,317          27,267           2,368

      Interest income (expense)                              54,947        (148,731)        (61,007)       (415,726)
                                                       ------------    ------------    ------------    ------------
Loss before provision for income taxes                     (921,784)       (778,257)     (4,800,745)     (1,984,545)

Provision for income taxes                                      800           6,000           5,600           8,400
                                                       ------------    ------------    ------------    ------------
Net loss                                               $   (922,584)   $   (784,257)   $ (4,806,345)   $ (1,992,945)
                                                       ============    ============    ============    ============
Weighted Average Shares Outstanding                      28,614,819      12,334,591      23,841,380      12,064,684
                                                       ============    ============    ============    ============
Net Loss Per Share                                     $      (0.03)   $      (0.06)   $      (0.20)   $      (0.17)
                                                       ============    ============    ============    ============

                       See accompanying notes to condensed consolidated financial statements.

                                                        F-4

                                  PACIFIC ETHANOL, INC. AND SUBSIDIARIES
                              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                                                (UNAUDITED)

                                                                                    Nine Months Ended
                                                                                      September 30,
                                                                              ----------------------------
                                                                                  2005            2004
                                                                              ------------    ------------
   Net loss                                                                   $ (4,806,345)   $ (1,992,945)
   Adjustments to reconcile net loss to
   cash used in operating activities:
      Depreciation and amortization of intangibles                                 488,861          58,894
      Amortization of debt issuance costs                                           15,000          15,000
      Interest expense relating to amortization of debt discount                   180,403         180,402
      Non-cash compensation expense                                                951,706              --
      Non-cash consulting expense                                                  798,261         862,500
      Services rendered in connection with feasibility study                       702,250              --

      (Increase) decrease in:
         Accounts receivable                                                       101,525          15,551
         Inventories                                                               (52,126)             --
         Prepaid expenses and other assets                                      (1,181,449)        (13,558)
         Prepaid inventory                                                        (286,074)             --
         Other receivable                                                             (319)        224,490

      Increase (decrease) in:
         Accounts payable                                                          177,564        (106,141)
         Accounts payable, related party                                           448,355         325,035
         Accrued retention, related party                                          505,385              --
         Accrued payroll                                                           (18,963)         (3,579)
         Accrued interest payable                                                  (31,315)       (131,574)
         Accrued liabilities                                                       277,993         444,934
                                                                              ------------    ------------
            Net cash used in operating activities                               (1,729,288)       (120,991)
                                                                              ------------    ------------
Cash flows from Investing Activities:
   Additions to property, plant and equipment                                   (7,146,598)       (688,727)
   Payment on related party notes receivable                                            --         199,812
   Payment on deposit                                                               (4,086)             --
   Payment on option to acquire site                                               (10,000)             --
   Net cash acquired in acquisition of Kinergy, ReEnergy and Accessity           1,146,854              --
   Costs associated with share exchange transaction                               (307,808)       (265,217)
                                                                              ------------    ------------
            Net cash used in investing activities                               (6,321,638)       (754,132)
                                                                              ------------    ------------
Cash flows from Financing Activities:
   Proceeds from sale of stock, net                                             18,879,749         846,855
   Proceeds from exercise of stock options                                         447,669              92
   Receipt of stockholder receivable                                                67,500              --
                                                                              ------------    ------------
            Net cash provided by financing activities                           19,394,918         846,947
                                                                              ------------    ------------
Net increase (decrease) in cash and cash equivalents                            11,343,992         (28,176)
Cash and cash equivalents at beginning of period                                        42         249,084
                                                                              ------------    ------------
Cash and cash equivalents at end of period                                    $ 11,344,034    $    220,908
                                                                              ============    ============

                  See accompanying notes to condensed consolidated financial statements.

                                                   F-5

                                  PACIFIC ETHANOL, INC. AND SUBSIDIARIES
                              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                      FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (CONT'D)
                                                (UNAUDITED)


Non-Cash Financing and Investing activities:
   Conversion of debt to equity                                               $  1,245,000    $    240,000
                                                                              ============    ============
   Issuance of stock for receivable                                           $         --    $     68,100
                                                                              ============    ============
   Purchase of ReEnergy with Stock                                            $    316,250    $         --
                                                                              ============    ============
   Shares contributed by stockholder in purchase of ReEnergy                  $    506,000    $         --
                                                                              ============    ============
   Shares contributed by stockholder in purchase of Kinergy                   $  1,012,000    $         --
                                                                              ============    ============
   Purchase of Kinergy with Stock                                             $  9,803,750    $         --
                                                                              ============    ============
   Stock returned to the Company as payment for stock option exercise         $  1,213,314    $         --
                                                                              ============    ============



                  See accompanying notes to condensed consolidated financial statements.


                                                   F-6

                     PACIFIC ETHANOL, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2005 AND 2004
                                   (UNAUDITED)

1.   REPORT BY MANAGEMENT:
     --------------------

     The condensed consolidated financial statements include the accounts of Pacific Ethanol, Inc., a Delaware corporation, and its wholly-owned subsidiaries (collectively, the "Company"). All significant transactions among the consolidated entities have been eliminated upon consolidation.

     The condensed consolidated financial statements have been prepared by the Company and include all adjustments consisting of only normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position of the Company as of September 30, 2005 and the results of operations and the cash flows of the Company for the three and nine months ended September 30, 2005 and 2004, pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, the condensed consolidated financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for annual consolidated financial statements. The Company's results of operations for the nine months ended September 30, 2005 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending December 31, 2005.

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     STOCK-BASED COMPENSATION - As permitted under Statement of Financial Accounting Standards No. 123 ( FAS 123), Accounting for Stock-Based Compensation, the Company has elected to follow Accounting Principles Board Opinion No. 25 (APB No. 25), Accounting for Stock Issued to Employees in accounting for stock-based awards to its employees and directors. Accordingly, the Company accounts for grants of stock options to its employees and directors according to the intrinsic value method and, thus, recognizes no stock-based compensation expense for options granted with exercise prices equal to or greater than the fair value of the Company's common stock on the date of grant. The Company records deferred stock-based compensation when the market of the Company's common stock exceeds the exercise price of the stock options or purchase rights on the measurement date (generally, the date of grant). Any such deferred stock-based compensation is amortized ratably over the vesting period of the individual options.

     Options granted to non-employees are accounted for at fair value using the Black-Scholes Option Valuation Model in accordance with FAS 123 and Emerging Issues Task Force Consensus No. 96-18, and are subject to periodic revaluation over their vesting terms. The resulting stock-based compensation expense is recorded over the service period in which the non-employee provides services to the Company.

     Pro forma net loss information using the fair value based method of accounting for grants of stock options to employees and directors is included in the table shown below for the three months and nine months ended September 30, 2005 and 2004:

                                                    Three Months                       Nine Months
                                                 Ended September 30,               Ended September 30,
                                           ------------------------------    ------------------------------
                                                2005             2004             2005             2004
                                           -------------    -------------    -------------    -------------
Net loss attributable to common
   stockholders, as reported               $    (922,584)   $    (784,257)   $  (4,806,345)   $  (1,992,945)
                                           =============    =============    =============    =============
Add: stock-based employee
   compensation cost included in
   determination of net loss                      68,456               --           68,456               --
Deduct: fair value compensation
   cost under FAS 123                           (507,825)              --         (507,825)              --
                                           -------------    -------------    -------------    -------------
Pro forma net loss
                                           $  (1,361,953)   $    (784,257)   $  (5,245,714)   $  (1,992,945)
                                           =============    =============    =============    =============
Loss per share:

Weighted average shares outstanding,
   as reported                             $       (0.03)   $       (0.06)   $       (0.20)   $       (0.17)
                                           =============    =============    =============    =============
Weighted average shares outstanding,
   pro forma                               $       (0.05)   $       (0.06)   $       (0.22)   $       (0.17)
                                           =============    =============    =============    =============

     Fair market value of stock-based compensation has been estimated using the Black-Scholes option pricing model. Inputs into the pricing model include the underlying stock price at the time of fair market value measurement, the exercise price of the granted options, the remaining time to expiration from the date of grant, the underlying stock's estimated annualized volatility, and a discount rate based on the ten year treasury note yield. Annualized volatility has been estimated under the guidelines of FAS 123 and is based on the variance of historical returns of an appropriate proxy company.

     REVENUE RECOGNITION - The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 104, Revenue Recognition, and the related Emerging Task Force Issue No. EITF 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, or EITF 99-19.

     The Company derives revenue primarily from sales of ethanol. The Company's sales are based upon written agreements or purchase orders that identify the amount of ethanol to be purchased and the purchase price. Revenue is recognized, gross, upon delivery of ethanol to a customer's designated ethanol tank. Shipments are made to customers, variously, directly from suppliers and from the Company's inventory to the Company's customers by truck or rail. Ethanol that is shipped by rail originates primarily in the Midwest and takes from 10 to 14 days from date of shipment to be delivered to the customer or to one of four terminals in California and Oregon. For local deliveries the product is shipped by truck and delivered the same day as shipment

     In accordance with the criteria outlined in EITF 99-19, the Company records ethanol sales revenue at gross. The Company generally takes title to the ethanol, has the contractual obligation to deliver ethanol that meets certain specifications (hence to determine the nature, type, characteristics, or specifications of the product or services ordered by the customer), negotiates the price of the ethanol, is responsible for assuring fulfillment of the amount to be delivered, selects the supplier and makes the decision as to which available inventory is matched to which sales fulfillment (not always the same customer) and assumes credit risk for the amount billed to the customer. The presence of the combination of these factors indicates that the Company has the risks and rewards of a principal in these transactions and therefore the Company records revenue at the gross amount.

2.   ORGANIZATION AND NATURE OF OPERATIONS:
     -------------------------------------

     SHARE EXCHANGE TRANSACTION - On March 23, 2005, the Company completed a share exchange transaction with the shareholders of Pacific Ethanol, Inc., a California corporation that was incorporated on January 30, 2003 ("PEI California"), and the holders of the membership interests of each of Kinergy Marketing, LLC, an Oregon limited liability company that was organized on September 13, 2000 ("Kinergy") and ReEnergy, LLC, a California limited liability company that was organized on March 7, 2001 ("ReEnergy"), pursuant to which the Company acquired all of the issued and outstanding capital stock of PEI California and all of the outstanding membership interests of Kinergy and ReEnergy (the "Share Exchange Transaction"). In connection with the Share Exchange Transaction, the Company issued an aggregate of 20,610,987 shares of common stock to the shareholders of PEI California, 3,875,000 shares of common stock to the sole limited liability company member of Kinergy and an aggregate of 125,000 shares of common stock to the limited liability company members of ReEnergy.

     Immediately prior to the consummation of the Share Exchange Transaction, the Company's predecessor, Accessity Corp., a New York corporation ("Accessity"), reincorporated in the State of Delaware under the name "Pacific Ethanol, Inc" through a merger of Accessity with and into its then-wholly-owned Delaware subsidiary named Pacific Ethanol, Inc., which was formed for the purpose of effecting the reincorporation (the "Reincorporation Merger"). In connection with the Reincorporation Merger, the shareholders of Accessity became stockholders of the Company and the Company succeeded to the rights, properties and assets and assumed the liabilities of Accessity.

     Immediately prior to the consummation of the share exchange transaction, Accessity divested its two operating subsidiaries. Accordingly, effective as of the closing of the share exchange transaction, Accessity did not have any ongoing business operations. Assets consisting primarily of cash and cash equivalents totaling approximately $3.7 million were acquired and certain current liabilities of approximately $300,000 were assumed from Accessity. Since Accessity had no operations and only net monetary assets, the Share Exchange Transaction is being treated as a capital transaction, whereby Pacific Ethanol acquired the net monetary assets of Accessity, accompanied by a recapitalization of Pacific Ethanol. As such, no fair value adjustments were necessary for any of the assets acquired or liabilities assumed.

     The Share Exchange Transaction has been accounted for as a reverse acquisition whereby PEI California is deemed to be the accounting acquiror. As a result, the Company's results of operations for the three and nine months ended September 30, 2004 consist only of the operations of PEI California. The Company has consolidated the results of PEI California, Kinergy and ReEnergy beginning March 23, 2005, the date of the Share Exchange Transaction. Accordingly, the Company's results of operations for the three and nine months ended September 30, 2005 consist of the operations of PEI California for the entire nine month period and the operations of the Company, Kinergy and ReEnergy from March 23, 2005 through September 30, 2005.

     The following table summarizes the unaudited assets acquired and liabilities assumed in connection with the Share Exchange Transaction:

            Current assets..............................  $   7,014,196
            Property, plant and equipment...............          6,224
            Intangibles, including goodwill.............     10,935,750
                                                          -------------
                Total assets acquired...................     17,956,170
            Current liabilities.........................      4,253,177
            Other liabilities...........................         83,017
                                                          -------------
                Total liabilities assumed...............      4,336,194
                                                          -------------
            Net assets acquired.........................  $  13,619,976
                                                          =============
            Shares of common stock issued...............      6,489,414
                                                          =============

     The purchase price represented a significant premium over the recorded net worth of the acquired entities' assets. In deciding to pay this premium, the Company considered various factors, including the value of Kinergy's trade name, Kinergy's extensive market presence and history, Kinergy's industry knowledge and expertise, Kinergy's extensive customer relationships and expected synergies among Kinergy's and ReEnergy's businesses and assets and the Company's planned entry into the ethanol production business.

     In connection with the Share Exchange Transaction and the Company's acquisition of Kinergy and ReEnergy, the Company engaged a valuation firm to determine what portion of the purchase price should be allocated to identifiable intangible assets. Through that process, the Company has estimated that for Kinergy, the distribution backlog is valued at $136,000, the customer relationships are valued at $5,600,000 and the trade name is valued at $3,100,000. The Company made a $150,000 cash payment and issued stock valued at $316,250 for the acquisition of ReEnergy. In addition, certain stockholders sold stock to the members of ReEnergy, increasing the purchase price by $506,000 (see further discussion below). The purchase price for ReEnergy totaled $972,250. Of this amount, $120,000 was recorded as an intangible asset for the fair value of a favorable option to acquire land and because the acquisition of ReEnergy was not deemed to be an acquisition of a business, the remaining purchase price of $852,250 was recorded as an expense for services rendered in connection with a feasibility study. The Company issued stock valued at $9,803,750 for the acquisition of Kinergy. In addition, certain stockholders sold stock to the sole member of Kinergy and a related party, increasing the purchase price by $1,012,000. The purchase price for Kinergy totaled $10,815,750. Goodwill directly associated with the Kinergy acquisition therefore totaled $1,979,750.

     The Kinergy trade name is determined to have an indefinite life and therefore, rather than being amortized, will be periodically tested for impairment. The distribution backlog has an estimated life of six months and customer relationships were estimated to have a ten-year life and, as a result, will be amortized accordingly, unless otherwise impaired at an earlier time. The ReEnergy land option expires on December 15, 2005 and will be expensed at that time if not extended.

     The following table summarizes, on an unaudited pro forma basis, the combined results of operations of the Company, as though the acquisitions occurred as of January 1, 2004. The pro forma amounts give effect to appropriate adjustments for amortization of intangible assets and income taxes. The pro forma amounts presented are not necessarily indicative of future operating results.

                                                      Nine Months
                                                   Ended September 30,
                                              ----------------------------
                                                  2005            2004
                                              ------------    ------------
         Net sales                            $ 75,135,987    $ 56,545,947
                                              ============    ============
         Net loss                             $ (4,979,401)   $ (3,273,338)
                                              ============    ============
         Loss per share of common stock
            Basic and diluted                 $      (0.18)   $      (0.13)
                                              ============    ============

     On April 1, 2004, certain founders of the Company agreed to sell an aggregate of 500,000 shares of the Company's common stock owned by them to Cagan-McAfee Capital Partners, LLC ("CMCP") at $0.01 per share for securing financing to close the Share Exchange Transaction on or prior to March 31, 2005. Immediately prior to the closing of the Share Exchange Transaction, the founders sold these shares at the agreed upon price to CMCP. The contribution of these shares is accounted for as a capital contribution. However, because the shares were issued as a finder's fee in a private offering (see note 5), the related expense is offset against the proceeds received, resulting in no effect on equity.

     Immediately prior to the closing of the Share Exchange Transaction, certain stockholders of the Company sold an aggregate of 250,000 shares of the Company's common stock owned by them to the then-Chief Executive Officer of Accessity at $0.01 per share to compensate him for facilitating the closing of the Share Exchange Transaction. The contribution of these shares is accounted for as a capital contribution. However, because the shares are deemed issued to Accessity in connection with the Share Exchange Transaction, the related expense is offset against the cash received from Accessity, resulting in no effect on equity.

     Immediately prior to the closing of the Share Exchange Transaction, William
     L. Jones, the Company's Chairman of the Board of Directors, sold 200,000 shares of the Company's common stock to the individual members of ReEnergy at $0.01 per share, to compensate them for facilitating the closing of the Share Exchange Transaction. The contribution of these shares resulted in an additional expense of $506,000 for services rendered in connection with a feasibility study.

     Immediately prior to the closing of the Share Exchange Transaction, William
     L. Jones sold 300,000 shares of the Company's common stock to Neil M. Koehler, the sole member of Kinergy and an officer and director of the Company, at $0.01 per share to compensate him for facilitating the closing of the Share Exchange Transaction. The contribution of these shares resulted in additional Kinergy goodwill of $759,000.

     Immediately prior to the closing of the Share Exchange Transaction, William
     L. Jones sold 100,000 shares of the Company's common stock to Tom Koehler, a member of ReEnergy and a related party of the sole member of Kinergy, at $0.01 per share to compensate him for facilitating the closing of the Share Exchange Transaction. The contribution of these shares resulted in additional Kinergy goodwill of $253,000.

3.   RELATED PARTY NOTES PAYABLE:
     ---------------------------

     On January 10, 2005 and February 22, 2005, William L. Jones advanced the Company $60,000 and $20,000, respectively, at 5% interest, due and payable upon the closing of the Share Exchange Transaction. The accumulated principal due was repaid on March 24, 2005 and the related accrued interest was paid on April 15, 2005.

     On January 10, 2005, Neil M. Koehler advanced the Company $100,000 at 5% interest, due and payable upon the closing of the Share Exchange Transaction. The principal was repaid on March 24, 2005 and the related accrued interest was paid on April 15, 2005.

     On January 31, 2005, Eric McAfee, a principal of CMCP, advanced the Company $100,000 at 5% interest, due and payable upon close of the Share Exchange Transaction. The principal was repaid on March 24, 2005 and the related accrued interest was paid on April 15, 2005.

     During 2004, on July 31, September 24, and November 15, Lyles Diversified, Inc. ("LDI") converted $150,000, $90,000 and $15,000 of debt into 100,000,
     60,000 and 10,000 shares of common stock, respectively, at a conversion price equal to $1.50 per share. During 2005, on January 14, February 4, March 10, and May 27, LDI converted $36,000, $114,000, $97,682 and $997,318 of debt into 24,000, 76,000, 65,121 and 664,879 shares of the Company's common stock, respectively, at a conversion price equal to $1.50 per share. The total debt converted by LDI as of September 30, 2005 was $1,500,000 for 1,000,000 shares of the Company's common stock, at a conversion price equal to $1.50 per share.

     Pursuant to the terms of the Share Exchange Transaction, Kinergy distributed to its sole member in the form of a promissory note in the amount of $2,095,614, Kinergy's net worth as set forth on Kinergy's balance sheet prepared in accordance with GAAP, as of March 23, 2005. A holdback amount of $100,000 for 30 days was provided to allow Kinergy to settle its accounts. In April 2005, Kinergy paid the balance of its net worth, up to the holdback amount of $100,000. The remaining holdback amount was paid in May 2005.

     Pursuant to the terms of the Share Exchange Transaction, ReEnergy distributed to its members in the form of a promissory note in the amount of $1,439 ReEnergy's net worth as set forth on ReEnergy's balance sheet prepared in accordance with GAAP, as of March 23, 2005. The note balance was paid in April 2005.

4.   COMMON STOCK:
     ------------

     SHARE EXCHANGE TRANSACTION - In connection with the Share Exchange Transaction, the Company issued an aggregate of 20,610,987 shares of common stock to the shareholders of PEI California, 3,875,000 shares of common stock to the sole limited liability company member of Kinergy and an aggregate of 125,000 shares of common stock to the limited liability company members of ReEnergy.

     PRIVATE OFFERING - On March 23, 2005, PEI California issued to 63 accredited investors in a private offering an aggregate of 7,000,000 shares of common stock at a purchase price of $3.00 per share, two-year investor warrants to purchase 1,400,000 shares of common stock at an exercise price of $3.00 per share and two-year investor warrants to purchase 700,000 shares of common stock at an exercise price of $5.00 per share, for total gross proceeds of approximately $21,000,000. PEI California paid cash placement agent fees and expenses of approximately $1,850,400 and issued five-year placement agent warrants to purchase 678,000 shares of common stock at an exercise price of $3.00 per share in connection with the offering. Additional costs related to the financing include legal, accounting, consulting, and stock certificate issuance fees that totaled approximately $272,366 through September 30, 2005.

     The Company is obligated under a Registration Rights Agreement to file, on the 151st day following March 23, 2005, a Registration Statement with the Securities and Exchange Commission registering for resale shares of common stock, and shares of common stock underlying investor warrants and certain of the placement agent warrants, issued in connection with the private offering. If the Company (i) does not file the Registration Statement within the time period prescribed, or (ii) fails to file with the Securities and Exchange Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act of 1933, within five trading days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Securities and Exchange Commission that the Registration Statement will not be "reviewed," or is not subject to further review, or (iii) the Registration Statement filed or required to be filed under the Registration Rights Agreement is not declared effective by the Securities and Exchange Commission on or before 225 days following March 23, 2005, or (iv) after the Registration Statement is first declared effective by the Securities and Exchange Commission, it ceases for any reason to remain continuously effective as to all securities registered thereunder, or the holders of such securities are not permitted to utilize the prospectus contained in the Registration Statement to resell such securities, for more than an aggregate of 45 trading days during any 12-month period (which need not be consecutive trading days) (any such failure or breach being referred to as an "Event," and for purposes of clause (i) or (iii) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five-trading day period is exceeded, or for purposes of clause (iv) the date on which such 45-trading day-period is exceeded being referred to as "Event Date"), then in addition to any other rights the holders of such securities may have under the Registration Statement or under applicable law, then, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company is required to pay to each such holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by such holder pursuant to the Securities Purchase Agreement relating to such securities then held by such holder. If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company is required to pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to such holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages are to apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

     The Registration Rights Agreement also provides for customary piggy-back registration rights whereby holders of shares of the Company's common stock, or warrants to purchase shares of common stock, can cause the Company to register such shares for resale in connection with the Company's filing of a Registration Statement with the Securities and Exchange Commission to register shares in another offering. The Registration Rights Agreement also contains customary representations and warranties, covenants and limitations.

     The Registration Statement was not declared effective by the Securities and Exchange Commission on or before 225 days following March 23, 2005. The Company endeavored to have all security holders entitled to these registration rights execute amendments to the Registration Rights Agreement reducing the penalty from 2.0% to 1.0% of the aggregate purchase price paid by such holder pursuant to the Securities Purchase Agreement relating to such securities then held by such holder. This penalty reduction applies to penalties accrued on or prior to January 31, 2006 as a result of the related Registration Statement not being declared effective by the Securities and Exchange Commission. Certain of the security holders executed this amendment. However, not all security holders executed this amendment and as a result, the Company paid an aggregate of $298,050 in penalties on November 8, 2005, which will be recorded in the quarterly period ending December 31, 2005.

     STOCK OPTIONS - One outstanding option granted to an employee of the Company to acquire 25,000 shares of common stock vested on March 23, 2005 and was converted into a warrant. Non-cash compensation expense of $232,250 was recognized to record the fair value of the warrant.

     On July 26, 2005, the Company issued options to purchase an aggregate of 17,500 shares of the Company's common stock at an exercise price equal to $7.01 per share, which exercise price equals 85% of the closing price per share of the Company's common stock on that date. The options vested upon issuance and expire 10 years following the date of grant. A non-cash charge of $21,656 will be recorded in the quarter ended September 30, 2005.

     On July 26, 2005, the Company granted options to purchase an aggregate of 115,000 shares of the Company's common stock at an exercise price equal to $8.25, the closing price per share of the Company's common stock on that date, to various non-employee directors. The options vest one year following the date of grant and expire 10 years following the date of grant.

     On July 28, 2005, the Company granted options to purchase an aggregate of 30,000 shares of the Company's common stock at an exercise price equal to $8.30, the closing price per share of the Company's common stock on that date, to two new non-employee directors. The options vest one year following the date of grant and expire 10 years following the date of grant.

     On August 10, 2005, the Company granted options to purchase an aggregate of 425,000 shares of the Company's common stock at an exercise price equal to $8.03, the closing price per share of the Company's common stock on the day immediately preceding that date, to its Chief Financial Officer. The options vested as to 85,000 shares immediately and 85,000 shares will vest on each of the next four anniversaries of the date of grant. The options expire 10 years following the date of grant.

     On August 10, 2005, the Company granted options to purchase an aggregate of 75,000 shares of the Company's common stock at an exercise price equal to $8.03, the closing price per share of the Company's common stock on the day immediately preceding that date, to a consultant. The options vested as to 15,000 shares immediately and 15,000 shares will vest on each of the next four anniversaries of the date of grant. The options expire 10 years following the date of grant. A non-cash charge of $70,500 was recorded in the quarter ended September 30, 2005.

     On September 1, 2005, the Company granted options to purchase an aggregate of 160,000 shares of the Company's common stock at an exercise price equal to $6.63 per share, which exercise price equals 85% of the closing price per share of the Company's common stock on the day immediately preceding that date. A non-cash charge of $46,800 was recorded in the quarter ended September 30, 2005 and will be recorded on the dates of additional vesting occurring on each of the next three anniversaries of the date of grant. The options expire 10 years following the date of grant.

     STOCK ISSUANCE - The Company issued an aggregate of 70,000 shares of common stock to two employees of the Company on their date of hire on June 23, 2005. Non-cash compensation expense of $651,000 was recognized to record the fair value of shares of common stock.

     NON-CASH COMPENSATION - On February 12, 2004, the Company entered into a consulting agreement with an unrelated party to represent the Company in investors' communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities. As compensation for such services, the Company issued warrants to the consultant to purchase 920,000 shares of the Company's common stock. These warrants vested upon the effective date of the agreement and were recognized at the fair value on the date of issuance in the amount of $1,380,000. The Company recorded non-cash expense of $172,500 and $517,500 for consulting services during the nine months ended September 30, 2005 and 2004, respectively.

     Pursuant to the consulting agreement, upon completion of the Share Exchange Transaction, the Company issued warrants to the consultant to purchase 230,000 additional shares of common stock that will vest ratably over a period of two years. The warrants were recognized at the fair value as of the start of business on March 24, 2005 in the amount of $2,139,000 and recorded as contra-equity. The Company recorded non-cash expense of $555,261 for consulting services vested during the period from March 24, 2005 to September 30, 2005. The unvested warrants in the amount of $1,583,739 will vest ratably at $89,125 per month over the remainder of the two year period.

5.   COMMITMENTS AND CONTINGENCIES:
     -----------------------------

     OPERATING LEASES - The Company leases shared office space in Fresno, California on a month-to-month basis at $4,132 per month. The related office rent expense was $32,076 and $17,648 for the nine months ended September 30, 2005 and 2004, respectively.

     The Company leases office space in Davis, California at a rate of $1,100 per month. The lease term expires on November 30, 2005.

     The Company entered into a lease for office space in Portland, Oregon on August 3, 2005. The term of the lease is three years, commencing December 1, 2005 through November 30, 2008 with monthly lease payments of $1,290 through May 31, 2007 and $1,362 from June 1, 2007 through the end of the lease term.

     ADVISORY FEE - On April 14, 2004, the Company entered into an agreement with CMCP in connection with raising funding for an ethanol production facility. The agreement provided that upon raising a minimum of $15,000,000 the Company would pay CMCP a fee, through that date, equal to $10,000 per month starting from April 15, 2003. In addition, the agreement provided for payment of $25,000 per month for a minimum of 12 months upon the completion of a merger between the Company and a public company, starting from the date of close of such merger, as well as an advisory fee of 3% of any equity amount raised through the efforts of CMCP, including cash amounts received through a merger with another corporate entity. The Company paid an advisory fee to CMCP in the amount of $235,000 on March 24, 2005, pursuant to the terms of the agreement between CMCP and the Company and in connection with the private placement transaction described above. In addition, $83,017 was paid related to cash received from Accessity in connection with the Share Exchange Transaction.

     The Company terminated the consulting agreement on November 1, 2005 and paid CMCP $150,000 for the remainder of their contract for a total of $300,000 paid in 2005 related to this consulting agreement.

     On January 5, 2005, the Company entered into an agreement with Northeast Securities, Inc. ("NESC") and Chadbourn Securities, Inc. ("Chadbourn"), a related party, in connection with the private offering on March 23, 2005 described above. The agreement provides that upon completion of a financing within the time-frame of the engagement covered by the agreement, the Company will pay NESC 6% (plus a 1% non-accountable expense allowance) of gross proceeds received by the Company, and warrants exercisable at the offering price in an amount equal to 7% of the aggregate number of shares of common stock sold in the financing. In addition, the agreement provides that Chadbourn will receive 2% (plus a 1% non-accountable expense allowance) of gross proceeds and warrants exercisable at the offering price in an amount equal to 3% of the aggregate number of shares of common stock sold in the financing. Pursuant to the terms of the agreement and in connection with the completion of the private offering described above, the Company paid NESC $1,168,800, (net of a reduction of $183,600, as agreed on March 18, 2005), and issued to NESC placement warrants to purchase 450,800 shares of the Company's common stock exercisable at $3.00 per share. The Company also paid Chadbourn $627,600 and issued to Chadbourn placement warrants to purchase 212,700 shares of the Company's common stock exercisable at $3.00 per share.

     In April 2005, the Company entered into a consulting agreement in the amount of $180,000 with NESC. Under the terms of the agreement, the Company paid an initial payment of $30,000 and will continue to make monthly payments of $12,500 through April 1, 2006.

     CASUALTY LOSS - In January 2004, canola stored in one of the silos at the Company's Madera County, California facility caught on fire. The facility was fully insured with $10 million of property and general liability insurance. The canola was owned by a third party who was also insured. The insurance company has paid $1,000,000 to date and has estimated that an additional $3,000,000 of payments will be made to the Company. The Company has received a detailed engineering estimate for full restoration and is proceeding with the restoration.

     ETHANOL PURCHASE AND MARKETING AGREEMENT - On March 4, 2005, Kinergy entered into an Ethanol Purchase and Marketing Agreement with the owner of an ethanol production facility. The agreement is effective for two years with automatic renewals for additional one-year periods thereafter unless a party to the agreement delivers written notice of termination at least 60 days prior to the end of the original or renewal term. Under the agreement, Kinergy is to provide denatured fuel ethanol marketing services for the production facility. Kinergy is to have the exclusive right to market and sell all of the ethanol from the facility, an estimated 20 million gallons-per-year. Kinergy is to pay the owner the gross payments received by Kinergy from third parties for forward sales of ethanol less certain transaction costs and fees. From the gross payments, Kinergy may deduct transportation costs and expenses incurred by or on behalf of Kinergy in connection with the marketing of ethanol pursuant to the agreement, including truck, rail and terminal fees for the transportation of the facility's ethanol to third parties and may also deduct and retain a 1.0% marketing fee calculated after deducting these costs and expenses.

     CONSULTING AGREEMENT- On April 27, 2005, the Company engaged a consulting firm to explore capital raising alternatives. The Company paid the consulting firm an initial engagement fee of $300,000 upon execution of its engagement agreement. The engagement agreement also requires an additional engagement fee, the amount of which is dependent upon the number of the Company's projects to be financed. The additional engagement fee has a range of a minimum of $300,000 and a maximum of one-half of one percent (1/2%) of the capital raised, and is payable upon the occurrence of certain events. In addition, the Company is obligated to pay to the consulting firm an arrangement fee of three percent (3%) of the capital raised, which amount is payable upon the closing of the financing transaction. If, however, the capital raised finances only one Company project and the consulting firm arranges additional financing to finance another Company project, the arrangement fee under the second financing is to be three and one-half percent (3.5%) but there shall be no additional engagement fee for the second financing. The Company is also to pay to the consulting firm an annual administration fee of $75,000 if one Company project is financed and $100,000 if two Company projects are financed, which amounts are payable for each year during which debt financing raised by the consulting firm is outstanding.

     EMPLOYMENT AGREEMENT - On August 10, 2005, the Company entered into an Executive Employment Agreement with William G. Langley, its Chief Financial Officer, that provides for a four-year term and automatic one-year renewals thereafter, unless either Mr. Langley or the Company provides written notice to the other at least 90 days prior to the expiration of the then-current term. Mr. Langley is to receive a base salary of $185,000 per year. Mr. Langley is entitled to six months of severance pay effective throughout the entire term of his agreement and is also entitled to reimbursement of his costs associated with his relocation to Fresno, California. Mr. Langley is obligated to relocate to Fresno, California within six months of the date of his Executive Employment Agreement.

     RESOURCES AGREEMENT - Effective August 10, 2005, the Company entered into a resources agreement with Tatum CFO Partners ("Tatum") relating to the Executive Employment Agreement with William G. Langley, its Chief Financial Officer, whereby the Company agreed to pay as compensation for resources to be provided by Tatum, a lump sum signing fee of $69,375 and $1,000 per month during the term of the Resources Agreement, which remains in effect for the duration of Mr. Langley's employment with the Company. In addition, on August 10, 2005, the Company granted options to purchase an aggregate of 75,000 shares of the Company's common stock at an exercise price equal to $8.03, the closing price per share of the Company's common stock on the day immediately preceding that date, to Tatum CFO Partners. The agreement requires that of the options to be issued in the future, if any, to William
     G. Langley, the Company's Chief Financial Officer, 15% of such options are to be issued to Tatum.

     ETHANOL MARKETING AGREEMENT - On August 31, 2005, Kinergy entered into an Ethanol Marketing Agreement with the owner of an ethanol production facility. The agreement is effective for three years with automatic renewals for additional one-year periods thereafter unless a party to the agreement delivers written notice of termination at least 60 days prior to the end of the original or renewal term. Under the agreement, Kinergy is to provide denatured fuel ethanol marketing services for the production facility. Kinergy is to have the exclusive right to market and sell all of the ethanol from the facility, an estimated 40 million gallons-per-year. Kinergy is to pay the owner the gross payments received by Kinergy from third parties for forward sales of ethanol (the "Purchase Price") less certain transaction costs and fees. From the Purchase Price, Kinergy may deduct all reasonable out-of-pocket and documented costs and expenses incurred by or on behalf of Kinergy in connection with the marketing of ethanol pursuant to the agreement, including truck, rail and terminal costs for the transportation and storage of the facility's ethanol to third parties and reasonable, documented out-of-pocket expenses incurred in connection with the negotiation and documentation of sales agreements between Kinergy and third parties (the "Transaction Costs"). From the Purchase Price, Kinergy may also deduct and retain the product of 1.0% multiplied by the difference between the Purchase Price and the Transaction Costs. In addition, Kinergy is to split the profit from any logistical arbitrage associated with ethanol supplied by the facility.

     OPTION TO ACQUIRE LAND - On August 22, 2005, the Company entered into an Option Agreement to acquire approximately 60 acres of unimproved real property at a purchase price of $7,500 per acre, for the purpose of developing an ethanol plant. The Company paid $50,000 as option consideration on the grant date and an additional $100,000 will be due on the 1st and 2nd anniversary dates of the grant date. The option payments will be applied to the purchase price in the event the option is exercised. The Company must make additional quarterly non-refundable option payments of 2.5% of the total anticipated purchase price less option payment(s) made to date until the option is exercised or expired. This option expires on August 21, 2008.

     OPTION TO LEASE - On August 17, 2005, the Company entered into a Letter of Intent for an option to lease approximately 25 acres for the purpose of developing an ethanol plant. The term of the option is for a period of one year, beginning August 10, 2005. The Company paid $10,000 as consideration for the option.

6.   SUBSEQUENT EVENTS:
     -----------------

     PURCHASE AGREEMENT - On August 10, 2005, the Company entered into a Membership Interest Purchase Agreement with certain holders of a limited liability company under which the Company intended to purchase all of the outstanding membership interests of the limited liability company. The limited liability company is the owner of a newly-constructed ethanol production facility in Goshen, California that is undergoing initial start-up testing. The purchase price, subject to certain adjustments, was

     $48 million, payable in approximately $31 million in cash, the assumption of approximately $9 million in debt and the issuance by the Company to the members of the limited liability company of an aggregate of $8 million in convertible subordinated promissory notes. To the extent that debt actually assumed by the Company was greater or less than $9 million, the cash payment of approximately $31 million was to be reduced or increased, respectively, by an equal amount. The closing of the transaction was subject to the satisfaction of certain conditions, including the securing by the Company of all funding necessary to finance the transaction, satisfactory results of the Company's due diligence and the Company's ability to obtain the agreement of all members of the limited liability company. The agreement was to terminate automatically in the event that the closing of the purchase transaction did not occur by the earlier of October 15, 2005 and the sixtieth day following the satisfaction of a certain ethanol production milestone.

     The deadline for the closing of the transaction contemplated by the agreement was October 15, 2005. This deadline was not met and was not waived by any party to the agreement; accordingly, the agreement terminated automatically on October 15, 2005.

     OPTION TO LEASE - On October 5, 2005, the Company entered into an Agreement of Option to Lease approximately 15 acres for the purpose of developing an ethanol plant. The Company paid a $5,000 refundable option deposit and $5,000 non-refundable option payment to be credited to the first payment(s) of base rent payable under the lease. The parties have 60 days from the date of the option agreement to finalize the terms and conditions of the lease. The option expires on January 30, 2006 if the Company does not extend the option per the terms of the agreement.

     LOAN REVISION/EXTENSION AGREEMENT - On November 1, 2005, Kinergy executed a Loan Revision/Extension Agreement (the "Agreement") dated October 4, 2005 with Comerica Bank. The Agreement is effective as of June 20, 2005 and relates to a Master Revolving Note dated September 24, 2004 in the amount of $2 million, as further described below. Under the Agreement, the maturity date of the Master Revolving Note was extended from October 5, 2005 to October 5, 2006. As of the execution date of the Agreement, no amounts were owed to Comerica under the Master Revolving Note. Principal amounts outstanding under the Note accrue interest, on a per annum basis, at the prime rate of interest plus 1.0%.

     In connection with the Revision/Extension Agreement, certain other agreements were also entered into with Comerica by Kinergy and the Company. A Letter Agreement provides for the delivery by Kinergy of certain financial documents and includes certain financial covenants and limitations. In addition, Kinergy is obligated to provide to Comerica annual audited financial statements and quarterly financial statements as well as quarterly accounts receivable and accounts payable ageing reports. A Guaranty dated October 4, 2005 in favor of Comerica was executed by the Company and relates to the Agreement and the Master Revolving Note described above and any other obligations of Kinergy to Comerica. Under the Guaranty, the Company guarantees payment and performance of all indebtedness and obligations of Kinergy to Comerica. A Security Agreement dated as of September 24, 2004 was executed by Kinergy in favor of Comerica in connection with Kinergy's indebtedness and obligations under the Master Revolving Note and other agreements with Comerica. The Security Agreement grants a continuing security interest and lien to Comerica in certain collateral comprising essentially all of Kinergy's assets. Kinergy is obligated to keep the collateral free of all liens, claims and encumbrances other than those in favor of Comerica.

     AMENDED AND RESTATED PHASE 1 DESIGN-BUILD AGREEMENT - On November 2, 2005, Pacific Ethanol Madera LLC ("PEI Madera"), a wholly-owned subsidiary of the Company that was formed in April 2005 as the holding company for the Company's Madera County facility, entered into an Amended and Restated Phase 1 Design-Build Agreement (the "Amended Agreement") with a builder ("Builder"). The Amended Agreement amended and restated that certain Standard Form of Design-Build Agreement and General Conditions dated July 7, 2003 between Builder and PEI California. The Amended Agreement provides for design and build services to be rendered by Builder to PEI Madera with respect to an ethanol production facility currently under construction in Madera County, California (the "Project"). Under the Amended Agreement, Builder is to operate in a general contractor capacity and procure engineering and construction services from third parties. The Amended Agreement stipulates that the engineer for the Project is to be Delta-T Corporation. The Amended Agreement provides for a guaranteed maximum price proposal of $15.0 million. However, PEI Madera is liable for additional costs to the extent that the scope of work actually performed by Builder exceeds the scope of work that is the basis for the guaranteed maximum price. In addition, the cost of services performed directly by the engineer for the Project, Delta-T Corporation, is not included in such guaranteed maximum price. The completion date of the work contemplated by the Amended Agreement is to be November 20, 2005.

     PEI Madera may terminate the Amended Agreement but must pay Builder for all costs associated with the work on the Project. If PEI Madera terminates the Amended Agreement and selects another design-builder, then PEI Madera is to pay for all costs associated with the work on the Project as well as a $5.0 million premium. PEI Madera is also required to pay Builder fair compensation for all equipment retained by Builder and PEI Madera is required to assume all obligations, commitments and unsettled claims that Builder has undertaken or incurred in good faith in connection with the work on the Project. In the event that Builder fails to perform any of its material obligations under the Amended Agreement, PEI Madera may terminate the Amended Agreement without the obligation to pay the $5.0 million premium but only after such failure continues for forty-five days following receipt by Builder of written notice of such failure.

     PHASE 2 DESIGN-BUILD AGREEMENT - On November 2, 2005, PEI Madera entered into a Phase 2 Design-Build Agreement (the "Phase 2 Agreement") with Builder. The Phase 2 Agreement covers additional work to be performed by Builder for the completion of the Project. The final completion date of the work contemplated by the Phase 2 Agreement is five hundred forty-five days after PEI Madera's notice to Builder to proceed. As of the date of this report, PEI Madera has not yet delivered its notice to proceed to Builder. The Phase 2 Agreement provides for a guaranteed maximum price proposal of approximately $34.0 million. However, PEI Madera is liable for additional costs to the extent that the scope of work actually performed by Builder exceeds the scope of work that is the basis for the guaranteed maximum price. In the event that the total costs and fees for Phase 2 of the Project are less than the guaranteed maximum price of approximately $34.0 million, then Builder and PEI Madera are to share such difference equally.

     Delays in work beyond the substantial completion date not caused by PEI Madera will result in PEI Madera being entitled to liquidated damages. These liquidated damages are to be calculated as $23,000 per day multiplied by one minus the daily operating rate for such day. The daily operating rate is calculated based on the actual operating capacity for that day (expressed in millions of gallons per year) divided by thirty-five million gallons. As an incentive bonus for achieving substantial completion prior to the specified date, PEI Madera is to pay to Builder $12,500 per day for each day in advance of such date. Fifty percent of any bonus is payable within thirty days after substantial completion and the remaining fifty percent is payable once final completion is achieved. The aggregate amount of any liquidated damages or incentive bonus is not to exceed $2.5 million.

     LETTER AGREEMENT - On November 2, 2005, PEI California entered into a Letter Agreement (the "Letter Agreement") with Builder. The Letter Agreement relates to the Amended Agreement and the Phase 2 Agreement described above. Under the Letter Agreement, in the event that Builder pays performance liquidated damages to PEI Madera under the Phase 2 Agreement as a result of a defect attributable Delta-T Corporation, the engineer for the Project, or in the event that Builder pays liquidated damages to PEI Madera under the Phase 2 Agreement as a result of a delay that is attributable to Delta-T Corporation, then PEI California agrees to reimburse Builder for such liquidated damages. However, PEI California is not responsible for the first $2.0 million of reimbursement. In addition, in the event that Builder recovers amounts from Delta-T Corporation for such defect or delay, then Builder will not seek reimbursement from PEI California. The aggregate reimbursement obligations of PEI California under the Letter Agreement are not to exceed $8.1 million.

     CONTINUING GUARANTY (JONES) - On November 3, 2005, William L. Jones, a related party and the Chairman of the Board of Directors of the Company, executed a Continuing Guaranty (the "Jones Guaranty") in favor of Builder. Under the Jones Guaranty, Mr. Jones guarantees to Builder the payment obligations of PEI California under the Letter Agreement. Under the Jones Guaranty, Builder is to seek payment on a pro rata basis from Mr. Jones and Neil M. Koehler (as described below), but in the event that Mr. Koehler fails to make payment, then Mr. Jones is responsible for any shortfall. However, the full extent of Mr. Jones' liability under the Jones Guaranty, including for any shortfall for non-payment by Mr. Koehler, is limited to $4.0 million plus any attorneys' fees, costs and expenses.

     CONTINUING GUARANTY (KOEHLER) - On November 3, 2005, Neil M. Koehler, a related party and Chief Executive Officer and President and a member of the Board of Directors of the Company, executed a Continuing Guaranty (the "Koehler Guaranty") in favor of Builder. Under the Koehler Guaranty, Mr. Koehler guarantees to Builder the payment obligations of PEI California under the Letter Agreement. Under the Koehler Guaranty, Builder is to seek payment on a pro rata basis from Messrs. Jones (as described above) and Koehler, but in the event that Mr. Jones fails to make payment, then Mr. Koehler is responsible for any shortfall. However, the full extent of Mr. Koehler's liability under the Koehler Guaranty, including for any shortfall for non-payment by Mr. Jones, is limited to $4.0 million plus any attorneys' fees, costs and expenses.

     SERIES A PREFERRED STOCK PURCHASE AGREEMENT - On November 14, 2005, the Company entered into a Purchase Agreement (the "Purchase Agreement") with Cascade Investment, L.L.C. (the "Purchaser"). The Purchase Agreement provides for the sale by the Company and the purchase by the Purchaser of 5,250,000 shares of the Company's Series A Cumulative Redeemable Convertible Preferred Stock (the "Preferred Stock") for an aggregate purchase price of $84 million. Of the $84 million aggregate purchase price, $4 million is payable to the Company at closing and $80 million is to be deposited into a restricted cash account and disbursed in accordance with a deposit agreement to be executed at closing. The Company is entitled to use the initial $4 million of proceeds for general working capital and must use the remaining $80 million for the construction or acquisition of one or more ethanol production facilities in accordance with the terms of the deposit agreement. The closing of the purchase and sale of the Preferred Stock is subject to numerous customary conditions. The closing is subject to approval of the transaction by the stockholders of the Company. The closing is also subject to additional conditions, including appropriate filings and approvals under the Hart-Scott-Rodino Act of 1976, the appointment of two persons as members of the Board of Directors of the Company to be designated by the Purchaser, one of whom is to be appointed as Chairman of the Compensation Committee of the Board of Directors of the Company. In addition, the Closing is subject to execution and delivery in form and substance satisfactory to the Purchaser of agreements relating to the construction, operation and financing of the Company's Madera County, California ethanol production facility. An additional condition to the closing provides that the closing must occur on or before March 31, 2006 unless the Purchaser has extended the closing date.

     VOTING AGREEMENT - On November 14, 2005, William L. Jones, Neil M. Koehler, Ryan W. Turner, Kenneth J. Friedman and Frank P. Greinke, each of whom is a director and/or executive officer of the Company (the "Stockholders"), and the Company, entered into a Voting Agreement (the "Voting Agreement") with the Purchaser. The Stockholders collectively hold an aggregate of 9,162,704 shares of the Company's common stock. The Voting Agreement provides that the Stockholders may not transfer their shares of the Company's common stock, and must keep their shares free of all liens, proxies, voting trusts or agreements, until the Voting Agreement is terminated. The Voting Agreement provides that the Stockholders will each vote or execute a written consent in favor of the transactions contemplated by the Purchase Agreement (the "Transactions"). In addition, under the Voting Agreement, each Stockholder grants an irrevocable proxy to Neil M. Koehler to act as such Stockholder's proxy and attorney-in-fact to vote or execute a written consent in favor of the Transactions. The Voting Agreement is effective until the earlier of the approval of the Transactions by the Company's stockholders or the termination of the Purchase Agreement in accordance with its terms.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


May 23, 2005

To the Stockholders and Board of Directors
Pacific Ethanol, Inc.
Fresno, California

We have audited the consolidated balance sheets of Pacific Ethanol, Inc. (the "Company") as of December 31, 2004 and 2003 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2004 and for the period from January 30, 2003 (inception) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pacific Ethanol, Inc., as of December 31, 2004 and 2003 and the consolidated results of its operations and its cash flows for the year ended December 31, 2004 and the period from January 30, 2003 (inception) through December 31, 2003, in conformity with U.S. generally accepted accounting principles.


/s/ HEIN & ASSOCIATES LLP

                                   PACIFIC ETHANOL, INC. AND SUBSIDIARY

                                       CONSOLIDATED BALANCE SHEETS


                                                                                 As of December 31,
                                                                               2004             2003
                                                                            -----------      -----------
                                                  ASSETS
                                                  ------

CURRENT ASSETS:
   Cash and cash equivalents                                                $        42      $   249,084
   Accounts receivable                                                            8,464           24,188
   Inventories                                                                       --            1,734
   Prepaid expenses                                                             293,115           21,677
   Related party notes receivable                                                 5,286          205,035
   Business acquisition costs                                                   430,393               --
   Other receivables                                                             48,806          305,370
                                                                            -----------      -----------
     Total current assets                                                       786,106          807,088

PROPERTY, PLANT AND EQUIPMENT, net                                            6,324,824        5,664,213

DEBT ISSUANCE COSTS, net                                                         68,333           88,333
                                                                            -----------      -----------

TOTAL ASSETS                                                                $ 7,179,263      $ 6,559,634
                                                                            ===========      ===========

                                  LIABILITIES AND STOCKHOLDERS' EQUITY
                                  ------------------------------------

CURRENT LIABILITIES:
   Accounts payable                                                         $   383,012      $   295,957
   Accounts payable (related party)                                             846,211          450,021
   Accrued payroll                                                               18,963           13,359
   Accrued interest payable                                                      30,864          152,180
   Other accrued liabilities                                                    531,803          253,147
                                                                            -----------      -----------
     Total liabilities                                                        1,810,853        1,164,664

RELATED-PARTY NOTE PAYABLE                                                    4,012,678        4,027,142

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDERS' EQUITY:
   Preferred stock, no par value; 30,000,000 shares authorized, no shares issued and outstanding as of December 31, 2004 and
     December 31, 2003                                                               --               --
   Common stock, no par value; 30,000,000 shares authorized, 13,445,866 and 11,733,200 shares issued and outstanding as of December 31,
     2004 and December 31, 2003, respectively                                 3,705,078        2,227,507
   Additional paid-in capital                                                 1,380,000               --
   Due from stockholders                                                        (68,100)          (1,000)
   Accumulated deficit                                                       (3,661,246)        (858,679)
                                                                            -----------      -----------
     Total stockholders' equity                                               1,355,732        1,367,828
                                                                            -----------      -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $ 7,179,263      $ 6,559,634
                                                                            ===========      ===========


         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.


                                                  F-23







                            PACIFIC ETHANOL, INC. AND SUBSIDIARY

                           CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                         From January 30,
                                                  For Year Ended       2003 (inception) to
                                                   December 31,            December 31,
                                                      2004                    2003
                                                 -----------------      -----------------
NET SALES                                        $          19,764      $       1,016,594

COST OF GOODS SOLD                                          12,523                946,012
                                                 -----------------      -----------------

GROSS PROFIT                                                 7,241                 70,582

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES             1,070,010                647,731

NONCASH COMPENSATION FOR CONSULTING FEES                 1,207,500                     --
                                                 -----------------      -----------------

OPERATING LOSS                                          (2,270,269)              (577,149)

OTHER INCOME (EXPENSE)
   Other income                                             (2,166)                 1,292
   Interest expense                                       (528,532)              (281,222)
                                                 -----------------      -----------------
     Total other income (expense)                         (530,698)              (279,930)
                                                 -----------------      -----------------
LOSS BEFORE PROVISION FOR INCOME TAXES                  (2,800,967)              (857,079)

PROVISION FOR INCOME TAXES                                   1,600                  1,600
                                                 -----------------      -----------------

NET LOSS                                         $      (2,802,567)     $        (858,679)
                                                 =================      =================


  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.


                                           F-24







                                                PACIFIC ETHANOL, INC. AND SUBSIDIARY

                                           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                FOR THE PERIOD FROM JANUARY 30, 2003 (INCEPTION) TO DECEMBER 31, 2003
                                                AND THE YEAR ENDED DECEMBER 31, 2004


                        Series A Redeemable
                    Convertible Preferred Stock        Common Stock          Additional
                    ---------------------------   ------------------------    Paid-In       Due from      Accumulated
                        Shares       Amount         Shares       Amount       Capital      Stockholders    Deficit         Total
                     -----------   -----------    ----------   -----------   -----------   -----------    -----------   -----------
BALANCE,
  January 30, 2003
  (inception)                 --   $        --            --   $        --   $        --   $        --    $        --   $        --
Issuance of common
  stock to the
  founders                    --            --    10,000,000         1,000            --        (1,000)            --            --
Issuance of common
  stock for note
  payable                     --            --     1,000,000     1,202,682            --            --             --     1,202,682
Issuance of common
  stock to friends
  and family, net
  of offering
  costs of $75,975            --            --       733,200     1,023,825            --            --              --    1,023,825
Net loss                      --            --            --            --            --            --        (858,679)    (858,679)
                     -----------   -----------    ----------   -----------   -----------   -----------    -----------   -----------
BALANCE,
  December 31,
  2003                        --            --    11,733,200     2,227,507            --        (1,000)       (858,679)   1,367,828
Issuance of common
  stock to friends
  and family, net
  of offering
  costs of $7,127             --            --        19,000        21,373            --             --             --       21,373
Issuance of
  warrants to
  purchase 920,000
  shares of common
  stock for
  noncash
  compensation
  to non-employee
  for services                --            --            --            --     1,380,000            --             --     1,380,000
Exercise of
  warrants                    --            --       920,000            92            --            --             --            92
Collection of
  shareholder
  receivable                  --            --            --            --            --           400             --           400
Issuance of common
  stock
  in working
  capital
  round, net of
  offering
  costs of $107,418           --            --       500,000       892,582            --       (67,500)            --       825,082
Issuance of common
  stock in
  working capital
  round, net of
  offering
  costs of $2,475             --            --       103,666       308,524            --            --             --       308,524
Conversion of LDI
  debt                        --            --       170,000       255,000            --            --             --       255,000
Net loss                      --            --            --            --            --            --     (2,802,567)   (2,802,567)
                     -----------   -----------    ----------   -----------   -----------   -----------    -----------   -----------
Balance, December
  31, 2004                    --   $        --    13,445,866   $ 3,705,078   $ 1,380,000   $   (68,100)   $(3,661,246)  $ 1,355,732
                     ===========   ===========    ==========   ===========   ===========   ===========    ===========   ===========


                  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.


                                                                F-25







                                  PACIFIC ETHANOL, INC. AND SUBSIDIARY

                                 CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                     From January 30,
                                                                  For Year Ended   2003 (inception) to
                                                                    December 31,       December 31,
                                                                       2004               2003
                                                                  ---------------    ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                       $    (2,802,567)   $      (858,679)
   Adjustments to reconcile net income to net cash provided
     by (used in) operating activities:
     Depreciation                                                          78,743             46,684
     Amortization of debt issuance costs                                   20,000             11,667
     Interest expense relating to amortization of debt discount
       on related party note payable                                      240,536            129,824
     Non cash compensation for consulting services                      1,207,500                 --
     Changes in operating assets and liabilities:
       Accounts receivable                                                 15,724            (24,188)
       Other receivable                                                   256,564           (305,370)
       Inventories                                                          1,734             (1,734)
       Prepaid expenses                                                   (98,938)           (21,677)
       Accounts payable                                                    87,055            295,957
       Accounts payable (related party)                                   396,190            450,021
       Interest payable                                                  (121,316)           152,180
       Payroll taxes payable                                                5,604             13,359
       Accrued liabilities                                                278,656            253,147
                                                                  ---------------    ---------------

   Net cash provided by (used in) operating activities                   (434,515)           141,191
                                                                  ---------------    ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                   (739,354)          (610,897)
   Issuance of related party notes receivable                                  --           (205,035)
   Payments received on related party notes receivable                    199,749                 --
   Costs associated with business acquisition                            (430,393)                --
                                                                  ---------------    ---------------

   Net cash used in investing activities                                 (969,998)          (815,932)
                                                                  ---------------    ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from sale of stock, net                                     1,155,379          1,023,825
   Proceeds from exercise of warrants                                          92                 --
   Payments of debt issuance costs                                             --           (100,000)
                                                                  ---------------    ---------------

   Net cash provided by financing activities                            1,155,471            923,825
                                                                  ---------------    ---------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                     (249,042)           249,084

CASH AND CASH EQUIVALENTS, beginning of period                            249,084                 --
                                                                  ---------------    ---------------

CASH AND CASH EQUIVALENTS, end of period                          $            42    $       249,084
                                                                  ===============    ===============

SUPPLEMENTAL INFORMATION:
   Interest paid                                                  $       422,233    $           487
                                                                  ===============    ===============
   Income taxes paid                                              $         2,400    $         1,600
                                                                  ===============    ===============

NON-CASH FINANCING AND INVESTING ACTIVITIES:
   Purchase of grain facility with note payable                   $            --    $     5,100,000
                                                                  ===============    ===============
   Issuance of stock for receivable                               $        67,100    $         1,000
                                                                  ===============    ===============
   Conversion of debt to equity                                   $       255,000    $            --
                                                                  ===============    ===============


        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.


                                                 F-26

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.       ORGANIZATION AND NATURE OF OPERATIONS:
         --------------------------------------

         Pacific Ethanol, Inc. (the "Company") was incorporated in California on January 30, 2003 to construct an ethanol production facility and manufacture and distribute ethanol fuel in California.

         On June 11, 2003, the Company and an individual formed Pacific Ag Products, LLC ("Pacific Ag Products"), which was organized in the State of California as a limited liability company to market and sell wet distillers grain, a by-product of ethanol production, to dairies. The Company has a 90% interest in Pacific Ag Products.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
         -------------------------------------------

         LIQUIDITY AND FINANCIAL CONDITION - The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern.

         On March 23, 2005, the Company completed a private offering of equity securities which raised $21,000,000 through the sale of 7,000,000 shares of the Company's common stock at $3.00 per share. In addition, in connection with the sale of these shares, warrants to purchase 1,400,000 shares of common stock at an exercise price of $3.00 per share, and warrants to purchase 700,000 shares of common stock at an exercise price of $5.00 per share, were issued. This transaction was completed just prior to the completion of a Share Exchange Transaction, described below. (See Note 11)

         On March 23, 2005, the shareholders of the Company completed a Share Exchange Transaction with Accessity Corp., a New York corporation ("Accessity"), and the holders of the membership interests of each of Kinergy Marketing, LLC, an Oregon limited liability company ("Kinergy"), and ReEnergy, LLC, a California limited liability company ("ReEnergy"), pursuant to which Accessity acquired all of the issued and outstanding shares of common stock of the Company and all of the outstanding membership interests of each of Kinergy and ReEnergy (the "Share Exchange Transaction"). This transaction has been accounted for as a reverse acquisition whereby the Company is the accounting acquiror. Immediately prior to the closing of the Share Exchange Transaction, Accessity reincorporated in the State of Delaware under the name Pacific Ethanol, Inc. through a merger of Accessity with and into its then-wholly-owned Delaware subsidiary named Pacific Ethanol, Inc. ("Pacific Ethanol Delaware"), which was formed for the purpose of effecting the reincorporation. Pacific Ethanol Delaware is the surviving entity resulting from the reincorporation merger and the Share Exchange Transaction and has three principal wholly-owned subsidiaries: Kinergy, the Company and ReEnergy. (See Note 11).

         The Company is in the business of marketing ethanol and intends, during the next 12 months, to commence construction of an ethanol production facility. Based on its current cash position and anticipated use of cash in operations and planned ethanol plant construction, management believes that the Company has sufficient funds to operate over the next 12 months.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the company and its subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

         CASH AND CASH EQUIVALENTS - For financial statement purposes, the Company considers all highly liquid investments with an original maturity of three months or less, to be cash equivalents.

         ALLOWANCE FOR DOUBTFUL ACCOUNTS - The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The allowance is determined through an analysis of the aging of accounts receivable and assessments of risk that are based on historical trends and an evaluation of the impact of current and projected economic conditions. The Company evaluates the past-due status of its accounts receivable based on contractual terms of sale. If the financial condition of the Company's customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. At December 31, 2003 and 2004, management of the Company believes that all receivables are collectible, and therefore has not established an allowance for bad debt. The Company has had no bad debt expense for the period from January 30, 2003 (inception) to December 31, 2004.

         INVENTORIES - In connection with the acquisition of the grain facility in June 2003 (See Note 4), the Company acquired inventory, primarily representing whole corn for a total of $770,298. During 2003, the majority of the inventory acquired was sold and at December 31, 2004 the balance was $0. Inventories are stated at the lower of cost (first-in, first-out) or market. The Company provides inventory reserves for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated realizable value based upon assumptions about future demand and market conditions.

         PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method over the following estimated useful lives:

            Facilities                                         10 - 25 years
            Equipment and vehicles                             7 years
            Office furniture, fixtures and equipment           5 - 10 years

         The cost of normal maintenance and repairs is charged to operations as incurred. Material expenditures that increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of fixed assets sold, or otherwise disposed of, and the related accumulated depreciation or amortization are removed from the accounts, and any resulting gains or losses are reflected in current operations.

         IMPAIRMENT OF LONG-LIVED ASSETS - In the event that facts and circumstances indicate that the cost of long-lived assets used in operations might be impaired, an evaluation of recoverability would be performed. If an evaluation were required, the estimated undiscounted cash flows estimated to be generated by those assets would be compared to their carrying amounts to determine if a write-down to market value or discounted cash flows is required.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         REVENUE RECOGNITION - During 2003, the Company sold corn from inventory acquired in the purchase of a grain facility (see "inventories" above), and during 2003 and for the year ended December 31, 2004, received a handling fee from its trans-loading capabilities. Revenue from the sale of grains was recognized upon shipment to customers. Revenue from trans-loading services was recognized when unloading the rail cars, thus at the time that the service was completed.

         STOCK-BASED COMPENSATION - SFAS 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("SFAS 123") encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company may elect to continue to account for stock-based compensation using the intrinsic value method prescribed in APB 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25") and related Interpretations. Under APB 25 and the intrinsic value method, the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant or, in the case of the Company's employee stock purchase plans since the plans are non-compensatory, no compensation expense is recognized. In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS 148, ACCOUNTING FOR STOCK-BASED COMPENSATION--TRANSITION AND DISCLOSURE ("SFAS148"). FAS 148 amends the disclosure requirements of FAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

         INCOME TAXES - Income taxes are accounted for under Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities, and are measured using enacted tax rates and laws that are expected to be in effect when the differences reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

         USE OF ESTIMATES - The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         FAIR VALUE OF FINANCIAL INSTRUMENTS - The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision.

         The following methods and assumptions were used in estimating the indicated fair values of the Company's financial instruments:
                  o Cash and cash equivalents, accounts receivable, notes receivable, accounts payable and other short term liabilities: The carrying amounts approximate fair value because of the short maturity of those instruments.
                  o Debt: The fair value of the Company's debt is estimated based on current rates offered to the Company for similar debt and approximates carrying value.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         CONCENTRATIONS OF CREDIT RISK - Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below.

         Financial instruments that subject the Company to credit risk consist of cash balances maintained in excess of federal depository insurance limits and accounts receivable, which have no collateral or security. The accounts maintained by the Company at the financial institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At December 31, 2003, the uninsured balance was $65,446 and at December 31, 2004, the uninsured balance was $0. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk of loss on cash.

         During 2003, the Company sold corn from inventory acquired in the purchase of a grain facility, and in 2004 and 2003, received a handling fee from its trans-loading capabilities. During the year ended December 31, 2004 and period from January 30, 2003 (inception) to December 31, 2003, the Company had sales from customers representing 10% or more of sales as follows:

                                                      2004                 2003
                                          -----------------    -----------------
                  Customer A                           36%                  49%
                  Customer B                           25%                   0%
                  Customer C                           22%                   0%
                  Customer D                           15%                   0%
                  Customer E                            0%                  36%
                  Customer F                            0%                  11%

         As of December 31, 2004 and 2003, the Company had receivables of approximately $8,464 and $22,479 from these customers, representing 93% and 100%, respectively, of total accounts receivable. The Company does not require collateral of its customers and as of December 31, 2004 and 2003, has not incurred significant credit losses.

         RECLASSIFICATIONS - Certain prior year amounts have been reclassified to conform to the current presentation. Such reclassification had no effect on net loss.

         RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS - In December 2004, the FASB issued SFAS 123R, SHARE-BASED PAYMENT ("SFAS 123R") which is a revision of SFAS 123 and supersedes APB 25. Among other items, SFAS 123R eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. The effective date of SFAS 123R is the first reporting period beginning after December 15, 2005. SFAS 123R permits companies

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY
         to adopt its requirements using either a "modified prospective" method, or a "modified retrospective" method. Under the "modified prospective" method, compensation cost is recognized in the financial statements beginning with the effective date, based on the requirements of SFAS 123R for all share-based payments granted after that date, and based on the requirements of SFAS 123 for all unvested awards granted prior to the effective date of SFAS 123R. Under the "modified retrospective" method, the requirements are the same as under the "modified prospective" method, but it also permits entities to restate financial statements of previous periods based on pro forma disclosures made in accordance with SFAS 123.

         While SFAS 123R permits entities to continue to use a standard option pricing model (e.g., Black-Scholes) to measure the fair value of stock options granted to employees, the standard also permits the use of a "lattice" model. The Company has not yet determined which model it will use to measure the fair value of employee stock options upon the adoption of SFAS 123R.

         The Company currently has only one stock option outstanding which vested in the first quarter of 2005, and expects to adopt SFAS 123R effective January 1, 2006. However, because the Company has not yet determined which of the adoption methods it will use, the Company has not yet determined the impact of adopting SFAS 123R. (See Note 8)

3.       RELATED PARTY NOTES RECEIVABLE:
         -------------------------------

         On November 5, 2003, the Company issued a short-term note in the amount of $200,000 to Kinergy, which at the time was owned by an officer and director of the Company. The short-term note was due and payable January 4, 2004, with interest at a rate of 5% per annum. As of December 31, 2003, interest income relating to this note was not significant. Payment of the principal and all accrued interest was received in January 2004.

         On November 10, 2003, the Company issued a short-term note in the amount of $5,000 to Doug and Jane Dickson, husband and wife, who hold a minority interest in the Pacific Ag Products. The short-term note is due and payable November 9, 2005, with interest at a rate of 5% per annum. As of December 31, 2004 and 2003, interest income relating to this note was not significant.

4.       PROPERTY AND EQUIPMENT:
         -----------------------

         In June 2003, the Company acquired a grain facility in Madera, California for approximately $5,100,000 from bankruptcy proceedings of Coast Grain Company. The Company intends to construct an ethanol plant at the grain facility. In July 2003, the Company entered into a design-build contract with W.M. Lyles Co., a subsidiary of Lyles Diversified, Inc. ("LDI") (See Note 5), for the design and construction of the ethanol plant, which will be billed at its standard time and material rates. W.M. Lyles Co. will discount its normal construction management fee by 5% from its standard rates. The Company's cost for the construction of the facility has been estimated to be approximately $52,000,000. In addition, should the Company build a second ethanol plant W.M. Lyles Co. will be engaged for the design and construction of the facility.

         The Company is currently in process of renegotiating a revised bid with W.M. Lyles Co. that expired on April 1, 2005.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         As of December 31, 2004 and 2003, the Company had incurred costs of $1,306,926 and $578,159 under the design-build contract planning phase, which has been included in construction in progress at December 31, 2004 and 2003, respectively. Included in this amount is a total of $453,325 and $229,078 related to the construction management fee of W.M. Lyles Co., of which $236,259 and $217,066 had not been paid at December 31, 2004 and 2003, respectively. Included in construction in progress at December 31, 2004 is capitalized interest of $45,995.

         Property and equipment consist of the following:

                                                            December 31,
                                                    ---------------------------
                                                        2004            2003
                                                    -----------     -----------
         Land                                       $   515,298     $   515,298
         Facilities                                   4,234,703       4,234,703
         Equipment and vehicles                         350,000         350,000
         Office furniture, fixtures and equipment        43,324          32,737
                                                    -----------     -----------
                                                      5,143,325       5,132,738
         Accumulated depreciation                      (125,427)        (46,684)
                                                    -----------     -----------
                                                      5,017,898       5,086,054
         Construction in progress                     1,306,926         578,159
                                                    -----------     -----------
                                                    $ 6,324,824     $ 5,664,213
                                                    ===========     ===========

         As of December 31, 2004 and 2003, property and equipment totaling $3,897,328 had not been placed in service. Depreciation expense was $78,743 for the year ended December 31, 2004 and $46,684 from January 30, 2003 (inception) to December 31, 2003.

5.       RELATED PARTY NOTE PAYABLE:
         ---------------------------

         In connection with the acquisition of the grain facility in March 2003, the Company issued a convertible promissory note in the amount of $5,100,000 to LDI. The loan bears interest at a fixed rate of 5% through June 19, 2004, at which time it converted to a variable rate based on the Wall Street Journal Prime Rate (5.25% as of December 31,
         2004) plus 2%. The first payment, consisting of interest only, was due June 19, 2004, after which interest is due and payable monthly. Principal payments are due annually in three equal installments beginning June 20, 2006 and ending June 20, 2008. Should the construction costs of the ethanol production facility be less than $42,600,000, the Company must prepay principal owing under the loan equal to the difference between the actual construction cost and $42,600,000.

         In addition, should the Company obtain construction funding for a second ethanol plant, all principal and accrued interest outstanding at the time becomes due. The note is collateralized by a first deed of trust on the grain facility and a personal guaranty for up to a maximum amount of $1,000,000 by an individual shareholder. LDI has the option to convert up to $1,500,000 of the debt into the Company's common stock at a purchase price of $1.50 per share until June 1, 2005. On July 31, 2004, September 24, 2004 and November 15, 2004, LDI converted $150,000, $90,000 and $15,000 of debt into 100,000, 60,000 and 10,000 shares of common stock, respectively, at a conversion price equal to $1.50 per share. (See Note 7) As part of the terms of the note, W.M. Lyles Co., a subsidiary of LDI, shall supply construction services to the Company for the construction of the ethanol plant. (See Note 4)

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         In partial consideration for the above loan, the Company issued 1,000,000 shares of the Company's conversion stock to LDI. The fair value of the common stock on the date of issuance, $1,202,682, was recorded as a debt discount and is being amortized over the life of the loan and recorded as interest expense. As of December 31, 2004 and 2003, the unamortized debt discount was $832,322 and $1,072,858, respectively. The Company also incurred fees to obtain the loan in the amount of $100,000, which is also being expensed over the life of the loan. These fees were paid to Cagan-McAfee Capital Partners, LLC ("CMCP"), a founding shareholder of the Company.

         The aggregate maturities of the note at December 31, 2004 are as follows:

                  Year ending December 31,
                  2005                                              $        --
                  2006                                                1,615,000
                  2007                                                1,615,000
                  2008                                                1,615,000
                                                                    ------------
                                                                      4,845,000
                   Less: Unamortized original issuance discount        (832,322)
                                                                    ------------
                                                                    $ 4,012,678
                                                                    ============

6.       REDEEMABLE CONVERTIBLE PREFERRED STOCK:
         ---------------------------------------

         The Company has a total of 30,000,000 shares of no par value preferred stock authorized, 7,000,000 shares of which have been designated Series A 8% Cumulative Convertible Redeemable Preferred Stock (the "Series A Preferred Stock"). Holders of Series A Preferred Stock will (i) have priority rights to dividends from funds legally available therefore at the rate of 8% per annum payable in cash or stock, accrued from the closing of the offer and sale of the Series A Preferred Stock, per share, cumulative, payable pro rata; and (ii) be entitled to preference in all of the assets of the Company available for distribution to holders of preferred stock upon liquidation, dissolution, or winding up of the affairs of the Company. In certain circumstances the Company has the right, at any time after December 31, 2005, to force conversion of the Series A Preferred Stock into fully-paid and non-assessable shares of common stock at the ratio of one share of common stock for every one share of Series A Preferred Stock (shares of common stock are reserved for any such conversion).

         No dividends accrue on the shares of Series A Preferred Stock until after the closing of the offering and sale of the Series A Preferred Stock. Thereafter, dividends accrue, whether or not earned or declared, and become payable commencing January 15, 2005 and on each January 15th thereafter; provided that such dividends shall only be paid upon a determination by the Board of Directors of the Company that funds are legally available therefore and that payment is in the best interests of the Company. The shares of Series A Preferred Stock are non-participating with regard to dividends, if any, which may be declared and paid to the holders of any other classes of the Company's stock.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         No shares of Series A Preferred Stock have been issued, but any shares of Series A Preferred Stock issued may at the sole election of the Company be redeemed at any time, and from time to time, during the four
         (4) years following the issuance thereof, for a price per share of $6.50 plus (i) all accrued but unpaid dividends on such shares and (ii) 10% per share per annum. Any redemption shall be applied ratably among all shares of Series A Preferred Stock outstanding at the time of redemption.

         In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, holders of the Series A Preferred Stock shall be entitled to receive a distribution of $6.50 per share plus all declared but unpaid dividends on each share out of assets of the Company, prior to any distribution of assets with respect to any shares of common stock of the Company as a result of such liquidation, distribution, or winding up of the Company. If, in the case of any such liquidation, dissolution, or winding up of the Company, the assets of the Company or proceeds thereof shall be insufficient to make the full liquidation payment of $6.50 per share, then such assets and proceeds shall be distributed ratably among the holders of the Series A Preferred Stock. A consolidation or merger of the Company with or into one or more corporations, or a sale of all or substantially all of the assets of the Company in consideration for the issuance of equity securities of another corporation shall be deemed to be a liquidation, dissolution, or winding up of the Company.

7.       COMMON STOCK:
         -------------

         In February 2003, the Company sold 10,000,000 shares of common stock to the founders of the Company at $0.0001.

         In March 2003, the Company issued 1,000,000 common shares of the Company's stock to LDI. (See Note 5)

         From August through December 2003, the Company sold 733,200 shares of common stock in a private offering at $1.50 per share for net proceeds of $1,023,825. In connection with the sale of these shares, the Company paid offering costs of $75,975, including a finder's fee of $21,250 to CMCP. In addition, the Company issued warrants to purchase 41,587 shares of common stock at an exercise price of $1.50 per share and an expiration date five years from the date of issuance. Of the total warrants issued, warrants to purchase 14,167 shares of common stock were issued to CMCP.

         From January 2004 through February 2004, the Company sold 19,000 shares of common stock in a private offering at $1.50 per share for net proceeds of $21,373. In connection with the sale of these shares, the Company paid offering costs of $7,127, including a finder's fee of $2,850 to Prima Capital Group, Inc. As payment of commissions earned in connection with the sale of these shares, the Company issued warrants to purchase 1,900 shares of common stock at an exercise price of $1.50 per share and an expiration date five years from the date of issuance.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         From April 2004 through June 2004, the Company sold 500,000 shares of common stock in a private offering at $2.00 per share for net proceeds of $892,582 as of September 30, 2004. (Of this amount $67,500 is included in due from stockholders in the equity section). In connection with the sale of these shares, the Company paid offering costs of $107,418 including a finder's fee of $100,000 to CMCP. In addition, the Company issued warrants to CMCP to purchase 50,000 shares of common stock at an exercise price of $2.00 per share and an expiration date five years from the date of issuance.

         On July 31, 2004, September 24, 2004 and November 15, 2004, LDI converted $150,000, $90,000 and $15,000 of debt into 100,000, 60,000 and 10,000 shares of common stock, respectively, at a conversion price of $1.50 per share.
         (See Note 5)

         On September 29, 2004, a consulting company exercised warrants to purchase 920,000 shares of the Company's stock at an aggregate exercise price of $92. (See Note 8)

         From October 2004 through December 2004, the Company sold 103,666 shares of common stock in a private offering at $3.00 per share for net proceeds of $308,524 as of December 31, 2004. In connection with the sale of these shares, the Company paid offering costs of $2,475.

         STOCK OPTIONS - In February 2004, the Board of Directors of the Company ratified the grant of options on December 10, 2003 to a member of management to acquire 25,000 shares of the Company's common stock at an exercise price of $0.01 per share. The options vested upon the closing of the Share Exchange Transaction. (See Note 11)

8.       COMMITMENTS AND CONTINGENCIES:
         ------------------------------

         OPERATING LEASES - The Company leases shared office space in Fresno, California on a month-to-month basis at $2,934 per month. Rent expense was $24,983 and $5,600 for the year ended December 31, 2004 and for the period from January 30, 2003 (inception) to December 31, 2003, respectively.

         SETTLEMENT OF CORN CONTRACTS - In July and August 2003, the Company, through its subsidiary entered into contracts to sell corn to two customers at fixed rates. At the same time, the Company entered into contracts to purchase corn from a vendor at fixed rates. These purchase and sale contracts contained shipping periods ranging from October 2003 to September 2004. In the fourth quarter of 2003, the Company cancelled the contracts and settled them based on the net settlement provisions standard in the grain industry. At December 31, 2003, the Company recorded a receivable related to the settlement of the corn contracts in the amount of $274,259, which is reflected in other receivables in the consolidated balance sheet. There were no receivables at December 31, 2004. In addition, the Company has recorded a payable related to the settlement of the corn contract in the amount of $16,509 and $204,811 as of December 31, 2004 and 2003, respectively, which is reflected in accrued liabilities in the consolidated balance sheets.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         A party to one of the sales agreements did not perform according to the net settlement provisions standard in the grain industry and thus continued to engage in contracts without the consent or approval of the Company. The Company has attempted to settle with the entity with no success.

         On September 22, 2004, R.A. Davis Commodities, LLC filed a complaint for breach of contract, promissory estoppel and negligence in the Superior Court of the State of California for the County of Fresno against the Company. The complaint seeks actual and consequential damages in the amount of approximately $700,000 based on the Company's alleged breach of certain rolled corn purchase contracts. The Company responded to the complaint on January 27, 2005. The Company also filed a cross-complaint against R.A. Davis on that date, alleging breach of oral and written contract in connection with sales of feed product as well as "transloading" services performed for R.A. Davis. The cross-complaint seeks damages in the amount of $121,435. The trial in this matter is set for March 13, 2006. The Company believes that the claims made in the complaint are without merit and the Company expects to vigorously defend this lawsuit.

         On November 8, 2004, Insurance Corporation of Hanover and Kruse Investments dba Western Milling, LLC (collectively, the "Plaintiffs") filed a Complaint for Damages in the Superior Court of the State of California for the County of Madera against the Company. The Complaint seeks actual and consequential damages in the amount of at least $960,800 based on the Company's alleged breach of contract and negligence in connection with losses suffered by Plaintiffs arising out of damage caused to Western Milling's canola meal that was stored at the Company's grain silos located at the Company's Madera County facility, which facility was the subject of a grain silo fire on January 12, 2004. The Company's insurance company has settled this matter. Plaintiff's have dismissed the action against the Company with prejudice and have provided the Company a written release.

         ADVISORY FEE - The Company entered into an agreement with CMCP dated April 14, 2004, in connection with raising funding for an ethanol production facility. The agreement provides that upon raising a minimum of $15,000,000 the Company would pay CMCP a fee, through that date, equal to $10,000 per month starting from April 15, 2003. In addition, the agreement provided for payment of $25,000 per month for a minimum of 12 months upon the completion of a merger between the Company and a public company, running from the date of close of such merger, as well as an advisory fee of 3% of any equity amount raised through the efforts of CMCP, including cash amounts received through a merger with another corporate entity. (See Note 11)

         In a separate agreement, certain founders of the Company agreed to sell an aggregate of 500,000 shares of the Company's common stock owned by such founders to CMCP, at $0.01 per share, if certain funding were secured by March 31, 2005. (See Note 11)

         CASUALTY LOSS - In January 2004, canola stored in one of the silos at the Company's Madera County, California facility caught on fire. The facility was fully insured with $10 million of property and general liability insurance. The canola was owned by a third party who was also insured. The Company's insurance provider advanced the Company $1,000,000 towards fire damage repair costs. As of December 31, 2004, the Company has incurred costs of $580,374. The difference of $419,626 is included in other accrued liabilities. The Company is anticipating $3,000,000 in additional estimated insurance proceeds to complete the reconstruction of the facility based on a detailed engineering estimate for full restoration received by the Company. The Company is proceeding with the restoration.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         NON-CASH COMPENSATION - On February 12, 2004, the Company entered into a consulting agreement with an unrelated party to represent the Company in investors' communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities. As compensation for such services, the Company issued warrants to the consultant to purchase 920,000 shares of the Company's common stock. These warrants vested upon the effective date of the agreement. Based on the fair value of these warrants on the date of issuance, prepaid consulting fees were recorded in the amount of $1,380,000, which are being amortized over one year. As of December 31, 2004, the Company recorded non-cash expense of $1,207,500 relating to these warrants. On September 29, 2004, the consulting company exercised warrants to purchase 920,000 shares of the Company's common stock at an aggregate exercise price equal to $92.

         Contingent upon completing a merger, acquisition or share exchange with a public company by March 31, 2005, the Company will issue warrants to purchase up to 230,000 additional shares of common stock that will vest over a period of two years. (See Note 11)

9.       INCOME TAXES:
         -------------

         For the years ended December 31, 2004 and 2003, the provision for income taxes differs from that computed by applying federal statutory rates to loss before income taxes, as follows:

                                                        2004            2003
                                                    -----------     -----------
         Benefit computed at the statutory rate     $(1,265,535)    $  (299,978)
            Reduction resulting from:
            Valuation allowance                       1,266,095         300,538
            State taxes, net of federal benefit           1,040           1,040
                                                    -----------     -----------

            Income tax expense                      $     1,600     $     1,600
                                                    ===========     ===========

         Deferred income taxes reflect the net tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Components of the Company's deferred tax assets (liabilities) at December 31, 2004 and 2003 are as follows:

                                                                  2004            2003
                                                              -----------      -----------
         Long-term deferred tax assets (liabilities)
            Net operating loss carryforward                   $ 1,488,430      $   356,569
            Depreciation                                          (29,010)         (10,519)
                                                              -----------      -----------

            Net deferred non-current deferred liabilities       1,459,420          346,050
            Valuation allowance                                (1,459,420)        (346,050)
                                                              -----------      -----------
            Net deferred current tax assets (liabilities)     $        --      $        --
                                                              ===========      ===========

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         As of December 31, 2004, the Company had federal and California net operating loss carry forwards of approximately $3,807,483 and $2,193,278, respectively, available to reduce future taxable income, which expire beginning in the years 2024 for federal and in 2014 for state purposes. Under Section 382 of the Internal Revenue Code, the utilization of the net operating loss carry forwards can be limited based on changes in the percentage of ownership of the Company.

10.      RELATED PARTY TRANSACTIONS:
         ---------------------------

         The Company entered into a consulting contract with a shareholder of the Company for consulting services related to the development of the ethanol plant at $6,000 per month. The Company paid a total of $72,000 and $54,000 for the year ended December 31, 2004 and for the period from January 30, 2003 (inception) to December 31, 2003, respectively.

         In 2003, the Company sold various cattle feed products totaling $109,698 to a business owned by a shareholder. Of this amount, $76,903 was sold to the shareholder's business during the period January 30, 2003 (inception) to December 31, 2003. There were no such sales made during the year ended December 31, 2004.

         The Company reimbursed a stockholder for expenses paid on behalf of the Company. The total amount reimbursed from January 30, 2003 (inception) to December 31, 2003 was $200,000. There were no such expenses reimbursed during the year ended December 31, 2004.

         On August 28, 2003, the Company entered into an agreement with ReEnergy, LLC for an option to buy 89.3 acres in Visalia, California at a price of $12,000 per acre for the purpose of building an ethanol production facility.

         The Company entered into a consulting agreement for $3,000 per month with a company owned by a member of ReEnergy for consulting services related to environmental regulations and permitting. The Company paid a total of $40,542 for the year ended December 31, 2004.

         On October 27, 2003, certain founders of the Company entered into an agreement with an unrelated third party to sell 1,500,000 shares of the Company's common stock owned by such founders at $1.50 per share for total proceeds of $2,250,000. In addition, under the terms of the agreement, the founders involved in the transaction agreed to vote a certain number of their existing shares in favor of the third party principal's election to the Board of Directors of the Company.

         On December 28, 2004, William Jones, a related party, advanced the Company $20,000 at 5% interest, due and payable upon close of the Share Exchange Transaction. (See Note 11)

11.      SUBSEQUENT EVENTS (UNAUDITED):
         ------------------------------

         LOANS TO THE COMPANY - On January 10, 2005 and February 22, 2005, William Jones, a related party, advanced the Company $60,000 and $20,000, respectively, at 5% interest, due and payable upon close of

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY
         the Share Exchange Transaction. The accumulated principal due was repaid on March 24, 2005 and the related accrued interest was paid on April 15, 2005. (See Note 9)

         On January 10, 2005, Neil Koehler, a related party, advanced the Company $100,000 at 5% interest, due and payable upon close of the Share Exchange Transaction. The principal was repaid on March 24, 2005 and the related accrued interest was paid on April 15, 2005.

         On January 31, 2005, Eric McAfee, a principal of CMCP, advanced the Company $100,000 at 5% interest, due and payable upon close of the Share Exchange Transaction. The principal was repaid on March 24, 2005 and the related accrued interest was paid on April 15, 2005.

         On January 14, 2005, February 4, 2005 and March 10, 2005, LDI converted $36,000, $114,000, and $97,682 of debt into 24,000, 76,000 and 65,121 shares of the Company's common stock, respectively, at a conversion price equal to $1.50 per share. (See Notes 5 and 6)

         PRIVATE OFFERING - On March 23, 2005, the Company issued to 63 accredited investors in a private offering an aggregate of 7,000,000 shares of common stock at a purchase price of $3.00 per share, two-year investor warrants to purchase 1,400,000 shares of common stock at an exercise price of $3.00 per share and two-year investor warrants to purchase 700,000 shares of common stock at an exercise price of $5.00 per share, for total gross proceeds of approximately $21,000,000. The Company paid cash placement agent fees and expenses of approximately $1,850,400 and issued five-year placement agent warrants to purchase 678,000 shares of common stock at an exercise price of $3.00 per share in connection with the offering. Additional costs related to the financing include legal, accounting and consulting fees that totaled approximately $255,048 through March 31, 2005 and continue to be incurred in connection with various securities filings and the resale registration statement described below.

         The Company is obligated under a Registration Rights Agreement to file, on the 151st day following March 23, 2005, a Registration Statement with the Securities and Exchange Commission registering for resale shares of common stock, and shares of common stock underlying investor warrants and certain of the placement agent warrants, issued in connection with the private offering. If the Company (i) does not file the Registration Statement within the time period prescribed, or (ii) fails to file with the Securities and Exchange Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act of 1933, within five trading days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Securities and Exchange Commission that the Registration Statement will not be "reviewed," or is not subject to further review, or (iii) the Registration Statement filed or required to be filed under the Registration Rights Agreement is not declared effective by the Securities and Exchange Commission on or before 225 days following March 23, 2005, or (iv) after the Registration Statement is first declared effective by the Securities and Exchange Commission, it ceases for any reason to remain continuously effective as to all securities registered thereunder, or the holders of such securities are not permitted to utilize the prospectus contained in the Registration Statement to resell such securities, for more than an aggregate of 45 trading days during any 12-month period (which need not be consecutive trading days) (any such failure or breach being referred to as an "Event," and for purposes of clause (i) or (iii) the date on which such Event occurs, or for purposes of clause (ii) the date on which such

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY
         five-trading day period is exceeded, or for purposes of clause (iv) the date on which such 45-trading day-period is exceeded being referred to as "Event Date"), then in addition to any other rights the holders of such securities may have under the Registration Statement or under applicable law, then, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company is required to pay to each such holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by such holder pursuant to the Securities Purchase Agreement relating to such securities then held by such holder. If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company is required to pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to such holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages are to apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

         The Registration Rights Agreement also provides for customary piggy-back registration rights whereby holders of shares of the Company's common stock, or warrants to purchase shares of common stock, can cause the Company to register such shares for resale in connection with the Company's filing of a Registration Statement with the Securities and Exchange Commission to register shares in another offering. The Registration Rights Agreement also contains customary representations and warranties, covenants and limitations. (See Note 1)

         ADVISORY FEE. - The Company paid an advisory fee to CMCP in the amount of $235,000 on March 24, 2005, pursuant to the terms of the agreement between CMCP (See Note 8) and the Company and in connection with the private offering described above. In addition, $83,000 was payable in connection with cash received from Accessity in connection with the Share Exchange Transaction. Pursuant to the terms of the consulting agreement, CMCP will continue to receive payments of $25,000 per month until at least March 2006.

         On January 5, 2005, the Company entered into an agreement with Northeast Securities, Inc. ("NESC") and Chadbourn Securities, Inc. ("Chadbourn"), a related party, in connection with the private placement described above. The agreement provides that upon completion of a financing within the time-frame of the engagement covered by the agreement, the Company will pay NESC 6% (plus a 1% non-accountable expense allowance) of gross proceeds received by the Company, and warrants exercisable at the offering price in an amount equal to 7% of the aggregate number of shares of common stock sold in the financing. In addition, the agreement provides that Chadbourn will receive 2% (plus a 1% non-accountable expense allowance) of gross proceeds and warrants exercisable at the offering price in an amount equal to 3% of the aggregate number of shares of common stock sold in the financing. Pursuant to the terms of the agreement and in connection with the completion of the private placement described above, the Company paid NESC $1,168,800, (net of a reduction of $183,600, as agreed on March 18, 2005), and issued to NESC placement warrants to purchase 450,800 shares of the Company's common stock exercisable at $3.00 per share. The Company also paid Chadbourn $627,600 and issued to Chadbourn placement warrants to purchase 212,700 shares of the Company's common stock exercisable at $3.00 per share.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         SHARE EXCHANGE TRANSACTION - On March 23, 2005, the Company completed a Share Exchange Transaction with Accessity and the holders of the membership interests of each of Kinergy and ReEnergy, pursuant to which Accessity acquired all of the issued and outstanding capital stock of the Company and all of the outstanding membership interests of Kinergy and ReEnergy. This transaction has been accounted for as a reverse acquisition whereby the Company is the accounting acquiror.

         The Share Exchange Transaction was consummated pursuant to the terms of a Share Exchange Agreement dated as of May 14, 2004, as amended on July 30, 2004, October 1, 2004, January 7, 2005, February 16, 2005 and March 3, 2005 executed by Accessity, the Company, Kinergy, ReEnergy and the holders of the common stock and membership interests of the Company and Kinergy and ReEnergy, respectively.

         Immediately prior to the consummation of the Share Exchange Transaction, Accessity reincorporated in the State of Delaware under the name "Pacific Ethanol, Inc" through a merger of Accessity with and into Pacific Ethanol Delaware (the "Reincorporation Merger"). In connection with the Reincorporation Merger, the shareholders of Accessity became stockholders of Pacific Ethanol Delaware and Pacific Ethanol Delaware succeeded to the rights, properties and assets and assumed the liabilities of Accessity. Also in connection with the Reincorporation Merger, the former shareholders of Accessity, who collectively held 2,339,414 shares of common stock of Accessity, became the stockholders of an equal number of shares of common stock of Pacific Ethanol Delaware and holders of options and warrants to acquire shares of common stock of Accessity, who collectively held options and warrants to acquire 402,667 shares of common stock of Accessity, became holders of options and warrants to acquire an equal number of shares of common stock of Pacific Ethanol Delaware.

         In the Share Exchange Transaction, each shareholder of the Company received one share of common stock of Pacific Ethanol Delaware for each share of common stock of the Company they owned, the sole limited liability company member of Kinergy received 38,750 shares of common stock of Pacific Ethanol Delaware for each one percent of outstanding limited liability company interest he owned, and each limited liability company member of ReEnergy received 1,250 shares of common stock of Pacific Ethanol Delaware for each one percent of outstanding limited liability company interest they owned. In addition, holders of options and warrants to acquire shares of common stock of the Company became holders of warrants to acquire an equal number of shares of common stock of Pacific Ethanol Delaware.

         Pacific Ethanol Delaware issued an aggregate of 20,610,987 shares of common stock to the shareholders of the Company, 3,875,000 shares of common stock to the limited liability company member of Kinergy and an aggregate of 125,000 shares of common stock to the limited liability company members of ReEnergy. In addition, holders of options and warrants to acquire an aggregate of 3,157,587 shares of common stock of the Company are, following the consummation of the Share Exchange Transaction, deemed to hold warrants to acquire an equal number of shares of common stock of Pacific Ethanol Delaware. Also, following the consummation of the Share Exchange Transaction, LDI is entitled to convert a certain portion of its promissory note into shares of common stock of Pacific Ethanol Delaware at the same conversion rate that was in existence immediately prior to the Share Exchange Transaction.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         The shares of common stock of Pacific Ethanol Delaware issued, or issuable upon exercise of outstanding options and warrants, to the shareholders and holders of options and warrants of the Company and limited liability company members of Kinergy and ReEnergy represented approximately 90% of the outstanding common stock of Pacific Ethanol Delaware on a fully-diluted basis after the closing of the Share Exchange Transaction. Immediately following the closing of the Share Exchange Transaction, Pacific Ethanol Delaware had an aggregate of 27,700,401 shares of common stock issued and outstanding and an aggregate of 31,925,534 shares of common stock issued and outstanding, calculated on a fully-diluted basis, including 4,225,133 shares of common stock issuable upon exercise of all outstanding options, warrants and convertible debt.

         The following table summarizes the unaudited assets acquired and liabilities assumed in connection with the Share Exchange Transaction:

                 Current assets...............................   $     7,014,196
                 Property, plant and equipment................             6,224
                 Intangibles, including goodwill..............        10,935,750
                                                                 ---------------
                    Total assets acquired.....................        17,956,170
                 Current liabilities..........................         4,253,177
                 Other liabilities............................            83,017
                                                                 ---------------
                    Total liabilities assumed.................         4,336,194
                                                                 ---------------
                 Net assets acquired..........................   $    13,619,976
                                                                 ===============
                 Shares of common stock issued................         6,489,414
                                                                 ===============

         The purchase price represented a significant premium over the recorded net worth of the acquired entities' assets. In deciding to pay this premium, the Company considered various factors, including the value of Kinergy's trade name, Kinergy's extensive market presence and history, Kinergy's industry knowledge and expertise, Kinergy's extensive customer relationships and expected synergies among Kinergy's and ReEnergy's businesses and assets and the Company's planned entry into the ethanol production business.

         In connection with the Share Exchange Transaction and the Company's acquisition of Kinergy and ReEnergy, the Company engaged a valuation firm to determine what portion of the purchase price should be allocated to identifiable intangible assets. Through that process, the Company has estimated that for Kinergy, the distribution backlog is valued at $136,000, the customer relationships are valued at $5,600,000 and the trade name is valued at $3,100,000. The Company made a $150,000 cash payment and issued stock valued at $316,250 for the acquisition of ReEnergy. In addition, certain stockholders sold stock to the members of ReEnergy, increasing the purchase price by $506,000 (see further discussion below). The purchase price for ReEnergy totaled $972,250. Of this amount, $120,000 was recorded as an intangible asset for the fair value of a favorable option to acquire land and because the acquisition of ReEnergy was not deemed to be an acquisition of a business, the remaining purchase price of $852,250 was recorded as an expense for services rendered in connection with a feasibility study. The Company issued stock valued at $9,803,750 for the acquisition of Kinergy. In addition, certain stockholders sold stock to the sole member Kinergy and a related party, increasing the purchase price by $1,012,000. The

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY
         purchase price for Kinergy totaled $10,815,750. Goodwill directly associated with the Kinergy acquisition therefore totaled $1,979,750. The ReEnergy land option will expire on December 15, 2005 and will be expensed at that time if not extended.

         The Kinergy trade name is determined to have an indefinite life and therefore, rather than being amortized, will be periodically tested for impairment. The distribution backlog has an estimated life of six months and customer relationships were estimated to have a ten-year life and, as a result, will be amortized accordingly, unless otherwise impaired at an earlier time.

         In connection with the Share Exchange Transaction, Pacific Ethanol Delaware (i) transferred DriverShield CRM Corp., a wholly-owned subsidiary of Pacific Ethanol Delaware, to Barry Siegel, the former Chairman of the Board, President and Chief Executive Officer of Pacific Ethanol Delaware, (ii) issued 400,000 shares of Pacific Ethanol Delaware's common stock to Mr. Siegel and 200,000 shares of Pacific Ethanol Delaware's common stock to Philip B. Kart, Pacific Ethanol Delaware's former Senior Vice President, Chief Financial Officer and Secretary, and (iii) executed Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreements with Messrs. Siegel and Kart, in full consideration for the agreement of each of Messrs. Siegel and Kart to relinquish cash payments that otherwise would be due to each of them under their respective employment agreements with Pacific Ethanol Delaware as a result of the closing of the Share Exchange Transaction. In addition, Pacific Ethanol Delaware sold Sentaur Corp., a wholly-owned subsidiary of Pacific Ethanol Delaware, to Mr. Siegel for the cash sum of $5,000.

         Immediately prior to the closing of the Share Exchange Transaction, the founders sold these shares at the agreed upon price to CMCP. The contribution of these shares is accounted for as a capital contribution. However, because the shares were issued as a finder's fee in a private offering (See Note 8), the related expense is offset against the proceeds received, resulting in no effect on equity.

         Immediately prior to the closing of the Share Exchange Transaction, certain stockholders of the Company sold an aggregate of 250,000 shares of the Company's common stock owned by them to the then-Chief Executive Officer of Accessity at $0.01 per share to compensate him for facilitating the closing of the Share Exchange Transaction. The contribution of these shares is accounted for as a capital contribution. However, because the shares are deemed issued to Accessity in connection with the Share Exchange Transaction, the related expense is offset against the cash received from Accessity, resulting in no effect on equity.

         Immediately prior to the closing of the Share Exchange Transaction, a stockholder of the Company sold 200,000 shares of the Company's common stock to the individual members of ReEnergy at $.01 per share, to compensate them for facilitating the closing of the Share Exchange Transaction. The contribution of these shares resulted in additional non-cash services rendered in connection with feasibility study expense of $506,000.

         Immediately prior to the closing of the Share Exchange Transaction, a founder of the Company sold 300,000 shares of the Company's common stock to Neil Koehler, the sole member of Kinergy and an officer and director of the Company, at $.01 per share to compensate him for facilitating the closing of the Share Exchange Transaction. The contribution of these shares resulted in additional Kinergy goodwill of $759,000.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         Immediately prior to the closing of the Share Exchange Transaction, a founder of the Company sold 100,000 shares of the Company's common stock to Tom Koehler, a member of ReEnergy and a related party of the sole member of Kinergy, at $.01 per share to compensate him for facilitating the closing of the Share Exchange Transaction. The contribution of these shares resulted in additional Kinergy goodwill of $253,000.

         RELATED PARTY NOTES PAYABLE - Pursuant to the terms of the Share Exchange Transaction, Kinergy distributed to its sole member in the form of a promissory note, in the amount of $ 2,095,614 Kinergy's net worth as set forth on Kinergy's balance sheet prepared in accordance with GAAP, as of March 23, 2005. A holdback amount of $100,000 for 30 days was provided to allow Kinergy to settle its accounts. In April 2005, Kinergy paid the balance of its net worth, up to the holdback amount of $100,000.

         Pursuant to the terms of the Share Exchange Transaction, ReEnergy distributed to its members in the form of a promissory note in the amount of $1,439 ReEnergy's net worth as set forth on ReEnergy's balance sheet prepared in accordance with GAAP, as of March 23, 2005.

         Effective March 30, 2005, the personal guaranty for up to a maximum amount of $1,000,000 granted by an individual shareholder of the Company with respect to the convertible promissory note issued to LDI was terminated.

         STOCK OPTIONS - One outstanding option granted to an employee of the Company to acquire 25,000 shares of common stock vested on March 23, 2005 and was converted into a warrant. Non-cash compensation expense of $232,250 was recognized to record the fair value of the warrant.

         NON-CASH COMPENSATION - Pursuant to a consulting agreement (See Note
         8), upon completion of the Share Exchange Transaction, the Company issued warrants to the consultant to purchase 230,000 additional shares of common stock that will vest ratably over a period of two years. The warrants were recognized at the fair value as of the start of business on March 24, 2005 in the amount of $2,139,000. The Company recorded non-cash expense of $20,511 for consulting services vested during the period from March 24, 2005 to March 31, 2005. The unvested warrants in the amount of $2,118,489 will vest ratably at $89,125 per month over the remainder of the two year period.

         SERIES A PREFERRED STOCK - Effective May 17, 2005, the Company's articles of incorporation were amended and restated, which amendment and restatement had the effect of eliminating the Company's previously authorized shares of Series A Preferred Stock and changing its name to Pacific Ethanol California, Inc.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


May 23, 2005

To the Member
Kinergy Marketing, LLC
Davis, California

We have audited the balance sheets of Kinergy Marketing, LLC (the "Company") as of December 31, 2004, 2003 and 2002, and the related statements of income and member's equity (deficit) and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kinergy Marketing, LLC as of December 31, 2004, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.



/S/ HEIN & ASSOCIATES LLP

                                       KINERGY MARKETING LLC

                                           BALANCE SHEETS


                                                                    As of December 31,
                                                             2004           2003          2002
                                                          ----------     ----------     ----------
                          ASSETS
                          ------

CURRENT ASSETS:
   Cash and cash equivalents                              $  674,195     $       --     $  231,682
   Accounts receivable, related party receivable,
     $361,287, $607,765 and $0 for 2004, 2003 and 2002,
     respectively                                          2,010,531      2,583,287        411,854
   Inventories                                               404,833        474,388        119,126
   Deposit on product in transit                             428,358             --             --
                                                          ----------     ----------     ----------

     Total current assets                                  3,517,917      3,057,675        762,662

PROPERTY, PLANT AND EQUIPMENT, net                             6,564          2,124          3,017
                                                          ----------     ----------     ----------

TOTAL ASSETS                                              $3,524,481     $3,059,799     $  765,679
                                                          ==========     ==========     ==========

LIABILITIES AND MEMBER'S EQUITY (DEFICIT)
-----------------------------------------

CURRENT LIABILITIES:
   Accounts payable                                       $1,106,712     $1,710,879     $       --
   Bank overdraft                                                 --         59,668        781,421
   Other Liabilities                                           3,261             --             --
   Payable to related party                                       --        200,000             --
                                                          ----------     ----------     ----------

     Total Current liabilities                             1,109,973      1,970,547        781,421

COMMITMENTS AND CONTINGENCIES (Notes 4 and 6)

MEMBER'S EQUITY (DEFICIT)                                  2,414,508      1,089,252        (15,742)
                                                          ----------     ----------     ----------

TOTAL LIABILITIES AND MEMBER'S EQUITY (DEFICIT)           $3,524,481     $3,059,799     $  765,679
                                                          ==========     ==========     ==========


             THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                               F-46







                                          KINERGY MARKETING LLC

                           STATEMENTS OF INCOME AND MEMBER'S EQUITY (DEFICIT)



                                                                   For the years ended
                                                                       December 31,
                                                       ------------------------------------------------
                                                           2004              2003              2002
                                                       ------------      ------------      ------------

NET SALES, RELATED PARTY SALES, $10,919,801,
  $6,923,376 AND $1,317,385 FOR 2004, 2003 AND 2002,
  RESPECTIVELY                                         $ 82,790,404      $ 35,539,636      $ 15,280,424

COST OF GOODS SOLD                                       79,580,897        33,982,527        14,945,170
                                                       ------------      ------------      ------------

GROSS PROFIT                                              3,209,507         1,557,109           335,254

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                275,588           169,582            93,725
                                                       ------------      ------------      ------------

OPERATING INCOME                                          2,933,919         1,387,527           241,529

OTHER INCOME (EXPENSE):
   Interest income (expense)                                 (3,537)              267             4,815
   Other income (expense)                                    (1,300)          (10,800)           (1,550)
                                                       ------------      ------------      ------------
     Total other income (expense)                            (4,837)          (10,533)            3,265
                                                       ------------      ------------      ------------

NET INCOME                                                2,929,082         1,376,994           244,794

MEMBER'S EQUITY (DEFICIT)
beginning of period                                       1,089,252           (15,742)          199,464

MEMBER'S DISTRIBUTIONS                                   (1,603,826)         (272,000)         (460,000)
                                                       ------------      ------------      ------------

MEMBER'S EQUITY (DEFICIT)
end of period                                          $  2,414,508      $  1,089,252      $    (15,742)
                                                       ============      ============      ============


             THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                                  F-47







                              KINERGY MARKETING LLC

                            STATEMENTS OF CASH FLOWS


                                                                   For the years ended
                                                                       December 31,
                                                         2004              2003            2002
                                                      -----------      -----------      -----------

Cash Flows From Operating Activities:
   Net income                                         $ 2,929,082      $ 1,376,994      $   244,794

   Adjustments to reconcile net income to net
    cash provided by (used in)
    operating activities:
     Depreciation                                             253              893              627
     Changes in operating assets and liabilities:
       Accounts receivable                                572,756       (2,171,433)          17,531
       Inventories                                         69,555         (355,262)         (60,411)
       Deposit on product in transit                     (428,358)              --               --
       Bank overdraft                                     (59,668)          59,668               --
       Accounts payable                                  (604,167)         929,458         (190,605)
       Other liabilities                                    3,261               --               --
                                                      -----------      -----------      -----------

Net cash provided by (used in) operating
  activities                                            2,482,714         (159,682)          11,936
                                                      -----------      -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                     (4,693)              --           (2,204)
                                                      -----------      -----------      -----------

Net cash used in investing activities                      (4,693)              --           (2,204)
                                                      -----------      -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from related party note payable                    --          200,000               --
   Payments on related party note payable                (200,000)              --               --
   Distributions to member                             (1,603,826)        (272,000)        (460,000)
                                                      -----------      -----------      -----------

Net cash used in financing activities                  (1,803,826)         (72,000)        (460,000)
                                                      -----------      -----------      -----------

NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                             674,195         (231,682)        (450,268)
CASH AND CASH EQUIVALENTS,
   beginning of period                                         --          231,682          681,950
                                                      -----------      -----------      -----------
CASH AND CASH EQUIVALENTS, end of period              $   674,195      $        --      $   231,682
                                                      ===========      ===========      ===========

SUPPLEMENTAL INFORMATION:
   Interest paid                                      $     5,519      $        --      $        --
                                                      ===========      ===========      ===========
   Income taxes paid                                  $       800      $       800      $     2,400
                                                      ===========      ===========      ===========


             THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                                  F-48

                              KINERGY MARKETING LLC

                          NOTES TO FINANCIAL STATEMENTS


1.       ORGANIZATION AND NATURE OF OPERATIONS:
         --------------------------------------

         Kinergy Marketing, LLC, (the "Company") was incorporated as a limited liability company on September 13, 2000, under the laws of the state of Oregon, to acquire and distribute ethanol fuel in California, Nevada, Arizona and Oregon. The Company is located in Davis, California.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
         -------------------------------------------

         CASH AND CASH EQUIVALENTS - For financial statement purposes, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

         ALLOWANCE FOR DOUBTFUL ACCOUNTS - The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The allowance is determined through an analysis of the aging of accounts receivable and assessments of risk that are based on historical trends and an evaluation of the impact of current and projected economic conditions. The Company evaluates the past-due status of its accounts receivable based on contractual terms of sale. If the financial condition of the Company's customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. At December 31, 2004, 2003 and 2002, management of the Company believed that all receivables were collectible, and thus an allowance for bad debt was not established. The Company had no bad debt expense for the years ended December 31, 2004, 2003 and 2002.

         INVENTORY - Inventory consists of bulk ethanol fuel and is valued at the lower of cost or market; cost being determined on a first-in first-out basis. Shipping and handling costs are classified as a component of cost of goods sold in the accompanying statements of income and member's equity.

         PROPERTY, PLANT AND EQUIPMENT - Property and equipment is recorded at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives from 3 to 5 years. The cost of normal maintenance and repairs is charged to operations as incurred. Material expenditures that increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of fixed assets sold, or otherwise disposed of, and the related accumulated depreciation or amortization are removed from the accounts, and any resulting gains or losses are reflected in current operations.

         IMPAIRMENT OF LONG-LIVED ASSETS - In the event that facts and circumstances indicate that the cost of long-lived assets used in operations might be impaired, an evaluation of recoverability would be performed. If an evaluation were required, the estimated undiscounted cash flows estimated to be generated by those assets would be compared to their carrying amounts to determine if a write-down to market value or discounted cash flows is required.

         REVENUE RECOGNITION - The Company recognizes revenue upon delivery of ethanol to customers' designated ethanol tank. Shipments are made to customers both directly from suppliers and from the Company's inventory. Shipment modes are by truck or rail. Ethanol that is shipped by rail originates primarily in the Midwest and takes from 10 to 14 days from departure of shipment, for delivery to the customer or to one of four terminals in California and Oregon. Trucks are used for local deliveries and such deliveries are completed the same day as shipment.

                              KINERGY MARKETING LLC

         INCOME TAXES - As a limited liability company, the Company is generally not subject to federal and state income taxes directly. Rather, each member is subject to federal and state income taxes based on its share of the Company's income or loss.

         USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         FAIR VALUE OF FINANCIAL INSTRUMENTS - The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision.

         The following methods and assumptions were used in estimating the indicated fair values of the Company's financial instruments:
                  o Cash and cash equivalents, accounts receivable and accounts payable: The carrying amounts approximate fair value because of the short maturity of those instruments.
                  o Debt: The fair value of the Company's debt is estimated based on current rates offered to the Company for similar debt and approximates carrying value.

         CONCENTRATION OF CREDIT RISK - Financial instruments that subject the Company to credit risk consist of cash balances maintained in excess of federal depository insurance limits and accounts receivable, which have no collateral or security. The accounts maintained by the Company at financial institutions are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At December 31, 2004 the uninsured balance was $1,091,967 and at December 31, 2003 and 2002, there were no uninsured balances. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk of loss on cash.

         Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below.

         Financial instruments that potentially subject the Company to concentrations of credit risk consist of accounts receivable, which have no collateral or security. The Company sells ethanol fuel on account to select companies located in California, Nevada, Arizona and Oregon. During the year ended December 31, 2004, the Company had sales to four customers that represented 13%, 12%, 12% and 12% of net sales. During the year ended December 31, 2003, the Company had sales to four customers that represented 20%, 14%, 13% and 10% of net sales. During the year ended December 31, 2002, the Company had sales to three customers that represented 34%, 24%, and 11% of net sales. As of December 31, 2004, 2003 and 2002, the Company had receivables of approximately $865,175, $1,337,240, and $338,256 from these customers,

                              KINERGY MARKETING LLC
         representing, in the aggregate, 43%, 52% and 82%, respectively, of total accounts receivable. The Company performs periodic credit evaluations of its ongoing customers and generally does not require collateral. Credit losses have traditionally been minimal and such losses have been within management's expectations.

         RISKS AND UNCERTAINTIES - The Company purchases ethanol fuel from companies located primarily in the Midwest. During the year ended December 31, 2004, the Company purchased ethanol from three vendors that represented 27%, 23% and 14% of all purchases. During the year ended December 31, 2003, the Company purchased ethanol from three vendors that represented 44%, 27% and 15% of all purchases. During the year ended December 31, 2002, the Company purchased ethanol from two vendors that represented 60% and 34% of all purchases.

         LIMITATION ON LIABILITY - Members are generally not liable for the debts, obligations or liabilities of the Company.

3.       RELATED PARTY NOTE PAYABLE:
         ---------------------------

         On November 5, 2003, the Company executed an unsecured note payable in the amount of $200,000 payable to Pacific Ethanol, Inc., a California corporation ("PEI California"), which bears an annual interest of 5%. The note and related accrued interest was due in one payment on January 4, 2004. On January 23, 2004, the Company paid the principal balance plus accrued interest of $2,164 on the note payable to PEI California. The sole member of the Company is an officer and director of PEI California.

4.       COMMITMENTS AND CONTINGENCIES:
         ------------------------------

         OPEN LETTERS-OF-CREDIT - On June 3, 2002, as amended on September 30, 2003, the Company was issued an Irrevocable Standby Letter of Credit by Bank of Portland, for any sum not to exceed a total of $200,000. The designated beneficiary is Archer Daniels Midland Co., a vendor of the Company, and the letter is valid through March 31, 2004. On March 31, 2004, the Company was issued an Irrevocable Standby Letter of Credit by Washington Mutual Bank, FA, for any sum not to exceed a total of $200,000. The designated beneficiary is Archer Daniels Midland Co., a vendor of the Company, and the letter was valid through September 30, 2004.

         On December 4, 2002, as amended on September 30, 2003, the Company was issued an Irrevocable Standby Letters of Credit by Bank of Portland, for any sum not to exceed a total of $200,000. The designated beneficiary is Chief Ethanol Fuels, Inc., a vendor of the Company, and the letter is valid through March 31, 2004. On March 31, 2004, the Company was issued an Irrevocable Standby Letter of Credit by Washington Mutual Bank, FA, for any sum not to exceed a total of $300,000. The designated beneficiary is Chief Ethanol Fuels, Inc., a vendor of the Company, and the letter was valid through September 30, 2004.

         On October 1, 2004, the Company was issued an Irrevocable Standby Letter of Credit by Comerica Bank, for any sum not to exceed a total of $300,000. The designated beneficiary is a vendor of the Company, and the letter was valid through March 31, 2005. (See Note 6)

                              KINERGY MARKETING LLC

         On October 1, 2004, the Company was issued an Irrevocable Standby Letter of Credit by Comerica Bank, for any sum not to exceed a total of $300,000. The designated beneficiary is a vendor of the Company, and the letter was valid through March 31, 2005. (See Note 6)

         At December 31, 2004, 2003 and 2002 there was no debt outstanding related to these open letters of credit.

         LINE OF CREDIT - On March 22, 2004, the Company entered into a $2,000,000 revolving line of credit with Washington Mutual Bank, FA which was terminated on September 24, 2004. The line is collateralized by inventory, receivables and general intangibles of the Company.

         On September 24, 2004, the Company entered into a $2,000,000 revolving line of credit with Comerica Bank which expires on October 5, 2005. This line replaced the Washington Mutual Bank line and is collateralized by inventory, receivables and general intangibles of the Company. The line of credit is personally guaranteed by Neil Koehler, sole member of the Company. There were no outstanding borrowings as of December 31, 2004.

         TERMINAL CONTRACT - The Company is party to four terminal contracts relating to the storage of ethanol. The contracts expire on different dates, ranging from March 31, 2005 through October 31, 2005, and are renewable on a year-to-year basis at end of the term. All four agreements are cancelable by either party at the end of the base term, or with 30 - 90 days notice prior to the end of any extended term. Fees associated with these contracts vary, and are dependent either on the volume of product in storage or on the volume of product delivered. One of the terminals charges a minimum monthly fee of $1,004 in addition to the variable rate. Storage fees paid to these terminals were $117,526, $24,742, and $12,590 for December 31, 2004, 2003 and 2002,
         respectively, and are recorded as cost of goods sold in the accompanying statements of income and member's equity.

         PURCHASE COMMITMENTS - During 2004, 2003 and 2002, the Company entered into six-month purchase contracts with its major vendors to acquire certain quantities of ethanol, at specified prices. The contracts run from April through September, and from October through March. On October 1, 2004, the contracts were renewed and renegotiated to extend through March 31, 2005. The outstanding balance on the new contracts was $16,663,287 at December 31, 2004.

         SALES COMMITMENTS - During 2004, 2003 and 2002, the Company entered into six-month sales contracts with its major customers to sell certain quantities of ethanol, at specified prices. The contracts run from April through September, and from October through March. On October 1, 2004, the contracts were renewed and renegotiated to extend through March 31, 2005. The outstanding balance on the new contracts was $22,757,891 at December 31, 2004.

         OPERATING LEASES - The Company leases office space in Davis, California. The Company entered into a 12 month lease on December 1, 2004 at a rate of $1,120 per month. The Company also continues to rent the prior existing office space month-to-month with plans to vacate in 2005. Total rent paid for the years ended December 31, 2004, 2003 and 2002 was $4,320, $3,070 and $2,890 respectively.

                              KINERGY MARKETING LLC

5.       RELATED PARTY TRANSACTIONS:
         ---------------------------

         For the year ended December 31, 2003, the Company paid consulting fees of approximately $10,000 to Kinergy Resources, LLC, an entity owned in part by the Company's sole member. There were no payments made to Kinergy Resources, LLC during the year ended December 31, 2004 or 2002.

         During the years ended December 31, 2004, 2003 and 2002, the Company paid accounting fees totaling $20,798, $24,000 and $32,000 respectively to Kinergy, LLC, a company owned by a relative of the Company's sole member.

         The Company paid consulting fees related to market development, sales support, regulatory and governmental affairs of $110,000 and $15,000 and to a relative of the Company's sole member for the years ended December 31, 2004 and 2003, respectively. There were no such fees paid during the year ended December 31, 2002.

         On August 31, 2004, the Company reimbursed PEI California, a related party, for audit fees paid on behalf of the Company.

6.       SUBSEQUENT EVENTS:
         ------------------

         LETTERS OF CREDIT - On April 1, 2005, the Company renewed an Irrevocable Standby Letter of Credit by Comerica Bank, for any sum not to exceed a total of $400,000. The designated beneficiary is a vendor of the Company, and the letter is valid through September 30, 2005.

         On April 1, 2005, the Company renewed an Irrevocable Standby Letter of Credit by Comerica Bank, for any sum not to exceed a total of $300,000. The designated beneficiary is a vendor of the Company, and the letter is valid through September 30, 2005.

         SALE OF THE COMPANY - The Company and its sole member are parties to a Share Exchange Agreement with Pacific Ethanol, Inc, a Delaware corporation ("Pacific Ethanol Delaware"), PEI California, the shareholders of PEI California, ReEnergy, LLC, a California limited liability company ("ReEnergy"), and the holders of the membership interests of ReEnergy, pursuant to which the Company was acquired on March 23, 2005. All of the issued and outstanding shares of common stock of PEI California and all of the outstanding membership interests of each of the Company and ReEnergy were acquired by Pacific Ethanol Delaware. Immediately prior to the consummation of the share exchange transaction, Pacific Ethanol Delaware's predecessor, Accessity Corp., a New York corporation ("Accessity"), reincorporated in the State of Delaware under the name Pacific Ethanol, Inc. through a merger of Accessity with and into its then-wholly-owned Delaware subsidiary named Pacific Ethanol, Inc., which was formed for the purpose of effecting the reincorporation. The Company is now a wholly-owned subsidiary of Pacific Ethanol Delaware.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


May 23, 2005

To the Members
ReEnergy LLC
Davis, California


We have audited the balance sheets of ReEnergy LLC (the "Company") as of December 31, 2004, 2003 and 2002, and the related statements of operations, members' equity (deficit) and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ReEnergy LLC as of December 31, 2004, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.


/S/ HEIN & ASSOCIATES LLP

                                  REENERGY LLC

                                 BALANCE SHEETS


                                                       As of December 31,
                                                 -------------------------------
                                                  2004        2003        2002
                                                 -------     -------     -------
                                     ASSETS
                                     ------

CURRENT ASSETS
Cash                                             $ 2,739     $12,739     $42,770
                                                 -------     -------     -------

TOTAL ASSETS                                     $ 2,739     $12,739     $42,770
                                                 =======     =======     =======

                        LIABILITIES AND MEMBERS' EQUITY
                        -------------------------------

CURRENT LIABILITIES
   Accounts payable                              $   154     $    --     $10,428

COMMITMENT (Note 4)                                                           --

MEMBERS' EQUITY
   Members' Equity                                 2,585      12,739      32,342
                                                 -------     -------     -------

TOTAL LIABILITIES AND MEMBERS' EQUITY            $ 2,739     $12,739     $42,770
                                                 =======     =======     =======


              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                             FINANCIAL STATEMENTS.

                                  REENERGY LLC

                            STATEMENTS OF OPERATIONS


                                             For the years ended December 31,
                                           -------------------------------------
                                             2004          2003          2002
                                           --------      --------      --------
NET SALES                                  $     --      $     --      $     --
COST OF SALES                                    --            --            --
                                           --------      --------      --------
GROSS PROFIT                                     --            --            --

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES                     9,854        48,803        30,720
                                           --------      --------      --------

OPERATING LOSS                               (9,854)      (48,803)      (30,720)

PROVISION FOR INCOME TAXES                     (800)         (800)         (800)
                                           --------      --------      --------

NET LOSS                                   $(10,654)     $(49,603)     $(31,520)
                                           ========      ========      ========


              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                             FINANCIAL STATEMENTS.

                                                         REENERGY LLC
                                           STATEMENTS OF MEMBERS' EQUITY (DEFICIT)
                                        FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2004


                                                                  Members
                                   -----------------------------------------------------------------------------------------
                                                         Kinergy
                                   Flin-Mac, Inc.     Resources LLC      Kent Kaulfus        Tom Koehler           Total
                                   -------------      -------------      -------------      -------------      -------------
Balances, December 31, 2001 as
  previously reported              $       2,077      $       2,078      $          --      $          --      $       4,155
   Prior Period Adjustment                (1,346)            (1,347)                --                 --             (2,693)
                                   -------------      -------------      -------------      -------------      -------------
Balances, January 1, 2002 as
  restated                                   731                731                 --                 --              1,462
   Contributions                          31,200             31,200                 --                 --             62,400
   Net loss                              (15,760)           (15,760)                --                 --            (31,520)
                                   -------------      -------------      -------------      -------------      -------------
Balances, December 31, 2002               16,171             16,171                 --                 --             32,342

   Contributions                          15,000             15,000                 --                 --             30,000
   Net loss                              (16,534)           (16,534)           (16,535)                --            (49,603)
                                   -------------      -------------      -------------      -------------      -------------
Balances, December 31, 2003               14,637             14,637            (16,535)                --             12,739
   Contributions                              --                 --                 --                500                500
   Net loss                               (2,503)            (2,503)            (2,503)            (3,145)           (10,654)
                                   -------------      -------------      -------------      -------------      -------------

Balances, December 31, 2004        $      12,134      $      12,134      $     (19,038)     $      (2,645)     $       2,585
                                   =============      =============      =============      =============      =============


                          THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                                            F-57







                                  REENERGY LLC

                            STATEMENTS OF CASH FLOWS



                                                      For the years ended December 31,
                                                    ------------------------------------
                                                      2004          2003          2002
                                                    --------      --------      --------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                         $(10,654)     $(49,603)     $(31,520)

   Adjustments to reconcile net loss
     to net cash used in operating activities:
   Changes in operating assets and liabilities:
     Accounts Payable                                    154       (10,428)       10,428
                                                    --------      --------      --------
       Net cash used in
         operating activities                        (10,500)      (60,031)      (21,092)
                                                    --------      --------      --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Contributed capital                                   500        30,000        62,400
                                                    --------      --------      --------
       Net cash provided by
         financing activities                            500        30,000        62,400
                                                    --------      --------      --------

NET INCREASE (DECREASE) IN CASH                      (10,000)      (30,031)       41,308

CASH, beginning of period                             12,739        42,770         1,462
                                                    --------      --------      --------

CASH, end of period                                 $  2,739      $ 12,739      $ 42,770
                                                    ========      ========      ========

SUPPLEMENTAL INFORMATION:
Income taxes paid                                   $    800      $    800      $    800
                                                    ========      ========      ========


        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                          F-58

                                  REENERGY LLC

                          NOTES TO FINANCIAL STATEMENTS


1.       RESTATEMENT OF YEAR ENDED 2003
         ------------------------------

         Upon consideration by current management of the previous accounting treatment of certain expenditures in the years 2001, 2002 and 2003, in the amounts of $2,693, $30,333 and $48,803 respectively, it has been determined that such amounts, pursuant to SOP 98-5 ("Statement of Position 98-5 Reporting on the Costs of Start-Up Activities"), should be expensed rather than capitalized. These financial statements have been restated to account for that change.

2.       ORGANIZATION AND NATURE OF OPERATIONS:
         --------------------------------------

         ReEnergy LLC ("the Company"), a California limited liability corporation, was formed on October 4, 2001. ReEnergy LLC is a project development company formed to evaluate the feasibility of building an ethanol production facility in California.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
         -------------------------------------------

         ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         CASH EQUIVALENTS - For financial statement purposes, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. There were no cash equivalents as of December 31, 2004, 2003 and 2002.

         LIMITATION ON LIABILITY - Members are generally not liable for the debts, obligations or liabilities of the Company.

         INCOME TAXES - As a limited liability company, the Company is generally not subject to federal and state income taxes directly. Rather, each member is subject to federal and state income taxes based on its share of the Company's income or loss.

4.       RELATED PARTY TRANSACTIONS:
         ---------------------------

         The Company has entered into a lease agreement with a member along with an option on 89 acres of land that is owned personally by this member. The member has received a 33.33% interest in ReEnergy for this option and his expertise in the bio-product area. The property has been appraised and if the option is exercised the member will receive fair market value for his property based on the appraised value. As of May 2004, the member's interest was changed to 23.5%.

         On August 28, 2003, the Company entered into an agreement with Pacific Ethanol, Inc., a California corporation ("PEI California"), for an option to sell 89.3 acres in Visalia, California at a price of $12,000 per acre for the purpose of building an ethanol production facility.

         For the year ended December 31, 2003, the Company paid consulting fees of $27,000 to Celilo Group an entity owned in part by one of the Company's members. There were no payments made to Celilo Group during the year ended December 31, 2004 or 2002.

                                  REENERGY LLC

         In May 2004, Tom Koehler, as an individual, acquired a 29.5% Membership interest in the Company. Mr. Koehler also holds a membership interest through his ownership in Kinergy Resources, LLC.

5.       SUBSEQUENT EVENTS:
         ------------------

         SALE OF THE COMPANY - The Company and its members are parties to a Share Exchange Agreement with Pacific Ethanol, Inc, a Delaware corporation ("Pacific Ethanol Delaware"), PEI California, the shareholders of PEI California, Kinergy Marketing, LLC, an Oregon limited liability company ("Kinergy"), and the holders of the membership interests of Kinergy, pursuant to which the Company was acquired on March 23, 3005. All of the issued and outstanding shares of common stock of PEI California and all of the outstanding membership interests of each of the Company and Kinergy were acquired by Pacific Ethanol Delaware. Immediately prior to the consummation of the share exchange transaction, Pacific Ethanol Delaware's predecessor, Accessity Corp., a New York corporation ("Accessity"), reincorporated in the State of Delaware under the name Pacific Ethanol, Inc. through a merger of Accessity with and into its then-wholly-owned Delaware subsidiary named Pacific Ethanol, Inc., which was formed for the purpose of effecting the reincorporation. The Company is now a wholly-owned subsidiary of Pacific Ethanol Delaware.

                     INDEX TO PRO FORMA FINANCIAL STATEMENTS

Pro Forma Financial Information
-------------------------------

     On March 23, 2005, the Company completed a Share Exchange Transaction with Accessity and the holders of the membership interests of each of Kinergy and ReEnergy, pursuant to which Accessity acquired all of the issued and outstanding capital stock of the Company and all of the outstanding membership interests of Kinergy and ReEnergy. This transaction has been accounted for as a reverse acquisition whereby the Company is the accounting acquiror.

     The unaudited pro forma combined consolidated statements of operations do not reflect any potential cost savings that may be realized following the acquisition. The pro forma adjustments and assumptions are based on estimates, evaluations and other data currently available and, in the Company's opinion, provide a reasonable basis for the fair presentation of the estimated effects directly attributable to the acquisition and related transactions. The unaudited pro forma combined statements of operations are provided for illustrative purposes only and are not necessarily indicative of what the consolidated results of operations or financial position would actually have been had the acquisition occurred on January 1, 2004, nor do they represent a forecast of the consolidated results of operations or financial position for any future period or date. Pro forma condensed consolidated balance sheet data is not presented because the balance sheets of Kinergy Marketing, LLC and ReEnergy, LLC and related purchase accounting adjustments are consolidated and included in the financial statements included in our quarterly report on Form 10-QSB for the quarterly period ended September 30, 2005 filed with the Securities and Exchange Commission on November 14, 2005. Pro forma adjustments for Accessity Corp. are not included because they would have no material impact on the pro forma financial information presented.

     All information contained herein should be read in conjunction with Accessity's annual report on Form 10-KSB for the year ended December 31, 2004 and the financial statements and notes thereto, and the financial statements and notes thereto of PEI California, Kinergy and ReEnergy included herein and the notes to unaudited pro forma financial information included herein. The following pro forma financial information is included in this report:

                                                                            Page
                                                                            ----

   Unaudited Pro Forma Combined Consolidated Statements of
      Operations for the Nine Months Ended September 30, 2005...............F-62

   Notes to Unaudited Pro Forma Combined Consolidated Statements
      of Operations for the Nine Months Ended September 30, 2005............F-63

   Unaudited Pro Forma Combined Consolidated Statements of
      Operations for the Year Ended December 31, 2004.......................F-64

   Notes to Unaudited Pro Forma Combined Consolidated Statements
      of Operations for the Year Ended December 31, 2004....................F-65

                                 UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
                                            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

                                                                                         PACIFIC       PRO FORMA         PRO FORMA
                                                           REENERGY       KINERGY        ETHANOL      ADJUSTMENTS        COMBINED
                                                         ------------   ------------   ------------   ------------     ------------
                                                                                                        (NOTE 1)
Net sales                                                $         --   $ 23,605,252   $ 51,530,735   $         --     $ 75,135,987

Cost of goods sold                                                 --     23,207,602     49,695,870             --       72,903,472
                                                         ------------   ------------   ------------   ------------     ------------
Gross profit                                                       --        397,650      1,834,865             --        2,232,515
                                                         ------------   ------------   ------------   ------------     ------------
Selling, general and administrative expenses                      346         72,240      3,999,653        122,740 (b)
                                                                                                           128,332 (c)    4,323,311
Services rendered in connection with feasibility study             --             --        852,250             --          852,250
Non-cash compensation and consulting fees                                                 1,749,967        246,864 (d)    1,996,831
                                                         ------------   ------------   ------------   ------------     ------------

Operating income (loss)                                          (346)       325,410     (4,767,005)      (497,936)      (4,939,877)

Other income (expense):
Other income                                                       --             --         27,726             --           27,726
Other (expense)                                                    --             --           (459)            --             (459)
Interest income (expense)                                          --            616        (61,007)            --          (60,391)
                                                         ------------   ------------   ------------   ------------     ------------
            Total other income (expense)                           --            616        (33,740)            --          (33,124)
                                                         ------------   ------------   ------------   ------------     ------------
Net income (loss) before provision for income taxes              (346)       326,026     (4,800,745)      (497,936)      (4,973,001)

Provision for income taxes                                        800             --          5,600             --            6,400
                                                         ------------   ------------   ------------   ------------     ------------
Net income (loss)                                        $     (1,146)  $    326,026   $ (4,806,345)  $   (497,936)    $ (4,979,401)
                                                         ============   ============   ============   ============     ============

Loss per share
Basic and diluted                                                                      $      (0.20)                   $      (0.18)
Weighted average number of common shares, basic
  and diluted                                                                            23,841,380      4,180,376 (a)   28,021,756


                    SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
                                            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

                                                                F-62

                          NOTES TO UNAUDITED PRO FORMA
                 COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

1. (a) Reflects the weighted average of the 14,089,414 shares issued in connection with the March 2005 private placement and the Share Exchange Transaction as if they had been outstanding since January 1, 2005.

     (b) To reflect compensation arrangements for the new management upon the consummation of the Share Exchange Transaction.

     (c) To record the amortization of certain acquired intangible assets relating to distribution backlog and customer relationships over their estimated useful lives of six months and 10 years, respectively.

     (d) To record warrants of 930,000 and 230,000 shares granted to a consultant for public and investor relations during 2004, which vest ratably over one year and two years, respectively, and are directly associated with the Share Exchange Transaction, and the related amortization of non-cash charges for the year ended December 31, 2004.

                            UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
                                           FOR THE YEAR ENDED DECEMBER 31, 2004


                                                                           PACIFIC         PRO FORMA         PRO FORMA
                                      REENERGY          KINERGY            ETHANOL        ADJUSTMENTS         COMBINED
                                    ------------      ------------      ------------      ------------      ------------
                                                                                            (NOTE 1)

NET SALES                           $         --      $ 82,790,404      $     19,764      $         --      $ 82,810,168

COST OF GOODS SOLD                            --       (79,580,897)          (12,523)               --       (79,593,420)
                                    ------------      ------------      ------------      ------------      ------------
GROSS PROFIT                                  --         3,209,507             7,241                --         3,216,748
                                    ------------      ------------      ------------      ------------      ------------

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES                  9,854           275,588         1,070,010                --
                                                                                               635,000 (b)            --
                                                                                               696,000 (c)     2,686,452
SERVICES RENDERED IN CONNECTION
  WITH FEASIBILITY STUDY                      --                --                --           852,250 (f)       852,250
NON-CASH COMPENSATION AND
  CONSULTING FEES                             --                --         1,207,500         1,242,000 (d)            --
                                                                                               232,250 (e)     2,681,750
                                    ------------      ------------      ------------      ------------      ------------


OPERATING INCOME (LOSS)                   (9,854)        2,933,919        (2,270,269)       (3,657,500)       (3,003,704)

OTHER EXPENSE:
Other expense                                               (1,300)           (2,166)               --            (3,466)
Interest expense                              --            (3,537)         (528,532)               --          (532,069)
                                    ------------      ------------      ------------      ------------      ------------
    Total other expense                       --            (4,837)         (530,698)               --          (535,535)
                                    ------------      ------------      ------------      ------------      ------------
NET INCOME (LOSS) BEFORE
  PROVISION FOR INCOME TAXES              (9,854)        2,929,082        (2,800,967)       (3,657,500)       (3,539,239)

PROVISION FOR INCOME TAXES                  (800)                             (1,600)               --            (2,400)
                                    ------------      ------------      ------------      ------------      ------------
NET INCOME (LOSS)                   $    (10,654)     $  2,929,082      $ (2,802,567)     $ (3,657,500)     $ (3,541,639)
                                    ============      ============      ============      ============      ============

LOSS PER SHARE
Basic and diluted                                                       $      (0.23)                       $      (0.13)
Weighted average number of
  common shares, basic and
  diluted                                                                 12,396,895        14,089,414 (a)    26,486,309


              SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
                                           FOR THE YEAR ENDED DECEMBER 31, 2004


                                                           F-64

                          NOTES TO UNAUDITED PRO FORMA
                 COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004

1. (a) Reflects the weighted average of 14,089,414 shares to be issued in connection with the March 2005 private placement and the Share Exchange Transaction.

     (b) To reflect compensation arrangements for the new management upon the consummation of the Share Exchange Transaction.

     (c) To record the amortization of certain acquired intangible assets relating to distribution backlog and customer relationships over their estimated useful lives of six months and 10 years, respectively.

     (d) To record warrants of 930,000 and 230,000 shares granted to a consultant for public and investor relations during 2004, which vest ratably over one year and two years, respectively, and are directly associated with the Share Exchange Transaction, and the related amortization of non-cash charges for the year ended December 31, 2004.

     (e) To record employee non-cash compensation valued at $232,250 for options vested into a warrant upon consummation of the Share Exchange Transaction.

     (f) To record services rendered in connection with feasibility study expense related to the building of an ethanol plant in Visalia, California.

                            PACIFIC ETHANOL, INC.


                                 PROSPECTUS







                               DECEMBER 5, 2005


     WE HAVE NOT AUTHORIZED ANY DEALER, SALESMAN OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS. YOU MUST NOT RELY UPON ANY INFORMATION OR REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE, NOR DO THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS IS ACCURATE AS OF THE DATES ON THEIR COVERS. WHEN WE DELIVER THIS PROSPECTUS OR A SUPPLEMENT OR MAKE A SALE PURSUANT TO THIS PROSPECTUS OR A SUPPLEMENT, WE ARE NOT IMPLYING THAT THE INFORMATION IS CURRENT AS OF THE DATE OF THE DELIVERY OR SALE.